UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.     )

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

J. ALEXANDER’S CORPORATION

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
Common Stock, par value $0.05 per share, with associated Series A Junior Preferred Stock Purchase Rights

2)	Aggregate number of securities to which transaction applies:
6,035,788*

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$14.50

4)	Proposed maximum aggregate value of transaction:
$95,031,397

5)	Total fee paid:
$10,891**

*	Estimated solely for purposes of calculating amount of filing fee in accordance with Rule 0-11 under the Securities Exchange Act of 1934. The transaction valuation was calculated by adding the sum of (i) (A) 6,035,788 shares of common stock, par value $0.05 per share, of J. Alexander’s Corporation (“J. Alexander’s”) outstanding, multiplied by (B) the offer price of $14.50 per share, and (ii) (A) 926,322 shares of common stock, par value $0.05 per share, of J. Alexander’s issuable pursuant to outstanding options with an exercise price less than the offer price of $14.50 per share, multiplied by (B) the offer price of $14.50 per share minus the weighted average exercise price for such options of $6.39 per share.

**	The amount of filing fee is calculated in accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended, and Fee Rate Advisory No. 3 for fiscal year 2012 issued by the Securities and Exchange Commission. Such fee equals 0.011460% of the transaction value.

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
$10,865

2)	Form, Schedule or Registration Statement No.:
Schedule TO

3)	Filing Party:
Fidelity National Financial, Inc., Fidelity National Special Opportunities, Inc. and New Athena Merger Sub, Inc.

4)	Date Filed:
August 6, 2012

J. ALEXANDER’S CORPORATION

3401 West End Avenue

Suite 260

P.O. Box 24300

Nashville, Tennessee 37203

[—], 2012

To the Shareholders of J. Alexander’s Corporation:

As announced on August 2, 2012, J. Alexander’s Corporation (the “Company” or “J. Alexander’s”) entered into an Amended and Restated Agreement and Plan of Merger, dated July 30, 2012 (the “Restated Merger Agreement”), by and among the Company, Fidelity National Financial, Inc., a Delaware corporation (“Fidelity”), New Athena Merger Sub, Inc., a Tennessee corporation and an indirect, wholly owned subsidiary of Fidelity (“Merger Sub”), American Blue Ribbon Holdings, Inc., a Delaware corporation and an indirect, majority-owned subsidiary of Fidelity (“ABRH”), Athena Merger Sub, Inc., a Tennessee corporation and a direct, wholly owned subsidiary of ABRH, and Fidelity Newport Holdings, LLC, a Delaware limited liability company and an indirect, majority-owned restaurant operating subsidiary of Fidelity, as subsequently amended by the First Amendment to the Amended and Restated Agreement and Plan of Merger, dated September 5, 2012 (the “First Amendment”), by and among J. Alexander’s, Fidelity and Merger Sub, which provides for the acquisition of the Company by Fidelity in two steps. The first step was a cash tender offer by Merger Sub to acquire all of the outstanding shares of J. Alexander’s common stock, par value $0.05 per share (the “Shares”), at a price of $14.50 per Share, net to the seller in cash without interest thereon, subject to any applicable withholding and transfer taxes (the “Offer”). The Offer was completed on September 19, 2012. Pursuant to the Offer, Merger Sub purchased a total of 4,451,627 Shares (excluding 321,133 Shares subject to guarantees of delivery), which constitute approximately 73.75% of J. Alexander’s issued and outstanding Shares. Pursuant to a subsequent offering period commencing on September 20, 2012 and expiring at 5:00 p.m., New York City time, on Wednesday, September 26, 2012, Merger Sub acquired an additional [—] Shares, or approximately [—]% of the issued and outstanding Shares. Together with the Shares acquired during the Offer, Merger Sub owns a total of approximately [—]% of the issued and outstanding Shares. The merger of Merger Sub with and into the Company (the “Merger”), in which J. Alexander’s will be the surviving corporation, is the second and final step in the acquisition of J. Alexander’s by Fidelity and is intended to complete the acquisition of any Shares not acquired by Merger Sub pursuant to the Offer. As a result of the Merger, J. Alexander’s will become an indirect, wholly owned subsidiary of Fidelity. In the Merger, each outstanding Share (other than Shares held by J. Alexander’s or Merger Sub, which will be cancelled and retired and will cease to exist without any consideration being delivered in exchange for those Shares) will be converted into the right to receive $14.50 in cash, without interest thereon, subject to any applicable withholding and transfer taxes, all as more fully set forth and described in the accompanying Information Statement and the Restated Merger Agreement and the First Amendment, copies of which are attached as Annex 1 and Annex 2, respectively, to the Information Statement. All references to the “Merger Agreement” are intended to mean the Restated Merger Agreement, as amended by the First Amendment.

On [—], 2012, a special meeting of J. Alexander’s shareholders will be held for the purpose of approving the Merger Agreement and adopting an amended and restated charter of J. Alexander’s, as the surviving corporation in the Merger, in the form attached as Annex 3 to the Information Statement (the “Charter Amendment”).

The affirmative vote of a majority of the outstanding Shares at a meeting of J. Alexander’s shareholders at which a quorum is present will be necessary to approve the Merger Agreement and adopt the Charter Amendment. As a result of the consummation of the Offer, Fidelity beneficially owns and has the right to vote a sufficient number of outstanding shares of J. Alexander’s common stock such that approval of the Merger Agreement and adoption of the Charter Amendment at the special meeting is assured without the affirmative vote of any other shareholder.

You are welcome and invited to attend the special meeting; however, you are not being asked for a proxy and are requested not to send one. The accompanying Information Statement explains the material terms of the Merger Agreement and the Charter Amendment and the reasons for and effects of their approval and adoption, respectively. Please read the accompanying Information Statement carefully.

J. ALEXANDER’S CORPORATION

3401 West End Avenue

Suite 260

P.O. Box 24300

Nashville, Tennessee 37203

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [—], 2012

A special meeting (including any and all adjournments or postponements thereof, the “Special Meeting”) of shareholders of J. Alexander’s Corporation will be held at J. Alexander’s Restaurant, 2609 West End Avenue, Nashville, Tennessee 37203 at 9:00 a.m., Nashville Time, on [—], 2012, for the following purposes:

(1)	To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated July 30, 2012 (the “Restated Merger Agreement”), by and among J. Alexander’s Corporation, a Tennessee corporation (the “Company” or “J. Alexander’s”), Fidelity National Financial, Inc., a Delaware corporation (“Fidelity”), New Athena Merger Sub, Inc., a Tennessee corporation and an indirect, wholly owned subsidiary of Fidelity (“Merger Sub”), American Blue Ribbon Holdings, Inc., a Delaware corporation and an indirect, majority-owned subsidiary of Fidelity (“ABRH”), Athena Merger Sub, Inc., a Tennessee corporation and a direct, wholly owned subsidiary of ABRH, and Fidelity Newport Holdings, LLC, a Delaware limited liability company and an indirect, majority-owned restaurant operating subsidiary of Fidelity, as subsequently amended by the First Amendment to the Amended and Restated Agreement and Plan of Merger, dated September 5, 2012 (the “First Amendment”), by and among J. Alexander’s, Fidelity and Merger Sub. The Merger Agreement provides, among other things, for (i) the merger of Merger Sub with and into J. Alexander’s (the “Merger”), with J. Alexander’s continuing as the surviving corporation and an indirect, wholly owned subsidiary of Fidelity, and (ii) the conversion of all of the issued and outstanding shares of J. Alexander’s common stock, par value $0.05 per share (the “Shares”) (other than Shares held by J. Alexander’s or Merger Sub, which will be cancelled and retired and will cease to exist without any consideration being delivered in exchange for those Shares), into the right to receive $14.50 per Share in cash, without interest thereon, subject to any applicable withholding and transfer taxes as more fully described in the accompanying Information Statement and the Restated Merger Agreement and the First Amendment, copies of which are attached as Annex 1 and Annex 2, respectively, to the Information Statement.

(2)	To consider and vote upon a proposal to adopt an amended and restated charter of J. Alexander’s, as the surviving corporation in the Merger, in the form attached as Annex 3 to the Information Statement (the “Charter Amendment”).

(3)	To transact such other business as may properly be brought before the Special Meeting.

Only shareholders of record at the close of business on [—], 2012 will be entitled to receive notice of, and to vote, at the Special Meeting.

You are cordially invited to attend the Special Meeting; however, proxies are not being solicited for the Special Meeting.

You should not send any Share certificates at this time. After the Merger is completed, you will receive a letter of transmittal containing instructions on where to send your Share certificates in order to exchange them for the merger consideration.

We are not soliciting your proxy.

By Order of the Board of Directors

R. Gregory Lewis

Secretary

This notice is dated [—], 2012.

J. ALEXANDER’S CORPORATION

3401 West End Avenue

Suite 260

P.O. Box 24300

Nashville, Tennessee 37203

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to holders of common stock, par value $0.05 per share (the “common stock”), of J. Alexander’s Corporation, a Tennessee corporation (the “Company” or “J. Alexander’s”), in connection with (i) the proposed merger (the “Merger”) of New Athena Merger Sub, a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Fidelity National Financial, Inc., a Delaware corporation (“Fidelity”), with and into J. Alexander’s as contemplated by that certain Amended and Restated Agreement and Plan of Merger, dated July 30, 2012 (the “Restated Merger Agreement”), by and among J. Alexander’s, Fidelity, Merger Sub, American Blue Ribbon Holdings, Inc., a Delaware corporation and an indirect, majority-owned subsidiary of Fidelity (“ABRH”), Athena Merger Sub, Inc., a Tennessee corporation and a direct, wholly owned subsidiary of ABRH, and Fidelity Newport Holdings, LLC, a Delaware limited liability company and an indirect, majority-owned restaurant operating subsidiary of Fidelity (the “Operating Company”), as subsequently amended by the First Amendment to the Amended and Restated Agreement and Plan of Merger, dated September 5, 2012 (the “First Amendment”), by and among J. Alexander’s, Fidelity and Merger Sub, and (ii) the adoption of an amended and restated of charter of J. Alexander’s, as the surviving corporation in the Merger, in the form attached as Annex 3 to this Information Statement (the “Charter Amendment”). The Merger, in which J. Alexander’s will continue as the surviving corporation and an indirect, wholly owned subsidiary of Fidelity, and the Charter Amendment are, together, the second and final step in the acquisition of the Company by Fidelity. The first step was a cash tender offer by Merger Sub to acquire all the outstanding shares of J. Alexander’s common stock (collectively, the “Shares”) at $14.50 per Share (the “Offer Price”), net to the seller in cash without interest thereon (the “Offer”), subject to any applicable withholding and transfer taxes. J. Alexander’s filed a Solicitation/Recommendation Statement on Schedule 14D-9 on August 6, 2012 (including amendments and supplements thereto, the “Schedule 14D-9”), following the commencement of the Offer, which was disseminated to shareholders.

The Offer was completed on September 19, 2012, and Merger Sub purchased a total of 4,451,627 Shares pursuant to the Offer (excluding 321,133 Shares subject to guarantees of delivery), which constitute approximately 73.75% of the issued and outstanding shares of J. Alexander’s common stock. Pursuant to a subsequent offering period commencing on September 20, 2012 and expiring at 5:00 p.m., New York City time, on Wednesday, September 26, 2012, Merger Sub acquired an additional [—] Shares, or approximately [—]% of the issued and outstanding Shares. Together with the Shares acquired during the Offer, Merger Sub owns a total of approximately [—]% of the issued and outstanding Shares. As a result of the Merger, J. Alexander’s will become an indirect, wholly owned subsidiary of Fidelity. In the Merger, each outstanding Share (other than Shares held by J. Alexander’s or Merger Sub, which will be cancelled and retired and will cease to exist without any consideration being delivered in exchange for those Shares) will be converted into the right to receive $14.50 in cash, without interest thereon, subject to any applicable withholding and transfer taxes. Shareholders are responsible for transfer and similar taxes, if any, which may be withheld from the Merger Consideration. The Restated Merger Agreement amends and restates in its entirety that certain Agreement and Plan of Merger, dated June 22, 2012, by and among J. Alexander’s, Fidelity, ABRH, Athena Merger Sub, Inc., a Tennessee corporation and a direct, wholly owned subsidiary of ABRH , and the Operating Company (the “Prior Merger Agreement”). A copy of the Restated Merger Agreement and the First Amendment are attached to this Information Statement as Annex 1 and Annex 2, respectively. For purposes of this Information Statement, references to the “Merger Agreement” are intended to mean the Restated Merger Agreement, as amended by the First Amendment. A copy of the Charter Amendment is attached to this Information Statement as Annex 3.

A special meeting of the Company’s shareholders will be held on [—], 2012, at 9:00 a.m., Nashville Time, at J. Alexander’s Restaurant, 2609 West End Avenue, Nashville, Tennessee 37203. The Company’s principal executive offices are located at 3401 West End Avenue, Suite 260, Nashville, Tennessee 37203. The special meeting of shareholders (including any and all adjournments or postponements thereof) is referred to in this Information Statement as the “Special Meeting.” You are welcome to attend the Special Meeting; however, the Company is not soliciting proxies for the Special Meeting.

Only holders of record of the Shares at the close of business on [—], 2012 (the “Record Date”) are entitled to receive notice of, and to vote at, the Special Meeting. On the Record Date, there were [—] shares of J. Alexander’s common stock outstanding. The presence of at least a majority of the issued and outstanding Shares will be necessary to constitute a quorum. The affirmative vote of a majority of the outstanding Shares at a meeting of J. Alexander’s shareholders at which a quorum is present will be necessary to approve the Merger Agreement and adopt the Charter Amendment. Each Share is entitled to one vote. As a result of the consummation of the Offer and the subsequent offering period, Fidelity beneficially owns a total of approximately [—] shares of J. Alexander’s common stock, representing approximately [—]% of all issued and outstanding shares of J. Alexander’s common stock. Fidelity intends to attend the Special Meeting and vote or cause to be voted all such shares in favor of approving the Merger Agreement and adopting the Charter Amendment, and such vote is sufficient to assure approval of the Merger Agreement and adoption of the Charter Amendment at the Special Meeting. As a result, the affirmative vote of other J. Alexander’s shareholders is not required to approve the Merger Agreement or adopt the Charter Amendment. Accordingly, a quorum and the approval of the Merger Agreement and adoption of the Charter Amendment at the Special Meeting is assured without the attendance or affirmative vote of any other shareholder. The completion of the Merger is also subject to the satisfaction or waiver of other conditions. More information about the Merger is contained in this Information Statement.

This Information Statement is first being mailed on or about [—], 2012 to the holders of record of the Shares at the close of business on [—], 2012.

We are not asking you for a proxy and you are requested not to send the Company a proxy. Please do not send in any Share certificates at this time.

This Information Statement is dated [—], 2012.

i

ANNEXES:

Annex 1	Amended and Restated Agreement and Plan of Merger

Annex 2	First Amendment to Amended and Restated Agreement and Plan of Merger

Annex 3	Form of Amended and Restated Charter of J. Alexander’s Corporation

Annex 4	Opinion of Cary Street Partners LLC

ii

SUMMARY TERM SHEET

The following is a brief summary of certain information contained elsewhere in this Information Statement, including the Annexes to this Information Statement, or in the documents incorporated by reference herein. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Information Statement, in the Annexes to this Information Statement and the documents incorporated by reference herein. Capitalized terms used in this summary and not defined herein have the meanings ascribed to them elsewhere in this Information Statement. You are urged to read this Information Statement and the Annexes to this Information Statement in their entirety.

The Companies

The Company. J. Alexander’s is a Tennessee corporation with its principal executive offices located at 3401 West End Avenue, Suite 260, Nashville, Tennessee 37203. The Company’s telephone number is (615) 269-1900. J. Alexander’s operates 33 J. Alexander’s restaurants in 13 states: Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. The Company is an upscale, contemporary American restaurant known for its wood-fired cuisine. The Company’s menu features a wide selection of American classics, including steaks, prime rib of beef and fresh seafood, as well as a large assortment of interesting salads, sandwiches and desserts. J. Alexander’s also has a full-service bar that features an outstanding selection of wines by the glass and bottle. For more information about the Company, visit www.jalexanders.com and see “Certain Information Concerning the Parties to the Merger Agreement” and “Available Information” elsewhere in this Information Statement.

Fidelity. Fidelity is a Delaware corporation with its principal executive offices located at 601 Riverside Avenue, Jacksonville, Florida 32204. Fidelity’s telephone number is (904) 854-8100. Fidelity is a leading provider of title insurance, mortgage services and restaurant and other diversified services. Fidelity is the nation’s largest title insurance company through its title insurance underwriters — Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title — that collectively issue more title insurance policies than any other title company in the United States. Fidelity also owns a 55% stake in American Blue Ribbon Holdings, an owner and operator of the O’Charley’s, Ninety Nine Restaurant, Max & Erma’s, Village Inn, Bakers Square and Stoney River Legendary Steaks concepts. In addition, Fidelity owns a majority stake in Remy International, Inc., a leading designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks and other vehicles. Fidelity also owns a minority interest in Ceridian Corporation, a leading provider of global human capital management and payment solutions. More information about Fidelity can be found at www.fnf.com.

Merger Sub. Merger Sub is a Delaware corporation and to date has engaged in no activities other than those incident to its formation, the Offer and the Merger. Merger Sub is an indirect, wholly owned subsidiary of Fidelity. The principal executive offices of Merger Sub are located at 601 Riverside Avenue, Jacksonville, Florida 32204. Merger Sub’s telephone number is (904) 854-8100.

General

•

This Information Statement is being delivered in connection with (i) the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and an indirect, wholly owned subsidiary of Fidelity (the “Surviving Corporation”) and (ii) the amendment and restatment of the Charter of J. Alexander’s, as the surviving corporation in the Merger, in the form attached as Annex 3 to this Information Statement (the “Charter Amendment”). In the Merger, each outstanding Share (other than Shares held by the Company or Merger Sub, which Shares will be cancelled and retired and will cease to exist without any consideration being delivered in exchange for those Shares) will be converted into the right to receive $14.50 per Share in cash, without interest thereon (the “Merger Consideration”), subject to any applicable withholding and transfer taxes. A copy of the Restated Merger Agreement and the First

Amendment are attached to this Information Statement as Annex 1 and Annex 2, respectively. A copy of the Charter Amendment is attached to this Information Statement as Annex 3.

•

Pursuant to the Merger Agreement, Merger Sub commenced the Offer on August 6, 2012 for all the outstanding Shares at a price of $13.00 per Share, net to the seller in cash without interest thereon, subject to any applicable withholding and transfer taxes. Under the terms of the Restated Merger Agreement, the Offer was set to expire at 5:00 p.m., New York City time, on Wednesday, September 5, 2012. On September 5, 2012, the parties to the Merger Agreement executed the First Amendment, whereby the Offer Price was increased from $13.00 per Share to $14.50 per Share. Additionally, pursuant to the terms of the First Amendment, Fidelity agreed to extend the Offer for at least 10 business days from the date of filing by Fidelity and Merger Sub of an amendment to their Schedule TO giving effect to the First Amendment. The Offer expired at 5:00 p.m., New York City time, on Wednesday, September 19, 2012. Pursuant to the Offer, Merger Sub purchased 4,451,627 Shares (excluding 321,133 Shares subject to guarantees of delivery), which represented approximately 73.75% of J. Alexander’s issued and outstanding Shares. Pursuant to a subsequent offering period commencing on September 20, 2012 and expiring at 5:00 p.m., New York City time, on Wednesday, September 26, 2012, Merger Sub acquired an additional [—] Shares, or approximately [—]% of the issued and outstanding Shares. Together with the Shares acquired during the Offer, Merger Sub owns a total of approximately [—]% of the issued and outstanding Shares.

The Merger

•

Background to the Offer and the Merger. For a description of events leading to the approval of the Merger Agreement by the Board of Directors (the “Board”), see “The Merger — Background of the Offer and the Merger” below.

•

Approval by the Board. On July 30, 2012, the Board unanimously approved the Merger Agreement, the Offer and the Merger and determined that the terms of the Offer and the Merger are in the best interests of J. Alexander’s and its shareholders. On September 5, 2012, the Board unanimously approved the First Amendment and determined that the terms of the Offer and the Merger, as amended by the First Amendment, are in the best interests of J. Alexander’s and its shareholders. See “The Merger — Recommendation of the Board” below for more information about the Board’s recommendation.

•

Recommendation of the Board. The Board unanimously recommended that J. Alexander’s shareholders accept the Offer and tender their Shares pursuant thereto. The Board unanimously recommends that you approve the Merger Agreement and the Merger and adopt the Charter Amendment. See “The Merger — Recommendation of the Board” below for more information about the Board’s recommendation.

•

Interests of Certain Persons in the Merger. J. Alexander’s executive officers and the members of the Board may be deemed to have interests in the transactions contemplated by the Merger Agreement that may be different from or in addition to those of J. Alexander’s shareholders generally. These interests may create potential conflicts of interest. The Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement. In addition, certain agreements, arrangements or understandings between J. Alexander’s and certain of its executive officers and members of the Board are described further in “The Merger — Interests of Certain Persons in the Merger” below.

•

Opinion of Cary Street Partners. Cary Street Partners LLC (“Cary Street Partners”) acted as financial advisor to the Company in connection with the Offer and the Merger. Cary Street Partners rendered its written opinion, dated September 5, 2012, to the Board to the effect that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth therein, the $14.50 per Share in cash to be paid to the holders of Shares (other than to Fidelity and its affiliates) pursuant to the Merger Agreement was fair from a financial point of view to such holders. The full text of the opinion of Cary Street Partners is set forth in Annex 4 to this Information Statement and is incorporated herein by reference. You are urged to read the Cary Street Partners opinion carefully and in its entirety. See “The Merger — Opinion of J. Alexander’s Financial Advisor” below for more information about Cary Street Partners’ fairness opinion.

2

•

Purpose of the Merger. The purpose of the Merger is to enable Fidelity, through Merger Sub, to acquire the remaining equity interest in J. Alexander’s not currently owned by Fidelity, Merger Sub or Fidelity’s affiliates. The first step in the acquisition of J. Alexander’s was the Offer by Merger Sub to acquire all of the outstanding Shares. The Merger is intended to complete the acquisition of any Shares not acquired by Merger Sub in the Offer. See “The Merger — Purpose of the Merger” below for more information about the purpose of the Merger.

•

Conditions to the Merger. The respective obligations of Fidelity, Merger Sub and J. Alexander’s to consummate the Merger and the transactions contemplated thereby are subject to J. Alexander’s shareholders duly approving the Merger Agreement and the absence of a legal restraint on the Merger. See “The Merger Agreement” below for more information about the Merger Agreement and the conditions to the Merger.

•

Certain United States Federal Income Tax Consequences. The exchange of Shares for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. We urge you to consult your own tax advisor as to the particular tax consequences of the Merger to you. See “The Merger — Certain United States Federal Income Tax Consequences of the Merger” below for more information regarding certain United States federal income tax consequences of the Merger.

Source and Amount of Funds

Fidelity estimates that the total amount of funds required to purchase all outstanding Shares pursuant to the Offer and to make payments in respect of outstanding in-the-money options will be approximately $95 million. Fidelity will ensure that Merger Sub has sufficient funds to acquire all of the outstanding Shares pursuant to the Offer and to fulfill its obligations under the Merger Agreement. Fidelity will provide Merger Sub with the necessary funds from its and its subsidiaries’ available cash and cash equivalents and, if necessary, through borrowings under its unsecured revolving bank credit facility under the Second Amended and Restated Credit Agreement, dated as of April 16, 2012, among Fidelity, Bank of America, N.A., as Administrative Agent, and the other financial institutions party thereto (the “Revolving Credit Facility”). See “Source and Amount of Funds” below.

Procedure for Receipt of Merger Consideration

Following the consummation of the Merger, a Letter of Transmittal (as defined below) and the Instructions (as defined below) for use in effecting the surrender of the Shares in exchange for payment of the Merger Consideration will be sent under separate cover to all holders of the Shares outstanding immediately prior to the Merger. The Letter of Transmittal must be completed as directed and returned with certificates representing Shares or with any other documentation required by the procedures for book-entry transfer set forth below under “Procedure for Receipt of the Merger Consideration.” Checks for the Merger Consideration (subject to any applicable withholding and transfer taxes) will be sent to J. Alexander’s shareholders as soon as practicable after receipt of the Letter of Transmittal and the certificates or such other required documentation. See “Procedure for Receipt of the Merger Consideration” below for more information regarding receipt of Merger Consideration.

Dissenters’ Rights

No dissenters’ rights are available under Section 48-23-102 of the Tennessee Business Corporation Act (the “TBCA”) in connection with the Merger, unless the Shares are no longer listed on NASDAQ Global Market (“NASDAQ”) on the date of the consummation of the Merger. It is intended that the Shares will not be delisted from NASDAQ until after the consummation of the Merger. See “Dissenters’ Rights” below for more information.

3

Price Range of Shares; Dividends

The Shares are listed on the NASDAQ under the symbol “JAX.” The following table sets forth, for the calendar periods indicated, the range of high and low sales prices for J. Alexander’s common stock on NASDAQ.

	High		Low
Fiscal Year ended January 3, 2010:
First Quarter	$3.26		$2.02
Second Quarter	5.99		2.505
Third Quarter	4.982		3.68
Fourth Quarter	4.90		3.47
Fiscal Year ended January 2, 2011:
First Quarter	$4.92		$3.30
Second Quarter	5.56		4.06
Third Quarter	5.09		3.73
Fourth Quarter	5.55		4.10
Fiscal Year ended January 1, 2012:
First Quarter	$6.82		$5.02
Second Quarter	7.00		5.45
Third Quarter	7.30		5.00
Fourth Quarter	7.05		5.36
Fiscal Year ending December 30, 2012:
First Quarter	$9.9601		$6.20
Second Quarter	11.76		8.11
Third Quarter (through [—], 2012)	[14.89	]	[11.2318	]

On June 22, 2012, the last full day of trading before the public announcement of the terms of the Prior Merger Agreement, the reported closing sales price of the Shares on NASDAQ was $9.90 per Share. On August 3, 2012, the last full day of trading before the commencement of the Offer, the reported closing sales price of the Shares on NASDAQ was $12.99 per Share. The Offer Price, in cash, without interest represents a premium of 63.2% over J. Alexander’s average price per share for the 30 trading days immediately preceding the date of the Prior Merger Agreement and a premium of 51.2% over the closing price on the last full day of trading before the date of the Prior Merger Agreement. J. Alexander’s has not paid a dividend on its common stock since January of 2008. Payment of dividends is currently prohibited by the terms of J. Alexander’s bank loan agreement.

Amended and Restated Charter

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the charter of J. Alexander’s, as the Surviving Corporation, shall be amended and restated to reflect the terms of the charter of Merger Sub, as in effect immediately prior to the Effective Time. See “The Charter Amendment” for reasons for and the general effect of the amendment to the J. Alexander’s charter.

Available Information

The Shares are registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Company is subject to the reporting requirements of that Act. In accordance with the Exchange Act, the Company is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) relating to the Company’s business, financial condition and other matters. See “Available Information” below for additional information regarding the Company’s reporting obligations.

4

GENERAL

This Information Statement is being delivered to J. Alexander’s shareholders in connection with the Merger and the Charter Amendment. As a result of the Merger, J. Alexander’s will become a wholly owned subsidiary of Fidelity, and each outstanding Share (other than Shares held by J. Alexander’s or Merger Sub, which will be cancelled and retired and will cease to exist without any consideration being delivered in exchange for those Shares) will be converted into the right to receive, subject to any applicable withholding and transfer taxes, the Merger Consideration. Shareholders are responsible for any transfer and similar taxes imposed in connection with the Merger and the transactions contemplated by this Information Statement. Any such taxes may be deducted from the Merger Consideration, unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted with the Letter of Transmittal (as defined below). A copy of the Restated Merger Agreement and the First Amendment are attached to this Information Statement as Annex 1 and Annex 2, respectively.

The Merger and the Charter Amendment are, together, the second and final step in the acquisition of the Company by Fidelity. The first step was a cash tender offer by Merger Sub to acquire all of the outstanding Shares at $14.50 per Share, net to the seller in cash without interest thereon, subject to any applicable withholding and transfer taxes. A total of 4,451,627 Shares were tendered pursuant to the Offer (excluding 321,133 Shares subject to guarantees of delivery). This amount represents approximately 73.75% of all issued and outstanding Shares. Pursuant to a subsequent offering period commencing on September 20, 2012 and expiring at 5:00 p.m., New York City time, on Wednesday, September 26, 2012, Merger Sub acquired an additional [—] Shares, or approximately [—]% of the issued and outstanding Shares. Together with the Shares acquired during the Offer, Merger Sub owns a total of approximately [—]% of the issued and outstanding Shares. The Merger is intended to complete the acquisition of any Shares not acquired by Merger Sub pursuant to the Offer.

THE SPECIAL MEETING

The Special Meeting will be held on [—], 2012, at 9:00 a.m., Nashville Time, at J. Alexander’s Restaurant, 2609 West End Avenue, Nashville, Tennessee 37203, for the purpose of approving the Merger Agreement and adopting the Charter Amendment. As of the date of this Information Statement, the Board does not know of any other business to be brought before the Special Meeting.

Only holders of record of Shares outstanding at the close of business on [—], 2012 (the “Record Date”) are entitled to receive notice of, and to vote at, the Special Meeting. On the Record Date, there were approximately [—] holders of record, with [—] Shares issued and outstanding.

The presence in person or by proxy of the holders of at least a majority of the issued and outstanding shares of J. Alexander’s common stock will be necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes, if any, will be considered present for the purpose of establishing a quorum. Assuming a quorum is present, the affirmative vote of a majority of the outstanding Shares will be necessary to approve the Merger Agreement and adopt the Charter Amendment. In determining whether the Merger Agreement and the Charter Amendment have received the requisite number of affirmative votes under Tennessee law and the Company’s charter, as amended to date, abstentions and broker non-votes, if any, will have the same effect as votes cast against approval of the Merger Agreement and adoption of the Charter Amendment.

Each Share is entitled to one vote. As a result of the consummation of the Offer and the subsequent offering period, Fidelity beneficially owns approximately [—]% of the aggregate voting power of the issued and outstanding Shares, and intends to attend the Special Meeting and vote all such Shares in favor of the proposal to approve the Merger Agreement and adopt the Charter Amendment. Accordingly, a quorum and the approval of

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the Merger Agreement and adoption the Charter Amendment at the Special Meeting is assured without the attendance or affirmative vote of any other shareholder.

You are not entitled to exercise dissenters’ rights under Tennessee law as a result of the Merger unless the Shares are no longer listed on NASDAQ prior to the consummation of the Merger. See “Dissenters’ Rights” below.

Representatives of KPMG LLP, the Company’s independent auditors, are not expected to be present, make a statement or be available to respond to appropriate questions at the Special Meeting.

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PROCEDURE FOR RECEIPT OF THE MERGER CONSIDERATION

Surrender and Payment for Shares

Fidelity has advised the Company that it will appoint Computershare Trust Company, N.A. to act as exchange agent (the “Exchange Agent”) under the Merger Agreement. At or prior to the effective time of the Merger (the “Effective Time”), Fidelity will make available or cause to be made available to the Exchange Agent the funds necessary for the Exchange Agent to make the payments due to the holders of outstanding Shares immediately prior to the Effective Time.

Promptly after the Effective Time, the Exchange Agent will mail to each person who was, immediately prior to the Effective Time, a holder of record of issued and outstanding Shares a letter of transmittal (the “Letter of Transmittal”) and instructions (the “Instructions”) for use in effecting the surrender of Shares in exchange for payment of the Merger Consideration. For a shareholder to validly surrender Shares pursuant to the Merger, a properly completed and duly executed Letter of Transmittal and any other required documents must be received by the Exchange Agent at one of its addresses set forth on the Letter of Transmittal. Until surrendered, such Shares will represent only the right to receive upon such surrender or receipt the Merger Consideration. Upon the surrender of each such Share and subject to applicable transfer and withholding taxes, the Exchange Agent will (subject to applicable abandoned property, escheat and similar laws) pay to the holder the Merger Consideration. To the extent that amounts are deducted and withheld for any withholding and transfer taxes or under applicable escheat or similar laws, such amounts will be treated for all purposes as having been paid to the shareholder in respect of whom such deduction and withholding was made by the Exchange Agent. No interest will be paid or will accrue on the amount payable upon the surrender of any Shares. Shareholders are responsible for any transfer and similar taxes imposed in connection with the Merger and the transactions contemplated by this Information Statement. Any such taxes may be deducted from the Merger Consideration, unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted with the Letter of Transmittal. None of the Exchange Agent, the Surviving Corporation or Fidelity will be liable to any holder of Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

Pursuant to the Merger Agreement any portion of the funds made available to the Exchange Agent for the payment of the Merger Consideration that remains unclaimed by the holders of Shares at any time more than 12 months after the Effective Time will be delivered to the Surviving Corporation (or its designee), and thereafter such former J. Alexander’s shareholders may surrender such Shares to the Surviving Corporation (or such designee) and (subject to the terms of the Merger Agreement, abandoned property, escheat and other similar laws) receive the Merger Consideration, subject to any applicable withholding and transfer taxes.

At and after the Effective Time, there will be no registration of transfers of Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. Subject to any applicable abandoned property, escheat or similar laws, if, after the Effective Time, Shares are presented to the Surviving Corporation (or such designee) for transfer, they will be canceled and exchanged as described in the preceding paragraphs.

Information Reporting and Backup Withholding

Payments made to shareholders in connection with the Merger and the transactions contemplated by this Information Statement will be subject to information reporting and may be subject to backup withholding. To avoid backup withholding, a U.S. shareholder that does not otherwise establish an exemption should complete and return the Form W-9 included in the Letter of Transmittal, certifying that such shareholder is a United States person, the taxpayer identification number provided is correct, and such shareholder is not subject to backup withholding. Non-U.S. shareholders should submit an appropriate and properly completed Internal Revenue Service (“IRS”) Form W-8 in order to avoid backup withholding. Such shareholders should consult a tax advisor to determine which Form W-8 is appropriate.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a shareholder’s United States federal income tax liability, provided the required information is timely furnished in the appropriate manner to the IRS.

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DISSENTERS’ RIGHTS

Shareholders are not entitled to dissent from and seek an appraisal for their Shares under Section 48-23-102 of the TBCA in connection with the Merger, unless the Shares are no longer listed on NASDAQ as of the date of the consummation of the Merger. If following the consummation of the Offer, J. Alexander’s cannot satisfy the requirements for continued listing on NASDAQ and the Shares are delisted from NASDAQ prior to the date of the consummation of the Merger, then holders of the Shares not tendered in the Offer will be entitled to dissenters’ rights in connection with the Merger. In that case, those holders will receive additional information concerning dissenters’ rights and the procedures to be followed in connection therewith before they have to take any action relating thereto.

THE MERGER

Background of the Offer and the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. In this process, the Company held many conversations, both by telephone and in-person, about possible strategic alternatives. The chronology below covers only the key events leading up to the Merger Agreement and does not purport to catalogue every conversation among the Board or the representatives of the Company and other parties.

From time to time, the Board and the Company’s senior management have evaluated potential strategic alternatives relating to the Company’s business, including prospects for alternative financing structures, potential additional restaurant concepts or other uses of capital, all with a view toward enhancing shareholder value. In connection with its periodic evaluations of such strategic alternatives, the Board receives financial updates from the Company’s senior management and discusses the strategic direction of the Company. The Board’s consideration and ultimate recommendation of the Offer is the result of an evaluation of strategic alternatives that began in the fall of 2011. Throughout the events described below, the Board was kept regularly informed of developments.

In September 2011, senior management of the Company noted factors affecting the Company, including high costs associated with public company compliance given the Company’s size, and uncertainty as to whether the market appropriately valued the Company’s long-term strategy, which focused on a more deliberate pace of growth than other restaurant concepts. Lonnie J. Stout II, the Chief Executive Officer of J. Alexander’s, consulted Bass, Berry & Sims PLC (“Bass, Berry”), J. Alexander’s legal counsel, and independent members of the Board and determined, based on these conversations, that it would be advisable to consult a financial advisor concerning the Company’s strategic position.

Mr. Stout contacted Mr. Kip Caffey of Cary Street Partners, a financial advisory firm that had performed advisory services for the Company previously and was familiar with the Company’s business. Cary Street Partners had been most recently engaged by the Company in 2009 in connection with a stock repurchase transaction by the Company during that year. Mr. Caffey discussed with Mr. Stout conditions in the mergers and acquisitions market and other recent restaurant sale transactions. Mr. Caffey suggested that the Company have preliminary discussions with Party A, a private equity firm that was known to have previously invested in restaurant companies, to gauge that firm’s interest in a potential strategic transaction or to seek its views as to market conditions for a potential strategic transaction involving the Company. After consulting with the independent members of the Board, Mr. Stout requested that Cary Street Partners contact Party A to arrange a meeting.

In addition, Mr. Stout proposed to contact a second private equity firm that was then an investor in the Company, Party B, to discuss any potential interest that such firm may have in a possible strategic transaction.

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On October 4, 2011, Mr. Stout met on a confidential basis with a representative of Party A, the private equity firm contacted by Mr. Caffey. The representative shared his personal views concerning the potentially favorable opportunities to sell a restaurant company in the current private equity environment.

Mr. Stout also met on a confidential basis with a representative of the second private equity firm, Party B. The representative of Party B indicated that his firm may be interested in pursuing discussions about its interest in a potential strategic transaction with the Company.

Based on his impressions of these contacts, Mr. Stout again consulted Bass, Berry and Cary Street Partners, including Mr. Caffey and Mr. Charles Hurt, a senior investment banker at Cary Street Partners with a focus on restaurant industry transactions. Based on the advice of these advisors, Mr. Stout concluded that it would be prudent for the Company to pursue additional confidential contacts with selected parties that might be interested in a strategic transaction with the Company, in order to ascertain whether a transaction might be available that would maximize the value of the Company to its shareholders. Mr. Stout informed the Board at its regular meeting on October 24, 2011, of his contacts and his recommendation that the Company continue working with Cary Street Partners.

On November 4, 2011, representatives of Cary Street Partners reviewed information concerning the Company on a confidential basis with Party A. Based on these conversations, Cary Street Partners communicated to senior management of the Company its view that financial buyers may potentially have an interest in a strategic transaction involving the Company. The representative of Party A later stated that his firm was not interested in engaging in discussions concerning the acquisition of the Company.

On November 18, 2011, senior management of the Company met with Cary Street Partners to discuss a strategy to pursue a transaction that would maximize the value of the Company to its shareholders.

In late November and early December 2011, at the request of senior management of the Company in consultation with the independent members of the Board, Cary Street Partners contacted on a confidential basis selected private equity firms that were targeted for their experience in investing in middle market restaurant companies. At this time in the process, the Company considered the contacts to be exploratory in nature, and the Company did not deem it advisable to contact any strategic buyers, as these were competitors of the Company. A total of six additional private equity firms were contacted to ascertain if they would be interested in an introductory meeting with the Company or receiving confidential information concerning the Company and its business.

On December 6 and 7, 2011, representatives of the Company and Cary Street Partners met separately with four private equity firms on a confidential basis to introduce representatives of those firms to senior management of the Company and discuss the Company and its business.

During December 2011, after these meetings, the Company began responding to due diligence requests from four interested private equity firms that signed confidentiality agreements with the Company.

On December 27, 2011, Mr. Stout met with representatives of Cary Street Partners and Bass, Berry to discuss engaging Cary Street Partners on a formal basis to contact additional potential financial and strategic buyers and to discuss the Company’s response to potential interest from multiple parties and provision of due diligence information to potential interested parties. The Company and Cary Street Partners began preparing additional materials to be shared with potential buyers.

In January 2012, the Company continued to provide information to multiple interested private equity firms. Senior management of the Company and Cary Street Partners also discussed additional parties that might be contacted concerning interest in a possible transaction. The Company sought to balance its desire to contact potential buyers, with its desire for strict confidentiality and a carefully controlled process. The concerns over

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confidentiality arose from competitive concerns and concerns over employee retention, and from a strategic perspective, from a concern that conducting a widespread process might result in a leak of information. Given the level of interest initially expressed by multiple parties and the concerns about confidentiality and a carefully controlled process, the Company’s senior management concluded that it would recommend to the Board a confidential sale process which would involve contacting targeted private equity firms and strategic bidders deemed the most likely to be interested in, and capable of financing and closing, a transaction.

On January 24, 2012, the Board held a meeting to discuss a strategy to pursue available strategic alternatives, including the sale of the Company. The Board also considered the qualifications and experience of Cary Street Partners in the restaurant industry, and engaged Cary Street Partners on a formal basis pursuant to a signed engagement letter as the Company’s exclusive financial adviser.

After this January 2012 Board meeting, commencing in late January and continuing through February, Cary Street Partners contacted additional financial parties and certain strategic parties to explore their interest in pursuing a transaction with the Company.

In late January and February 2012, Cary Street Partners also continued to work closely with management of the Company to respond to the due diligence requests of potential buyers, including holding in-person meetings with management and selected potential interested parties, Party B and an additional private equity firm, Party C.

On February 21, 2012, representatives of Cary Street Partners, at the request of senior management of the Company, contacted representatives of Fidelity to explore Fidelity’s interest in pursuing a transaction with the Company.

In March 2012, the Company set up an online data site to facilitate due diligence review by multiple parties.

In March 2012, the Company was contacted by Party D, a restaurant portfolio company of a private equity firm. A representative of the Company referred Party D to Cary Street Partners for further discussion and due diligence.

On March 7, 2012, the Company received an unsolicited letter from a private equity firm, Party E, expressing interest in a potential transaction and indicating a range of values for the Company that implied a price of $7.26 to $7.57 per share.

On March 9, 2012, the Company received a nonbinding indication of interest from Party C to acquire the Company at a price of $9.10 per share in cash.

On March 12, 2012, the Company received a nonbinding indication of interest from Party B to acquire the Company at a price of $7.50 per share in cash.

On March 14, 2012, the Board held a meeting, which included representatives of Cary Street Partners and Bass, Berry. The Board discussed the indications of interest received to date and determined that Cary Street Partners should contact the parties that had submitted indications of interest to indicate that the Board deemed the offers inadequate based on the Board’s assessment of the value of the Company’s Common Stock. Thereafter, Cary Street Partners contacted both such parties, as well as the unsolicited party to communicate that the Board believed that the respective offers did not represent an acceptable valuation for the Company. Cary Street Partners asked each party to improve its proposal.

On March 15, 2012, Mr. Hurt spoke with Mr. Brent Bickett, Executive Vice President of Corporate Finance for Fidelity, concerning Fidelity’s interest in entering into a confidentiality agreement with the Company. Fidelity was contacted as a prospective strategic acquirer based on its known interest in acquiring full service restaurant concepts and its sufficient financial resources to consummate a potential transaction, in each instance,

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as demonstrated at that time by its agreement to acquire O’Charley’s Inc. O’Charley’s Inc. was also identified (prior to its agreement to be acquired by Fidelity) as a prospective strategic acquirer based on, among other things, the potential for strategic synergies from a combination with a full service restaurant operating company headquartered in Nashville with experience in the upscale dining segment. It was anticipated that a transaction with Fidelity could potentially generate similar strategic synergies.

Effective March 18, 2012, the Company entered into a confidentiality agreement with Fidelity and its affiliates.

On March 19, 2012, representatives of the Company and Fidelity met in Jacksonville, Florida for an introductory meeting and due diligence session. Representatives of Cary Street Partners attended that meeting.

On March 20, 2012, Mr. Bickett indicated Fidelity’s potential interest in pursuing conversations with the Company.

On March 21, 2012, Mr. Stout and Mr. Bickett spoke concerning Fidelity’s potential interest.

On March 24, 2012, Party C submitted a revised nonbinding indication of interest at $10.00 per share.

On March 26, 2012, Fidelity submitted to the Company an initial nonbinding indication of interest to purchase in a tender offer 50.1% of the outstanding common stock of the Company at $10.75 per share in cash, and to pay a special dividend of $2.00 per share in cash on each remaining share of outstanding common stock of the Company in a transaction that would involve combining the operations of the Company with the restaurant operations of Fidelity’s affiliates. Fidelity proposed that holders of the remaining outstanding common stock of the Company would own a 5% economic interest in the combined company.

On March 30, 2012, the Company received an initial nonbinding indication of interest from Party D to acquire all the stock of the Company for $10.00 per share in cash.

During the month of April, the Company continued to provide due diligence information to various parties and to enter into non-disclosure agreements with additional interested parties.

On April 3, 2012, Mr. Stout met with Mr. Hazem Ouf, the President and CEO of American Blue Ribbon Holdings, LLC, Fidelity’s majority-owned restaurant operating company, which this background refers to as ABRH, for an introductory dinner in Nashville. Mr. Ouf and Mr. Stout discussed in general terms the future management structure of a combined organization. Mr. Stout indicated to Mr. Ouf that he was not seeking assurances concerning his own employment, but was willing to be flexible in connection with the transition of management of the Company upon the closing of a potential transaction with Fidelity, and that he would be willing to provide services to the Company on a transitional basis or a longer-term basis, in order to facilitate a transaction. No specific employment terms were discussed.

On April 4, 2012, Fidelity sent to Cary Street Partners a form of confidentiality agreement containing provisions with respect to the Company’s receipt of confidential information of ABRH.

On April 5, 2012, management of the Company met with representatives of ABRH and Fidelity, at the Company’s offices in Nashville, Tennessee, for the purposes of making management introductions and conducting additional due diligence on a mutual basis. Representatives from Cary Street Partners attended.

On April 6, 2012, Mr. Stout had further discussions with Mr. Bickett concerning the proposed price and terms for a transaction between the Company and Fidelity.

On April 9, 2012, the Company hosted a management presentation and due diligence session for representatives of Party C and its bank financing sources in Nashville at the offices of Bass, Berry. Representatives of Cary Street Partners attended that meeting.

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On April 10, 2012, effective April 9, 2012, the Company and ABRH entered into a confidentiality agreement obligating the Company to maintain in confidence the confidential information provided to the Company by ABRH for the purposes of evaluating the business combination proposed by Fidelity.

On April 10, 2012, at the request of the senior management team of the Company and the Board, Cary Street Partners communicated to each of the three parties that had submitted favorable indications of interest (i.e., Party C, Party D and Fidelity) that the Board did not deem the prices indicated to be sufficient, but that if indications of interest were submitted with improved price terms, then the Company would consider entering into negotiations regarding a specific transaction.

On April 12, 2012, the Company received a revised nonbinding indication of interest from Fidelity at an increased tender offer price of $11.25 per share and a special dividend amount of $2.35 per share in cash, with the transaction structure described above. The shareholders of the Company would own a 6% economic interest in the combined company under the revised indication of interest.

On April 14, 2012, Mr. Stout contacted Party C to request that Party C increase the price term above $11.00 per share.

On April 16, 2012, the Company received an offer from Party C at $11.25 per share in cash, and requesting a 30-day period of exclusive negotiations.

On April 17, 2012, the Company received an offer purported to be a final offer from Fidelity at $12.00 per share in cash, to purchase in a tender offer 50.1% of the outstanding common stock of the Company, and to pay a special dividend of $3.00 per share in cash on each remaining share of outstanding common stock of the Company in a transaction that would involve combining the operations of the Company with ABRH’s restaurant operations. Fidelity proposed that holders of the remaining outstanding common stock of the Company would own a 6% economic interest in the combined company. Fidelity also requested a 30-day period of exclusivity to negotiate definitive agreements with the Company.

On April 17, 2012, the Board held a meeting to review and discuss the indications of interest received to that date. Representatives of Cary Street Partners and Bass, Berry participated. In each case, the Board considered the value of the consideration offered, the nature of the potential buyer and the financing sources and timing. The Board determined that the Fidelity offer represented the greatest value to the shareholders, based on the higher value of the cash portion of the consideration and the opportunity for J. Alexander’s shareholders to participate in continuing ownership of a much larger combined company, when the Company’s operations would be combined with those of ABRH. Based on this assessment and an understanding of Fidelity’s financing capabilities and its ability to complete a transaction on an expeditious basis and without new financing, the Board unanimously approved entering into an exclusivity agreement with Fidelity. Prior to the Company’s entering into the exclusivity agreement with Fidelity, a representative of Cary Street Partners informed Party C that the Company intended to enter into an exclusivity agreement with another party.

Effective April 18, 2012, the Company entered into an exclusivity agreement with Fidelity that provided that the Company would negotiate exclusively with Fidelity for a 30-day period. After this date, Fidelity continued to engage in due diligence discussions and review with representatives of Cary Street Partners and the Company. Mr. Stout and Mr. Bickett spoke periodically concerning the progress of the transaction.

On April 26, 2012, Mr. Stout met in Jacksonville, Florida for an introductory dinner with Mr. William Foley II, the Executive Chairman of the Board for Fidelity, George P. Scanlon, Chief Executive Officer of Fidelity, Raymond R. Quirk, President of Fidelity and Mr. Bickett. The purpose of the meeting was to introduce Mr. Stout to Messrs. Foley, Scanlon and Quirk. Mr. Foley and Mr. Stout discussed the background and history of Fidelity and Fidelity’s interest in the restaurant industry, including its investment in and operation of ABRH and ABRH’s restaurant subsidiaries. Mr. Stout did not engage in negotiations, or discuss the status of ongoing negotiations, regarding Fidelity’s proposed transaction with the Company at this meeting.

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On April 27, 2012, senior management of the Company met with representatives of Fidelity, ABRH and ABRH’s other significant equityholder, Newport Global Advisors, at the offices of Bass, Berry in Nashville. Representatives of Cary Street Partners and Bass, Berry were present. Each of the Company and ABRH made presentations concerning its business. ABRH also presented information concerning its pro forma capital structure, assuming the completion of the transaction with the Company on the terms proposed by Fidelity. Representatives of Fidelity indicated they were continuing to work on the structure for the proposed transaction and expected to refine the structure for the transaction. The parties discussed their willingness to consider structural changes, so long as there was no significant economic impact to the consideration to be received by the shareholders of the Company.

On May 2, 2012, members of the Company’s management, representatives of Cary Street Partners and Bass, Berry, members of Fidelity’s management and representatives of Weil, Gotshal & Manges LLP (“Weil”), legal counsel to Fidelity, and J.P. Morgan, transaction structuring adviser to Fidelity, participated in a conference call. They discussed the details of a revised proposed structure, which did not involve a tender offer as initially proposed due to concerns that a tender offer structure would not be practicable in a transaction that contemplated the shareholders of the Company retaining an equity interest in the combined operations of the Company and ABRH.

On May 14, 2012, Weil sent Bass, Berry an initial draft of a merger agreement that contemplated a multi-step transaction, beginning with a merger followed by asset contribution and restructuring transactions, that would have resulted in the formation of a new publicly-traded company that would be the managing member of, and hold an interest in, the combined restaurant operations of ABRH and the Company.

On May 18, 2012, the period of exclusivity pursuant to the confidentiality agreement between the Company and Fidelity expired. After this date, the Company continued to focus on the proposed transaction with Fidelity due to its belief that a transaction with Fidelity would be executed at a reasonably prompt date and that the Fidelity proposal continued to represent the best value for shareholders. After this date, Cary Street Partners reestablished contact with Party B and Party C, in an effort to maintain contact in the event the Fidelity transaction was not executed.

On May 20, 2012, Bass, Berry provided to Weil a responsive draft including the Company’s comments to the draft merger agreement, which raised the following material issues: the absence of a “go-shop” period in Fidelity’s initial draft merger agreement and the need for additional latitude for the Company’s Board to exercise its fiduciary duties with respect to unsolicited acquisition proposals that may arise during the “no-shop” period to follow a “go-shop” period; the timing of closing the proposed transaction; the maintenance of employee benefits and the payment of certain severance and stay bonuses for the Company employees, other than executive officers, post transaction; Fidelity’s agreement to honor the terms of employment, severance and retirement agreements between the Company and its executive officers; the terms of conditions precedent to closing the proposed transaction; the termination rights of the parties and the applicable termination fees; that disputes between the parties under the merger agreement should be governed by Tennessee law and conducted in a Nashville, Tennessee venue; and that the Company should have an express right to demand specific performance with respect to Fidelity’s obligations under the merger agreement.

The parties and their representatives continued their due diligence efforts, including legal due diligence. Mr. Stout maintained contact with Mr. Bickett periodically concerning the transaction and the Company’s business.

On May 24, 2012, Weil provided to Bass, Berry a responsive draft including Fidelity’s comments to the draft merger agreement which, in response to the revisions proposed by Bass, Berry on May 20, 2012, rejected the Company’s request for a “go-shop” period, for the applicability of Tennessee law and venue, providing instead that Delaware law and venue would govern, and for the Company to have an express right to demand specific performance of Fidelity’s obligations under the merger agreement.

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On May 25, 2012, Bass, Berry provided to Weil and Fidelity a list of comments on the draft merger agreement related to the extended timeframe and complexity of Fidelity’s proposed transaction structure and the Company’s need for certainty of closing. Bass, Berry expressed to Weil and Fidelity that the parties should address and reach an understanding with respect to certain material differences identified in Bass, Berry’s draft of May 20, 2012, prior to engaging in further revisions to the draft merger agreement. Representatives of Weil and Bass, Berry participated on a conference call held on May 27, 2012, to discuss the comments. Weil indicated that Fidelity would be willing to accept certain of the Company’s positions, including permitting the Company to have a 30-day “go-shop” right following the execution of the merger agreement.

On May 29, 2012, Bass, Berry provided to Weil a responsive draft of the merger agreement consistent with the parties’ discussions on May 27, 2012.

During the week of May 28, 2012, the parties continued to engage in due diligence review, including legal due diligence.

On May 30, 2012, representatives of the Company, Fidelity, J.P. Morgan, Weil, Bass, Berry and Cary Street Partners participated on a conference call to discuss the merger and details concerning the proposed transaction structure. The parties also held a due diligence call on that date.

On June 1, 2012, Weil provided to Bass, Berry a responsive draft of the merger agreement including Fidelity’s comments. Differences remained in relation to certain terms and conditions of a “no-shop” period that would follow a 30-day “go-shop” period; the terms and conditions of termination rights for each party and termination fees payable by the Company; as well as the governing law and venue provisions and the Company’s right to require specific performance of Fidelity’s obligations under the merger agreement. Also on June 1, 2012, Weil provided to Bass, Berry a draft of an asset contribution agreement.

On June 4, 2012, Bass, Berry provided to Weil a responsive draft of the merger agreement, including the Company’s comments. The terms of the governing law, venue and specific performance provisions remained the material outstanding issues.

On June 6, 2012, Weil provided to Bass, Berry a responsive draft of the merger agreement, including Fidelity’s comments to Bass, Berry’s draft of June 4, 2012, accepting certain of the Company’s proposals made in the June 4 draft, including the Company’s right to require specific performance of Fidelity’s obligations under the merger agreement. Also on June 6, 2012, Weil provided to Bass, Berry a draft unit exchange agreement, which included proposed terms and conditions for any exchange of units of limited liability company interest in the Operating Company for stock in American Blue Ribbon Holdings, Inc. (“NewCo”), which would be a public company and the ultimate holding company entity for the proposed transaction, and a draft charter for NewCo including proposed terms of various classes of common stock of NewCo.

On June 7, 2012, Bass, Berry and Weil discussed the draft of the merger agreement and certain terms about which the parties had not yet agreed and ultimately reached agreement with respect to the differences identified in their respective drafts of June 4, 2012 and June 6, 2012, including that disputes between the parties under the merger agreement would be governed by Tennessee law and conducted in a Nashville, Tennessee venue. Later that day, Bass, Berry provided to Weil comments to the merger agreement consistent with the positions agreed to earlier that day as well as comments to the draft contribution agreement.

On June 8, 2012, Weil provided to Bass, Berry a revised draft of the merger agreement consistent with the parties’ agreements on June 7, 2012, and drafts of certain ancillary agreements, including an amended and restated operating agreement of the Operating Company and revised drafts of a contribution agreement. Open items remained regarding Fidelity’s agreement to assume an obligation to pay certain severance and stay bonuses for certain non-executive Company employees, in the event of those employees’ termination post-transaction and Fidelity’s willingness to honor the terms of employment, severance and retirement agreements between the Company and its executive officers.

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Weil provided drafts of additional ancillary documents to Bass, Berry during the week of June 11, 2012, including documents related to the capitalization of NewCo, a post-merger restructuring of the Company’s subsidiaries and the contribution of those subsidiaries to the Operating Company post-merger in order to result in Fidelity’s proposed holding company structure. Representatives of Weil and Bass, Berry participated on several conference calls during this week to negotiate terms of these ancillary agreements.

On June 11, 2012, the Board met to consider on a preliminary basis the analysis of Cary Street Partners concerning the Fidelity transaction and to discuss the status of the negotiations. Representatives of Cary Street Partners participated and presented their preliminary financial analysis based on the current status of the negotiations.

As part of its due diligence, Fidelity raised questions regarding the Company’s post-closing obligations under the salary continuation agreements and employment agreements of certain Company executives with the Company. On June 14, 2012, Mr. Bickett indicated to Mr. Stout that Fidelity had continuing questions concerning those agreements, and would request that those executives waive their rights to certain benefits under those agreements. Among the items Mr. Bickett requested were that each Company executive agrees to amend the definition of “good reason” in the executive’s employment agreement such that the executive would not be permitted to terminate his employment for “good reason” if he was subsequently assigned to a similar position at the Operating Company, in order to limit the circumstances under which severance payments would be available to the executive; that the executives agree to fix the definition of “base salary” under the salary continuation agreements as of the date of the merger so that the executive’s retirement benefits tied to “base salary” would become fixed at that time and no longer subject to increases thereafter; and that the executives agree to waive the obligation of the Company and its successor entity under the salary continuation agreements to fund a rabbi trust for each executive in an amount determined based on anticipated future retirement benefits under the salary continuation agreements. Mr. Bickett informed Mr. Stout that Fidelity believed these amendments were necessary to alleviate uncertainty as to future obligations under the salary continuation agreements and employment agreements. The effect of the requested changes was to diminish the potential benefits available to executives under both the salary continuation agreements and the employment agreements.

On June 15, 2012, Weil and Bass, Berry continued to negotiate the terms of the merger agreement and the ancillary agreements. Mr. Bickett contacted Mr. Stout and stated that Fidelity would not be inclined to enter into a definitive agreement with the Company unless Mr. Stout and certain other Company executives agree to the terms proposed by Mr. Bickett and relinquished certain rights under their salary continuation agreements and employment agreements with the Company as described above.

On June 16, 2012, Weil provided to Bass, Berry revised drafts of previously exchanged ancillary documents and certain additional ancillary documents.

On June 17, 2012, Weil provided to Bass, Berry a revised draft of the merger agreement which included certain revisions keyed to revised ancillary documents and a revised draft of an exchange agreement.

Discussions between Weil and Bass, Berry continued regularly throughout the week of June 18, 2012, as the parties negotiated the remaining terms of the merger agreement and all ancillary documents, including the governance rights of Fidelity and Newport Global Opportunities Fund, LP, Fidelity’s co-investor, with respect to NewCo and the Operating Company post-merger, and the effect those rights would have on the Company’s shareholders that would receive shares in NewCo.

On June 18, 2012, Mr. Stout and Mr. Bickett further discussed Fidelity’s requested amendments to the Company executives’ salary continuation agreements and employment agreements as described above. Mr. Stout reiterated his concern that the Company did not have the right to diminish the executives’ future benefits under those agreements and that the executives may not be willing to agree to the amendments as proposed by Fidelity.

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On June 19, 2012, Bass, Berry provided to Weil a draft letter agreement with respect to the amendments requested by Fidelity to those certain Company executives’ salary continuation agreements and employment agreements.

On June 20, 2012, Weil provided to Bass, Berry a revised draft of the executive letter agreements reflecting Fidelity’s proposed amendments to the Company executives’ employment and salary continuation agreements proposed by Fidelity. Weil also provided drafts of additional ancillary documents.

On June 20, 2012, with the parties having reached agreement on the material terms of the merger agreement and the ancillary agreements, Bass, Berry, on behalf of the Company, engaged in negotiations with the executives and Weil concerning the terms of the draft executive letter agreements. Principal issues negotiated included the terms of a suspension of the obligation under the salary continuation agreements of the Company (and Fidelity post-merger) to fund a rabbi trust for each executive with respect to future retirement benefits under those agreements and, if that obligation was suspended, the terms upon which Fidelity was willing to guarantee the obligations of payment under the salary continuation agreements. These discussions and negotiations continued through June 22, 2012.

In the course of discussions during June 2012, as described above, Fidelity indicated to Mr. Stout in his capacity as an employee of the Company that Fidelity desires that its subsidiary, the Operating Company, employ Mr. Stout in its restaurant business after the closing, but that Fidelity insisted that Mr. Stout’s and other executives’ employment agreements and salary continuation agreements be modified as described above. With respect to Mr. Stout, these amendments required Mr. Stout to waive his right to terminate his employment for “good reason” following the proposed transactions and, in turn, waive receipt of severance payments in an approximate amount of $1.25 million to which, but for the amendments, he would have been entitled. No definitive proposals were or have been offered by Fidelity with respect to the terms of Mr. Stout’s future employment, or that of any of the other Company executives, beyond the terms reflected in his revised salary continuation agreement and employment agreement with the Company, as amended in June 2012 at the request of Fidelity to diminish certain rights of Mr. Stout and the other executives. Based on the amendments made to Mr. Stout’s employment agreement to diminish the scope of the “good reason” definition and thereby diminish Mr. Stout’s ability to terminate employment and obtain severance payments for good reason under his employment agreement, as described above, it is anticipated that after the closing of the proposed transactions, Mr. Stout may be reassigned to a position with the Operating Company at its main corporate office in Nashville, Tennessee or its upscale dining division office in Nashville, Tennessee, with similar duties and responsibilities as Mr. Stout’s duties and responsibilities prior to the closing (subject to certain changes), and with substantially similar salary and benefits (with equity to be appropriate to his level in the organization). However, Fidelity and its affiliates are under no obligation whatsoever to continue the employment of Mr. Stout or any of the Company’s other executive officers following the transactions, subject to the payment of any applicable severance amounts or benefits upon a termination of employment, as modified by the executive letter agreements discussed above. In addition, as described under “The Merger — Interests of Certain Persons in the Merger — Summary of Benefits Continuation Period” below, the Prior Merger Agreement (and the Restated Merger Agreement) provides that for a period of twelve months after the closing of the proposed transactions, Fidelity will cause the Company to provide its continuing employees with (i) base salary and target cash bonus opportunities substantially comparable in the aggregate with employee compensation (but excluding equity opportunities, change in control bonuses and retention agreements) provided to similarly situated employees of the Operating Company and (ii) employee benefits substantially comparable in the aggregate with employee benefits (but excluding equity opportunities) provided to similarly situated employees of the Operating Company. Therefore, it is anticipated that Mr. Stout, and other executive officers whose employment is continued following the closing of the proposed transactions, will receive salary and benefits substantially similar to his salary and benefits received prior to the closing of the proposed transactions.

On June 21, 2012, the Board convened a meeting to discuss the status of the possible transaction with Fidelity. Representatives of Bass, Berry and Cary Street Partners participated. Cary Street Partners presented an

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updated analysis and fairness opinion presentation and a draft of its fairness opinion letter. The Board reviewed the process for pursuing strategic alternatives, including that, from the beginning of the process until that point: Cary Street Partners contacted 16 potential financial buyers and seven potential strategic buyers; the Company entered into 10 confidentiality agreements and provided confidential information to those parties; and the Company received indications of interest from four parties with which the Company had engaged in discussions and also received an unsolicited nonbinding indication of interest from a potential financial buyer. The Board also considered that the Company had successfully negotiated a “go-shop” provision in the Prior Merger Agreement, which would permit the Company to continue to solicit superior proposals from other potential buyers for 30 days after the execution of the Prior Merger Agreement and to terminate the Prior Merger Agreement to accept a superior proposal. Cary Street Partners had confirmed to the Board that Cary Street Partners had no prior relationship with Fidelity or its affiliates. After discussion, the meeting was adjourned until June 22, 2012, pending finalization of the transaction documents.

On June 22, 2012, the Board reconvened its meeting of June 21, 2012. Representatives of Cary Street Partners and Bass, Berry participated and updated the Board on the finalization of the transaction documents. Cary Street Partners, after confirming to the Board that it had no business relationship with Fidelity, delivered its fairness opinion to the Board verbally, which was later confirmed in writing, that, based upon and subject to the matters described in its fairness opinion, as of June 22, 2012, the merger consideration to be received by the holders of the Company’s Common Stock, other than Fidelity or its affiliates, pursuant to the Prior Merger Agreement was fair, from a financial point of view, to such holders of the Company’s Common Stock. After further deliberations, the Board, after due consideration of its fiduciary duties under applicable law, resolved by unanimous vote that the Prior Merger Agreement, the ancillary agreements and the other agreements contemplated by any of the foregoing (collectively, the “Prior Transaction Agreements”) and the transactions contemplated thereby (collectively, the “Prior Transactions”), were approved and declared advisable, fair to, and in the best interests of the Company and its shareholders, the form, terms, provisions, and conditions of the Prior Transaction Agreements were adopted and approved, and the consummation of the Prior Transactions was approved. The Board recommended, subject to the ability of the Company to make a Recommendation Withdrawal (as defined in the Prior Merger Agreement) pursuant to and in accordance with the Prior Merger Agreement, that the shareholders of the Company approve the Prior Merger Agreement, the asset contribution agreement and the exchanges contemplated by other Prior Transaction Agreements.

The Prior Merger Agreement, a plan of restructuring, an asset contribution agreement and an exchange agreement were executed by Fidelity, the Operating Company, certain of their affiliates that are parties thereto, and the Company after the close of business on June 22, 2012. The executives and the Company also executed the letter agreement amendments to their employment agreements and salary continuation agreements. On June 25, 2012, before the opening of trading on NASDAQ, the Company issued a press release announcing the execution of the Prior Merger Agreement.

On June 23, 2012, the 30-day “go-shop” period commenced pursuant to the Prior Merger Agreement. During the “go-shop” period, the Company actively solicited interest from both strategic and financial parties in a transaction that would be superior to the transactions contemplated by the Prior Merger Agreement. Cary Street Partners contacted all the strategic parties that were contacted prior to that date and contacted 59 additional parties, consisting of 16 strategic and 43 financial parties. During the “go-shop” period, five additional parties entered into confidentiality agreements with the Company, and the Company provided confidential diligence information to these parties as well as Party C, which remained interested in pursuing a transaction. The Company and Cary Street Partners targeted potentially interested buyers known for their interest in acquisitions in the restaurant sector or of small cap companies. The strategic parties were identified based on the industry segments in which such parties participate, known interest in acquisitions of additional restaurant concepts and their perceived financial capability. The financial parties were identified based on the amount of funds under management, prior investment experience in relevant industries, and an ability to consummate a transaction.

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On June 25, 2012, Cary Street Partners contacted Party F, a strategic party. On June 29, 2012, Cary Street Partners discussed with Party F the form confidentiality agreement and its potential interest in receiving diligence information. Effective June 29, 2012, the Company and Party F entered into a confidentiality agreement.

On June 25, 2012, Cary Street Partners contacted Party G, a strategic party, and discussed its potential interest in receiving diligence information about the Company. Effective July 2, 2012, the Company and Party G entered into a confidentiality agreement. Thereafter, both Party F and Party G began due diligence review and remained in regular contact with Cary Street Partners concerning a potential transaction. The other parties that executed confidentiality agreements during the “go-shop” period engaged in more limited due diligence.

On July 3, 2012, the Company issued a press release announcing the continuation of the “go-shop” period under the Prior Merger Agreement and describing the Company’s sales process leading up to its entry into a definitive Prior Merger Agreement.

On July 7, 2012, Mr. Foley discussed with Mr. Stout on a preliminary basis the possibility that Fidelity would offer to amend the Prior Merger Agreement to provide for an all-cash transaction in a tender offer structure. Mr. Foley also spoke with Mr. Stout on July 15, 2012, and indicated Fidelity was pursuing this concept and that Mr. Bickett may contact Mr. Stout.

On July 12, 2012, Party G and its representatives had a conference call with the Company’s management and Cary Street Partners.

On July 13, 2012, Party F met with the Company’s management in Nashville to discuss the Company and the potential transaction. Representatives of Cary Street Partners and Bass, Berry participated.

On July 19, 2012, the Company received a proposal from Party G for an all-cash, one-step merger transaction at $12.60 per share.

On July 20, 2012, the Company received a proposal from Party F for an all-cash, one-step merger or a tender offer for all outstanding shares of the Company’s common stock, each at $12.00 per share. At the request of senior management in consultation with the Board, Cary Street Partners contacted representatives of Party F to communicate that the Board would not consider the proposal to be a superior proposal because the price term was not superior.

On July 21, 2012, Party F increased its proposal to $12.50 per share.

On July 21, 2012, Mr. Bickett proposed to Mr. Stout an amendment to the Prior Merger Agreement to change the form of the transaction with Fidelity to an all-cash tender offer at a price of $12.00 per share for all shares of the Company’s common stock.

On July 22, 2012, the Board held a meeting to discuss the two proposals received during the “go-shop” period. Based on both parties’ detailed proposals for all-cash transactions at prices superior to $12.00 per share, and evidence of financing capabilities, the Board determined that both proposals would reasonably be expected to result in a superior proposal and, therefore, that both parties were “Excluded Parties” for purposes of the Prior Merger Agreement, with which the Company could continue to negotiate for a superior proposal. In connection with the end of the “go-shop” period, on that same date, Mr. Stout contacted Mr. Bickett to inform Fidelity of the existence of two proposals from parties that would be “Excluded Parties” for purposes of the Prior Merger Agreement and the price terms of those proposals, as required by the terms of the Prior Merger Agreement.

On July 22, 2012, the “go-shop” period ended at 11:59 p.m.

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On July 23, 2012, the “no-shop” period commenced under the Prior Merger Agreement. The Board reconfirmed its recommendation in support of the Prior Merger Agreement, and the Company announced there were two “Excluded Parties” for purposes of the Prior Merger Agreement with which the Company could continue to actively engage in negotiations for a superior proposal.

On July 23, 2012, Weil provided to Bass, Berry a draft of an amended and restated merger agreement that provided for a cash tender offer by Fidelity for all shares of the Company’s Common Stock.

During the week of July 23, 2012, Bass, Berry participated in telephone conferences with Weil to negotiate the terms of the draft amended and restated merger agreement providing for the tender offer structure, but without discussing a proposed offer price. Material issues negotiated included the timing, terms and conditions of Fidelity’s proposed tender offer. Other terms of Fidelity’s proposed restated merger agreement were substantially the same as previously agreed to in the Prior Merger Agreement.

Also during the week of July 24, 2012, Cary Street Partners remained in regular contact with Party F and Party G.

On July 24, 2012, Party G submitted a mark-up of the Company’s proposed form of merger agreement.

Also on July 24, 2012, Bass, Berry and Weil discussed the draft amended and restated merger agreement.

On the evening of July 24, 2012, Mr. Stout and Mr. Bickett discussed a proposal by Mr. Stout for an all-cash tender offer at an offer price of $12.50 per share, in exchange for the Company’s agreement to forego treating any parties as “Excluded Parties.”

On July 25, 2012, Party F submitted a proposal for an all-cash transaction using a tender offer structure, with an offer price of $12.50 per share, to be financed with bank loans and equity investments.

On July 25, 2012, Cary Street Partners responded to Party F with requests for information and proposed changes to Party F’s bank financing commitment letter and other terms of Party F’s proposal.

On July 25, 2012, Mr. Bickett contacted Mr. Stout to clarify the proposal for an all-cash tender offer by Fidelity as described above, including expectations regarding timing for commencement and closing of a proposed tender offer by Fidelity and to clarify that the Company was willing to forego treating any parties as “Excluded Parties” when a definitive agreement with respect to a tender offer was signed.

On July 26, 2012, representatives of Party F and representatives of the Company participated in a conference call to discuss the terms of the proposal made by Party F, including the Company’s request for revisions to Party F’s bank financing commitment. Party F indicated they would not require any of the executives to waive rights pursuant to employment agreements and salary continuation agreements. Representatives of the Company asked for verification that the offer of $12.50 per share was Party F’s best and final offer.

Cary Street Partners requested additional information from Party F that would assist the Board in its consideration of the proposal.

At the end of the business day, the Company received from Party G a proposal reconfirming its offer at $12.60 per share and confirming that Party G would agree to structure a transaction as a cash tender offer followed by a merger. Party G indicated its bank would provide a financing commitment the following week.

On July 26, 2012, Mr. Bickett contacted Mr. Stout to communicate that Fidelity would be willing to proceed to negotiate an amended and restated merger agreement providing for an all-cash tender offer structure at $12.50 per share, and conditioned on the Company’s agreement to terminate its discussions with the Excluded Parties.

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On July 27, 2012, Party G and its financial advisor met with the Company’s management and Cary Street Partners in Nashville for management presentations and tours of restaurants.

On July 27, 2012, the Company entered into an amendment to the engagement letter of Cary Street Partners providing for an additional fee upon delivery of an updated fairness opinion and an increased fee upon the closing of a transaction.

On July 27, 2012, Party G increased its offer price to $13.00 per share.

On July 27, 2012, Party F also contacted Cary Street Partners and increased its offer price to $12.75 per share.

On July 27, 2012, Mr. Stout contacted Mr. Bickett, as required by the terms of the Prior Merger Agreement, to inform Fidelity of the improved proposed price terms and that both Excluded Parties had indicated their willingness to commence a tender offer.

On July 27, 2012, Weil sent to Bass, Berry drafts of tender offer materials and a revised draft of the amended and restated merger agreement, indicating a tender offer price of $12.50 per share.

On the afternoon of July 27, 2012, the Board held a meeting to consider the proposals from Fidelity, Party F and Party G. The Board considered the improved price terms of each proposal, the financial resources of the parties and the Board’s assessment of the likelihood and anticipated timing of closing of each potential transaction. Cary Street Partners confirmed that it had asked Party F for its best and final offer and had requested that Party G provide information regarding its proposed financing. The Board discussed the lack of a bank financing commitment from Party G to date and, if Party G were able to obtain a commitment for financing, what the terms and conditions for such financing would be and whether the post-transaction combined entity would be solvent. Mr. Hurt discussed the improved offers received that afternoon. Based on the advice of its advisors and its assessment of the proposals, the Board determined to request Party F to improve its price term to $13.00 per share, to add an additional party as an obligor and to provide certain due diligence information to the Company. The meeting was adjourned until evening. Cary Street Partners then contacted Party F to request the terms identified by the Board. Party F later indicated it was willing to accommodate the requested terms and to proceed to attempt to negotiate a definitive merger agreement with the Company providing for a tender offer for 100% of the outstanding common stock of the Company at a $13.00 offer price, with a subsequent merger. On the evening of July 27, 2012, the Board reconvened its meeting and discussed Party F’s willingness to agree to the requested terms and to proceed with negotiations. Based on Party F’s improved terms, bank financing commitments and willingness to add an additional obligor, the Board determined that the Company should proceed with negotiations of a definitive agreement with Party F and that a transaction with Party F at $13.00 per share would likely be a superior proposal, subject to the Board’s approval. Although Party G’s offer remained open, information relating to financing remained outstanding.

On July 28, 2012, Mr. Stout spoke with Mr. Bickett and informed Fidelity of the improved $13.00 price term of the proposal from Party F, as required by the terms of the Prior Merger Agreement. Mr. Stout and Mr. Bickett spoke again on July 28 and July 29, 2012, to discuss the Fidelity proposal at $12.50 per share. Mr. Bickett reiterated that Fidelity was willing to enter into a restated merger agreement and commence a tender offer within five business days of signing a restated merger agreement.

On July 28 and July 29, 2012, Bass, Berry, Cary Street Partners and the financial advisor and legal counsel to Party F held conferences concerning the various proposed terms affecting a definitive agreement and the transaction. The Company and Bass, Berry received a draft of a merger agreement with a tender offer structure from Party F’s legal counsel.

On the evening of July 29, 2012, Mr. Bickett contacted Mr. Stout and proposed an all-cash transaction structured as a tender offer at $13.00 per share for all the outstanding shares of Company Common Stock

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followed by a merger in which each outstanding share of Company Common Stock (other than shares held by the Company or Merger Sub) will be cancelled and converted into the right to receive $13.00. Fidelity’s proposal, including the improved offer price of $13.00, was conditioned on the Company’s agreement to terminate its discussions with the Excluded Parties.

On the evening of July 29, 2012, the Board held a meeting to discuss the improved proposal from Fidelity for an all-cash transaction at $13.00 per share, including the condition imposed by Fidelity. Representatives of Bass, Berry and Cary Street Partners participated. Cary Street Partners presented an updated analysis and fairness opinion presentation and a draft of its fairness opinion. Cary Street Partners delivered its fairness opinion to the Board verbally, which was later confirmed in writing, that, based upon and subject to the matters described in that fairness opinion, as of July 29, 2012, the consideration to be received by the holders of the Company’s Common Stock, other than Fidelity and Merger Sub (which are not receiving the consideration pursuant to the Restated Merger Agreement or any of their respective affiliates, pursuant to the Restated Merger Agreement was fair, from a financial point of view, to such holders of the Company’s Common Stock. The Board discussed its assessment of the proposals, all of which were for tender offers at $13.00 per share, and concluded that an all-cash proposal at $13.00 per share was more favorable than the transactions pursuant to the Prior Merger Agreement and that, among the proposals for a tender offer at $13.00 per share, the proposal of Fidelity was superior and represented the best value to shareholders, based on the financial strength of Fidelity, its track record of closing acquisitions successfully, the heightened certainty of closing based on the foregoing factors, and the expectation of delivery of consideration to shareholders in an expeditious manner based on the status of the negotiation of the Restated Merger Agreement and Fidelity’s willingness to commence a tender offer within 5 business days. The Board also concluded that, in exchange for the foregoing advantages, the Company would agree to terminate its discussions with the Excluded Parties. After further deliberations, the Board, after due consideration of its fiduciary duties under applicable law, resolved by unanimous vote that the form, terms, provisions, and conditions of the Restated Merger Agreement be adopted and approved, and the consummation of the transactions contemplated by the Restated Merger Agreement be approved and declared advisable, fair to, and in the best interests of the Company and its shareholders. The Board recommended to the shareholders of the Company that they accept the tender offer, tender their shares in the tender offer and, to the extent required by applicable law, approve the Merger and adopt the Merger Agreement, subject to the ability of the Company to make a Recommendation Withdrawal (as defined in the Restated Merger Agreement) pursuant to the terms of and in accordance with the Restated Merger Agreement.

The Company entered into the Restated Merger Agreement and terminated the Prior Transaction Agreements with the other parties on July 30, 2012. The Company, the executives, and Fidelity and its affiliates also entered into amended and restated executive waiver letter agreements.

On July 31, 2012, the Company and Fidelity issued a joint press release announcing the execution of the Restated Merger Agreement.

On the evening of August 4, 2012, the Company’s financial advisor, Cary Street Partners, received an unsolicited proposal from Party G to enter into a merger agreement that contemplated an all-cash tender offer at $14.00 per share for all of the outstanding shares of Company Common Stock. Party G is smaller as compared to the Company in terms of sales, number of restaurants operated and market capitalization. Party G would require financing for the entire consideration payable to the Company’s shareholders plus amounts to repay the Company’s debt.

On August 5, 2012, Cary Street Partners received a copy of a bank commitment letter from Party G relating to a proposed acquisition financing for a two-step tender offer and merger transaction proposed by Party G. Later that day, Bass, Berry responded to Party G’s proposal by requesting that Party G provide additional information to clarify the terms and conditions of Party G’s proposal. That evening, outside counsel to Party G responded stating that Party G would be willing to provide the Company and its advisors with additional information.

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On August 5, 2012, the Company informed Fidelity of its receipt of the unsolicited acquisition proposal from Party G and the material terms of Party G’s proposal and that the Company intended to seek clarification of the terms and conditions of Party G’s proposal so that the Board might fully evaluate Party G’s proposal, consistent with its fiduciary duties to the Company’s shareholders.

On August 6, 2012, Fidelity commenced the Offer and the Company filed a Schedule 14D-9, which included the Board’s recommendation in support of the Merger, the Offer and other transactions contemplated by the Restated Merger Agreement and that the Company’s shareholders tender their Shares in the Offer. Later on August 6, 2012, Bass, Berry received a letter from outside counsel to Party G noting the Company’s disclosures in the Company’s Schedule 14D-9 filing and offering to provide additional information, but providing no specific clarifications.

On August 8, 2012, Bass, Berry sent a letter to outside counsel for Party G requesting that Party G clarify why its proposal did not contain a solvency analysis or solvency opinion, a description of Party G’s proposed sources and uses of funds for a two-step transaction, projections of cash flow and compliance with the bank financing covenant requirements, or a proposed timeline for consummating the proposed transactions. In addition, Bass, Berry sought clarification as to certain terms of the acquisition financing bank commitment letter, including terms regarding syndication and the conditionality and enforceability of the commitment, as well as whether the previously received form of merger agreement represented Party G’s current proposal for terms of a draft merger agreement.

On August 9, 2012, outside counsel to Party G delivered a letter responding to Bass, Berry’s requests for clarification of Party G’s acquisition proposal, and included with the response a form of acquisition financing commitment letter and a form of merger agreement.

On August 10, 2012, representatives of Party G, including its outside counsel and financing sources met with the Company and its representatives to clarify the terms and conditions of Party G’s acquisition proposal.

On August 12, 2012, the Board met to review and consider Party G’s unsolicited proposal. After thorough consideration of Party G’s proposal and after consultation with Bass, Berry and Cary Street Partners, the Board unanimously determined that Party G’s unsolicited proposal did not constitute, and is not reasonably expected to result in, a “superior proposal” as defined in the Restated Merger Agreement based on (i) the fact that Party G’s proposal would require that all amounts payable to the Company’s shareholders in the tender offer and the merger would consist of borrowed funds; (ii) the risks and uncertainties related to the proposed financing, including its conditionality and the Company’s inability to directly enforce the financing commitment against the financing sources; (iii) material risks and uncertainties related to the solvency of the combined entity that would result from Party G’s proposal including the lack of a third party solvency opinion and the risk that a transaction involving an insolvent entity may be a fraudulent conveyance under applicable law; (iv) concerns as to the soundness of Party G’s proposal, the likelihood of closing the proposed financing, and risks of insolvency based on the Board’s concerns regarding the achievability of the financial projections prepared by Party G and its financing source and the synergies estimated by Party G, and the Board’s concerns as to the quality and thoroughness of the assumptions on which financial projections of Party G were based; (v) concerns that a transaction with Party G may not result in shareholders receiving cash consideration on an expedited timeframe; and (vi) the risk that an unsuccessful pursuit of Party G’s proposal and any protracted dispute that would result upon a failure of the proposed financing would cause significant damage to the Company and its business, would cause the Company’s shareholders to lose a significant financial opportunity, and would leave the Company in a weakened position, unable to achieve a comparable opportunity for its shareholders in the future.

Considering the risks and uncertainties inherent in Party G’s proposal as a whole, the Board determined that Party G’s proposal did not outweigh the financial strength of Fidelity, the certainty of closing of the currently proposed transaction with Fidelity and the expectation of delivery of consideration to shareholders in an expeditious timeframe. For all of these reasons, among others, the Board unanimously determined that Party G’s

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proposal did not, as of August 12, 2012, meet the requisite standards established under the Restated Merger Agreement for permitting the Company to engage in discussions or negotiations with Party G related to its proposal and that engaging in discussions with Party G was not then in the best interests of the Company and its shareholders. The Board unanimously reaffirmed its recommendation that the shareholders of the Company accept the Offer being made by Fidelity, tender their Shares in the Offer and, if required by applicable law, approve the Merger and the Restated Merger Agreement, subject to the ability of the Company to make a “Recommendation Withdrawal” (as defined in the Restated Merger Agreement) pursuant to the terms and in accordance with the Restated Merger Agreement.

On the evening of August 13, 2012, Bass, Berry on behalf of the Company received an unsolicited proposal from Party G to enter into a merger agreement with the Company that contemplates an all-cash tender offer at $14.00 per share for all the outstanding shares of Company Common Stock, with the funds payable as consideration proposed to be escrowed upon the execution of a definitive merger agreement. Upon thorough consideration of Party G’s unsolicited acquisition proposal and after consultation with Bass, Berry and Cary Street Partners, without modifying its current recommendation in support of the Restated Merger Agreement with Fidelity and the transactions contemplated thereby, the Board determined that, based upon Party G’s representation that it would be willing to fund the escrow, the failure to engage in negotiations with Party G regarding its unsolicited acquisition proposal would be inconsistent with the Board’s fiduciary duties under applicable law and that Party G’s acquisition proposal is, as of August 17, 2012, deemed reasonably expected to result in a “superior proposal,” as defined in the Restated Merger Agreement. Based on this determination, the Board authorized the Company’s management to engage in negotiations and discussions with Party G regarding its unsolicited acquisition proposal for a two-step tender offer and merger transaction to acquire all of the outstanding shares of Company Common Stock at $14.00 per share, with the escrow feature described above.

Thereafter, the Company engaged in discussions and negotiations with Party G and its counsel, to address the specific terms of the proposal with no assurance that a superior proposal would result or that definitive agreements would be reached between the parties.

As of August 20, 2012, the Board had not concluded that Party G’s proposal was superior to the proposed transactions with Fidelity and, as a result, the Board continued to recommend that the shareholders of the Company accept the Fidelity tender offer, tender their Shares in the Offer and, to the extent required by applicable law, approve the Merger and the Restated Merger Agreement, subject to the ability of the Company to make a “Recommendation Withdrawal” (as defined in the Restated Merger Agreement) pursuant to the terms and in accordance with the Restated Merger Agreement.

During the week of August 20, 2012, the Company and its advisers engaged in discussions and negotiations with the advisers of Party G, concerning its proposal to acquire all of the outstanding shares of Company Common Stock at $14.00 per share in a two-step tender offer and merger transaction. As of August 27, 2012, the Board had not made a determination that Party G’s proposal to acquire all of the outstanding shares of Company Common Stock at $14.00 per share was a superior proposal.

On August 25, 2012, the Company received a request from Party F for the Board to authorize a waiver of certain obligations pursuant to its confidentiality agreement with the Company, to enable Party F to approach the Board with respect to an acquisition proposal, which was believed would be a “superior proposal,” as defined in the Restated Merger Agreement with Fidelity. At a meeting of the Board on August 26, 2012, after consultation with Bass, Berry and Cary Street Partners, the Board determined that the failure to grant a limited waiver of the standstill provisions of the confidentiality agreement with Party F to enable Party F to make on a confidential basis an offer which would be expected to be a superior proposal, would be inconsistent with the Board’s fiduciary duties under applicable law, and the Board authorized the grant of a limited waiver. After the waiver was granted and communicated to Party F on August 26, 2012, Party F submitted a proposal to the Company to acquire all of the outstanding shares of Company Common Stock at $14.25 per share in a tender offer and merger transaction.

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On August 26, 2012, upon consideration of Party F’s acquisition proposal and after consultation with Bass, Berry and Cary Street Partners, without modifying its current recommendation in support of the Restated Merger Agreement with Fidelity and the transactions contemplated thereby, the Board determined that the failure to engage in negotiations with Party F regarding its acquisition proposal would be inconsistent with the Board’s fiduciary duties under applicable law and that Party F’s proposal was, as of August 27, 2012, deemed reasonably expected to result in a “superior proposal,” as defined in the Restated Merger Agreement. Based on this determination, the Board authorized the Company’s management to engage in negotiations and discussions with Party F regarding its acquisition proposal for a two-step tender offer and merger transaction to acquire all of the outstanding shares of Company Common Stock at $14.25 per share.

During the week of August 27, 2012, the Company and its advisers engaged in discussions and negotiations with Party F and its advisors concerning its proposal to acquire all of the outstanding shares of Company Common Stock at $14.25 per share in the form of a two-step tender offer and merger transaction. Negotiations between the parties focused on a form of merger agreement and a form of a limited guaranty by Party F with respect to the payment of consideration to the Company’s shareholders under the acquisition proposal. The parties also discussed revised terms of financing commitment letters and clarified the sources and uses of funds required to consummate the proposed tender offer which would consist of approximately 50% in cash provided by Party F and 50% in borrowed funds under a senior secured credit facility guaranteed by Party F.

On August 28, 2012, the Company received a letter from Party G stating that if Party G’s offer was not declared by the Board to be a superior proposal by 12:00 p.m., central time, on August 30, 2012, that its proposal would be reduced to $13.75 per share and that the proposed break-up fee under its proposal would be increased significantly.

On August 29, 2012, the Board held a meeting to discuss the current proposals from Party G and Party F. After consideration of the terms and conditions of Party G’s proposal, the Board determined that, based on the fact that certain terms of Party G’s proposal had not been resolved as requested by the Board in a manner favorable to the Company and its shareholders, and in light of the current proposal from Party F, as of August 29, 2012, Party G’s acquisition proposal did not constitute a superior proposal.

At the same meeting, the Board considered Party F’s acquisition proposal and, with the parties having reached agreement on the material terms of Party F’s proposal, discussed with its advisors the terms of Party F’s proposal, including a form of definitive merger agreement, a form of limited guaranty by Party F and financing commitment letters. The Board also considered and discussed with its advisors such other matters that it deemed appropriate to enable the Board to fully evaluate Party F’s proposal, including the fact that a substantial portion of the consideration under Party F’s proposal would be funded by Party F’s available cash and that Party F’s acquisition proposal was expected to be a firm binding offer with respect to Party F once the proposed transaction documents were finalized and delivered. Thereafter, following additional discussions with Bass, Berry and Cary Street Partners, the Board unanimously determined that Party F’s acquisition proposal to acquire all of the outstanding shares of Company Common Stock at $14.25 per share in the form of a two-step tender offer and merger transaction on the terms considered by the Board constituted a “superior proposal” as such term is defined in the Restated Merger Agreement, subject only to the delivery of completed transaction documents. The Board then authorized the Company’s management and its advisors to complete negotiations with Party F on the current terms and, upon receipt of Party F’s completed acquisition proposal, to notify Fidelity of the Board’s determination with respect to Party F’s proposal.

On August 30, 2012, Party F delivered to the Company a finalized acquisition proposal that included executed documents, the execution and delivery of which had been authorized by each of the individuals or corporate entities that delivered them. The executed documents included a definitive merger agreement executed by certain affiliates of Party F, a limited guaranty executed by Party F, fully executed bank commitment letters in favor of Party F and its affiliates, and a letter from Party F reaffirming its firm bid to acquire all of the outstanding shares of Company Common Stock at $14.25 per share in the form of a two-step tender offer and merger transaction on the terms of the negotiated transaction documents.

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The Company then gave written notice to Fidelity of the Company’s receipt of Party F’s authorized and executed acquisition proposal, the Board’s determination that Party F’s proposal constitutes a “superior proposal” as such term is defined in the Restated Merger Agreement, and that the notice was intended to constitute a “notice of superior proposal” as such term is defined in the Restated Merger Agreement. Pursuant to the terms of the Restated Merger Agreement, the Company is required to, if requested by Fidelity, negotiate in good faith with Fidelity and its advisors for a period of five business days following a “notice of superior proposal” with respect to any proposed amendments to the terms and conditions of the Restated Merger Agreement such that Party F’s proposal would no longer be considered a superior proposal.

On August 30, 2012, upon receipt of the Company’s notice, Fidelity indicated orally and on a preliminary basis to the Company that it would consider matching the price offered by Party F, but only if the Company agreed to a substantial increase in the current $2.16 million break-up fee under the Restated Merger Agreement based, in part, on the certainty and time to closing advantage that Fidelity has over Party F and the increase in the Company’s valuation since the announcement of Fidelity’s offer.

On August 31, 2012, after consulting with the individual members of the Company’s Board, Mr. Stout communicated to Mr. Foley that the Company would not be willing to enter into an amendment to the Restated Merger Agreement that included an increase in the termination fee for a matching price of $14.25 per share.

On September 1, 2012, Mr. Foley communicated to Mr. Stout a proposal by Fidelity to amend the Restated Merger Agreement to increase the Offer Price to $14.50 and to increase the termination fee to $3.8 million.

On September 4, 2012, the Company provided written notice to Fidelity requesting that Fidelity and Merger Sub extend the Offer for a period of five business days beyond the initial expiration date of September 5, 2012.

On September 4, 2012, the Company and Cary Street Partners discussed with Party F and its advisors the terms and status of Party F’s proposal and whether Party F would consider improving its proposal. The Company and Cary Street Partners informed Party F that Fidelity had proposed a higher offer price. Party F indicated that it was not inclined to improve its proposal.

On the evening of September 4, 2012, Fidelity confirmed in writing that it had agreed to increase the Offer Price from $13.00 to $14.50, subject to the condition that the termination fee, which applies if the Merger Agreement was subsequently terminated under the circumstances described in the Restated Merger Agreement, would be increased from $2.16 million to $3.8 million. Fidelity also confirmed that all other terms and conditions of the Restated Merger Agreement would remain the same under the terms of its proposal.

On September 5, 2012, the Board held a meeting to discuss Fidelity’s proposed revisions to the Restated Merger Agreement as well as the status of Party F’s proposal. The Board first considered and discussed the status of Party F’s proposal and the nature of the discussions between the Company’s management and Cary Street Partners and Party F and its advisors and the fact that Party F had not indicated that it intended to improve its current offer to acquire all of the outstanding shares of Company Common Stock at $14.25 per share. The Board then considered and discussed with Bass, Berry and Cary Street Partners the improved price term and revised termination fee included in Fidelity’s proposal, as well as the certainty of closing and timing advantage of Fidelity’s proposal, since it would require only an amendment to the Restated Merger Agreement and a minimum ten business day extension of the currently outstanding Offer, in each case as compared to Party F’s proposal. Cary Street Partners, after confirming to the Board that it had no business relationship with Fidelity, delivered its fairness opinion to the Board verbally, which was later confirmed in writing, that, based upon and subject to the matters described in that fairness opinion, as of September 5, 2012, the revised Offer Price of $14.50 to be received by the holders of the Company’s Common Stock, other than Fidelity and Merger Sub (which are not receiving the consideration pursuant to the Merger Agreement) or any of their respective affiliates, pursuant to the Merger Agreement was fair, from a financial point of view, to such holders of the Company’s Common Stock.

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At the same meeting, following further deliberations, the Board, after due consideration of its fiduciary duties under applicable law, resolved by unanimous vote that Fidelity’s proposed amendments to the Restated Merger Agreement be adopted and approved, and the consummation of the transactions contemplated by the Merger Agreement be approved and declared advisable, fair to, and in the best interests of the Company and its shareholders, and that, taking into account the amendments to the Restated Merger Agreement, as of September 5, 2012, Party F’s proposal no longer constituted a “superior proposal” as such term is defined in the Restated Merger Agreement. The Board recommended to the shareholders of the Company that they accept the Offer, tender their shares in the Offer and, to the extent required by applicable law, approve the Merger Agreement and the Merger subject to the ability of the Company to make a Recommendation Withdrawal (as defined in the Merger Agreement) pursuant to the terms of and in accordance with the Merger Agreement in each case as the Offer and the Restated Merger Agreement would be amended by Fidelity’s proposed amendments.

Also on September 5, 2012, Bass, Berry and Weil prepared a form of the First Amendment that reflected the amendments proposed by Fidelity and approved by the Board, which was subsequently executed on September 5, 2012, by Fidelity, Merger Sub and the Company.

On September 5, 2012, the Company and Fidelity issued a joint press release announcing the execution of the First Amendment, that the Offer Price had been increased from $13.00 to $14.50 per share, that the termination fee payable in certain circumstances had been increased from $2.16 million to $3.8 million, and that Fidelity and Merger Sub would extend the Offer for ten additional business days.

On September 6, 2012, Fidelity and Merger Sub filed amendments to the Schedule TO and other offer documents reflecting the effect of the First Amendment. The Company also filed an amendment to the Schedule 14D-9 reflecting the effect of the First Amendment that same day.

The Offer expired on September 19, 2012. Pursuant to the Offer, the Company’s shareholders tendered, and Merger Sub accepted for payment and acquired, a total of 4,451,627 Shares (excluding approximately 321,133 Shares subject to guaranteed delivery, or approximately 73.75% of the issued and outstanding Shares. Pursuant to a subsequent offering period commencing on September 20, 2012 and expiring at 5:00 p.m. New York City time, on September 20, 2012, Merger Sub acquired an additional [—] Shares, or approximately [—]% of the issued and outstanding Shares. Together with the Shares acquired during the Offer, Merger Sub owns approximately [—]% of the issued and outstanding Shares.

Recommendation of the Board

Reasons for Recommendation of the Offer and Merger

In evaluating the Merger Agreement and the Merger, the Offer and other transactions contemplated by the Merger Agreement (the “Contemplated Transactions”), the Board regularly consulted with J. Alexander’s senior management, its outside legal advisor, Bass, Berry, and its financial advisor, Cary Street Partners.

In reaching its decision that, as of July 30, 2012, the Offer and the Merger, according to the terms of the Restated Merger Agreement, are advisable, fair to, and in the best interest of the Company and its shareholders, and in reaching its recommendation that the shareholders accept the Offer, tender their Shares in the Offer and, if required, approve the Merger and the Restated Merger Agreement, the Board considered a number of factors, including the following material factors and benefits of the Offer and the Merger, which the Board viewed as supporting its recommendation:

•

J. Alexander’s Operating and Financial Condition. The Board’s consideration of its knowledge and familiarity with J. Alexander’s business, including its current and historical financial condition and results of operations, competitive position, properties and assets, as well as J. Alexander’s business strategy and prospects, in light of the current and prospective economic environment.

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•

Prospects of J. Alexander’s as an Independent Company. The Board’s evaluation of J. Alexander’s long-term strategic plan and the related execution risks and uncertainties (including the risk factors set forth in J. Alexander’s Annual Report on Form 10-K for the year ended January 1, 2012), and its weighing of the prospects of achieving long-term value for its shareholders through execution of the Company’s strategic business plan against the near-term value to shareholders which could be realized through the Contemplated Transactions at a significant premium to the recent market price of the Shares.

•

Unpredictability of Future Operating Environment. The Board’s assessment, after discussions with J. Alexander’s management and advisors, of the risks of remaining an independent company and pursuing J. Alexander’s strategic plan, including risks relating to the effect of competition in J. Alexander’s markets; and other risks and uncertainties relating to the financial markets, the economy and the restaurant industry.

•

Review of Strategic Alternatives. The Board’s consideration of strategic alternatives, including, among others, remaining an independent company and pursuing J. Alexander’s strategic plan, or pursuing a strategic transaction with or the sale of the Company to another party, including those that submitted indications of interest prior to the execution of the Prior Merger Agreement, its evaluation of alternative acquisition proposals that arose during the “go-shop” period following the Company’s entry into the Prior Merger Agreement, and the Board’s belief, after a review of the additional proposals and discussions with J. Alexander’s management and advisors, that the value offered to shareholders in the Offer and the Merger, combined with their assessment concerning the certainty of closing, was more favorable to the shareholders of J. Alexander’s than the potential value that might have resulted from other strategic opportunities reasonably available to J. Alexander’s, including remaining an independent company.

•

Cash Consideration. The fact that the Consideration consists solely of cash, providing the J. Alexander’s shareholders with certainty of value and liquidity upon consummation of the Contemplated Transactions.

•

Premium to Market Price. The $13.00 price to be paid for each Share represented a significant premium to recent and historical market prices of J. Alexander’s common stock, including an approximate premium of:

•	35.6% over $9.59, the closing price per share of the Common Stock on June 21, 2012, the trading day prior to the date of the Prior Merger Agreement;

•	53.1% over $8.49, the closing price per share of the Common Stock on May 9, 2012, the thirtieth trading day prior to the date of the Prior Merger Agreement;

•	61.7% over the average price per share of the Common Stock over the six-month period ended prior to the date of the Prior Merger Agreement; and

•	86.9% over the average price per share of the Common Stock over the one-year period prior to the date of the Prior Merger Agreement.

In addition, the $13.00 offer price represented an approximate premium of 10.5% over $11.77, the closing price per share of the Common Stock on July 27, 2012, the last trading day prior to the date of the Restated Merger Agreement.

•

Likelihood of Completion. The belief of the Board that the Offer and the Merger are likely to be completed in a short period of time, based on, among other things, the absence of a financing condition, Fidelity’s representation that it has sufficient financial resources currently available to pay the aggregate Offer Price and consummate the Merger, the limited number of conditions to the Offer and the Merger, Fidelity’s extensive prior experience in successfully completing acquisitions of other companies, in each case, as compared to alternative acquisition proposals considered by the Board, and

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the likelihood of obtaining required regulatory approvals for the Contemplated Transactions and the terms of the Restated Merger Agreement regarding the obligations of both companies to pursue such approvals.

•

Tender Offer Structure. The fact that the Contemplated Transactions include a first-step tender offer, which can be completed, and the all-cash Offer Price can be delivered to the J. Alexander’s shareholders (subject to applicable withholding of taxes), on a prompt basis, following satisfaction of the conditions to the Offer, reducing the period of uncertainty during the pendency of the Contemplated Transactions on shareholders, employees and business partners, with a second-step Merger in which shareholders who do not tender their Shares in the Offer will receive cash consideration equal to the Offer Price.

•

Extensive Process; Go-Shop. The extensive and competitive nature of the sales process conducted by J. Alexander’s, together with its financial and legal advisors, in soliciting and evaluating multiple acquisition proposals for the Company, and the number and terms of the acquisition proposals received by the Company, both prior to the Company’s entry into the Prior Merger Agreement and during the “go-shop” period under the Prior Merger Agreement, and the Board’s determination that Fidelity’s proposal represented the best value and likelihood of closing currently available to the J. Alexander’s shareholders and was superior to other proposals, including those received from the “excluded parties” (as defined in the Prior Merger Agreement), based on the Board’s expectation as to the certainty of closing the Offer and the Merger without material delay, based on the financial strength of Fidelity, its track record of closing acquisitions successfully, and the delivery of consideration to the J. Alexander’s shareholders in an expeditious manner based on the status of the negotiations of the Merger Agreement and Fidelity’s willingness to commence the Offer within five business days, in comparison to other proposals.

•

Advisors. The fact that J. Alexander’s legal and financial advisors were involved throughout the process and negotiations and updated the Board directly and regularly, which provided the Board with additional perspectives on the negotiations in addition to those of management.

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Negotiations with Fidelity. The course of discussions and negotiations between J. Alexander’s and Fidelity, improvements to the terms of Fidelity’s acquisition proposal in connection with those negotiations, including those ultimately resulting in Fidelity making a tender offer for the Shares with a final Offer Price of $13.00 in cash per Share, and the Board’s belief based on these negotiations, that Fidelity’s proposal represented the highest price per Share that Fidelity was willing to pay and that these were the most favorable terms to J. Alexander’s to which Fidelity was willing to agree.

•

Opinion of Cary Street Partners. The opinion delivered to the Board on July 29, 2012, by Cary Street Partners that, based upon and subject to the limitations and assumptions set forth in its written opinion, the $13.00 per Share in cash to be paid to the J. Alexander’s shareholders pursuant to the Offer and the Merger under the Restated Merger Agreement was fair, from a financial point of view, to such shareholders, and the related financial analyses performed by Cary Street Partners.

•

Unanimous Determination. The fact that the Board was unanimous in its determination to recommend that the shareholders accept the Offer and tender their Shares in Offer and, if required, approve the Merger and the Restated Merger Agreement.

•

Customary Conditions; Specific Enforcement. The fact that the terms and conditions of the Restated Merger Agreement minimize, to the extent reasonably practicable, the risk that a condition to the Offer or the Merger would not be satisfied and J. Alexander’s ability to specifically enforce Fidelity’s obligations, including the obligations to consummate the Offer and the Merger, under the Restated Merger Agreement.

•

Extension of Offer. The fact that, subject to rights to terminate, Merger Sub and Fidelity will be required to extend the Offer, at J. Alexander’s request, beyond the initial expiration date of the Offer if the conditions to the completion of the Offer are not satisfied as of such date.

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•

Ability to Withdraw or Change Recommendation. The Board’s ability under the Restated Merger Agreement to withdraw or modify its recommendation in favor of the Offer and the Merger under certain circumstances, including its ability to terminate the Restated Merger Agreement in connection with a superior offer (as specified in the Restated Merger Agreement), subject to payment of a termination fee of $2.16 million, and the Board’s determination that the termination fee is within the customary range of termination fees for transactions of this type.

The Board also considered a variety of uncertainties and risks in its deliberations concerning the Restated Merger Agreement and the Contemplated Transactions, including the following:

•

No Shareholder Participation in Future Growth or Earnings. The nature of the transaction as an all-cash transaction will prevent shareholders from being able to participate in any future earnings or growth of J. Alexander’s, or any restaurant company of Fidelity with which J. Alexander’s may be combined, and shareholders will not benefit from any potential future appreciation in the value of the Shares, including any value that could be achieved if J. Alexander’s engages in future strategic or other transactions or as a result of the growth of J. Alexander’s operations.

•

Taxable Consideration. The gains from the Contemplated Transactions would be taxable to the J. Alexander’s shareholders for federal income tax purposes, subject to the countervailing consideration that amounts received on or prior to December 31, 2012, would be subject to favorable tax rates on capital gains, which rates are scheduled to increase in 2013 under current law.

•

Effect of Failure to Complete Transactions. If the Offer and the Merger and other Contemplated Transactions are not consummated, the trading price of the Shares could be adversely affected, J. Alexander’s will have incurred significant transaction and opportunity costs attempting to consummate the Contemplated Transactions, J. Alexander’s may have lost customers, suppliers, business partners and employees after the announcement of the Restated Merger Agreement, J. Alexander’s business may be subject to disruption, the market’s perceptions of J. Alexander’s prospects could be adversely affected and J. Alexander’s directors, officers and other employees will have expended considerable time and effort to consummate the Contemplated Transactions.

•

Interim Restrictions on Business. The restrictions in the Restated Merger Agreement on the conduct of J. Alexander’s business prior to the consummation of the Merger, requiring J. Alexander’s to operate its business in the ordinary course of business and subject to other restrictions, other than with the consent of Fidelity, may delay or prevent J. Alexander’s from undertaking business opportunities that could arise prior to the consummation of the Offer or the Merger.

•

Termination of Discussions with Excluded Parties. As a condition to Fidelity’s proposal under the Restated Merger Agreement, J. Alexander’s would be required to terminate active discussions with two previously identified “excluded parties” that made competing acquisition proposals during the “go-shop” period and, as a result, if J. Alexander’s subsequently terminated the Restated Merger Agreement in favor of an alternative transaction with one of the previously excluded parties, the Company would have to pay the higher $2.16 million termination fee, rather than the lower $1.08 million termination fee payable with respect to transactions with excluded parties.

•

Restrictions on Soliciting Proposals; Termination Fee. The restrictions in the Restated Merger Agreement, following the termination of the “go-shop” process, on the active solicitation of competing proposals and the requirement, under the Restated Merger Agreement, that J. Alexander’s pay, if the Restated Merger Agreement is terminated in certain circumstances, a termination fee of $2.16 million, which fee may deter third parties from making a competing offer for J. Alexander’s prior to the consummation of the Offer and could impact J. Alexander’s ability to engage in another transaction for up to one year if the Restated Merger Agreement is terminated in certain circumstances.

•

Dissenters’ Rights. The J. Alexander’s shareholders are not entitled to assert dissenters’ rights in connection with the Offer and the Merger under the TBCA so long as the Shares remain listed on NASDAQ prior to the Effective Time.

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•

Potential Conflicts of Interest. The executive officers and employee/director of J. Alexander’s may have interests in the Contemplated Transactions, including the Offer and the Merger, that are different from, or in addition to, those of the J. Alexander’s shareholders.

•	Demands on Executive Officers to Waive Rights. Fidelity’s demand that executive officers waive rights under their existing employment agreements and salary continuation agreements.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but does set forth the principal factors considered by the Board. The Board collectively reached the unanimous conclusion to approve the Offer, the Merger and the Restated Merger Agreement in light of the various factors described above and other factors that each member of the Board deemed relevant. In view of the wide variety of factors considered by the members of the Board in connection with their evaluation of the Offer and the Merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The Board made its decision based on the totality of information presented to and considered by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

Reasons for Recommendation of Revised Offer and Merger

In evaluating the First Amendment and in reaching its decision that, as of September 5, 2012, the revised Offer and the Merger are advisable, fair to, and in the best interest of the Company and its shareholders, and in reaching its recommendation that the shareholders accept the Offer, tender their Shares in the Offer and, if required, approve the Merger and the Restated Merger Agreement, as amended by the First Amendment, the Board considered a number of factors, including the material factors and benefits of the Offer and the Merger considered prior to the Company’s entry into the Restated Merger Agreement on July 30, 2012, and additional factors which the Board viewed as supporting its recommendation, including the following:

•

Premium to Market Price. The $14.50 Offer Price to be paid for each Share represented a significant premium to recent and historical market prices of J. Alexander’s common stock, including an approximate premium of:

•	23.2% over $11.77, the closing price per share of the Common Stock on July 27, 2012, the last trading day before the Merger Agreement was signed on July 30, 2012;

•	51.2% over $9.59, the closing price per share of the Common Stock on June 21, 2012, the trading day prior to the date of the Prior Merger Agreement;

•	70.8% over $8.49, the closing price per share of the Common Stock on May 9, 2012, the thirtieth trading day prior to the date of the Prior Merger Agreement;

•	80.3% over the average price per share of the Common Stock over the six-month period ended prior to the date of the Prior Merger Agreement; and

•	108.5% over the average price per share of the Common Stock over the one-year period prior to the date of the Prior Merger Agreement.

•

Likelihood of Completion. The belief of the Board that the Offer and the Merger, as revised, are likely to be completed in a short period of time, based on, among other things, the brief duration of the period necessary to complete the Offer, which could be as brief a period as 10 business days, and the factors previously considered by the Board, including the absence of a financing condition, Fidelity’s representation that it has sufficient financial resources currently available to pay the aggregate increased Offer Price and consummate the Merger, the limited number of conditions to the Offer and the Merger, and Fidelity’s extensive prior experience in successfully completing acquisitions of other companies, in each case, as compared to alternative acquisition proposals considered by the Board.

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•

Extension of Pending Tender Offer. The fact that the revised Offer could be conducted by an extension of the pending first-step tender offer by Fidelity, which can be extended for as brief a period as 10 business days, and thus more expeditiously completed, and the all-cash Offer Price can be delivered to the J. Alexander’s shareholders (subject to applicable withholding of taxes), on a prompt basis, following satisfaction of the conditions to the Offer, reducing the period of uncertainty during the pendency of the Contemplated Transactions on shareholders, employees and business partners, with a second-step Merger in which shareholders who do not tender their Shares in the Offer will receive cash consideration equal to the Offer Price.

•

Superiority of Revised Offer in Extensive, Competitive Sale Process. The extensive and competitive nature of the sales process conducted by J. Alexander’s, together with its financial and legal advisors, in soliciting and evaluating multiple acquisition proposals for the Company, including to the extent permitted under the Merger Agreement with respect to offers expected to be “superior proposals” made by Party F and Party G during the period after the Merger Agreement was signed on July 30, 2012, together with the number and terms of the acquisition proposals received by the Company, and the Board’s determination that Fidelity’s proposal represented the best value and likelihood of closing currently available to the J. Alexander’s shareholders and was superior to the proposals received from Party F and Party G, based on the fact that the Fidelity’s proposal represented the greatest value offered by any party and the Board’s expectations as to (i) the certainty of closing the Offer and the Merger in a prompt timeframe, without material delay, based on the ability of Fidelity to complete the Offer with an extension of as brief a duration as 10 business days, if the conditions to the Offer are met or waived, the financial strength of Fidelity, and its track record of closing acquisitions successfully, and (ii) the delivery of consideration to the J. Alexander’s shareholders in an expeditious manner in comparison to other proposals.

•

Negotiations with Fidelity. The course of discussions and negotiations between J. Alexander’s and Fidelity after J. Alexander’s notified Fidelity of a “superior proposal” made by another party, improvements to the terms of Fidelity’s acquisition proposal in connection with those negotiations, including those ultimately resulting in Fidelity proposing the terms of the First Amendment, specifically extending the Offer for the Shares with an increased final Offer Price of $14.50 in cash per Share, and the Board’s belief based on these negotiations, that Fidelity’s proposal represented the highest price per Share that Fidelity was willing to pay and that these were the most favorable terms to J. Alexander’s to which Fidelity was willing to agree.

•

Opinion of Cary Street Partners. The opinion delivered to the Board on September 5, 2012, by Cary Street Partners that, based upon and subject to the limitations and assumptions set forth in its written opinion, the $14.50 per Share in cash to be paid to the J. Alexander’s shareholders pursuant to the Offer and the Merger under the Merger Agreement was fair, from a financial point of view, to such shareholders, and the related financial analyses performed by Cary Street Partners, as more fully described below under “The Merger—Opinion of J. Alexander’s Financial Advisor” below.

•

Unanimous Determination. The fact that the Board was unanimous in its determination to recommend that the shareholders accept the Offer with the increased Offer Price and tender their Shares in Offer and, if required, approve the Merger and the Merger Agreement.

•

Ability to Withdraw or Change Recommendation. The Board’s ability under the Merger Agreement to withdraw or modify its recommendation in favor of the Offer and the Merger under certain circumstances, including its ability to terminate the Merger Agreement in connection with a superior offer (as specified in the Merger Agreement), subject to payment of a termination fee of $3.8 million, and the Board’s determination that the termination fee is within the customary range of termination fees for transactions of this type, based on the increased Offer Price.

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The J. Alexander’s Board of Directors also considered uncertainties and risks in its deliberations concerning the First Amendment, in addition to those considered in its deliberations concerning the Merger Agreement, as amended by the First Amendment, and the Contemplated Transactions, including the following:

•

Termination Fee. The restrictions in the Merger Agreement, following the termination of the “go-shop” process, on the active solicitation of competing proposals and the requirement, under the Merger Agreement that J. Alexander’s pay, if the Merger Agreement is terminated in certain circumstances, an increased termination fee of $3.8 million, which fee may deter third parties from making a competing offer for J. Alexander’s prior to the consummation of the Offer and could impact J. Alexander’s ability to engage in another transaction for up to one year if the Merger Agreement is terminated in certain circumstances.

The foregoing discussion of information and factors considered by the Board of Directors is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the First Amendment, the Restated Merger Agreement and the Contemplated Transactions, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Rather, the Board viewed its determinations and recommendations as being based on the totality of information and factors presented to and considered by the Board. Moreover, each member of the Board of Directors applied his or her own personal business judgment to the process and may have given different weight to different factors.

Recommendation of the J. Alexander’s Board of Directors

After careful consideration, the J. Alexander’s Board of Directors unanimously determined that the terms of the revised Offer and the Merger are advisable, fair to, and in the best interest of J. Alexander’s and its shareholders, and recommended, subject to the ability of the Board to make a “Recommendation Withdrawal” (as defined in the Merger Agreement) pursuant to and in accordance with the Merger Agreement, that the shareholders of J. Alexander’s accept the Offer, tender their Shares in the Offer and, if required by applicable law, approve the Merger and the Merger Agreement.

Financial Projections

J. Alexander’s does not as a matter of course make public its annual forecasts, nor does it make long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the review of the Contemplated Transactions and the transactions contemplated by the Prior Merger Agreement, J. Alexander’s management prepared certain unaudited prospective financial information on a stand-alone, pre-transaction basis. J. Alexander’s is including a subset of this prospective financial information to provide its shareholders access to certain non-public information that was made available to the Board and Cary Street Partners. However, such prospective financial information is not being included in this Information Statement to influence a shareholder’s decision whether to tender Shares in the Offer.

The information provided to the Board and Cary Street Partners was based on management’s 2012 budget and represented management’s reasonable estimates and good faith judgments as to the future growth and financial performance of J. Alexander’s over a five-year period, and included projected estimates of store unit growth, same store sales trends, gross revenues, income from restaurant operations, general and administrative expenses, operating profits, tax expenses and benefits, net income, Adjusted EBITDA and EPS. Based on these projections, management, with Cary Street Partners’ assistance, determined projected EBIT over the projected period. These projections were made available to Fidelity in the course of discussions and negotiations between the parties prior to execution of the Prior Merger Agreement.

J. Alexander’s internal financial forecasts (upon which the unaudited prospective financial information provided to Cary Street Partners was based in part) are, in general, prepared solely for internal use and capital

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budgeting and other management decisions and are subjective in many respects, and, thus, susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The unaudited prospective financial information set forth below was prepared by J. Alexander’s management in March 2012, based solely on information available at that time. The unaudited prospective financial information was not prepared with a view toward public disclosure, and the inclusion of this information should not be regarded as an indication that any of J. Alexander’s, Fidelity, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, nor should this information be relied on as such. None of J. Alexander’s, Fidelity, Cary Street Partners, or their respective affiliates assumes any responsibility for the accuracy of this information.

The unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects and thus subject to interpretation. While presented with numeric specificity, the information is unaudited and reflects numerous judgments, estimates, variables and assumptions with respect to industry performance, general business, economic, regulatory, legal, market and financial conditions, as well as matters specific to J. Alexander’s business, which are inherently uncertain and many of which are beyond J. Alexander’s control. The unaudited prospective financial information also reflects assumptions as to certain business decisions which are subject to change. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. J. Alexander’s shareholders are urged to review J. Alexander’s most recent filings with the Commission for a description of risk factors with respect to its business. The unaudited prospective financial information set forth below was provided to Cary Street Partners for use in connection with its financial analysis and fairness opinion relating to the Offer and the Merger.

The unaudited prospective financial information was not prepared with a view toward complying with generally accepted accounting principles (“GAAP”), the published guidelines of the Commission regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither J. Alexander’s independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared, including the announcement of the potential acquisition of J. Alexander’s by Fidelity pursuant to the Offer and the Merger.

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The following table presents the summary selected unaudited prospective financial information for the fiscal years ending 2012 through 2016:

J. Alexander’s — Management Financials

($s in mm, except per share amounts)

	FYE 1/1/2012	LTM 4/1/2012	Fiscal 2012	Projected Fiscal Year Ending December(1)
			Plan	2013	2014	2015	2016
Gross Sales	$159.8	$161.7	$165.0	$173.4	$185.1	$193.4	$206.0
% Growth	5.3%	4.6%	3.2%	5.1%	6.7%	4.5%	6.5%

EBITDAR	13.9	15.2	16.6	17.4	19.1	21.7	24.5
% EBITDAR	8.7%	9.4%	10.1%	10.0%	10.3%	11.2%	11.9%

EBITDA(2)	9.2	10.5	12.2	13.0	14.7	17.5	20.5
% EBITDA	5.7%	6.5%	7.4%	7.5%	8.0%	9.0%	9.9%

EBIT	2.8	4.2	6.0	6.5	7.9	10.3	12.9
% EBIT	1.8%	2.6%	3.6%	3.7%	4.3%	5.3%	6.2%

Net Income	0.9	2.2	3.9	3.9	5.3	7.4	9.7
% Net Income	0.5%	1.4%	2.3%	2.2%	2.8%	3.8%	4.7%

EPS(3)	$0.14	$0.36	$0.62	$0.63	$0.82	$1.11	$1.42
% Change	(70.0%)	n/a	344.7%	0.1%	31.5%	34.9%	27.5%

(1)	J. Alexander’s fiscal year ends on the Sunday closest to December 31st.
(2)	EBITDA excludes stock option expense and pre-opening expense.
(3)	Calculated as Net Income divided by management estimates of projected fully diluted shares outstanding.

The projections set forth above are based on management forecasts of same store sales growth of approximately 3.1% - 3.9% and the addition of three restaurant units and one restaurant relocation over the projected period. No assurances can be given that these assumptions will accurately reflect future conditions. The above unaudited prospective financial information does not give effect to the Contemplated Transactions.

The summary selected unaudited prospective financial information set forth above includes the following non-GAAP financial measures: Gross Sales, Adjusted EBITDA, EBIT and Income from Restaurant Operations. The Company believes that these non-GAAP financial measures provide important information about the operating trends of the Company. These non-GAAP measures are not in accordance with, or an alternative for, financial measures prepared in accordance with GAAP and may be different from similarly titled measures used by other companies. Gross Sales, Adjusted EBITDA, EBIT and Income from Restaurant Operations are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operation in conjunction with the corresponding GAAP measures.

Set forth below are reconciliations of Income from Restaurant Operations, Adjusted EBITDA, and EBIT to Net Income, the most comparable GAAP financial measure available for reconciliation based on the unaudited prospective financial information. These reconciliations were not provided to Fidelity or Cary Street Partners. However, the financial measures used in the reconciliation were included in the unaudited prospective financial information provided to Fidelity and Cary Street.

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Reconciliation of Certain Non-GAAP Measures Included in the Company Projections

($s in mm)(1)

	FYE	LTM	Fiscal 2012	Projected Fiscal Year Ending December(2)
	1/1/2012	4/1/2012	Plan	2013	2014	2015	2016
Income From Restaurant Operations:
Net Income	$0.9	2.2	3.9	3.9	5.3	7.4	9.7
Income Tax Expense	0.3	0.3	0.5	1.2	1.4	1.7	2.0
Plus: Other Expense	0.0	0.1	0.1	0.3	0.3	0.3	0.3
Interest Expense	1.7	1.6	1.6	1.4	1.3	1.2	1.1
General and Administrative Expense	10.3	10.6	10.7	11.2	11.8	12.2	12.5
Pre-Opening Expense	0.0	0.0	0.0	0.6	0.6	0.6	0.6
Stock Option Expense	0.4	0.3	0.3	0.3	0.3	0.3	0.3

Income From Restaurant Operations	$13.5	15.1	17.1	18.8	20.9	23.6	26.6

Adjusted EBITDA:
Net Income	$0.9	2.2	3.9	3.9	5.3	7.4	9.7
Plus: Income Tax Expense	0.3	0.3	0.5	1.2	1.4	1.7	2.0
Interest Expense	1.7	1.6	1.6	1.4	1.3	1.2	1.1
Depreciation and Amortization	6.0	6.0	5.9	5.7	5.9	6.4	6.7
Pre-Opening Expense	0.0	0.0	0.0	0.6	0.6	0.6	0.6
Stock Option Expense	0.4	0.3	0.3	0.3	0.3	0.3	0.3

Adjusted EBITDA	$9.2	10.5	12.2	13.0	14.7	17.5	20.5

EBIT:
Net Income	$0.9	2.2	3.9	3.9	5.3	7.4	9.7
Plus: Income Tax Expense	0.3	0.3	0.5	1.2	1.4	1.7	2.0
Interest Expense	1.7	1.6	1.6	1.4	1.3	1.2	1.1

EBIT	$2.8	4.2	6.0	6.5	7.9	10.3	12.9

(1)	Values in table may not total due to rounding.
(2)	J. Alexander’s fiscal year ends on the Sunday closest to December 31st.

The Company believes Net Sales is the most directly comparable GAAP financial measure to Gross Sales as included in management summary projected financial information. However, because Company management did not forecast Net Sales or certain financial measures necessary to reconcile the non-GAAP financial measure Gross Sales to the GAAP-based financial measure Net Sales, the Company is unable to provide a quantitative reconciliation of Gross Sales to projected Net Sales. No reconciliation of Gross Sales was provided by management to Fidelity or Cary Street Partners.

The financial measures that would be required to reconcile Gross Sales to Net Sales include, among other measures, projected complimentary meals, employee discounts, and projected gift card breakage (i.e., reductions in liabilities for gift cards which, although they do not expire, are considered to be only remotely likely to be redeemed and for which there is no legal obligation to remit balances under unclaimed property laws of the relevant jurisdictions). In order to provide an appropriate reconciliation of Gross Sales, Company management would be required to make additional assumptions and projection analyses of factors that management did not take into account when preparing the summary projected financial information. Because the absence of these additional forecasts prevents the Company from reconciling Gross Sales to Net Sales, shareholders should not unduly rely on projected Gross Sales in evaluating the summary projected financial information.

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In addition to the selected unaudited prospective financial information discussed above, following the public release of the Company’s financial results for the period ended July 1, 2012, and the filing of the Company’s Quarterly Report on Form 10-Q for that period, the Company, with the assistance of Cary Street Partners, prepared the following updated financial outlook that combined the Company’s actual fiscal 2012 financial results through July 1, 2012, with management’s 2012 budgeted results for the remainder of fiscal 2012.

J. Alexander’s — Updated 2012 Outlook(1)

($s in mm, except per share amounts)

	As Reported LTM 7/1/2012	Adjusted LTM(2) 7/1/2012	Original Plan(3) 2012	Updated Outlook(4) 2012
Gross Sales	$163.3	$163.3	$165.0	$165.6
% Growth	n/a	n/a	3.2%	3.6%

Income from Restaurant Operations	16.5	16.5	17.1	17.8
% Income from Restaurant Operations of Gross Sales	10.1%	10.1%	10.3%	10.7%

EBITDAR(5)	15.4	16.4	17.0	17.9
% EBITDAR of Gross Sales	9.4%	10.1%	10.3%	10.8%

EBITDA(5)	10.7	11.7	12.2	13.2
% EBITDA of Gross Sales	6.5%	7.2%	7.4%	8.0%

EBIT(5)	4.7	5.8	6.3	7.3
% EBIT of Gross Sales	2.9%	3.5%	3.8%	4.4%

Net Income	2.4	3.3	3.9	4.7
% Net Income of Gross Sales	1.5%	2.0%	2.3%	2.8%

EPS(6)	$0.39	$0.53	$0.63	$0.75
% Change	n/a	n/a	344.8%	434.4%

(1)	Adjusted LTM and Updated Outlook exclude Special Expenses from calculations of EBITDAR, EBITDA, EBIT, Net Income and EPS. Special Expenses are general and administrative expenses related to the evaluation of strategic alternatives by J. Alexander’s, including expenses associated with the negotiation and execution of a definitive merger agreement for the sale of J. Alexander’s, and a possible contested election of directors. Special Expenses totaled approximately $1,050,000 (approximately $910,000 net of tax) during the first half of 2012.
(2)	Adjusted LTM differs from As Reported LTM in excluding Special Expenses from the calculations of EBITDAR, EBITDA, EBIT, Net Income and EPS.
(3)	Original Plan refers to J. Alexander’s management’s 2012 budget.
(4)	Updated Outlook refers to J. Alexander’s management’s current expectations for the 2012 fiscal year. It is based on actual results from the first half of 2012 and the Original Plan for the second half of 2012. It adjusts for Special Expenses incurred in the first half of 2012.
(5)	EBITDAR, EBITDA and EBIT exclude stock compensation expense.
(6)	Calculated as Net Income divided by projected fully diluted shares outstanding as provided by J. Alexander’s management.

The table, including the footnotes, set forth above was provided to Fidelity, as well as Party F and Party G, and their respective advisors. In addition, the updated financial outlook set forth above was used by Cary Street Partners in its financial analyses in support of its September 5, 2012 opinion as discussed above under the heading “Opinion of J. Alexander’s Financial Advisor”.

The Updated 2012 Outlook set forth above includes the following non-GAAP financial measures: Gross Sales, Adjusted EBITDAR, Adjusted EBITDA, EBIT and Income from Restaurant Operations. The Company

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believes that these non-GAAP financial measures provide important information about the operating trends of the Company. These non-GAAP measures are not in accordance with, or an alternative for, financial measures prepared in accordance with GAAP and may be different from similarly titled measures used by other companies. Gross Sales, Adjusted EBITDAR, Adjusted EBITDA, EBIT and Income from Restaurant Operations are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operation in conjunction with the corresponding GAAP measures.

Set forth below are reconciliations of Income from Restaurant Operations, Adjusted EBITDA (accompanied by a reconciliation of Adjusted EBITDAR to Adjusted EBITDA), and EBIT to Net Income, the most comparable GAAP financial measure available for reconciliation based on the unaudited prospective financial information. These reconciliations were not provided to Fidelity, Party F, Party G or Cary Street Partners.

Reconciliation of Certain Non-GAAP Measures Included in the Updated 2012 Outlook

($s in mm)(1)

	As Reported LTM 07/01/12	Adjusted LTM 07/01/12	Original Plan 2012	Updated Outlook 2012
Income From Restaurant Operations:
Net Income	$2.4	3.3	3.9	4.7
Plus: Income Tax Expense	0.4	0.6	0.5	0.7
Other Expense	0.0	0.0	0.1	0.0
Interest Expense	1.6	1.6	1.6	1.6
General and Administrative Expense	11.8	10.7	10.7	10.5
Pre-Opening Expense	0.0	0.0	0.0	0.0
Stock Option Expense	0.3	0.3	0.3	0.3

Income From Restaurant Operations	$16.5	16.5	17.1	17.8

Adjusted EBITDA:
Net Income	$2.4	3.3	3.9	4.7
Plus: Income Tax Expense	0.4	0.6	0.5	0.7
Interest Expense	1.6	1.6	1.6	1.6
Depreciation and Amortization	5.9	5.9	5.9	5.9
Pre-Opening Expense	0.0	0.0	0.0	0.0
Stock Option Expense	0.3	0.3	0.3	0.3

Adjusted EBITDA	$10.7	11.7	12.2	13.2

Adjusted EBITDAR:
Adjusted EBITDA	$10.7	11.7	12.2	13.2
Plus: Rent	4.7	4.7	4.8	4.7

Adjusted EBITDAR	$15.4	16.4	17.0	17.9

EBIT:
Net Income	$2.4	3.3	3.9	4.7
Plus: Income Tax Expense	0.4	0.6	0.5	0.7
Interest Expense	1.6	1.6	1.6	1.6
Stock Option Expense	0.3	0.3	0.3	0.3

EBIT	$4.7	5.8	6.3	7.3

(1)	Values in table may not total due to rounding.

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The Company believes Net Sales is the most directly comparable GAAP financial measure to Gross Sales as included in management summary projected financial information. However, because Company management did not forecast Net Sales or certain financial measures necessary to reconcile the non-GAAP financial measure Gross Sales to the GAAP-based financial measure Net Sales, the Company is unable to provide a quantitative reconciliation of Gross Sales to projected Net Sales. No reconciliation of Gross Sales was provided by management to Fidelity, Party F, Party G or Cary Street Partners.

The financial measures that would be required to reconcile Gross Sales to Net Sales include, among other measures, projected complimentary meals, employee discounts and projected gift card breakage (i.e., reductions in liabilities for gift cards which, although they do not expire, are considered to be only remotely likely to be redeemed and for which there is no legal obligation to remit balances under unclaimed property laws of the relevant jurisdictions). In order to provide an appropriate reconciliation of Gross Sales, Company management would be required to make additional assumptions and projection analyses of factors that management did not take into account when preparing the summary projected financial information. Because the absence of these additional forecasts prevents the Company from reconciling Gross Sales to Net Sales, shareholders should not unduly rely on projected Gross Sales in evaluating the summary projected financial information.

J. Alexander’s has made publicly available its actual results of operations for its fiscal year ended January 1, 2012 and the quarters ended April 1, 2012, and July 1, 2012. Shareholders should review J. Alexander’s Annual Report on Form 10-K for the fiscal year ended January 1, 2012 and its Quarterly Reports on Form 10-Q for the quarters ended April 1, 2012, and July 1, 2012, respectively, each filed with the Commission, to obtain this information.

Readers of this Information Statement are strongly cautioned not to place undue reliance on the unaudited prospective financial information set forth above. No representation is made by J. Alexander’s, Fidelity, their respective advisors, including Cary Street Partners, or any other person to any shareholder regarding the information included in the unaudited prospective financial information or the ultimate performance of J. Alexander’s compared to the unaudited prospective financial information. The inclusion of the unaudited prospective financial information herein should not be regarded as an indication that such unaudited prospective financial information will be necessarily predictive of actual future events, and it should not be relied on as such.

The unaudited prospective financial information contains forward-looking statements. For information on factors that may cause future financial results to materially vary, see “Cautionary Note Regarding Forward-Looking Statements” below.

EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, J. ALEXANDER’S DOES NOT INTEND TO AND UNDERTAKES NO OBLIGATION TO UPDATE, OR OTHERWISE REVISE, THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS ARE SHOWN TO BE IN ERROR.

J. Alexander’s shareholders are cautioned not to place undue, or any, reliance on the projections included in this Information Statement, and such unaudited prospective financial information should not be regarded as an indication that J. Alexander’s, the Board of Directors, Cary Street Partners, or any other person considered, or now considers, them to be reliable predictions of future results, and they should not be relied upon as such.

Opinion of J. Alexander’s Financial Advisor

J. Alexander’s Board of Directors retained Cary Street Partners to provide it with financial advisory services and a financial opinion in connection with the Contemplated Transactions. The Board of Directors selected Cary Street Partners to act as its financial advisor based on Cary Street Partners’ qualifications, reputation, expertise

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and experience in mergers and acquisitions. The Board of Directors also considered Cary Street Partners’ knowledge of and familiarity with J. Alexander’s business affairs, operations and management.

July 29, 2012 Fairness Opinion

At the meeting of the Board of Directors held on July 29, 2012, Cary Street Partners rendered to the Board its oral opinion, subsequently confirmed in writing, that as of July 29, 2012, and based upon and subject to the various assumptions, factors, qualifications and limitations set forth in the written opinion, the offer price of $13.00 per share or the consideration of $13.00 which each share of Common Stock not acquired in the Offer would receive in the Merger to be received by the holders of J. Alexander’s Common Stock (other than Fidelity and Merger Sub, which are not receiving the Consideration pursuant to the Prior Merger Agreement, or any of their respective affiliates (together, the “Excluded Holders”)) pursuant to the Prior Merger Agreement was fair, from a financial point of view, to such holders of J. Alexander’s Common Stock. The delivery of Cary Street Partners’ opinion was approved by its internal fairness committee.

A copy of the July 29, 2012 fairness opinion is filed as Annex II to the Schedule 14D-9. A summary concerning the July 29, 2012 fairness opinion is included in the Schedule 14D-9 and provides a description of the procedures followed, the findings and recommendations, the bases for and methods of arriving at such findings and recommendations, and the instructions provided by and limitations imposed by J. Alexander’s with respect to such opinion. Because the July 29, 2012 fairness opinion is no longer materially relating to the current terms of the Offer and the Merger, and because the September 5, 2012 fairness opinion described below (a copy of which is provided as Annex 4 to this Information Statement) was based upon and is substantially identical as the July 29, 2012 fairness opinion with respect to the procedures followed, the findings and recommendations, the bases for and methods of arriving at such findings and recommendations, and the instructions provided by and limitations imposed by J. Alexander’s with respect to such opinion, the full description of the July 29, 2012 fairness opinion included in the Schedule 14D-9 is not reproduced herein.

September 5, 2012 Fairness Opinion

At the meeting of the Board of Directors held on September 5, 2012, Cary Street Partners rendered to the Board its oral opinion, subsequently confirmed in writing, that as of September 5, 2012, and based upon and subject to the various assumptions, factors, qualifications and limitations set forth in the written opinion, the revised Offer Price of $14.50 per share or the consideration of $14.50 which each share of Common Stock not acquired in the Offer would receive in the Merger (as applicable, the “Revised Consideration”) to be received by the holders of J. Alexander’s common stock (other than the Excluded Holders) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders of J. Alexander’s common stock. The delivery of Cary Street Partners’ opinion was approved by its internal fairness committee.

The full text of the written opinion of Cary Street Partners, dated September 5, 2012, is attached hereto as Annex 4 and is incorporated into this Information Statement by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Cary Street Partners in rendering its opinion. Shareholders are urged to, and should, read the opinion carefully and in its entirety. Cary Street Partners’ opinion was directed to the Board of Directors and addresses only the fairness from a financial point of view of the Revised Consideration to be received by the holders of shares of J. Alexander’s common stock (other than the Excluded Holders) pursuant to the Merger Agreement as of the date of the opinion. Cary Street Partners’ opinion does not (i) address any other aspect of the Contemplated Transactions, (ii) address the relative merits of the Contemplated Transactions as compared to any alternative transaction or business strategies that might exist for J. Alexander’s or the effect of any other transaction in which J. Alexander’s may engage, nor does the opinion address J. Alexander’s underlying decision to proceed with the Contemplated Transactions as compared to any alternative transaction or business strategies, (iii) contemplate how the Contemplated Transactions might

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affect, directly or indirectly, J. Alexander’s or its shareholders with regards to taxes, or (iv) express any opinion or recommendation as to the underlying decision of J. Alexander’s to engage in the Contemplated Transactions or as to how any shareholder of J. Alexander’s should vote at any shareholders’ meeting held in connection with the Contemplated Transactions.

The summary of the September 5, 2012 opinion of Cary Street Partners set forth in this Information Statement is qualified in its entirety by reference to the full text of the opinion.

Opinion Methodology

In arriving at its opinion, Cary Street Partners, among other things:

i.	reviewed the July 30, 2012 Amended and Restated Agreement and Plan of Merger;

ii.	reviewed a draft of the First Amendment dated September 5, 2012, which Cary Street Partners assumed was in substantially final form and from which Cary Street Partners assumed the final form would not vary in any respect material to its analysis;

iii.	reviewed the financial terms of the Contemplated Transactions as set forth in the Merger Agreement, and such other terms as Cary Street Partners deemed necessary and appropriate;

iv.	examined certain publicly available business and financial information that Cary Street Partners deemed relevant, such as annual reports, quarterly reports and other filings with the Commission relating to J. Alexander’s;

v.	visited the business offices of J. Alexander’s in Nashville, Tennessee and conducted discussions with members of management of J. Alexander’s concerning J. Alexander’s business, operations and prospects and the Contemplated Transactions;

vi.	reviewed certain non-public historical financial statements and other non-public financial and operating data relating to J. Alexander’s that were prepared, furnished to, and/or discussed with Cary Street Partners by members of the management of J. Alexander’s;

vii.	reviewed certain non-public projected financial forecasts and other information and data relating to J. Alexander’s, including its capitalization and financial condition, that were prepared, furnished to, and/or discussed with Cary Street Partners by members of the management of J. Alexander’s;

viii.	reviewed the historical market price and trading volumes of J. Alexander’s common stock, and the publicly traded securities of certain other companies that Cary Street Partners deemed relevant;

ix.	compared the financial performance of J. Alexander’s and the valuation multiples relating to the Contemplated Transactions with the financial terms, to the extent publicly available, of certain other transactions which Cary Street Partners considered relevant;

x.	compared the financial performance of J. Alexander’s and the valuation multiples relating to the Contemplated Transactions with those of certain other publicly traded companies whose operations Cary Street Partners considered relevant in evaluating the financial performance of J. Alexander’s;

xi.	compared the valuation implied by the Contemplated Transactions to a discounted cash flow analysis for J. Alexander’s; and

xii.	in addition to the foregoing, Cary Street Partners conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as it deemed appropriate in arriving at its opinion.

In rendering its opinion, Cary Street Partners assumed and relied, without performing or assuming any responsibility for independent verification, upon (1) the accuracy and completeness of all financial and other information, materials and data that were publicly available or provided to or otherwise reviewed by, discussed

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with, or made available to Cary Street Partners and (2) the assurances of members of the management of J. Alexander’s that they were not aware of any information or facts that were omitted or that remained undisclosed to Cary Street Partners that would have made the information reviewed by Cary Street Partners incomplete or misleading or that were otherwise relevant to its analysis.

With respect to financial forecasts, projections, and other information and data relating to J. Alexander’s provided to or otherwise reviewed by or discussed with Cary Street Partners, Cary Street Partners was advised by members of the management of J. Alexander’s that such forecasts, projections, and other information and data were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of J. Alexander’s as to the future financial performance of J. Alexander’s, and Cary Street Partners assumed, with the consent of the Board of Directors, that the financial results reflected in such forecasts, projections and other information and data would be realized in the amounts and at the times projected. Cary Street Partners expressed no opinion or view as to any such forecasts and projections or the assumptions on which they are based.

Cary Street Partners assumed with the consent of the Board of Directors and without independent verification for purposes of rendering its opinion, that (1) there were no material liabilities (contingent or otherwise, known or unknown) of J. Alexander’s other than those that were set forth in the latest financial statements of J. Alexander’s provided to Cary Street Partners prior to the date of its opinion or otherwise disclosed to Cary Street Partners, and (2) there has been no adverse change (other than an immaterial change) in the assets, liabilities, businesses, operations, properties, financial condition, results or prospects of J. Alexander’s, in either case taken as a whole, since the dates of the latest financial statements of J. Alexander’s provided to Cary Street Partners prior to the date of its opinion.

Cary Street Partners also assumed, with the consent of the Board of Directors, that (1) the Contemplated Transactions would be consummated in a timely manner in accordance with the terms described in the Merger Agreement without waiver, modification or amendment of any material term, condition, agreement, or obligation or any adjustment to the aggregate consideration to be delivered thereunder (whether by offset, reduction, indemnity, or otherwise), (2) the representations and warranties of the parties contained in the Merger Agreement were true and accurate (and Cary Street Partners did not verify and assumed no responsibility to verify the truth and accuracy of them), (3) each party would perform all of the covenants and agreements of such party under the Merger Agreement (4) all conditions to the consummation of the Contemplated Transactions would be satisfied without material waiver or modification thereof, and (5) in the course of obtaining the necessary governmental or third party approvals, consents and releases for the Contemplated Transactions, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on J. Alexander’s or the contemplated benefits of the Contemplated Transactions to the holders of J. Alexander’s common stock. Representatives of J. Alexander’s advised Cary Street Partners, and Cary Street Partners further assumed, that the final terms of the First Amendment to the Merger Agreement would not vary materially from those set forth in the draft reviewed by Cary Street Partners.

Cary Street Partners gave no opinion as to legal, regulatory, tax or accounting matters. Cary Street Partners did not express any opinion as to the prices or volume at which J. Alexander’s common stock will trade at any time. Cary Street Partners did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of J. Alexander’s, and Cary Street Partners did not make any physical inspection of the properties or assets of J. Alexander’s. Also, Cary Street Partners did not evaluate the solvency or fair value of J. Alexander’s or any of its affiliates under any state or federal laws relating to bankruptcy, insolvency or similar matters. Cary Street Partners did not undertake any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which J. Alexander’s or any of its affiliates is or was a party or may be subject.

Cary Street Partners was not asked to opine upon and expressed no opinion with respect to the fairness of any portion or aspect of the Contemplated Transactions to the holders of any class of security, creditors or other constituencies of J. Alexander’s or any other parties other than the fairness from a financial point of view of the

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Revised Consideration to the holders of J. Alexander’s common stock (other than the Excluded Holders), or with respect to the fairness of the amount or nature of the compensation to any of J. Alexander’s officers, directors, or employees or class of such persons, relative to compensation to J. Alexander’s other shareholders.

Cary Street Partners’ opinion was necessarily based upon information available to it, and financial, economic, market and other conditions and circumstances as they existed and could be evaluated as of the date of its opinion. Subsequent developments may affect Cary Street Partners’ opinion, and Cary Street Partners has not assumed and does not have any responsibility or obligation to update, revise, reaffirm, or withdraw its opinion based upon, or otherwise comment on or consider, events occurring or new facts or circumstances discovered after the date of its opinion. Subsequent events that could materially affect Cary Street Partners’ opinion include, without limitation, adverse changes in industry performance or market conditions; changes to the business, financial condition or results of operation of J. Alexander’s; additional changes in the terms of the Contemplated Transactions; and the failure to consummate the Contemplated Transactions within a reasonable period of time.

The Board of Directors imposed no limitations on Cary Street Partners with respect to the investigations made or the procedures followed by Cary Street Partners in rendering its opinions. Cary Street Partners’ opinion was only one of many factors considered by the Board of Directors in its evaluation of the Contemplated Transactions and should not be viewed as determinative of the views of the Board of Directors with respect to the Contemplated Transactions.

Financial Analysis

The following is a summary of the material financial analyses reviewed by Cary Street Partners with the Board on September 5, 2012, in connection with rendering its September 5, 2012 opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Cary Street Partners, nor does the order of analyses described represent relative importance or weight given to those analyses by Cary Street Partners. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Cary Street Partners’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 4, 2012, the last completed trading date prior to the time Cary Street Partners reviewed its financial analysis with the Board, and is not necessarily indicative of current market conditions.

Analytical Methodology

The valuation of J. Alexander’s is based upon the financial forecast, historical financial information and descriptions of J. Alexander’s provided to Cary Street Partners by J. Alexander’s management and the valuation considerations set forth below.

Cary Street Partners valued J. Alexander’s as a going concern. In valuing J. Alexander’s, Cary Street Partners utilized the following methods:

i.	Comparison to comparable publicly held restaurant companies.

ii.	Comparison to selected transactions in the restaurant sector.

iii.	Discounted cash flow analysis.

iv.	Premiums paid analysis.

Financial Projections

In connection with the Contemplated Transactions, J. Alexander’s management provided Cary Street Partners with five years of operating projections which are part of the basis for Cary Street Partners’ valuation and analysis. These projections were based on J. Alexander’s management’s internal operating and development

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plan, which varies in some respects with GAAP reported results, and represented management’s reasonable estimates and good faith judgments as to the future growth and financial performance of J. Alexander’s, on a go-forward stand-alone basis without taking into account any potential business combination transactions.

Trading Summary of J. Alexander’s

Cary Street Partners reviewed the historical trading prices and trading volumes for shares of J. Alexander’s common stock for the one-year period ended June 21, 2012 (the trading day prior to the date of the Prior Merger Agreement dated June 22, 2012), and on September 4, 2012. In addition, Cary Street Partners analyzed the Revised Consideration to be paid to holders of the shares of J. Alexander’s common stock pursuant to the Merger Agreement in relation to: the closing price of shares of J. Alexander’s common stock as of September 4, 2012, and June 21, 2012; the closing price of J. Alexander’s common stock on a trading day one, five, thirty and sixty trading days prior to June 21, 2012; the average closing price for shares of J. Alexander’s common stock for the fifteen trading days, thirty trading days, six-months and twelve-months ended June 21, 2012; and the 52-week high and low closing prices of shares of J. Alexander’s common stock for the period ended June 21, 2012. The table below depicts premiums represented by the $14.50 per share to be paid to holders of the shares of J. Alexander’s common stock pursuant to the Merger Agreement in relation to the per share closing prices and per share average trading prices of J. Alexander’s common stock described in the table.

J. Alexander’s Historical Stock Price Performance

Period(1)	Share Price	Premium Based on $14.50 Offer Price
September 4, 2012 (Current)	$14.49	0.1%
June 21, 2012 (Day prior to initial agreement)	$9.59	51.2%
1-Trading Day Prior	$9.85	47.2%
5-Trading Days Prior	$9.25	56.8%
30-Trading Days Prior	$8.49	70.8%
60-Trading Days Prior	$8.59	68.8%
15-Trading Days Average	$9.28	56.2%
30-Trading Days Average	$8.88	63.2%
6-Month Average	$8.04	80.3%
1-Year Average	$6.96	108.5%
52-Week High	$9.90	46.5%
52-Week Low	$5.12	183.2%

(1)	Other than the Current price on September 4, 2012, premium data is calculated based upon trading statistics as of June 21, 2012, the trading day prior to the date of the Prior Merger Agreement.

Summary of J. Alexander’s Valuation Analyses

In its comparison of J. Alexander’s to other publicly held restaurant companies for purposes of its September 5, 2012 opinion, Cary Street Partners used various metrics including enterprise value as a multiple of earnings before interest, taxes, depreciation and amortization, adjusted to exclude non-cash stock based compensation and pre-opening expenses (“Adjusted EBITDA”), for the latest twelve months (“LTM”) period ended July 1, 2012 and estimated for 2012; enterprise value as a multiple of earnings before interest and taxes, adjusted to exclude non-cash stock based compensation and pre-opening expenses (“Adjusted EBIT”) for the LTM period and estimated for 2012; and price as a multiple of earnings per share (“EPS”) estimated for years 2012 and 2013. In addition to the adjustment for non-cash stock based compensation and pre-opening expenses, all metrics with respect to the Company, including EPS, for the LTM period ended July 1, 2012 and for the 2012 fiscal year included an adjustment for special expenses of approximately $1 million related to the evaluation of strategic alternatives by the Company, including expenses associated with the negotiation and execution of a definitive merger agreement for the sale of the Company.

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In Cary Street Partners’ comparison to recent mergers and acquisitions in the restaurant sector, it used enterprise value as a multiple of LTM Adjusted EBITDA and price as a multiple of LTM EPS. Cary Street Partners analyzed the discounted cash flows of J. Alexander’s using a median perpetuity growth rate of 3.0% and median terminal Adjusted EBITDA multiple of 6.0x, which rate and multiple were selected by Cary Street Partners based on input from Company management and its own professional judgment. Cary Street Partners also reviewed publicly available information and analyzed the premiums offered in selected publicly announced precedent transactions to determine the premiums paid in those precedent transactions over the trading prices one-trading day prior, one-trading week prior and one-trading month prior of the target companies prior to the date of the Prior Merger Agreement. In calculating per share values, Cary Street Partners estimated the number of fully diluted shares of J. Alexander’s common stock outstanding on different dates, using the treasury stock method and the price of J. Alexander’s common stock as of June 21, 2012 and at the amended Offer Price of $14.50 per share. For its analysis, Cary Street Partners used an estimate of 6.34 million fully diluted shares on June 21, 2012 at a price of $9.59 per share, and 6.54 million fully diluted shares at the amended Offer Price of $14.50 per share.

Comparable Company Analysis

Cary Street Partners reviewed and compared certain financial and operating information and measurements relating to J. Alexander’s to corresponding information and measurements of selected publicly traded, restaurant companies. Although none of the selected companies is directly comparable to J. Alexander’s, the companies were chosen because they are publicly traded companies in the full-service, casual dining and upscale casual segments of the restaurant industry and may be deemed to have certain business and operating characteristics that for purposes of analysis may be considered similar to those of J. Alexander’s.

The following list represents a reference set of companies that Cary Street Partners believed, based on its own professional judgment, were most comparable to J. Alexander’s:

•	Ark Restaurants Corp. (ARKR)

•	BJ’s Restaurants Inc. (BJRI)

•	Bob Evans Farms Inc. (BOBE)

•	Bravo Brio Restaurant Group, Inc. (BBRG)

•	Brinker International Inc. (EAT)

•	Cracker Barrel Old Country Store, Inc. (CBRL)

•	Darden Restaurants, Inc. (DRI)

•	Famous Dave’s of America Inc. (DAVE)

•	Kona Grill Inc. (KONA)

•	Luby’s Inc. (LUB)

•	Red Robin Gourmet Burgers Inc. (RRGB)

•	Ruby Tuesday, Inc. (RT)

•	Ruth’s Hospitality Group Inc. (RUTH)

•	Texas Roadhouse Inc. (TXRH)

•	The Cheesecake Factory Inc. (CAKE)

With respect to J. Alexander’s and the selected companies, Cary Street Partners calculated:

(1) Enterprise value, which is the market value of common equity plus the book value of funded debt less cash and cash equivalents;

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(2) Enterprise value as a multiple of Adjusted EBITDA for the LTM and estimated 2012 fiscal year periods, respectively;

(3) Enterprise value as a multiple of Adjusted EBIT for the LTM and estimated 2012 fiscal year periods, respectively; and

(4) Price as a multiple of EPS estimated for the 2012 and 2013 projected years, respectively.

Calculations for the comparable company analysis were based on the closing prices per share of the selected companies’ respective common stock on September 4, 2012, and S&P Capital IQ estimates. Calculations for J. Alexander’s were based on its closing price per share of $9.59 on June 21, 2012 and the amended Offer Price of $14.50 per share to be received by holders of J. Alexander’s common stock pursuant to the Contemplated Transactions; and S&P Capital IQ estimates and the projections provided to Cary Street Partners.

The results of these analyses are summarized as follows:

	Comparable Companies		J. Alexander’s
Enterprise Value as a multiple of:(1)	Range	Median	June 21, 2012	Offer Price

LTM Adjusted EBITDA	3.8x - 12.8x	6.7x	5.6x	8.5x

2012E Adjusted EBITDA	5.5x - 12.4x	7.2x	5.0x	7.6x

LTM Adjusted EBIT	5.9x - 22.3x	10.9x	11.4x	17.3x

2012E Adjusted EBIT	9.7x - 22.8x	11.8x	9.0x	13.7x

	Comparable Companies		J. Alexander’s
Price as a multiple of:	Range	Median	June 21, 2012	Offer Price

2012E Earnings	4.8x - 32.9x	16.5x	12.9x	20.2x

2013E Earnings	11.6x - 26.7x	14.6x	15.6x	24.3x

(1)	LTM and balance sheet data as of July 1, 2012.

This analysis indicated an implied price per share value range for J. Alexander’s of $8.85 to $13.65. A summary of the analysis is below.

Comparable Company Summary Valuation

($s in 000s, except per share values)

Valuation Metric	Company Metric	Median Multiple	Implied Value Per Share
Adjusted EBITDA
LTM	$11,726	6.7x	$11.30
2012E	$13,194	7.2x	$13.65

Adjusted EBIT
LTM	$5,789	10.9x	$8.85
2012E	$7,301	11.8x	$12.43

EPS
2012E	$0.75	16.5x	$12.38
2013E	$0.63	14.6x	$9.16

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Selected Transaction Analysis

Cary Street Partners reviewed certain publicly available information relating to the selected transactions set forth below, which were announced after May 2009 and involved target companies in the restaurant industry for which data relating to the target company’s transaction values were publicly available. Cary Street Partners performed an analysis of the selected transactions to compare multiples paid in other transactions to the multiples implied in the Contemplated Transactions.

Cary Street Partners analyzed a group of 16 restaurant industry merger and acquisition transactions. These transactions (listed by acquirer / target and time of announcement) were:

•	Darden Restaurants, Inc. / Yard House USA, Inc. (July 12, 2012)

•	Angelo, Gordon & Co. / Benihana, Inc. (May 22, 2012)

•	Centerbridge Partners / P.F. Chang’s China Bistro Inc. (May 1, 2012)

•	Fidelity National Financial, Inc. / O’Charley’s Inc. (February 6, 2012)

•	Landry’s Restaurants Inc. / Morton’s Restaurant Group, Inc. (December 16, 2011)

•	Landry’s Restaurants Inc. / McCormick & Schmick’s Seafood Restaurants, Inc. (November 8, 2011)

•	Golden Gate Capital / California Pizza Kitchen (May 25, 2011)

•	Landry’s Restaurants Inc. / Bubba Gump Shrimp Co. Inc. (November 5, 2010)

•	Landry’s Restaurants Inc. / Claim Jumper Restaurants, LLC (October 29, 2010)

•	3G Capital Management, LLC / Burger King Holdings, Inc. (September 2, 2010)

•	Kelso & Company / LRI Holdings, Inc. (August 30, 2010)

•	Mill Road Capital / Rubio’s Restaurants Inc. (May 10, 2010)

•	Oak Hill Capital Partners / Dave & Busters Holdings, Inc. (May 3, 2010)

•	Apollo Global Management LLC / CKE Restaurants, Inc. (April 18, 2010)

•	Management / Landry’s Restaurants, Inc. (November 3, 2009)

•	Friedman Fleischer & Lowe, LLC / Cajun Operating Company (Church’s Chicken) (June 9, 2009)

For each of the selected transactions, to the extent there was available sufficient public information related to the selected transactions, Cary Street Partners calculated and compared the target’s total enterprise value, as implied by the selected transaction, to the target’s Adjusted EBITDA for the most recently reported LTM period ending prior to the announcement of the transaction. Cary Street Partners also calculated and compared the target’s total equity value, as implied by the selected transaction, to the target’s earnings for the most recently reported LTM period ending prior to the announcement. While none of the companies that participated in the selected transactions are directly comparable to J. Alexander’s, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of J. Alexander’s results, market size and operations.

The following table presents the results of this analysis:

	Selected Transactions		J. Alexander’s
Enterprise Value as a multiple of:	Range	Median	June 21, 2012	Offer Price
LTM Adjusted EBITDA	5.3x - 20.2x	7.2x	5.6x	8.5x

Price as a multiple of:	Range	Median	June 21, 2012	Offer Price

LTM EPS	12.5x - 45.1x	28.4x	18.5x	28.8x

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This analysis indicated an implied price per share value range for J. Alexander’s of $12.21 to $15.13. A summary of the analysis is below.

Comparable Acquisitions Summary Valuation

($s in 000s, except per share values)

Valuation Metric	Company Metric	Median Multiple	Implied Value Per Share
LTM Adjusted EBITDA	$11,726	7.2x	$12.21
LTM EPS	$0.53	28.4x	$15.13

Discounted Cash Flow Analysis – J. Alexander’s

Cary Street Partners performed an illustrative discounted cash flow analysis on J. Alexander’s using the projections provided to Cary Street Partners.

Cary Street Partners calculated indications of net present value per share of J. Alexander’s common stock of estimated unlevered free cash flow for J. Alexander’s for the years 2012 to 2016 using the Company’s cash flow from operations and capital expenditures projections included in the prospective financial information prepared by management and employing discount rates ranging from 12.4% to 14.4%, rates selected based on Cary Street Partners’ analysis of J. Alexander’s weighted average cost of capital. For purposes of determining unlevered free cash flow, Cary Street Partners treated stock based compensation as a cash expense.

Cary Street Partners calculated illustrative terminal values in the year 2016 by applying perpetuity growth rates ranging from 2.5% to 3.5%, a range of rates selected by Cary Street Partners based on input from Company management and its own professional judgment. These illustrative terminal values were then discounted to calculate implied indications of present values per share of J. Alexander’s common stock using discount rates ranging from 12.4% to 14.4%. This analysis resulted in value per share indications ranging from $7.23 to $9.96, with a median value of $8.40 per share.

Cary Street Partners also calculated illustrative terminal values in the year 2016 by using terminal Adjusted EBITDA multiples of 5.0x, 6.0x and 7.0x, a range of multiples selected by Cary Street Partners based on input from Company management and its own professional judgment. These illustrative terminal values were then discounted to calculate implied indications of present values per share of J. Alexander’s common stock using discount rates ranging from 12.4% to 14.4%. This analysis resulted in value per share indications ranging from $9.70 to $14.03, with a median value of $11.79 per share.

Premiums Paid Analysis – J. Alexander’s

Cary Street Partners reviewed publicly available information and analyzed the premiums offered in selected transactions to determine the premiums paid in the transactions over recent trading prices of the target companies prior to the announcement of the transactions. Cary Street Partners selected these transactions by searching public company disclosures, databases and other public sources and applied the following criteria: (i) the target company was a publicly-traded U.S. company with a $2.00 or greater share price prior to the transaction announcement; (ii) the transaction had a value between $50 and $250 million; (iii) the target of the transaction had positive LTM EBITDA; and (iv) the transaction was announced between January 1, 2009, and September 4, 2012. Cary Street Partners identified 129 transactions for its comparable set. The median value of the announced premiums were calculated relative to (i) the target’s closing share price one day prior to the announcement, (ii) the target’s closing share price on the day that was one week prior to the announcement and (iii) the target’s closing share price on the day that was one month prior to the announcement.

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Median Premiums Paid For Historical Transactions

Premium Percentage	1 – Trading Day Prior	1 – Trading Week Prior	1 – Trading Month Prior
Median	33.7%	37.5%	36.1%

Using the median percentile premiums set forth above and the closing price of $9.59 of J. Alexander’s common stock on June 21, 2012, this analysis implied a valuation range of approximately $11.57 to $13.17.

Miscellaneous

The preparation of a fairness opinion is a complex process and is not necessarily disposed to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Cary Street Partners’ opinion. In arriving at its fairness determination, Cary Street Partners considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Cary Street Partners made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to J. Alexander’s or the Contemplated Transactions.

Any estimates contained in Cary Street Partners’ analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than results suggested by the estimates. Estimates used in, and the results derived from, Cary Street Partners’ analyses are inherently subject to substantial uncertainty, and Cary Street Partners assumes no responsibility if future results are materially different from those forecasted in the estimates used by Cary Street Partners in its analyses.

Under the terms of Cary Street Partners’ engagement letter, J. Alexander’s paid Cary Street Partners a fee of $50,000 upon delivery of its September 5, 2012 opinion, and the opinion fee was not contingent upon the conclusion reached in the opinion. In addition, J. Alexander’s paid Cary Street Partners a retainer fee for its financial advisory services equal to $75,000, and upon completion of the Contemplated Transactions, would pay a fee of $800,000 less the amount of the retainer fees previously paid to Cary Street Partners. J. Alexander’s has agreed to reimburse Cary Street Partners for its reasonable out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel). J. Alexander’s has also agreed to indemnify Cary Street Partners for certain costs and liabilities arising out of its engagement, except in the case of Cary Street Partners’ gross negligence or willful misconduct.

In the ordinary course of its business, Cary Street Partners and its affiliates may actively trade or hold the securities of J. Alexander’s, Fidelity, or their respective affiliates for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. During the two-year period prior to the date of Cary Street Partners’ opinion, Cary Street Partners did not hold any securities or positions in the securities of J. Alexander’s, Fidelity, or any of their respective affiliates for its own account. In addition, Cary Street Partners and its affiliates may maintain relationships with J. Alexander’s, Fidelity, and their respective affiliates. During the two-year period prior to the date of its opinion, Cary Street Partners provided financial advisory services to J. Alexander’s and received fees for the rendering of those services, including the reimbursement of expenses. Under its engagement letter with J. Alexander’s Cary Street Partners has delivered fairness opinions to the Board of Directors, and received fees of $200,000 and $75,000 for the delivery of such opinions, in connection with the Prior Merger Agreement dated as of June 22, 2012 and the Amended Merger Agreement dated July 30, 2012, respectively. During the two-year period prior to the date of Cary Street’s opinion, no relationship existed between Cary Street Partners and Fidelity, the Operating Company, or any of their affiliates pursuant to which compensation was received or was intended to be received by Cary Street Partners as a result of such a relationship, and no such relationship is mutually understood to be contemplated. Cary Street Partners may provide financial or other services to J. Alexander’s, Fidelity, the Operating Company, or any of their respective affiliates in the future, and in connection with any such services Cary Street Partners may receive compensation.

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Purpose of the Merger

The purpose of the Merger is to enable Fidelity, through Merger Sub, to acquire the remaining equity interest in the Company not currently owned by Fidelity, Merger Sub or Fidelity’s affiliates. The first step in the acquisition of the Company was the Offer and subsequent offering period by Merger Sub to acquire all of the outstanding Shares. The Merger is the second and final step in the acquisition of the Company by Fidelity by acquiring all of the outstanding Shares not tendered and purchased pursuant to the Offer or otherwise.

The acquisition of the Company has been structured as a cash tender offer and a cash merger in order to provide a prompt and orderly transfer of ownership from the Company’s public shareholders to Fidelity. The purchase of Shares pursuant to the Offer and the subsequent offering period practically assures that the Merger will be consummated.

Certain Effects of the Offer and the Merger

As a result of the Merger, Fidelity will beneficially own the entire equity interest in J. Alexander’s. Therefore, following the Merger, present holders of Shares (other than J. Alexander’s and Merger Sub) will no longer have an equity interest in the Company and will no longer share in future earnings and potential growth of the Company, if any. Instead, each holder of Shares immediately prior to the Effective Time (other than Shares held by J. Alexander’s or Merger Sub, which will be cancelled and retired and will cease to exist without any consideration being delivered in exchange for those Shares) will have the right to receive the Merger Consideration (subject to withholding and transfer taxes) to which such holder is entitled under the Merger Agreement.

If the Merger is completed, the Shares will be delisted from NASDAQ and deregistered under the Exchange Act. As such, the Company would no longer file periodic reports with the SEC on account of the Shares or otherwise.

Plans for the Company

Upon the consummation of the Merger, the separate existence of Merger Sub shall cease and J. Alexander’s shall survive and continue its existence as the Surviving Corporation. The Surviving Corporation shall be vested with all the property owned by and all of the liabilities of both the Company and Merger Sub. It is expected that, initially following the Merger, the Company’s business and operations will be continued by the Surviving Corporation substantially as they are currently being conducted. Fidelity intends to conduct a comprehensive review of the Company’s business, operations, capitalization and management with a view to optimizing development of the Company’s potential in conjunction with Fidelity’s investment in ABRH. Fidelity will continue to evaluate the business and operations of J. Alexander’s after the consummation of the Offer and the Merger and will take those actions as it deems appropriate under the circumstances existing at the time, which may include combining the Company’s business and operations with the restaurant operations currently owned and operated by ABRH.

It is presently contemplated by Fidelity that, promptly following the Merger, Fidelity will cause the Surviving Corporation to effect certain restructuring transactions in preparation for a contribution of the Company and its assets and liabilities to Fidelity Newport Holdings, LLC, a restaurant operating company and indirect, majority owned subsidiary of Fidelity, that operates other restaurant concepts, including O’Charley’s, Ninety Nine Restaurants, Max & Erma’s, Village Inn, Bakers Square and Stoney River Legendary Steaks.

“Going Private” Transactions

The SEC has adopted Rule 13e-3 promulgated under the Exchange Act, which is applicable to certain “going private” transactions and which may, under certain circumstances, be applicable to the Merger. However, Rule 13e-3 would be inapplicable if (1) the Shares are deregistered under the Exchange Act prior to the Merger

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or other business combination or (2) the Merger or other business combination is consummated within one year after the purchase of the Shares pursuant to the Offer and the amount paid per Share in the Merger or other business combination is at least equal to the amount paid per Share in the Offer. The Company, Fidelity and Merger Sub believe that Rule 13e-3 will not be applicable to the Merger because it is anticipated that the Merger will be effected within one year following the consummation of the Offer and, in the Merger, the Company’s shareholders will receive the same price per Share as paid in the Offer.

Agreements among Fidelity, Merger Sub and the Company

The Merger Agreement

The Merger Agreement governs the contractual rights between the Company, Fidelity and Merger Sub in relation to the Offer and the Merger. The Restated Merger Agreement and First Amendment are attached to this Information Statement as Annex 1 and Annex 2, respectively, to provide you with information regarding its terms. It is not intended to provide any other factual information about the parties. A description of the Merger Agreement is provided under the heading “The Merger Agreement” below.

Confidentiality Agreements

On March 18, 2012, Fidelity, the Operating Company and J. Alexander’s executed a confidentiality letter agreement (the “Confidentiality Letter Agreement”), and on April 9, 2012, American Blue Ribbon Holdings, LLC, a Delaware limited liability company and an indirect, majority-owned subsidiary of Fidelity, and J. Alexander’s executed a Confidentiality Agreement (together with the Confidentiality Letter Agreement, the “Confidentiality Agreements”), pursuant to which the parties agreed, subject to certain exceptions, to, among other things, keep confidential certain information provided by the parties for purposes of evaluating a possible transaction between Fidelity and the Operating Company or their affiliates, on the one hand, and J. Alexander’s, on the other hand. In the Confidentiality Letter Agreement, Fidelity and the Operating Company also agreed to a standstill provision placing restrictions on, among other things, the ability of Fidelity and its controlled affiliates to acquire securities of J. Alexander’s or to enter into, or propose to enter into, a merger or certain other combination or acquisition transactions involving J. Alexander’s, unless specifically requested in writing in advance by the Board of Directors, for a period of twelve months from the date of the Confidentiality Letter Agreement. The restrictions in the Confidentiality Agreements automatically terminate upon the earlier to occur of two years from the date of each respective Confidentiality Agreement and the date of a consummation of a transaction between J. Alexander’s, on the one hand, and Fidelity and the Operating Company or their affiliates, on the other hand.

Omnibus Termination Agreement

Contemporaneously with the execution of the Restated Merger Agreement, the Company, Fidelity, the Operating Company, Fidelity National Special Opportunities, Inc., Newport Global Opportunities Fund, LP and ABRH entered into a certain Omnibus Termination and Release Agreement, dated as of July 30, 2012 (the “Omnibus Termination Agreement”), which terminated and released the parties to the Omnibus Termination Agreement from certain “Terminated Agreements” (as defined in the Omnibus Termination Agreement) which had been entered into in connection with the Prior Merger Agreement and were no longer necessary in light of the effect of the Restated Merger Agreement.

Representation on the Board.

Pursuant to the Merger Agreement, Fidelity is entitled to designate the number of directors on the J. Alexander’s Board equal to the product of (i) the total number of directors on the J. Alexander’s Board and (ii) the percentage that the number of Shares owned directly or indirectly by Fidelity (and its subsidiaries, including Merger Sub) immediately following the Acceptance Time represents out of the total number of Shares then outstanding. Biographical information concerning Fidelity’s director nominees is listed in “Information Concerning Director Designees” below. J. Alexander’s has agreed to take all actions necessary to enable Fidelity’s designees to be so elected or appointed to the J. Alexander’s Board. J. Alexander’s also agreed to cause individuals designated by

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Fidelity to have the same proportionate representation on (i) each committee of the J. Alexander’s Board and (ii) each board of directors (or similar body) and each committee thereof (or similar body) of each subsidiary of J. Alexander’s. Prior to the Effective Time, the J. Alexander’s Board will always have at least three members of the J. Alexander’s Board who were members of the J. Alexander’s Board as of the effective date of the Merger Agreement (“Continuing Directors”) and until the effective time of the Merger, the approval of a majority of the Continuing Directors will be required to authorize J. Alexander’s to, among other things:

•	Amend, modify, supplement or terminate the Merger Agreement;

•	Extend the time for performance of, or waive, any of the obligations or other acts of Fidelity or Merger Sub under the Merger Agreement

•	Waive or exercise any of the Company’s rights under the Merger Agreement;

•	Waive any condition to the Company’s obligations under the Merger Agreement;

•	Amend the Company’s charter or bylaws;

•

Authorize any agreement between J. Alexander’s, or its subsidiaries, on the one hand, and Fidelity, Merger Sub or their affiliates, on the other hand, that is effective before the effective time of the Merger; or

•	Make any other determination with respect to any action to be taken or not to be taken by or on behalf of J. Alexander’s relating to the Merger Agreement or the transactions contemplated thereby.

On September 19, 2012, as required by the Merger Agreement and as permitted by the Company’s Bylaws, by action of the Board, the size of the Board was increased to seven members. Mr. Stout resigned as Chairman and as a member of the Board, and Anthony J. Park, Brent B. Bickett, George P. Scanlon and Peter Sadowski were appointed to fill the four vacancies on the Board created by the addition of three director positions and Mr. Stout’s resignation. E. Townes Duncan, Brenda B. Rector and Joseph N. Steakley will remain in office as the Continuing Directors until the Effective Time. Biographical and other information about the directors designated for appointment by Fidelity is disclosed below. In addition, subject to the terms of the Merger Agreement, pending completion of the Merger, Merger Sub is entitled, at its request, to have its designees appointed to the committees of the Board.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Restated Merger Agreement. The Restated Merger Agreement is attached to this Information Statement as Annex 1 and is incorporated herein by reference.

Interests of Certain Persons in the Merger

The Company’s executive officers and the members of the Board may be deemed to have interests in the transactions contemplated by the Merger Agreement that may be different from or in addition to those of the Company’s shareholders generally. These interests may create potential conflicts of interest. The Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement. In addition, certain agreements, arrangements or understandings between the Company and certain of the Company’s executive officers and members of the Board are described further below.

In the case of each plan or agreement discussed below to which the terms “Change in Control” or “Change in Control of the Company” (as defined therein) apply, the consummation of the Offer constituted a change in control.

Cash Payable for Outstanding Shares Pursuant to the Offer

The directors and executive officers of J. Alexander’s who tendered their Shares for purchase pursuant to the Offer received the same cash Offer Price on the same terms and conditions as the other shareholders of J. Alexander’s. On September 19, 2012, the directors and executive officers of J. Alexander’s beneficially

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owned, in the aggregate, 484,325 Shares, excluding Shares subject to exercise of Options (as defined below), but including Shares allocated to each individual by virtue of that individual’s participation in the J. Alexander’s Employee Stock Ownership Plan (“ESOP”). As of [—], 2012, the directors and executive officers tendered 470,936 of these Shares for purchase pursuant to the Offer and the subsequent offering period and those Shares were accepted and purchased by Merger Sub, for which the directors and executive officers received an aggregate of $6,828,572 in cash pursuant to tenders into the Offer. The directors and officers are entitled to receive an additional $194,141 from Merger Sub for the remaining Shares not tender pursuant to the Offer and subsequent offering period.

The table below sets forth information regarding the amount of cash consideration each executive officer and director for Shares purchased by Merger Sub pursuant to the Offer (excluding Options (as defined below), but including ESOP Shares).

Name	Number of Outstanding Shares Beneficially Owned	Consideration Received
E. Townes Duncan	190,214	$2,758,103
Brenda B. Rector	1,000	$14,500
Joseph N. Steakley	1,000	$14,500
Lonnie J. Stout II	183,006	$2,653,587
R. Gregory Lewis	50,318	$729,611
J. Michael Moore	6,359	$92,206
Mark A. Parkey	39,039	$566,066

Treatment of J. Alexander’s Stock Options

Under the Merger Agreement, each Company Option (as defined in the Merger Agreement and referred to herein as an “Option”) that is outstanding immediately prior to the Acceptance Time (as defined in the Merger Agreement), whether or not then vested and exercisable, became fully vested and exercisable upon the occurrence of the Acceptance Time.

Each unexercised Option for which, as of the Acceptance Time, the Offer Price exceeds the exercise price per Share was canceled at the Acceptance Time. In exchange, on [September 25], 2012, pursuant to the terms of the Merger Agreement, J. Alexander’s paid an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (1) the excess of the Merger Consideration, over the exercise price per Share under such Option and (2) the number of Shares subject to such Option (the “Option Spread Value”). The Company’s directors and executive officers received an aggregate amount of $5,056,665 in cash for Options tendered pursuant to the Offer. The table below sets forth the consideration received by each of the Company’s directors and executive officers for Options tendered pursuant to the Merger.

	Vested Options Converted to the Option Spread Value			Unvested Options Converted to the Option Spread Value
Name	Number of Shares	Weighted Average Exercise Price per Share	Option Spread Value from Vested Options	Number of Shares	Weighted Average Exercise Price per Share	Option Spread Value from Unvested Options	Total Option Spread Value
E. Townes Duncan	9,000	$7.03	$67,230	—	—	—	$67,230
Brenda B. Rector	17,000	$7.50	$118,990	—	—	—	$118,990
Joseph N. Steakley	17,000	$7.50	$118,990	—	—	—	$118,990
Lonnie J. Stout II	190,000	$6.47	$1,526,425	155,000	$4.78	$1,507,000	$3,033,425
R. Gregory Lewis	80,000	$7.55	$555,963	36,250	$5.11	$340,250	$896,213
J. Michael Moore	58,750	$7.30	$403,650	16,250	$5.07	$153,250	$556,900
Mark A. Parkey	23,697	$9.79	$111,667	16,250	$5.07	$153,250	$264,917

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Section 16 Matters

Pursuant to the Merger Agreement, J. Alexander’s has agreed to take all steps reasonably necessary to cause the Contemplated Transactions and any other dispositions of J. Alexander’s equity securities (including derivative securities) in connection with the Contemplated Transactions by each individual who is a director or executive officer of J. Alexander’s to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Executive Employment Agreements

The Employment Agreements with J. Alexander’s executive officers address the possibility of job loss after a “change in control” (as defined in the respective agreements). The consummation of the Contemplated Transactions will constitute a “change in control” under the respective agreements and therefore could trigger the payment of the benefits described below. Upon a “change in control,” the executive is entitled to a lump sum payment if he is terminated without “cause” or if he resigns for “good reason” (as those terms are defined in the respective agreements), in each case, within thirty-six months of such “change in control.” That lump sum is equal to a payment of: (i) 2.99 times the executive’s base salary then in effect, plus (ii) 2.99 times the higher of (a) the cash bonus paid or earned but not yet paid, in respect of the previous fiscal year, or (b) the average bonus paid or earned but not yet paid, in respect of the last three fiscal years. In addition to the lump sum payment, all unvested equity incentive plan awards held by each executive will vest upon a termination in connection with a “change in control” and health insurance benefits will continue for a period of three years. For Mr. Stout and Mr. Lewis, who are also parties to Severance Benefits Agreements (as discussed below), the applicable severance amounts payable under the Employment Agreements would be reduced by amounts payable under the executive’s Severance Benefits Agreement. The Employment Agreements also provide for a gross-up payments to an executive officer who incurs an excise tax under Section 280G of the Internal Revenue Code of 1986, as amended.

Under the terms of the Employment Agreements, an executive officer’s employment may be terminated by the Company for “cause,” which includes, among other things: (i) conviction of a felony or of a crime involving misappropriation or embezzlement; (ii) certain acts of willful and material wrongdoing by the executive officer; (iii) repeated failure of the executive officer to follow the direction of the Company and the Board; and (iv) material breach by the executive officer of a material obligation under his Employment Agreement. The following events, among others, constitute “good reason” for which the executive officer may terminate his employment under the Employment Agreements: (i) a material reduction by the Company in the executive officer’s title or position, or a material reduction by the Company in the executive officer’s authority, duties or responsibilities, or the assignment by the Company to the executive officer of any duties or responsibilities that are materially inconsistent with the executive officer’s title, position, authority, duties or responsibilities; (ii) a material reduction in the executive officer’s base salary; (iii) any material breach by the Company of the Employment Agreement; or (iv) the Company’s requiring the executive officer to relocate his office location more than 50 miles from Nashville, Tennessee. For Mr. Stout and Mr. Moore, the definition of “good reason” will be modified upon the consummation of the Merger as described below under the heading “Executive Letter Agreements.”

Severance Benefits Agreements

Mr. Stout and Mr. Lewis are parties to Severance Benefits Agreements pursuant to which Mr. Stout and Mr. Lewis would receive lump sum payments representing 18 months of their salaries following a “change in control of the company” upon termination by J. Alexander’s, without “cause” or resignation by Mr. Stout or Mr. Lewis for “reason” (as such terms are defined in the respective agreements). As noted above, any payments actually made under the Severance Benefits Agreements to Mr. Stout or Mr. Lewis will offset and reduce any amounts that become payable under their respective Employment Agreements.

Under the Severance Benefits Agreements, the Company will have “cause” only if termination was the result of an act or acts of dishonesty by the executive officer constituting a felony and resulting in or intended to result in substantial gain or personal enrichment at the expense of the Company. Following a “change in control of the

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company,” Mr. Stout and Mr. Lewis shall have “reason” to terminate their respective employments under the Severance Benefits Agreements if there is either a change in their present responsibilities or there is a decrease in the level of their compensation or other economic loss. For Mr. Stout, the definition of “reason” will be modified upon the consummation of the Merger as described below under the heading “Executive Letter Agreements.”

Amended and Restated Salary Continuation Agreements

Each executive is a party to an Amended and Restated Salary Continuation Agreement with J. Alexander’s. The Salary Continuation Agreements provide for an annual retirement benefit of 50% of the executive’s “base salary” (which is defined as the greater of the executive’s salary on the date of termination or the average base salary for three full fiscal years immediately preceding the transaction) if the executive is terminated after attaining the age of 65 for any reason other than death. The annual payment is payable over 15 years, commencing within 30 days of the executive’s retirement. Additionally, the Amended and Restated Salary Continuation Agreements also provide for a vested benefit for each officer upon termination of service with J. Alexander’s for any reason other than death prior to reaching the age of 65. The vested benefit is based on the executive’s base salary as of the date of termination, subject to certain minimum benefit levels. For Messrs. Stout and Lewis, the vested benefit is an annual benefit equal to the greater of fifty percent (50%) of the executive’s “base salary” as of the executive’s termination date or a designated minimum annual amount, each paid in equal monthly installments for a period of fifteen years commencing once the executive subsequently attains the age of 65. For Messrs. Moore and Parkey, the vested benefit is a lump sum payable within 30 days of termination equal to the greater of: (i) the present value as of the date of payment (using a seven percent (7%) discount rate) of fifty percent (50%) of the executive’s “base salary” as of the executive’s termination date as if paid in equal monthly installments, beginning when the executive would reach age 65, for a period of 15 years, or (ii) a minimum lump sum. Messrs. Moore and Parkey are each permitted by the terms of their agreements to make an election to receive their vested benefit over a period of fifteen years commencing upon his attaining the age of 65. In connection with the Company’s entry into the Merger Agreement, each Amended and Restated Salary Continuation Agreement will be amended upon the consummation of the Merger as set forth below under the heading “Executive Letter Agreements.”

Executive Letter Agreements

In connection with the execution of the Merger Agreement, the Company, Fidelity, ABRH and the Operating Company entered into amended letter agreements with each of the Company’s executive officers, respectively (the “Amended Letter Agreements”), which amended and restated certain prior letter agreements entered into on June 22, 2012, in connection with the Prior Merger Agreement, and provide that, subject to the consummation of the Merger, certain provisions of the Employment Agreements, the Severance Benefits Agreements and the Amended and Restated Salary Continuation Agreements discussed above, between the Company and certain executives would be amended.

Pursuant to the Amended Letter Agreements, conditioned upon the consummation of the Merger, the provision permitting termination of employment by the employee for “good reason” included in the Employment Agreements between the Company and Messrs. Stout and Moore, and in the Severance Benefits Agreement between the Company and Mr. Stout, will be revised to exclude from the definition of “good reason” the assignment of the executive officer to a position at the Operating Company in its main corporate office or upscale division office in Nashville, Tennessee with similar duties and responsibilities and substantially similar salary and benefits or their equivalent value as the executive’s salary and benefits prior to the Merger.

In addition, the Amended Letter Agreements will amend the Salary Continuation Agreements between the Company and each of its executive officers, conditioned upon the consummation of the Merger, (i) with respect to Messrs. Stout and Moore, to amend the definition of “base salary” included in the Salary Continuation Agreement so that it will be fixed as of the date of the Merger and, (ii) with respect to Messrs. Stout, Lewis, Moore and Parkey, to suspend the obligation of the Company and its successors to establish and fund a “rabbi trust” with respect to certain retirement benefits upon a change in control of the Company, in exchange for Fidelity’s guarantee of the

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Company’s obligations under the Salary Continuation Agreements until (a) the Operating Company beneficially owns any interest in the Company, at which time the Operating Company will also guarantee the performance of the obligations of the Company under the Salary Continuation Agreements, and (b) Fidelity no longer retains direct or indirect beneficial ownership of at least 40% of the Company, at which time, upon the occurrence of both (a) and (b), the Company’s obligations under the Salary Continuation Agreement to fund a rabbi trust shall resume, and upon the establishment and funding by the Company of the “rabbi trust,” Fidelity’s guarantee shall terminate; provided, however, that the Operating Company’s guarantee of the Company’s obligations under the Salary Continuation Agreements will continue in force until all such obligations are satisfied.

Each of the foregoing Amended Letter Agreements was required by Fidelity, ABRH and the Operating Company prior to their entry into the Merger Agreement and, subject to completion of the Merger, effectively limits the contractual benefits to the executive officers under the amended agreements.

Directors’ Compensation

Under J. Alexander’s director compensation policy, non-employee directors receive cash compensation in the form of a monthly fee of $1,250 plus a fee of $1,500 for each attended meeting of the Board or any committee of which he or she is a member. Each director who is not also an employee of J. Alexander’s is eligible for non-qualified stock options under the Amended and Restated 2004 Equity Incentive Plan. Generally, directors who are not employees of J. Alexander’s have been awarded options to purchase 10,000 shares of Common Stock upon joining the Board and options to purchase 1,000 shares of Common Stock for each succeeding year of service, with the exercise price equal to the fair market value of the Common Stock on the date of grant. Pursuant to the terms of the Amended and Restated 2004 Equity Incentive Plan, no non-employee director is eligible for a grant of incentive stock options under the Plan.

Summary of Benefits Continuation Period

The Merger Agreement provides that for a period of twelve months following the date of closing of the Merger (the “Benefits Continuation Period”), Fidelity shall cause the Surviving Corporation to provide to employees of J. Alexander’s and its subsidiaries, while their employment continues during the Benefits Continuation Period (the “Continuing Employees”), (i) base salary and target cash bonus opportunities substantially comparable in the aggregate with employee compensation (but excluding equity opportunities, change in control bonuses and retention agreements) provided to similarly situated employees of the Operating Company and (ii) employee benefits substantially comparable in the aggregate with employee benefits (but excluding equity opportunities) provided to similarly situated employees of the Operating Company.

Subject to certain limitations, Fidelity also agreed to cause the Surviving Corporation to (i) credit each Continuing Employee with his or her years of service with J. Alexander’s and any predecessor entities solely for purposes of eligibility and vesting purposes (and not for the purpose of any benefit accrual) to the same extent as such Continuing Employee was entitled to credit immediately prior to the date of the closing of the merger (the “Closing Date”) for such service under any similar J. Alexander’s benefit plan, (ii) waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Surviving Corporation that a Continuing Employee is eligible to participate in following the Closing Date to the extent those exclusions or waiting periods were inapplicable to, or had been satisfied by, that Continuing Employee immediately prior to the Closing Date under the analogous J. Alexander’s benefit plan in which that Continuing Employee participated and (iii) provide each Continuing Employee with credit for any co-payments and deductibles paid during the portion of the applicable plan year prior to the Closing Date (to the same extent that credit was given under the analogous J. Alexander’s benefit plan prior to the Closing Date) in satisfying any applicable deductible out of pocket requirements.

Notwithstanding any other provision of the Merger Agreement to the contrary, Fidelity has agreed to, and has agreed to cause the Surviving Corporation and any of its affiliates to, provide Continuing Employees whose employment terminates during the Benefits Continuation Period with severance benefits at levels no less than the levels agreed to by the parties to the Merger Agreement.

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Summary of Certain Benefits Payable in Connection with the Contemplated Transactions

The table below contains an estimate of the value of certain material payments and benefits payable to J. Alexander’s executive officers, directors and affiliates in connection with the Contemplated Transactions. The table excludes, among other things, possible payments to executive officers and directors as described above under the headings “Cash Payable for Outstanding Shares Pursuant to the Offer” and “Treatment of J. Alexander’s Stock Options.” Amounts shown in the tables below are estimates and assume, among other things, (i) that the Acceptance Time occurred on September 19, 2012, (ii) that each executive officer of J. Alexander’s will have a qualifying termination of his employment on December 31, 2012, which is after the illustrative date of occurrence of the Acceptance Time; and (iii) that the executive officer enters into an acceptable form of release as required by the employment agreement providing for the severance payments identified below. These estimates will not be used to determine actual benefits paid, which will be calculated in accordance with terms of the Merger Agreement or the related agreement, plan or arrangement, as applicable, and may materially differ from these estimates.

Name	Cash Severance	Health Benefits(1)
Lonnie J. Stout II	$3,797,156	$37,941
R. Gregory Lewis	$1,753,045	$37,941
J. Michael Moore	$912,980	$37,941
Mark A. Parkey	$846,538	$37,941
E. Townes Duncan	—	—
Brenda B. Rector	—	—
Joseph N. Steakley	—	—

(1)	Based on election and coverage as of [—], 2012.

Director and Officer Exculpation, Indemnification and Insurance

The Merger Agreement provides that, from and after the Acceptance Time, Fidelity must cause the Surviving Corporation (to the fullest extent permitted by applicable law) to indemnify, defend and hold harmless, against any documented costs or expenses (including reasonable attorney’s fees, expenses and disbursements), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative, and provide advancement of expenses to, all former and present directors and officers of J. Alexander’s and its subsidiaries and any person acting at the request of J. Alexander’s as director, officer, trustee, fiduciary, employee or agent of another entity or enterprise (including any of J. Alexander’s benefit plans) (the “Indemnified Parties”) to the fullest extent permitted by law.

Following the Effective Time, Fidelity must cause the Surviving Corporation to maintain in effect J. Alexander’s charter and bylaw provisions (as such provisions were in effect as of June 22, 2012) regarding indemnification, advancement and reimbursement of expenses and exculpation of the Indemnified Parties with respect to facts or circumstances occurring at or prior to the Effective Time. Fidelity also must cause J. Alexander’s or the Surviving Corporation to purchase a six-year extended reporting period endorsement with respect to directors’ and officers’ liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to the Indemnified Parties as J. Alexander’s currently existing directors’ and officers’ liability insurance and fiduciary liability insurance, and maintain this endorsement in full force and effect for its full term. Fidelity and the Surviving Corporation are not required to expend in excess of 300% of the annual premium currently payable by J. Alexander’s for such insurance coverage. As permitted by the Merger Agreement, following the Acceptance Time, J. Alexander’s purchased a six-year extended reporting period endorsement as described above.

The TBCA sets forth in Sections 48-18-502 through 48-18-508 the circumstances governing the indemnification of directors and officers of a corporation against liability incurred in the course of their official

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capacities. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) the director reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, Section 48-18-505 of the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Officers who are not directors are entitled, through the provisions of Section 48-18-507 of the TBCA, to the same indemnification afforded to directors under Sections 48-18-503 and 48-18-505.

The bylaws of J. Alexander’s provide that J. Alexander’s shall indemnify each present and future director and officer of J. Alexander’s, or any person who may have served at its request as a director or officer of another company in which J. Alexander’s owns shares of capital stock (and, in either case, such person’s heirs, executors and administrators), to the full extent allowed by the laws of the State of Tennessee.

Golden Parachute Compensation

This section sets forth the information required by 402(t) of Regulation S-K regarding the compensation for each of the named executive officers of J. Alexander’s that is based on or otherwise relates to the Offer and the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section this term is used to describe the merger-related compensation payable to the named executive officers of J. Alexander’s.

Messrs. Stout, Lewis and Moore are the named executive officers of J. Alexander’s. J. Alexander’s has entered into Employment Agreements and Salary Continuation Agreements with each named executive officer and has entered into Severance Benefits Agreements with Messrs. Stout and Lewis, as described in “Interests of Certain Persons in the Merger” above.

Under the terms of the Merger Agreement, all outstanding Options held by the named executive officers became fully vested and were cancelled at the Acceptance Time in exchange for the right to receive a cash payment, as described in “Interests of Certain Person in the Merger” above.

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer that is based on or otherwise relates to the Offer and the Merger, assuming the following:

1.	the Acceptance Time occurred September 19, 2012; and
2.	the named executive officers are terminated without “cause” or resign for “good reason” (as defined in the various executive employment agreements) on December 31, 2012.

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Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)(5)	Other ($)(6)	Total ($)
Lonnie J. Stout II,	$3,797,156	$1,507,000	—	$37,941	—	—	$5,342,097
President and Chief Executive Officer
R. Gregory Lewis,	$1,753,045	$340,250	—	$37,941	—	—	$2,131,236
Vice President, Chief Financial Officer and Secretary
J. Michael Moore,	$912,980	$153,250	—	$37,941	—	—	$1,104,171
Vice President, Human Resources and Administration

(1)	These amounts include cash severance payments to each of the named executive officers upon a termination without “cause” or a resignation for “good reason” within 36 months of the Acceptance Time. The amount of severance payments attributable to each of the Employment Agreements and Salary Continuation Agreements for each named executive officer, and the Severance Benefits Agreements in the case of Messrs. Stout and Lewis, are set forth in the following table:

Name	Employment Agreement ($)*	Salary Continuation Agreement ($)**	Severance Benefits Agreement ($)***	Total ($)
Lonnie J. Stout II	$641,296	$2,510,260	$645,600	$3,797,156
R. Gregory Lewis	$370,385	$1,045,910	$336,750	$1,753,045
J. Michael Moore	$552,253	$360,727	—	$912,980

* Termination amounts payable to each named executive officer under the Employment Agreements are payable as lump sum payments. For Messrs. Stout and Lewis, payments under their respective Employment Agreements are reduced by amounts actually paid under their Severance Benefits Agreements. In accordance with the terms of the Employment Agreements, each named executive officer who receives severance payments in accordance with the terms of the Employment Agreement agrees that (i) he shall not solicit the services of any of the Company’s executive officers or solicit any of the Company’s executive officers to terminate their employment with Company, and (ii) he shall not compete, directly or indirectly, with the Company, in both cases, for a period of one year following his date of termination. Additionally, as a condition to receiving any severance payments under the Employment Agreements, each named executive officer must execute a general release of claims in favor of the Company.

** Assuming a termination on December 31, 2012, amounts indicated for Messrs. Stout and Lewis represent the present value of retirement benefits to be paid over a period of fifteen years which would have been scheduled to commence once Mr. Stout or Mr. Lewis attain the age of 65. Mr. Moore would receive a lump sum payment unless he makes an election that would permit him to receive his benefits over a period of fifteen years commencing upon his attaining the age of 65.

*** Termination amounts payable to Messrs. Stout and Lewis under the Severance Benefits Agreements are payable as lump sum payments. Amounts represent 18 months of base salary. Mr. Moore is not a party to a Severance Benefits Agreement.

(2)

These amounts represent the accelerated vesting of the following Options for each named executive officer: Mr. Stout, 155,000 Options; Mr. Lewis, 36,250 Options; Mr. Moore, 16,250 Options. These amounts are based on the Offer Price of $14.50 per Share and in each case are net of the exercise prices of such Options. No amounts are included for the exercise or the acceleration of unvested Options whose exercises prices are greater than the Offer Price.

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(3)	The named executive officers are not entitled to any pension or non-qualified deferred compensation benefit enhancements for a qualifying termination in connection with a change in control or otherwise.
(4)	The named executive officers are not entitled to any perquisites or other personal benefits or property for a qualifying termination in connection with a change in control, other than for continuation of health insurance benefits. These benefits have been calculated based on assumptions used by J. Alexander’s, including that the current cost of COBRA coverage for each officers’ current health plan would represent the cost of continuing coverage for the duration of the period specified in the respective Employment Agreements.
(5)	The named executive officers are not anticipated to receive any tax reimbursements in connection with the Offer or the Contemplated Transactions unless the named executive officer incurs an excise tax under Section 280G of the Internal Revenue Code of 1986, as amended, in which event the Company would become obligated to make certain “gross-up” payments in respect of any such excise tax as provided in the Employment Agreement between the Company and each named executive officer.
(6)	These amounts represent the aggregate dollar value of any other compensation that is based on or otherwise relates to the Offer and the Contemplated Transactions.

Certain United States Federal Income Tax Consequences of the Merger

The following is a summary of certain United States federal income tax consequences of the Merger to shareholders of J. Alexander’s whose Shares are converted into the right to receive cash in the Merger. This discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that might be relevant to shareholders of J. Alexander’s. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary regulations thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with a retroactive effect. This discussion applies only to shareholders of J. Alexander’s in whose hands Shares are capital assets within the meaning of Section 1221 of the Code (generally, an asset held for investment). This discussion does not apply to Shares held as part of a hedge, straddle or conversion transaction, Shares acquired under J. Alexander’s stock incentive plans or Shares received pursuant to the exercise of employee stock options or otherwise as compensation, or to certain types of shareholders (such as insurance companies, tax-exempt organizations, financial institutions and broker-dealers, partnerships and other entities treated as partnerships for U.S. federal income tax purposes and partners in those partnerships) who may be subject to special rules. This discussion applies only to a beneficial holder of Shares which is one of the following: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of the substantial decisions of the trust, or if the trust has a valid election in place to be treated as a U.S. person (a “U.S. Holder”). This discussion does not consider the effect of any state, local or foreign tax laws.

Because individual circumstances may differ, each shareholder should consult its, his or her own tax advisor to determine the applicability of the rules discussed below and the particular tax effects of the Merger on a beneficial holder of Shares, including the application and effect of the alternative minimum tax and any state, local and foreign tax laws and of changes in those laws.

The exchange of Shares for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. In general, a U.S. Holder who receives cash in exchange for Shares pursuant to the Merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before the deduction of any withholding tax) and the U.S. Holder’s adjusted tax basis in the Shares exchanged for cash pursuant to the Merger. A U.S. Holder’s adjusted tax basis in Shares generally will be equal to the cost of the Shares to that shareholder. Gain or loss will be determined separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction) exchanged for cash pursuant to the Merger. Such gain or loss will be long-term capital gain or loss provided that a U.S. Holder’s

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holding period for those Shares is more than one year at the time of consummation of the Merger. Capital gains recognized by an individual upon a disposition of a Share that has been held for more than one year generally will be subject to a maximum United States federal income tax rate of 15%. In the case of a Share that has been held for one year or less, that capital gain generally will be subject to tax at ordinary income tax rates. Certain limitations apply to the deductibility of a U.S. Holder’s capital losses.

Payments made to U.S. Holders in the Merger generally will be subject to information reporting and may be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return the IRS Form W-9 included in the Letter of Transmittal, certifying that such holder is a U.S. person, the taxpayer identification number provided is correct and such holder is not subject to backup withholding. Certain holders (including certain corporations) generally are exempt from backup withholding provided that they appropriately establish an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a shareholder’s United States federal income tax liability, provided the required information is timely furnished in the appropriate manner to the IRS.

Accounting Treatment of the Merger

The Merger will be accounted for as a business combination under the FASB Accounting Standards Codification 805. Representatives of KPMG LLP, the Company’s principal accountants, are not expected to be present at the Special Meeting.

Regulatory and Other Approvals

Except as described above and except for the filing of the Certificate of Merger and the Restated Charter with the Tennessee Secretary of State to effectuate the Merger and the amendment and restatement of J. Alexander’s charter, respectively, there are no other federal or state regulatory requirements which remain to be complied with in order for the Merger to be consummated in accordance with the terms of the Merger Agreement or for the restatement of the charter.

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CERTAIN INFORMATION CONCERNING THE PARTIES TO THE MERGER AGREEMENT

The Company. J. Alexander’s is a Tennessee corporation with its principal executive offices located at 3401 West End Avenue, Suite 260, Nashville, Tennessee 37203. The Company’s telephone number is (615) 269-1900. J. Alexander’s operates 33 J. Alexander’s restaurants in 13 states: Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. The Company is an upscale, contemporary American restaurant known for its wood-fired cuisine. The Company’s menu features a wide selection of American classics, including steaks, prime rib of beef and fresh seafood, as well as a large assortment of interesting salads, sandwiches and desserts. J. Alexander’s also has a full-service bar that features an outstanding selection of wines by the glass and bottle. For more information about the Company, visit www.jalexanders.com and see “Certain Information Concerning the Parties to the Merger Agreement” and “Available Information” elsewhere in this Information Statement.

Fidelity. Fidelity is a Delaware corporation with its principal executive offices located at 601 Riverside Avenue, Jacksonville, Florida 32204. Fidelity’s telephone number is (904) 854-8100. Fidelity is a leading provider of title insurance, mortgage services and restaurant and other diversified services. Fidelity is the nation’s largest title insurance company through its title insurance underwriters — Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title — that collectively issue more title insurance policies than any other title company in the United States. Fidelity also owns a 55% stake in American Blue Ribbon Holdings, an owner and operator of the O’Charley’s, Ninety Nine Restaurants, Max & Erma’s, Village Inn, Bakers Square and Stoney River Legendary Steaks concepts. In addition, Fidelity owns a majority stake in Remy International, Inc., a leading designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks and other vehicles. Fidelity also owns a minority interests in Ceridian Corporation, a leading provider of global human capital management and payment solutions. More information about Fidelity can be found at www.fnf.com.

Merger Sub. Merger Sub is a Delaware corporation and to date has engaged in no activities other than those incident to its formation, the Offer and the Merger. Merger Sub is an indirect, wholly owned subsidiary of Fidelity. The principal executive offices of Merger Sub are located at 601 Riverside Avenue, Jacksonville, Florida 32204. Merger Sub’s telephone number is (904) 854-8100.

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THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement. The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex 1 and Annex 2 and incorporated herein by reference. For a complete understanding of the Merger Agreement, you are strongly encouraged to read and understand the full text of the Merger Agreement. The Merger Agreement has been provided solely to inform shareholders of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of that agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, the representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of J. Alexander’s. J. Alexander’s shareholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of J. Alexander’s, Fidelity, Merger Sub or any of their respective subsidiaries or affiliates.

The Offer. The Merger Agreement provides for the making of the Offer. The Offer was commenced on August 6, 2012. The Offer expired at 5:00 p.m. New York City time on September 19, 2012, upon the satisfaction of all conditions precedent, including the Minimum Condition (as defined in the Merger Agreement). Following the expiration of the Offer, Merger Sub accepted for payment all Shares validly tendered in the Offer. Pursuant to the Merger Agreement, each J. Alexander’s shareholder who validly tendered Shares in the Offer will receive $14.50 for each Share tendered, net to the shareholder in cash, without interest and less any required withholding tax. The Minimum Condition required that at least 3,017,895 Shares be validly tendered and not validly withdrawn prior to the expiration of the Offer. This is the number of Shares required to approve the Merger Agreement and the Merger pursuant to the charter and bylaws of J. Alexander’s and the TBCA.

The Merger. The Merger Agreement provides that, at the Effective Time (as defined in the Merger Agreement), Merger Sub will be merged with and into J. Alexander’s, with J. Alexander’s being the surviving corporation (the “Surviving Corporation”). Following the Merger, the separate existence of Merger Sub will cease, and J. Alexander’s will continue as the Surviving Corporation and as an indirect, wholly-owned subsidiary of Fidelity. The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation.

Pursuant to the Merger Agreement, at the Effective Time, (i) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation and (ii) each Share that is owned by J. Alexander’s or Merger Sub will be cancelled and retired and will cease to exist without any consideration being delivered in exchange for those Shares.

Each Share issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled in accordance with the preceding paragraph, will be converted into the right to receive an amount of cash, without interest, equal to the Offer Price, (the “Merger Consideration”), subject to any required withholding of taxes, payable to the holder thereof in accordance with the terms of the Merger Agreement described herein. At the Effective Time, all of those Shares will no longer be outstanding and will automatically be cancelled and cease to exist, and each holder of a certificate or evidence of Shares in book-entry form that immediately prior to the Effective Time represented any of those Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, in cash without interest.

As promptly as reasonably practicable after the Effective Time, Fidelity will cause the Exchange Agent (as defined in the Merger Agreement) to mail to each holder of record of shares immediately prior to the Effective

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Time a letter of transmittal and instructions for use in effecting the surrender of Share certificates in exchange for the Merger Consideration, in cash, without interest. The Exchange Agent will pay the Merger Consideration, in cash, without interest to the shareholders upon receipt of (1) surrendered certificates representing the Shares or, in the case of Shares held in book-entry form, an “agent’s message” with respect to such Shares and (2) a signed letter of transmittal and any other items specified by the Exchange Agent. Interest will not be paid or accrue in respect of the Merger Consideration. The Surviving Corporation will reduce the amount of any Merger Consideration, in cash, without interest paid to the shareholders by any applicable withholding taxes.

Charter and Bylaws. Pursuant to the Merger Agreement, at the Effective Time, J. Alexander’s charter and bylaws, as in effect immediately prior to the Effective Time, will be amended and restated as of the Effective Time to be in the form of the charter and bylaws of Merger Sub and, as amended, will be the charter and bylaws of the Surviving Corporation.

J. Alexander’s Stock Options. Pursuant to the Merger Agreement, each unexercised stock option outstanding immediately prior to the Acceptance Time (whether or not vested or exercisable) that represents the right to acquire Shares (each, an “Option”) became fully vested and exercisable immediately prior to the Acceptance Time. Pursuant to the Merger Agreement, each in-the-money Option that was outstanding as of the Acceptance Time was cancelled and converted into the right to receive an amount in cash, without interest and subject to any required withholding taxes, equal to the product of (i) the excess, if any, of the Offer Price, in cash, without interest over the exercise price per Share under that Option and (ii) the number of Shares subject to that Option, which amount was paid by J. Alexander’s as soon as practicable after the Acceptance Time. Each out-of-the-money Option that is outstanding immediately prior to the Acceptance Time was cancelled without consideration.

Representations and Warranties. In the Merger Agreement, J. Alexander’s made customary representations and warranties to Fidelity and Merger Sub, including representations relating to, among other things, organization and good standing, corporate power and authorization, capitalization, conflicts and approvals, SEC filings, financial statements and controls, compliance with law, litigation, taxes, employee matters, material contracts, property, insurance and other customary matters.

In the Merger Agreement, Fidelity and Merger Sub made customary representations and warranties to J. Alexander’s, including, among other things, representations relating to, organization and good standing, corporate power and authorization, conflicts and approvals, that no Fidelity shareholder vote is required, available funds to pay the Merger Consideration and other expenses incurred, and other customary matters.

Operating Covenants. The Merger Agreement provides that, from the date of the Prior Merger Agreement to the Effective Time or the earlier termination of the Merger Agreement, except as contemplated by the Merger Agreement (including in the Company’s disclosure schedules to the Merger Agreement) or as required by law, and unless Fidelity otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed), J. Alexander’s will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course in all material respects and, generally, to refrain from taking actions to the contrary except as required or permitted pursuant to the Merger Agreement.

From the date of the Prior Merger Agreement to the Effective Time, J. Alexander’s (and each of its subsidiaries) is subject to customary operating covenants and restrictions, including, among other things, restrictions relating to, amendments to its charter and bylaws, the payment of dividends or other distributions, certain modifications to and transactions related to its capital stock, any merger or consolidation with or acquisitions of interest in a third party, the sale or disposition of material properties, the modification or incurrence of additional indebtedness, certain capital expenses, the settlement of claims, tax and accounting matters, the entry into material agreements and other customary restrictions.

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Shareholders Meeting. The Merger Agreement requires J. Alexander’s to prepare and file this Information Statement with the SEC, and will duly call, give notice of, convene and hold the Special Meeting for the purpose of approving the Merger Agreement and the Merger and adopting the Charter Amendment as soon as reasonably practicable after the Acceptance Time and, if Fidelity so requests, take all other reasonable actions necessary or advisable to secure the vote of J. Alexander’s shareholders in favor of the approval of the Merger and the Merger Agreement.

Go Shop and No Solicitation Provisions.

The Merger Agreement provided that during the period beginning on the date of the Prior Merger Agreement and continuing until 11:59 p.m. (Nashville time) on July 22, 2012, the 30th calendar day after the date of the Prior Merger Agreement (the “Go-Shop Period”), J. Alexander’s and its subsidiaries and their respective directors, officers, employees, affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) had the right to actively solicit Acquisition Proposals (as defined in the Merger Agreement) from third parties, subject to certain restrictions set forth in the Merger Agreement. Upon the expiration of the Go-Shop Period, J. Alexander’s and its Representatives became subject to non-solicitation restrictions that prohibited J. Alexander’s and its Representatives from seeking or soliciting any inquiries, proposals, discussion or negotiations or any effort or attempt by any party to make an Acquisition Proposal, except with respect to Excluded Parties (as defined in the Merger Agreement) identified during the Go-Shop Period and except as specifically permitted by the Merger Agreement. After the end of the Go-Shop Period and until the Acceptance Time, the Merger Agreement permitted J. Alexander’s to respond to any unsolicited Acquisition Proposal in order to clarify the terms and conditions of the Acquisition Proposal and, if the Board determined that the failure to do so would be inconsistent with its fiduciary duties and that the Acquisition Proposal received was or would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement).

Following the end of the Go-Shop Period and until the Acceptance Time, J. Alexander’s was obligated to and did notify Fidelity promptly of any Acquisition Proposal received by J. Alexander’s, its subsidiaries or any of their Representatives, and that notice included the identity of the party or group making that Acquisition Proposal and the material terms of any such Acquisition Proposal. From and after the date of the Prior Merger Agreement, J. Alexander’s is required to keep Fidelity and its Representatives reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal (whether made before or after the end of the Go-Shop Period, and whether solicited in accordance with the non-solicitation provisions under the Merger Agreement or unsolicited) on a current basis and will update Fidelity on the status and terms of such Acquisition Proposal. Notwithstanding anything to the contrary in the Merger Agreement, upon entry into the Restated Merger Agreement (and as set forth therein), J. Alexander’s (i) acknowledged and agreed that no party then qualified or in the future will qualify as an Excluded Party for purposes of the Merger Agreement and (ii) irrevocably waived any and all rights under the Merger Agreement to treat any party as an Excluded Party for purposes of the Merger Agreement.

Limitations on Ability to Effect Recommendation Withdrawal and Enter into an Alternative Acquisition Agreement; Fiduciary Duty Exceptions; Fidelity’s Match Right

From the date of the Prior Merger Agreement until the Acceptance Time, the J. Alexander’s Board was permitted to make a Recommendation Withdrawal (as defined in the Merger Agreement) and change, withhold, withdraw, qualify or modify (or resolve or publicly propose to change, withhold, withdraw, qualify or modify), in a manner adverse to Fidelity or Merger Sub, its recommendation in favor of the Offer, the Merger and the Merger Agreement or otherwise take any action inconsistent with such recommendation, including any actions with respect to an Alternative Acquisition Agreement (as defined in the Merger Agreement), only under limited circumstances in which the Board had determined that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

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In addition, prior to the Acceptance Time, J. Alexander’s was not entitled to effect a Recommendation Withdrawal with respect to a Superior Proposal or an Intervening Event (as defined in the Merger Agreement), or to terminate the Merger Agreement to enter an Alternative Acquisition Agreement (as defined in the Merger Agreement) with respect to a Superior Proposal, unless J. Alexander’s (i) provided a written notice of the Board’s intent to effect a Recommendation Withdrawal to Fidelity at least five business days in advance of taking such action; (ii) if requested by Fidelity, for such five day period engaged in good faith negotiations with Fidelity with respect to any amendments to the terms and conditions of the Merger Agreement requested by Fidelity in response to such notice; and (iii) following the end of the five day period, the J. Alexander’s Board must have determined in good faith after consultation with its financial advisor and outside counsel, taking into account any written and complete amendments to the terms and conditions of the Merger Agreement proposed by Fidelity and Merger Sub that, if accepted by J. Alexander’s, would be binding upon Fidelity and Merger Sub in response to the notice of Superior Proposal, the notice of Intervening Event or otherwise, that (1) the Superior Proposal giving rise to the notice of Superior Proposal continues to constitute a Superior Proposal or (2) those changes would not change the determination of the J. Alexander’s Board of the need for a Recommendation Withdrawal in response to that Intervening Event, as applicable. In the event of any material revisions to that Superior Proposal or material changes related to that Intervening Event, J. Alexander’s would be required to deliver a new written notice to Fidelity and Merger Sub and to comply with the requirements of those provisions of the Merger Agreement with respect to that new written notice, except that the deadline for that new written notice would be reduced to two business days.

Following the Acceptance Time, the Board is not permitted to effect a Recommendation Withdrawal.

Reasonable Best Efforts. The parties agreed in the Merger Agreement to use reasonable best efforts to (i) cause the conditions to the Offer and the conditions to the parties’ obligations to effect the Merger to be satisfied as promptly as practicable, (ii) take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on that party or its subsidiaries with respect to the Transactions, and subject to the conditions to the Offer and the conditions to the parties’ obligations to effect the Merger, to consummate the Transactions as promptly as practicable, and (iii) obtain as promptly as practicable any consent of, or any exemption or waiver by, any governmental entity or any other third-party consent which is required to be obtained by the parties or their respective subsidiaries in connection with the Transactions, and to comply with the terms and conditions of any such consent, provided, however, that the failure to obtain any or all such consents (in and of itself) will not constitute a Company Material Adverse Effect (as defined below).

Indemnification and Insurance. The Merger Agreement provides that from and after the Acceptance Time, to the fullest extent permitted by law, Fidelity will, and will cause J. Alexander’s or the Surviving Corporation, as the case may be, to indemnify, defend and hold harmless (and advance expenses from time to time as incurred to the fullest extent permitted by law, provided the party to whom expenses are advanced complies with the provisions of Section 48-18-504 of the TBCA and provides statements and reasonable documentation therefor) the present and former directors and officers of J. Alexander’s and any party acting as director, officer, trustee, fiduciary, employee or agent of another entity or enterprise (including any J. Alexander’s benefit plan) at the request of J. Alexander’s (each an “Indemnified Party”) from and against any and all actual, documented costs or expenses (including reasonable attorneys’ fees, expenses and disbursements), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative, arising out of, relating to or in connection with any circumstances, developments or matters in existence, or acts or omissions occurring or alleged to occur prior to or at the Effective Time, whether asserted or claimed prior to, at or after the Effective Time; provided that the party to whom expenses are advanced provides written affirmation of the Indemnified Party’s good faith determination that any applicable standard of conduct required by the TBCA has been met. Any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under applicable law, J. Alexander’s charter or bylaws or a written contract between an Indemnified Party and J. Alexander’s or one of its subsidiaries, as the case may be,

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will be made by independent special legal counsel selected by the Board of Directors of the Surviving Corporation or a committee thereof in the manner prescribed by Section 48-18-506 of the TBCA, the fees of which counsel will be paid by the Surviving Corporation.

Subject to the following sentence, J. Alexander’s or the Surviving Corporation (or any successor), as the case may be, will, and Fidelity will cause J. Alexander’s or the Surviving Corporation (or any successor), as the case may be, to purchase, at no expense to the beneficiaries, a six year extended reporting period endorsement with respect to directors’ and officers’ liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to the Indemnified Parties as the Company’s currently existing directors’ and officers’ liability insurance and fiduciary liability insurance (a “Reporting Tail Endorsement”) and maintain this endorsement in full force and effect for its full term. In no event will Fidelity or the Surviving Corporation be required to (or J. Alexander’s be able to) expend an aggregate amount in excess of 300% of the annual premium currently payable by J. Alexander’s for that policy, it being understood that if the premiums payable for that insurance coverage exceed that amount, Fidelity and the Surviving Corporation will be obligated to (or J. Alexander’s may only) obtain a policy with the greatest coverage available for a cost equal to that amount. As permitted under the Merger Agreement, following the Acceptance Time, J. Alexander’s purchased a Reporting Tail Endorsement in accordance with the foregoing.

Employee Matters. The Merger Agreement provides that for a period of twelve months following the date of closing of the Merger (the “Benefits Continuation Period”), Fidelity will cause the Surviving Corporation to provide to employees of J. Alexander’s and its subsidiaries, while their employment continues during the Benefits Continuation Period (the “Continuing Employees”), (i) base salary and target cash bonus opportunities substantially comparable in the aggregate with employee compensation (but excluding equity opportunities, change in control bonuses and retention agreements) provided to similarly situated employees of FNH and (ii) employee benefits substantially comparable in the aggregate with employee benefits (but excluding equity opportunities) provided to similarly situated employees of FNH.

Subject to certain limitations, Fidelity also agreed to cause the Surviving Corporation to (i) credit each Continuing Employee with his or her years of service with J. Alexander’s and any predecessor entities solely for purposes of eligibility and vesting purposes (and not for the purpose of any benefit accrual) to the same extent as that Continuing Employee was entitled to credit immediately prior to the Closing Date for that service under any similar J. Alexander’s benefit plan, (ii) waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Surviving Corporation that a Continuing Employee is eligible to participate in following the Closing Date to the extent those exclusions or waiting periods were inapplicable to, or had been satisfied by, that Continuing Employee immediately prior to the Closing Date under the analogous J. Alexander’s benefit plan in which that Continuing Employee participated and (iii) provide each Continuing Employee with credit for any co-payments and deductibles paid during the portion of the applicable plan year prior to the Closing Date (to the same extent that credit was given under the analogous J. Alexander’s benefit plan prior to the Closing Date) in satisfying any applicable deductible out of pocket requirements.

Notwithstanding any other provision of the Merger Agreement to the contrary, Fidelity has agreed to, and to cause the Surviving Corporation and any of its affiliates to, provide Continuing Employees whose employment terminates during the Benefits Continuation Period with severance benefits at levels no less than the levels agreed to by the parties.

Section 16 Matters. The Merger Agreement provides that J. Alexander’s and the J. Alexander’s Board will take all steps reasonably necessary to cause the transactions contemplated by the Merger Agreement and any other disposition of equity securities of J. Alexander’s in connection with the transactions contemplated by the Merger Agreement by each individual who is a director or executive officer of J. Alexander’s to be exempt under Rule 16b-3 promulgated under the Exchange Act.

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State Takeover Laws. The Merger Agreement provides that (i) no state or federal anti-takeover statute (including the TBCA) is applicable to any of the Transaction Agreements or Transactions and (ii) J. Alexander’s and the J. Alexander’s Board will take those action as is necessary to assure that none of the Transaction Agreements or Transactions will be a “takeover offer” under the Tennessee Investor Protection Act.

Shareholder Litigation. J. Alexander’s has agreed to give Fidelity the opportunity to participate in the defense or settlement of any shareholder litigation against J. Alexander’s and/or its directors or executive officers relating to the Transactions, the Merger Agreement or the Prior Merger Agreement, whether commenced prior to or after the execution and delivery of the Merger Agreement, and will not settle or offer to settle any of that litigation without the prior written consent of Fidelity (which consent will not be unreasonably withheld, conditioned or delayed).

Directors after the Acceptance Time. Promptly upon the Acceptance Time and from time to time thereafter, pursuant to the Merger Agreement, Fidelity will be entitled to designate the number of directors on the J. Alexander’s Board equal to the product of (i) the total number of directors on the J. Alexander’s Board, and (ii) the percentage that the number of Shares owned directly or indirectly by Fidelity immediately following the Acceptance Time represents out of the total number of Shares outstanding, and J. Alexander’s has agreed to take all actions necessary to enable Fidelity’s designees to be so elected or appointed to the J. Alexander’s Board. J. Alexander’s also agreed to cause individuals designated by Fidelity to have the same proportionate representation on (i) each committee of the J. Alexander’s Board and (ii) each board of directors (or similar body) and each committee thereof (or similar body) of each subsidiary of J. Alexander’s. Prior to the Effective Time, the J. Alexander’s Board will always have at least three members of the J. Alexander’s Board who were members of the J. Alexander’s Board as of the effective date of the Merger Agreement (“Continuing Directors”) and until the Effective Time, the approval of a majority of the Continuing Directors will be required to authorize J. Alexander’s to, among other things:

•	amend, modify, supplement or terminate the Merger Agreement;

•	extend the time for performance of, or waive, any of the obligations or other acts of Fidelity or Merger Sub under the Merger Agreement;

•	waive or exercise any of the Company’s rights under the Merger Agreement;

•	waive any condition to the Company’s obligations under the Merger Agreement;

•	amend the Company’s charter or bylaws;

•	authorize any agreement between J. Alexander’s, or its subsidiaries, on the one hand, and Fidelity, Merger Sub or their affiliates, on the other hand, that is effective before the Effective Time; or

•	make any other determination with respect to any action to be taken or not to be taken by or on behalf of J. Alexander’s relating to the Merger Agreement or the Transactions.

Following the Acceptance Time, as required by the Merger Agreement and as permitted by the Company’s Bylaws, by action of the Board, the size of the Board was increased to seven members. Mr. Stout resigned as Chairman and as a member of the Board, and Anthony J. Park, Brent B. Bickett, George P. Scanlon and Peter Sadowski were appointed to fill the vacancies on the Board created by the addition of three director positions and Mr. Stout’s resignation. E. Townes Duncan, Brenda B. Rector and Joseph N. Steakley will remain in office as the Continuing Directors until the Effective Time.

Directors and Officers after the Effective Time. The Merger Agreement provides that the directors and officers of Merger Sub immediately prior to the Effective Time will become the directors and officers of the Surviving Corporation.

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Conditions to the Merger. The Merger Agreement provides that the obligations of J. Alexander’s, Fidelity and Merger Sub are subject to the satisfaction at or prior to the date on which the merger closes of the following conditions:

•

the approval of the Merger Agreement by the J. Alexander’s shareholders will have been obtained, if required by applicable law, and if not required under applicable law, the passage of at least one month since the date a copy of the Merger Agreement was mailed to holders of the Shares;

•	Fidelity or Merger Sub will have accepted for payment and paid for the Shares pursuant to the Offer in accordance with the Merger Agreement;

•	no legal restraint will be in effect preventing or prohibiting consummation of the Merger; and

•	the termination or expiration of the waiting period under the Hart-Scott-Rodino Act will have been satisfied.

As of the date hereof, Merger Sub has accepted for payment and paid for the Shares pursuant to the Offer in accordance with the Merger Agreement, there is no legal restraint currently in effect, and the waiting period under the Hart-Scott-Rodino Act has expired.

Termination. The Merger Agreement may be terminated and the Merger and the other transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time, whether before or after obtaining the approval of the J. Alexander’s shareholders, as follows:

•	by mutual written consent of Fidelity and J. Alexander’s;

•

by either Fidelity or J. Alexander’s, if the Acceptance Time will not have occurred on or before November 30, 2012; provided, however, that this right to terminate the Merger Agreement will not be available to a party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations under the Merger Agreement, and any such material breach or violation or failure has been the principal cause of or directly resulted in the failure of the Acceptance Time to occur on or before the Outside Date;

•

by either Fidelity or J. Alexander’s, if any legal restraint preventing or prohibiting the consummation of the Merger will be in effect; provided, however, that this right to terminate the Merger Agreement will not be available to a party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations under the Merger Agreement, and any such material breach or violation or failure has been the principal cause of or directly resulted in such legal restraint;

•

by either Fidelity or J. Alexander’s, if the Offer expires as a result of the non-satisfaction of any condition to the Offer or is terminated or withdrawn pursuant to its terms in accordance with the Merger Agreement without any Shares being purchased thereunder and Fidelity and Merger Sub have not extended, and J. Alexander’s has not otherwise requested that Fidelity and Merger Sub extend the Offer; provided, however, that this right to terminate the Merger Agreement will not be available to a party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations under the Merger Agreement, and any such material breach or violation or failure has been the principal cause of or directly resulted in the failure of any condition to the Offer or any Shares to be purchased;

•

by Fidelity, if prior to the Acceptance Time, (1) J. Alexander’s will have breached any of its representations or warranties set forth in the Merger Agreement or will have failed to perform all of its obligations, covenants or agreements required to be performed under the Merger Agreement, and (2) such breach or failure to perform is not curable or, if curable, is not cured by the earlier to occur of November 30, 2012 and the date that is 30 days following J. Alexander’s receipt of Fidelity’s written notice of such breach; provided, however, that this right to terminate the Merger Agreement will not be available to Fidelity if Fidelity or Merger Sub will have materially breached any of their respective

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representations or warranties contained in the Merger Agreement or will have materially failed to perform all of their respective obligations, covenants or agreements required to be performed under the Merger Agreement and, in either case, such that the conditions set forth in the Merger Agreement would not be satisfied or such material breach or violation or failure constitutes a Parent Material Adverse Effect (as defined below);

•	by Fidelity, if prior to the Acceptance Time, (1) the Board withdrew its recommendation, or (2) J. Alexander’s will have entered into an alternative acquisition agreement;

•	by Fidelity, if prior to the Acceptance Time, there will have occurred a Company Material Adverse Effect (as defined below);

•

by J. Alexander’s, if Fidelity or Merger Sub will have breached any of their representations or warranties set forth in the Merger Agreement or will have failed to perform all of their obligations, covenants or agreements required to be performed by them under the Merger Agreement and, in either case, such material breach or failure constitutes a Parent Material Adverse Effect and (2) such breach or failure to perform is not curable or, if curable, is not cured by the earlier to occur of November 30, 2012 and the date that is 30 days following Fidelity’s receipt of J. Alexander’s written notice of such breach; provided, however, that this right to terminate the Merger Agreement will not be available to J. Alexander’s if it will have breached any of its representations or warranties contained in the Merger Agreement or will have failed to perform all of its obligations, covenants or agreements required to be performed under the Merger Agreement, in either case, such that the conditions set forth in the Merger Agreement would not be satisfied; and

•

by J. Alexander’s, if prior to the Acceptance Time, (1) immediately prior to or concurrently with the termination of the Merger Agreement, subject to complying with the terms of the Merger Agreement, J. Alexander’s enters into one or more Alternative Acquisition Agreements with respect to a superior proposal and (2) J. Alexander’s immediately prior to or concurrently with such termination pays to Fidelity or its designees any termination fee required to be paid pursuant to the Merger Agreement.

Note that because the Acceptance Time has already occurred, the termination rights set forth above that could only be exercised prior to the Acceptance Time are no longer applicable and cannot be exercised by Fidelity, Merger Sub, J. Alexander’s or any other party.

As used in the Merger Agreement:

•

“Company Material Adverse Effect” means any event, change, effect, development or occurrence, circumstance or effect, that, individually or in the aggregate, (a) has or would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of J. Alexander’s and its subsidiaries, taken as a whole or (b) prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation by J. Alexander’s of any of the Transactions on a timely basis or the performance by J. Alexander’s of its covenants and obligations under the Merger Agreement; provided, however, that (subject to the next proviso) no event, change, effect, development or occurrence, will be deemed (individually or in the aggregate) to constitute, nor will any of the foregoing be taken into account in determining whether there has been, a Company Material Adverse Effect, to the extent that such event, change, effect, development or occurrence results from, arises out of, or relates to: (i) any general United States or global economic conditions, (ii) any conditions generally affecting the restaurant industry or the upscale casual dining segment of the restaurant industry, (iii) any decline in the market price or trading volume of the Shares (it being understood that the foregoing will not preclude Fidelity and Merger Sub from asserting that the facts or occurrences giving rise to or contributing to that decline that are not otherwise excluded from the definition of a Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (iv) any regulatory, legislative or political conditions or securities, credit,

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financial, debt or other capital markets conditions, or the economy in each case in the United States or any foreign jurisdiction, (v) any failure, in and of itself, by J. Alexander’s to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the foregoing will not preclude Fidelity and Merger Sub from asserting that the facts or occurrences giving rise to or contributing to that failure that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (vi) the public announcement of the Merger Agreement, the Transactions or the identity of, or any facts or circumstances relating to, Fidelity, Merger Sub, or their respective subsidiaries, including the impact of any of the foregoing on the relationships, contractual or otherwise, of J. Alexander’s or any of its subsidiaries with customers, suppliers, officers or employees, (vii) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any governmental entity, (viii) any change in applicable law, regulation or GAAP (or authoritative interpretations thereof), (ix) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the Prior Merger Agreement, (x) any taking of any action at the written request of Fidelity or Merger Sub, (xi) any reduction in the credit rating of J. Alexander’s or any of its subsidiaries to the extent attributable to the expected consummation of the Merger (it being understood and agreed that the foregoing will not preclude Fidelity and Merger Sub from asserting that the facts or occurrences giving rise to or contributing to that change that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect) or (xii) any hurricane, earthquake, flood or other natural disasters, acts of God or any change resulting from weather conditions; provided, however, that with respect to clauses (i), (ii), (iv), (vii) or (xii), any such event, change, effect, development or occurrence will be taken into account if it is disproportionately adverse to J. Alexander’s and its subsidiaries, taken as a whole, when compared to other similarly-situated persons operating in the geographies and industry in which J. Alexander’s and its subsidiaries operate.

•

“Parent Material Adverse Effect” means, with respect to Fidelity and Merger Sub, any event, change, effect, development or occurrence that, individually or in the aggregate, prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation by Fidelity or Merger Sub of any of the Transactions on a timely basis or the performance by Fidelity or Merger Sub of their respective covenants and obligations under the Merger Agreement.

Termination Fees and Expense Reimbursement. The Merger Agreement contemplates that a termination fee will be payable by J. Alexander’s to Fidelity if the Merger Agreement is terminated under certain circumstances, as follows:

•

If the Merger Agreement is terminated by Fidelity because the Board withdraws its recommendation or J. Alexander’s enters into an alternative acquisition agreement or by J. Alexander’s in order to enter into an alternative acquisition agreement in respect of a Superior Proposal, then J. Alexander’s will pay Fidelity (or its designee) a termination fee of $3,800,000;

•

If (i) Merger Sub terminates the Merger Agreement because of an uncured material Company breach or Merger Sub or J. Alexander’s terminates the Merger Agreement because no Shares were purchased in the Offer, (ii) prior to the date of that termination (but after the date of the Merger Agreement) an Acquisition Proposal is publicly announced or is otherwise communicated to the J. Alexander’s Board, and (iii) within twelve months after the date of that termination, J. Alexander’s enters into a definitive agreement with respect to or otherwise consummates any acquisition proposal, then J. Alexander’s will pay to Fidelity (or its designee) a termination fee of $3,800,000 no later than two business days after the earlier of the execution of that definitive agreement or consummation of that acquisition proposal,

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as the case may be; provided, that solely for purposes of this paragraph, the term acquisition proposal will have the meaning ascribed to that term in the Merger Agreement, except that all references to 20% will be changed to 50%; and

•

If Merger Sub terminates the Merger Agreement because of an uncured material Company breach or Merger Sub or J. Alexander’s terminates the Merger Agreement because no Shares were purchased in the Offer, then J. Alexander’s will reimburse Fidelity (or its designee) for any expenses incurred by or on behalf of the Merger Sub entities or any of their affiliates, in an aggregate amount not to exceed $500,000, not later than two business days after the date of that termination (any such payment will be credited against any termination fee that becomes payable in the future).

Note that because the Offer has expired and the Acceptance Time has already occurred, the termination rights that would give rise to the payment of the termination fees and reimbursement of expenses set forth above are no longer applicable and cannot be exercised by Fidelity, Merger Sub, the Company or any other party.

Amendment. The Merger Agreement may be amended or modified by written agreement of the parties at any time prior to the Effective Time, subject to applicable law.

Specific Enforcement. The parties have agreed that irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or are otherwise breached. Therefore, the parties have agreed that, if for any reason Fidelity, Merger Sub or J. Alexander’s has failed to perform its obligations under the Merger Agreement, then the party seeking to enforce the Merger Agreement against the nonperforming party under the Merger Agreement will be entitled to specific performance and the issuance of injunctive and other equitable relief.

Fees and Expenses. Except for the provisions described under “Termination Fees and Expense Reimbursement” above and certain expenses related to financing cooperation, all fees and expenses incurred in connection with the Transactions will be paid by the party incurring those fees or expenses, whether or not the Offer or the Transactions are consummated.

Governing Law. The Merger Agreement is governed by Tennessee law.

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SOURCE AND AMOUNT OF FUNDS

Fidelity estimates that it will need approximately $95 million to purchase all of the Shares pursuant to the Offer and the Merger, and to make payments in respect of outstanding in-the-money options. Fidelity and its subsidiaries will provide Merger Sub with sufficient funds (by means of a capital contribution and/or other advancement) to purchase all Shares properly tendered in the Offer and to provide funding for the Merger and the other transactions contemplated by the Merger Agreement.

Fidelity expects to obtain the necessary funds from its and its subsidiaries’ available cash and cash equivalents and, if necessary, through borrowings under its unsecured revolving bank credit facility under the Revolving Credit Facility. At June 30, 2012, Fidelity had $750.0 million of unused capacity, and outstanding debt with a principal amount of $50.0 million (due April 2016) with interest payable monthly at LIBOR plus 145.0 basis points (1.69275% at June 30, 2012), under the Revolving Credit Facility. As of the date of this Information Statement, Fidelity and Merger Sub do not have any alternative committed financing arrangements or financing plans with respect to the Offer and the Merger in the event that borrowings under the Revolving Credit Facility are not available.

THE CHARTER AMENDMENT

Pursuant to the terms of the Merger Agreement, in connection with the closing of the Merger, the charter of J. Alexander’s, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of the charter of Merger Sub, as in effect immediately prior to the Effective Time. The Charter Amendment shall have the effect of causing the charter of Merger Sub, as in effect immediately prior to the Effective Time, to become the charter of the Surviving Corporation. The restatement of J. Alexander’s charter is required by the terms of the Merger Agreement and is an event customary for transactions of this type in which a target corporation (such as J. Alexander’s) becomes a wholly owned subsidiary of an acquiring corporation and, as a result, the target corporation will have only a single shareholder after the closing of the transaction.

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PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding beneficial ownership of J. Alexander’s common stock, as of [—], 2012, by:

•	each person or entity known to the Company to beneficially own more than 5% of the outstanding shares of J. Alexander’s common stock;

•	each of the Company’s directors;

•	each of the Company’s named executive officers; and

•	all of the Company’s directors and executive officers as a group.

The number of shares of J. Alexander’s common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC, which rules require the Company to include shares of J. Alexander’s common stock over which such person or entity has voting or investment power. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to the Company’s knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is c/o J. Alexander’s Corporation, 3401 West End Avenue, Suite 260, Nashville, Tennessee 37203.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percentage of Outstanding Common Stock(1)
Fidelity National Financial, Inc. 601 Riverside Avenue Jacksonville, FL 32204	[	—](2)	[	—]%
Lonnie J. Stout II***	0	(3)	*
E. Townes Duncan**	0	(3)	*
R. Gregory Lewis***	13,389	(3)	*
J. Michael Moore***	0	(3)	*
Brenda B. Rector**	0	(3)	*
Joseph N. Steakley**	0	(3)	*
Brent B. Bickett**	0	(4)	*
Anthony J. Park**	0	(4)	*
Peter T. Sadowski**	0	(4)	*
George P. Scanlon**	0	(4)	*
All directors and executive officers as a group (11 persons)	13,389		*

*	Less than one percent.
**	Director.
***	Named Executive Officer.

(1)	Unless otherwise indicated, each individual has sole voting and dispositive power with respect to all shares shown.
(2)	Represents the Shares acquired by Merger Sub pursuant to the Offer.
(3)	Previously owned Shares were tendered pursuant to the Offer and the subsequent offering period. Options were cancelled at the Acceptance Time in exchange for an amount in cash calculated in accordance with the terms of the Merger Agreement.
(4)	Address is c/o Fidelity National Financial, Inc., 601 Riverside Avenue, Jacksonville, FL 32204.

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Information Concerning Director Designees.

Information concerning the persons designated by Fidelity and elected to the Board on September 19, 2012 is set forth below. The current business address of each person is c/o Fidelity National Financial, Inc. 601 Riverside Avenue, Jacksonville, Florida, 32204.

Brent B. Bickett. Executive Vice President, Corporate Finance of Fidelity. Age 48. Mr. Bickett has served as Executive Vice President, Corporate Finance of Fidelity since April 2008. He joined Fidelity in 1999 as a Senior Vice President, Corporate Finance and has served as an executive officer of Fidelity since that time. Mr. Bickett also serves as Corporate Executive Vice President, Corporate Finance of Fidelity Information Services, Inc..

Anthony J. Park. Director and Chief Financial Officer of Fidelity. Age 45. Mr. Park is the Executive Vice President and Chief Financial Officer of Fidelity and he has served in that position since October 2005. Prior to being appointed CFO of Fidelity, Mr. Park served as Controller and Assistant Controller of Fidelity from 1991 to 2000 and served as the Chief Accounting Officer of Fidelity from 2000 to 2005.

Peter T. Sadowski. Executive Vice President and Chief Legal Officer of Fidelity. Age 57. Mr. Sadowski is Executive Vice President and Chief Legal Officer of Fidelity and has served in that position since 2008. Prior to that, Mr. Sadowski served as Executive Vice President and General Counsel of Fidelity since 1999.

George P. Scanlon. Chief Executive Officer of Fidelity. Age 54. Mr. Scanlon is the Chief Executive Officer of Fidelity and he has served in that capacity since October 2010. Previously Mr. Scanlon served as Chief Operating Officer of Fidelity since June 2010. Prior to that, Mr. Scanlon served as Corporate Executive Vice President and Chief Financial Officer of Fidelity Information Services, Inc. (“FIS”) since July 2008 and before then as Executive Vice President, Finance of FIS since February 2008. Prior to joining FIS, Mr. Scanlon served as Executive Vice President and Chief Financial Officer of Woodbridge Holdings Corporation (formerly known as Levitt Corporation) since August 2004 and Executive Vice President and Chief Financial Officer of BFC Financial Corporation since April 2007. Prior to joining Levitt, Mr. Scanlon was the Chief Financial Officer of Datacore Software Corporation, an independent software vendor, from December 2001 to August 2004. Prior to joining Datacore, Mr. Scanlon was the Chief Financial Officer at Seisint, Inc., a technology company specializing in providing data search and processing products, from November 2000 to September 2001.

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AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, it is required to file reports and other information with the SEC relating to its business, financial condition and other matters. Certain information as of particular dates concerning its directors and officers, their remuneration, stock options and other matters, the principal holders of its securities and any material interest of such persons in transactions with the Company is required to be disclosed in certain of its public reports and proxy statements distributed to its shareholders and filed with the SEC. The SEC provides electronic document retrieval on its website for most reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, which can be found at the SEC’s website, http://www.sec.gov. Such information should also be available for inspection at the public reading rooms of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Investors may call the SEC at (202) 551-8090 for further information on the public reading rooms. Copies of such information that is not posted to the SEC’s website may be obtained (i) by mail by writing to the Office of FOIA/PA Operations at the SEC at 100 F Street, N.E., Washington, DC 20549, (ii) by faxing such request to (202) 772-9337, or (iii) by using their online form available at their website at http://www.sec.gov.

SHAREHOLDERS SHARING AN ADDRESS

In some cases, only one copy of this Information Statement may be delivered to two or more shareholders who share an address. The Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of this Information Statement may request delivery of a single copy any future shareholder communications.

Requests should be addressed to:	R. Gregory Lewis
Secretary
J. Alexander’s Corporation
3401 West End Avenue, Suite 260
Nashville, Tennessee 37203
(615) 269-1900

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

J. Alexander’s cautions that certain information contained in this Information Statement, particularly statements relating to the potential acquisition of J. Alexander’s by Fidelity and its affiliates and the financial projections provided by J. Alexander’s management, is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. The actual results of the transaction could vary materially as a result of a number of factors, including: the risk of shareholder litigation in connection with the Contemplated Transactions and any related significant costs of defense, indemnification and liability; uncertainties as to how many shareholders of J. Alexander’s will tender their shares in the Offer; and the possibility that various closing conditions for the Contemplated Transactions may not be satisfied or waived. Other factors that may cause actual results to differ materially include those set forth in the reports that J. Alexander’s files from time to time with the Commission, including the annual report on Form 10-K for the fiscal year ended January 1, 2012 and quarterly and current reports on Form 10-Q and 8-K. These forward-looking statements reflect J. Alexander’s expectations as of the date of this Information Statement. J. Alexander’s disclaims any intent or obligation to update these forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

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ANNEX 1

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER is made by and among FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (“Parent”), NEW ATHENA MERGER SUB, INC., a Tennessee corporation and an indirect, wholly-owned Subsidiary of Parent (“Merger Sub”), solely for purposes of Section 9.14 FIDELITY NEWPORT HOLDINGS, LLC, a Delaware limited liability company and an indirect, majority-owned Subsidiary of Parent (the “Operating Company”), solely for purposes of Section 9.14 AMERICAN BLUE RIBBON HOLDINGS, INC., a Delaware corporation and an indirect, majority-owned Subsidiary of Parent (“Purchaser”), solely for purposes of Section 9.14 ATHENA MERGER SUB, INC., a Tennessee corporation and a direct, wholly-owned Subsidiary of Purchaser (“Old Merger Sub”), and J. ALEXANDER’S CORPORATION, a Tennessee corporation (the “Company”), as of July 30, 2012 (this “Agreement”), and amends and restates in its entirety the Agreement and Plan of Merger by and among Parent, the Operating Company, Purchaser, Old Merger Sub and the Company, dated as of June 22, 2012 (the “Prior Agreement”). Certain capitalized terms are defined in Section 9.12.

RECITALS

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety in the form of this Agreement pursuant to and in accordance with Section 8.8 of the Prior Agreement in order to implement their mutually agreed upon revisions to the transactions contemplated by, and the other terms and conditions set forth in, the Prior Agreement;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall commence a cash tender offer (such tender offer, as it may be extended, amended and supplemented from time to time as permitted by this Agreement, the “Offer”) to purchase all of the issued and outstanding shares of common stock, $0.05 par value per share, of the Company (such stock, the “Company Common Stock”) at a price per share equal to $13.00, subject to applicable Tax withholding, net to the seller in cash (such amount or any greater amount per share paid pursuant to the Offer, the “Offer Price”);

WHEREAS, on the terms and subject to the conditions of this Agreement, following the consummation of the Offer, Merger Sub shall merge with and into the Company, with the Company surviving the merger as an indirect, wholly-owned Subsidiary of Parent (the “Merger”), pursuant to which each outstanding share of Company Common Stock shall be converted into the right to receive the Offer Price, except for shares of Company Common Stock to be canceled pursuant to Section 2.8(b);

WHEREAS, the Company’s Board of Directors has unanimously (i) declared that the Transaction Agreements and the Transactions are advisable, fair to and in the best interest of the Company and the holders of shares of Company Common Stock (such holders, the “Company Shareholders”), (ii) adopted this Agreement and approved the execution, delivery and performance of the Transaction Agreements by the Company and the consummation of the Transactions, (iii) directed that this Agreement be submitted to the Company Shareholders for approval to the extent required by applicable Law and, (iv) subject to the ability to withdraw its recommendation pursuant to Section 6.2(e), recommended that the Company Shareholders accept the Offer and tender their shares of Company Common Stock pursuant to the Offer and, to the extent required by applicable Law, approve the Merger and adopt this Agreement and (v) on the terms and subject to the conditions of this Agreement, authorized and approved the Top-Up Option and the issuance of the Top-Up Option Shares thereunder;

WHEREAS, Parent is authorized to execute, deliver and perform its obligations under the Transaction Agreements and to consummate the Transactions;

WHEREAS, the Board of Directors of Merger Sub has (i) declared it advisable to enter into the Transaction Agreements and (ii) adopted this Agreement and approved the other Transaction Agreements, the execution, delivery and performance of the Transaction Agreements by Merger Sub and the consummation of the Transactions; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Merger and the other Transactions and to prescribe certain conditions to the Merger and the other Transactions.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE OFFER

Section 1.1    The Offer.

(a)        Commencement of the Offer.    As promptly as practicable (but in no event later than five (5) Business Days) after the date hereof, provided that this Agreement shall not have been terminated in accordance with Article VIII, Merger Sub shall, and Parent shall cause Merger Sub to, commence (within the meaning of Rule 14d-2 under the Exchange Act), the Offer at the Offer Price; provided, however, that Parent and Merger Sub shall not be deemed to be in breach of this Section 1.1(a) if the Company fails to comply with its obligations under Section 1.2.

(b)        Conditions of Offer.    On the terms and subject to the conditions of this Agreement and to the satisfaction or waiver (as provided in Section 1.1(c) below) of the conditions set forth in Annex A (the “Tender Offer Conditions”), Merger Sub shall, and Parent shall cause Merger Sub to, accept for payment and pay for all shares of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer as soon as practicable after the expiration date of the Offer and in compliance with applicable Law (the date and time of acceptance for payment, the “Acceptance Time”). Parent shall provide, or cause to be provided, to Merger Sub on a timely basis funds necessary to purchase and pay for any and all shares of Company Common Stock that Merger Sub becomes obligated to accept for payment and purchase pursuant to the

Offer. The Company agrees that no shares of Company Common Stock held by the Company or any of its Subsidiaries shall be tendered in the Offer.

(c)        Limitations on Amendments and Waivers.    Parent and Merger Sub expressly reserve the right to waive any of the Tender Offer Conditions, to increase the Offer Price or to make any other changes in the terms and conditions of the Offer; provided that, without the prior written consent of the Company, Parent and Merger Sub shall not: (i) decrease the Offer Price or change the form of consideration payable in the Offer; (ii) decrease the number of shares of Company Common Stock subject to or sought to be purchased in the Offer; (iii) impose conditions on the Offer in addition to the Tender Offer Conditions; (iv) waive or amend the Minimum Condition; (v) amend or supplement any of the other Tender Offer Conditions or any other term of the Offer in a manner that is adverse to the Company Shareholders, other than Parent, Merger Sub and any of their respective Affiliates; or (vi) extend or otherwise change the Expiration Date except as required or permitted by Section 1.1(e).

(d)        Schedule TO; Offer Documents.    On the date the Offer is commenced, Merger Sub shall, and Parent shall cause Merger Sub to, file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO with respect to the Offer, which Tender Offer Statement shall include an offer to purchase, letter of transmittal, summary advertisement and other required ancillary offer documents (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the “Offer Documents”) and cause the Offer Documents to be disseminated to the Company Shareholders in accordance with the applicable requirements of the Exchange Act. Subject to the ability of the Company to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.2(e), the Company hereby consents to the inclusion in the Offer Documents of the Company Board Recommendation. Merger Sub shall, and Parent shall cause Merger Sub to, cause the Offer Documents to comply as to form in all material respects with the requirements of applicable Laws. The Company shall as promptly as practicable furnish to Parent and Merger Sub all information concerning the Company required by the Exchange Act to be set forth in the Offer Documents. The Company, Parent and Merger Sub each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and Parent and Merger Sub further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and disseminated to the Company Shareholders, in each case as and to the extent required by applicable Law. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to its filing with the SEC (including any amendments or supplements thereto), and Parent and Merger Sub shall give reasonable and good faith consideration to any comments made by the Company and its counsel. Parent and Merger Sub shall provide the Company and its counsel with (i) any comments or other communications, whether written or oral, that Parent, Merger Sub or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to review the response of Parent and Merger Sub to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given). Parent and Merger Sub shall use reasonable best efforts to respond as promptly as practicable to any such comments.

(e)        Expiration of the Offer.    On the terms and subject to the conditions set forth in the Offer Documents, the Offer shall remain open until 5:00 P.M., New York City time, on twenty first (21st) Business Day after the date on which the Offer is commenced (the “Initial Expiration Date”), or, if the period of time for which the Offer is open shall have been extended pursuant to, and in accordance with, this Section 1.1(e) or as may be required by applicable Law, the time and date to which the Offer has been so extended (the Initial Expiration Date or such later time and date to which the Offer has been extended in accordance with this Section 1.1(e), the “Expiration Date”). Notwithstanding the foregoing, (i) if, on the Expiration Date, any of the Tender Offer Conditions are not satisfied or waived, then (x) Merger Sub may, without the Company’s consent, or (y) to the extent requested in writing by the Company no less than one (1) Business Day prior to the Expiration Date, Merger Sub shall, and Parent shall cause Merger Sub to, extend the Offer for one or more successive periods of up to five (5) Business Days (or such longer period as the parties may agree) per extension until such condition(s) has been satisfied or waived (to the extent waivable in accordance with the terms and conditions of this Agreement); provided that Merger Sub may not, and shall not be required to, extend the Offer beyond November 30, 2012 (the “Termination Date”); and, provided, further, if, on any Expiration Date, the Minimum Condition is the only Tender Offer Condition that has not been satisfied or waived (to the extent waivable in accordance with the terms and conditions of this Agreement), then Merger Sub shall, and Parent shall cause Merger Sub to, extend the Offer for one or more successive periods of up to five (5) Business Days each, with the total of such extensions not to exceed the earlier to occur of (x) ten (10) Business Days and (y) the Termination Date; and (ii) Merger Sub shall, and Parent shall cause Merger Sub to, extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or its staff applicable to the Offer or necessary to resolve any comments of the SEC or its staff applicable to the Offer or the Offer Documents; provided that the extensions in this Section 1.1(e) shall be subject to Parent’s and the Company’s right to terminate the Agreement in accordance with Section 8.1.

(f)        Termination of the Offer.    The Offer may not be terminated prior to the Initial Expiration Date, or any subsequent date as of which the Offer is scheduled to expire, unless this Agreement is validly terminated in accordance with Section 8.1 hereof. If this Agreement is validly terminated in accordance with Section 8.1 prior to the Acceptance Time, Merger Sub shall, and Parent shall cause Merger Sub to, (i) promptly (and in any event within twenty-four (24) hours of such termination) terminate the Offer and cease to acquire any shares of Company Common Stock pursuant thereto and (ii) promptly return, and shall cause any depository acting on behalf of Merger Sub to return, all tendered shares of Company Common Stock to the registered holders thereof.

(g)        Subsequent Offering Period.    If necessary to obtain sufficient shares of Company Common Stock to reach the Short Form Threshold (without regard to shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee and without regard to the Top-Up Option), Merger Sub may, in its sole discretion, provide for a subsequent offering period (and one or more extensions thereof) after the Acceptance Time in accordance with Rule 14d-11 under the Exchange Act (each, a

“Subsequent Offering Period”). On the terms and subject to the conditions of this Agreement and the Offer, the Merger Sub shall, and Parent shall cause Merger Sub to, immediately accept for payment, and pay for, all shares of Company Common Stock that are validly tendered pursuant to the Offer during such Subsequent Offering Period. The Offer Documents shall provide for the possibility of a Subsequent Offering Period in a manner consistent with the terms of this Section 1.1(g).

Section 1.2        Company Action.

(a)        On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 pertaining to the Offer (together with any amendments or supplements thereto, the “Schedule 14D-9”) that, subject to the ability of the Company to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.2(e), contains the Company Board Recommendation and shall promptly mail the Schedule 14D-9 to the Company Shareholders together with the Offer Documents as required by Rule 14d-9 under the Exchange Act. The Company shall cause the Schedule 14D-9 to comply as to form in all material respects with the requirements of all applicable Laws. Parent and Merger Sub shall as promptly as practicable furnish to the Company all information concerning Parent and Merger Sub that is required or reasonably requested by the Company for inclusion in the Schedule 14D-9. Each of the Company, Parent and Merger Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the Company Shareholders, in each case as and to the extent required by applicable Law.

(b)        Except in connection with (i) an Acquisition Proposal that the Company’s Board of Directors determines in good faith (after consultation with its financial advisor and outside counsel) constitutes or would reasonably be expected to result in a Superior Proposal or (ii) a Recommendation Withdrawal, in the case of each of clauses (i) and (ii), in accordance with Section 6.2: (A) Parent, Merger Sub and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its filing with the SEC (including any amendments or supplements thereto), and the Company shall give reasonable and good faith consideration to any comments made by Parent, Merger Sub and their counsel; and (B) the Company shall provide Parent, Merger Sub and their counsel with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to review and provide comments on the response of the Company to those comments. The Company shall use reasonable best efforts to respond promptly to any such comments.

(c)        The Company shall as promptly as practicable after the date of this Agreement provide to Merger Sub, or cause to be provided to Merger Sub, (i) a list of the Company’s shareholders as of the most recent practicable date as well as mailing labels and any available listing or computer file containing the names and addresses of all record holders of Company

Common Stock and lists of securities positions of Company Common Stock held in stock depositories, and shall promptly furnish Merger Sub with such additional information and assistance (including updated lists of the Company Shareholders, mailing labels and lists of securities positions) as Merger Sub or its agents may reasonably request in order to communicate the Offer to the Company Shareholders. Except as required by applicable Law, and except as necessary to communicate regarding the Transactions with the Company Shareholders, Parent and Merger Sub (and their respective Representatives) shall hold in confidence the information contained in any such labels, listings and files, shall use such information solely in connection with the Transactions, and, if this Agreement is terminated or the Offer is otherwise terminated or withdrawn for any reason, shall promptly deliver or cause to be delivered to the Company or destroy all copies of such information, labels, listings and files then in their possession or in the possession of their Representatives.

Section 1.3        Top-Up Option.

(a)        The Company hereby grants to Parent an irrevocable option (the “Top-Up Option”), exercisable only upon the terms and subject to the conditions set forth in this Agreement, to purchase from the Company, at a price per share equal to the Offer Price paid in the Offer, up to that number of newly issued shares of Company Common Stock (the “Top-Up Option Shares”) that, when added to the number of shares of Company Common Stock owned by Parent (or any of its Subsidiaries) at the time of exercise of the Top-Up Option, would constitute one (1) share more than ninety percent (90%) of the shares of Company Common Stock then outstanding on a fully-diluted basis (“on a fully-diluted basis” meaning the number of shares of Company Common Stock then issued and outstanding, plus all shares of Company Common Stock that the Company may be required to issue as of such date pursuant to options (whether or not then vested or exercisable), rights, convertible or exchangeable securities (only to the extent then convertible or exchangeable into shares of Company Common Stock) or similar obligations then outstanding, and after giving effect to the issuance of the Top-Up Option Shares, but excluding from Parent’s (and any of its Subsidiaries’) ownership, but not from the outstanding shares of Company Common Stock, shares of Company Common Stock tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee) (the “Short Form Threshold”). Parent may assign the Top-Up Option and its respective rights and obligations pursuant to this Section 1.3, in its sole discretion, to any of its Subsidiaries.

(b)        The Top-Up Option may be exercised at any time upon and after consummation of the Offer and prior to the earlier of (i) the Effective Time and (ii) the termination of this Agreement in accordance with its terms; provided, however, the Top-Up Option shall not be exercisable to the extent (A) the number of shares of Company Common Stock subject to the Top-Up Option exceeds the number of authorized and unissued shares of Company Common Stock available for issuance (less the maximum number of shares of Company Common Stock potentially necessary for issuance with respect to outstanding Company Options and other obligations of the Company), (B) any Restraint or Law shall prohibit the exercise of the Top-Up Option or the delivery of the Top-Up Option Shares, (C) immediately after such exercise and issuance of shares of Company Common Stock pursuant thereto, the Short Form Threshold would not be reached or (D) Merger Sub has not accepted for payment all shares of Company

Common Stock validly tendered in the Offer (or during any subsequent offering period) and not validly withdrawn. The Top-Up Option shall be exercisable only once.

(c)        In the event that Parent wishes to exercise the Top-Up Option, Parent shall give the Company written notice (i) specifying the number of shares of Company Common Stock that are or will be owned by Parent or any of its Subsidiaries or Merger Sub immediately following the Acceptance Time (or any closing relating to a subsequent offering period), (ii) specifying a place and a time for the closing of the purchase and (iii) undertaking to effect the Merger pursuant to Article II (including the proviso in Section 2.2) as promptly as practicable following the acquisition of the Top-Up Option Shares. The Company shall, as soon as practicable following receipt of such notice, deliver written notice to Parent specifying the estimated number of Top-Up Option Shares. Prior to the closing of the purchase of the Top-Up Option Shares, the Company shall (A) cause its transfer agent to certify in writing to Parent the number of Shares issued and outstanding (x) as of immediately prior to the closing of the Top-Up Option and (y) after giving effect to the issuance of the Top-Up Option Shares and, (B) based thereon, determine the final number of Top-Up Option Shares. At the closing of the purchase of the Top-Up Option Shares, (i) Parent shall pay (or cause to be paid) to the Company the aggregate purchase price payable for the Top-Up Option Shares (in an amount equal to the product of (x) the number of shares of Company Common Stock purchased pursuant to the Top-Up Option and (y) the Offer Price (which amount may be paid, at the election of Parent, either in cash (by wire transfer or cashier’s check) or by execution and delivery of a promissory note having a principal amount equal to the aggregate purchase price for the Top Up Option Shares, or any combination thereof; provided, however, that a minimum portion equal to the product of (1) the $0.05 par value per share of Company Common Stock and (2) the number of shares of Company Common Stock purchased pursuant to the Top-Up Option, shall be paid in cash), and (ii) the Company shall cause the Top-Up Option Shares to be issued to Parent (or any of its Subsidiaries designated by Parent), represented by either certificates or book-entry shares, at the sole option of Parent. Any promissory note issued pursuant to the immediately preceding sentence shall be in the form attached as Annex B hereto and shall include the following terms: (A) the maturity date shall be one year after issuance, (B) the unpaid principal amount of the promissory note shall accrue simple interest at a per annum rate of 1.5% per annum, (C) the promissory note may be prepaid in whole or in part at any time, without penalty or prior notice, (D) the promissory note shall be with full recourse and shall be fully secured by the Top-Up Option Shares, (E) the promissory note shall be nonnegotiable and nontransferable (other than to Affiliates) and (F) the promissory note shall have no other material terms. The parties will cooperate to ensure that the issuance of the Top-Up Option Shares is accomplished consistent with applicable Laws, including compliance with an applicable exemption from registration under the Securities Act. The Top-Up Option shall terminate concurrently with the termination of this Agreement in accordance with its terms.

(d)        Parent acknowledges that the Top-Up Option Shares which Parent (or any of its Subsidiaries) may acquire upon exercise of the Top-Up Option shall not be registered under the Securities Act, and shall be issued in reliance upon an exemption for transactions not involving a public offering. Parent agrees that the Top-Up Option, and the Top-Up Option Shares to be acquired upon exercise of the Top-Up Option, if any, are being and shall be acquired by Parent (or any of its Subsidiaries) for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof (within the meaning of the Securities Act). Each of

Parent and Merger Sub hereby represents and warrants to the Company that Parent is, and will be, upon the purchase of the Top-Up Option Shares, an “accredited investor,” as defined in Rule 501 of Regulation D under the Securities Act.

Section 1.4        Board of Directors.

(a)        Promptly upon the Acceptance Time and from time to time and at all times thereafter, Parent shall be entitled to elect or designate such number of directors, rounded up to the next whole number, on the Company’s Board of Directors as shall give Parent representation on the Company’s Board of Directors equal to the product of the total number of directors on the Company’s Board of Directors (which total number shall be determined by Parent, in its sole discretion subject to the requirements of Section 1.4(b), and giving effect to the directors elected or designated by Parent pursuant to this Section 1.4) multiplied by the percentage that the aggregate number of Company Common Stock then owned directly or indirectly by Parent bears to the total number of shares of Company Common Stock then outstanding. Upon and after the Acceptance Time, the Company shall, upon request by Parent, take all actions as are necessary to enable Parent’s designees to be so elected or appointed to the Company’s Board of Directors, including by promptly filling vacancies or newly created directorships on the Company’s Board of Directors, promptly increasing the size of the Company’s Board of Directors (including by amending the by-laws of the Company if necessary to increase the size of the Company’s Board of Directors) and/or promptly securing the resignations of such number of its incumbent directors as is necessary to provide Parent with such level of representation, and shall cause Parent’s designees to be so elected or appointed at such time (the date on which Parent’s designees are so elected or appointed to the Company’s Board of Directors, the “Director Appointment Date”). Subject to Section 1.4(b), upon and after the Acceptance Time, the Company shall also, upon Parent’s request, cause the directors elected or designated by Parent to the Company’s Board of Directors to serve on and constitute the same percentage as such individuals represent of the entire Board of Directors of the Company (but not less than a majority) (rounded up to the next whole number) of: (i) each committee of the Company’s Board of Directors and (ii) each board of directors (or similar body) and each committee thereof (or similar body) of each Subsidiary of the Company, in each case to the extent permitted by applicable Law and the rules of NASDAQ. The provisions of this Section 1.4(a) are in addition to and shall not limit any rights that Parent, Merger Sub or any of their respective Affiliates may have as a record holder or beneficial owner of Company Common Stock as a matter of applicable Law with respect to the election of directors or otherwise. The Company’s obligations to appoint or elect Parent’s designees to the Company’s Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. At the request of Parent, the Company shall take all actions necessary to effect any such appointment or election of Parent’s designees, including filing with the SEC and mailing to the Company Shareholders the information required by Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder which, unless Parent otherwise elects, shall be so mailed together with the Schedule 14D-9. Parent shall supply to the Company, and (with respect to information furnished by Parent to the Company in writing) be solely responsible for, all information with respect to itself and its officers, directors and Affiliates as is required by such Section and Rule.

(b)        After Parent’s designees are appointed or elected to, and constitute a majority of, the Company’s Board of Directors pursuant to Section 1.4(a), and prior to the Effective Time,

the Company shall cause the Company’s Board of Directors to maintain at least three directors (selected by the members of the Company’s Board of Directors on the date hereof) who are members of the Company’s Board of Directors on the date hereof, each of whom shall be an “independent director” as defined by Rule 5605(a)(2) of the NASDAQ Marketplace Rules and eligible to serve on the Company’s audit committee under the Exchange Act and NASDAQ Marketplace Rules and, at least one of whom shall be an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the instructions thereto (the “Continuing Directors”); provided, however, that if the number of Continuing Directors is reduced below three for any reason, the remaining Continuing Directors shall be entitled to elect or designate a person meeting the foregoing criteria to fill such vacancy who shall be deemed to be a Continuing Director for purposes of this Agreement or, if no Continuing Directors then remain, the other directors shall designate three persons meeting the foregoing criteria to fill such vacancies, and such persons shall be deemed to be Continuing Directors for purposes of this Agreement. The Company and the Company’s Board of Directors shall promptly take all action as may be necessary to comply with their obligations under this Section 1.4(b). Notwithstanding anything to the contrary set forth in this Agreement, in the event that Parent’s designees are elected or appointed to the Company’s Board of Directors prior to the Effective Time pursuant to Section 1.4(a), the approval of a majority of such Continuing Directors (or the sole Continuing Director if there shall be only one (1) Continuing Director) shall be required in order to (i) amend, modify, supplement or terminate this Agreement, or agree or consent to any amendment, modification, supplement or termination of this Agreement, in any case on behalf of the Company, (ii) extend the time for performance of, or waive, any of the obligations or other acts of Parent or Merger Sub under this Agreement, (iii) waive or exercise any of the Company’s rights under this Agreement, (iv) waive any condition to the Company’s obligations under this Agreement, (v) amend the Company Charter or the Company Bylaws, (vi) authorize any agreement between the Company or any of the Subsidiaries of the Company, on the one hand, and Parent, Merger Sub or any of their Affiliates, on the other hand, that is effective before the Effective Time or (vii) make any other determination with respect to any action to be taken or not to be taken by or on behalf of the Company relating to this Agreement or the Transactions. For purposes of considering any matter set forth in this Section 1.4(b), the Continuing Directors shall be permitted to meet without the presence of the other directors. The Continuing Directors shall have the authority to retain such counsel (which may include current counsel to the Company) and other advisors at the expense of the Company as determined by the Continuing Directors and shall have the authority to institute any action on behalf of the Company to enforce performance of this Agreement or any of the Company’s rights hereunder.

ARTICLE II

THE MERGER; CERTAIN RELATED MATTERS

Section 2.1        The Merger.    Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Tennessee Business Corporation Act (the “TBCA”), at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and an indirect, wholly-owned Subsidiary of Parent (or any other Person, as permitted under Section 9.7).

Section 2.2        Closing.    The closing of the Merger (the “Closing”) will take place at 10:00 a.m., local time, on (a) a date to be specified by Parent and the Company, such date to be no later than the second Business Day after the satisfaction or waiver of all of the conditions set forth in ARTICLE VII capable of satisfaction prior to the Closing (provided that all of the other conditions set forth in ARTICLE VII will be satisfied at the Closing), at the offices of Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201 or (b) such other date, time and/or place as is agreed to in writing by Parent and the Company; provided, that the Closing shall not take place earlier than one (1) month after the date a copy of this Agreement was mailed to the holders of shares of Company Common Stock (to the extent required by Section 48-21-105(e) of the TBCA). The date upon which the Closing actually occurs is referred to herein as the “Closing Date.”

Section 2.3        Effective Time.    Subject to the provisions of this Agreement, as soon as practicable following the Closing on the Closing Date, the parties shall cause the Merger to be consummated by filing articles of merger relating to the Merger (the “Articles of Merger”) with the Secretary of State of the State of Tennessee, in such form as required by, and executed and acknowledged in accordance with, the applicable provisions of the TBCA, and, as soon as practicable on or after the Closing Date, shall make all other filings required under the TBCA or by the Secretary of State of the State of Tennessee in connection with the Merger. The Merger shall become effective at the time that the Articles of Merger have been duly filed with the Secretary of State of the State of Tennessee, or at such later time as Parent and the Company shall agree and specify in the Articles of Merger (the time at which the Merger becomes effective is referred to herein as the “Effective Time”).

Section 2.4        Effects of the Merger.    The Merger shall have the effects set forth in this Agreement, the Articles of Merger and the applicable provisions of the TBCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the TBCA and other applicable Law.

Section 2.5        Charter.    Subject to Section 6.7(d), at the Effective Time, the charter of Merger Sub, as in effect immediately prior to the Effective Time, shall be the charter of the Surviving Corporation until thereafter changed or amended, as provided by the TBCA or therein.

Section 2.6        Bylaws.    Subject to Section 6.7(d), at the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation, until thereafter changed or amended as provided by the TBCA, the charter of the Surviving Corporation and such bylaws.

Section 2.7        Directors and Officers.    The parties hereto shall take all actions necessary so that, from and after the Effective Time, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, and shall hold such office until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, and (ii) the officers of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, shall be the officers of the Surviving Corporation, and shall hold such office until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified.

Section 2.8        Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any shares of Company Common Stock or the other securities described below:

(a)        Conversion of Merger Sub Stock.    Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time, without any action on the part of the holder thereof, shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

(b)        Cancellation of Treasury Stock and Merger Sub-Owned Stock.    All shares of Company Common Stock that are owned by the Company (other than shares of Company Common Stock held either in a fiduciary or agency capacity that are beneficially owned by third parties) or Merger Sub immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c)        Conversion of Company Common Stock.    Subject to Section 2.9, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including any shares of Company Common Stock held in a Company Benefit Plan or related trust, but excluding shares cancelled in accordance with Section 2.8(b)) shall be converted into and shall thereafter represent the right to receive an amount in cash equal to the Offer Price (subject to any applicable Tax withholding), without interest, payable to the holder thereof (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall cease to be outstanding, shall be automatically cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (a “Certificate”) or shares of Company Common Stock held in book-entry form (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive, in accordance with this Section 2.8(c), the Merger Consideration upon surrender of such Certificate or cancellation of such Book-Entry Shares in accordance with Section 2.12.

Section 2.9        Certain Adjustments.    Notwithstanding anything in this Agreement to the contrary, if, from the date of the Prior Agreement until the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date within that period, then the Merger Consideration shall be equitably adjusted to provide the Company Shareholders the same economic effect as contemplated by this Agreement prior to that event. For the avoidance of doubt, nothing in this Section 2.9 shall be deemed to modify the Company’s obligations under Section 5.1.

Section 2.10      Dissenters’ Rights.    Dissenters’ rights under Chapter 23 of the TBCA are not available to the Company Shareholders for the Transactions.

Section 2.11      Merger Without Meeting of Shareholders.    Notwithstanding anything to the contrary set forth in this Agreement, in the event that Parent, Merger Sub and their Subsidiaries shall own a number of shares of Company Common Stock (including any Top-Up Option Shares) that meets or exceeds the Short Form Threshold, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the Acceptance Time without a Company Shareholders Meeting in accordance with the applicable provisions of the TBCA.

Section 2.12      Exchange of Company Common Stock.

(a)        Exchange Agent.    At or prior to the Effective Time, Parent shall deposit (or shall cause to be deposited) with a nationally recognized financial institution selected by Parent with the Company’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed) (the “Exchange Agent”), for the benefit of the Company Shareholders, for exchange in accordance with this ARTICLE II, through the Exchange Agent, all of the cash sufficient to pay the aggregate Merger Consideration (such cash provided to the Exchange Agent being hereinafter referred to as the “Exchange Fund”). Parent shall cause the Exchange Agent to deliver the cash contemplated to be paid pursuant to Section 2.8 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose. Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times until the twelve (12) month anniversary of the Effective Time maintained at a level sufficient for the Exchange Agent to make such payments under Section 2.8(b). Nothing contained in this Section 2.12(a) and no investment losses resulting from investment of the funds deposited with the Exchange Agent shall diminish the rights of any holder of Company Common Stock to receive the Merger Consideration.

(b)        Exchange Procedures.

(i)        Letter of Transmittal.    Parent shall cause the Exchange Agent to mail (or in the case of The Depository Trust Company on behalf of “street” holders, deliver), as promptly as reasonably practicable after the Effective Time, to each holder of record immediately prior to the Effective Time of Company Common Stock a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and have such other provisions (including customary provisions with respect to the delivery of an “agent’s message” with respect to Book-Entry Shares) as are reasonably satisfactory to Parent).

(ii)        Merger Consideration Received Upon Exchange.    Upon, (i) in the case of shares of Company Common Stock represented by a Certificate, the surrender of such Certificate for cancellation to the Exchange Agent or, (ii) in the case of Book-Entry Shares, the receipt of an “agent’s message” by the Exchange Agent with respect to such Book-Entry Shares, in each case, together with such letter of transmittal, duly completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such shares of Company Common Stock shall be entitled to receive, in exchange therefor, the Merger Consideration into which such shares of Company Common Stock have been converted pursuant to Section 2.8(c), and such Certificate so surrendered or Book Entry Shares so received, as applicable, shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made and shares may be issued to a Person other than the Person in whose name the Certificate (or Book-Entry Shares) so surrendered (or received) is registered, if such Certificate is properly endorsed (or such transfer of Book-Entry Shares is properly evidenced) or otherwise is in proper form for transfer and the Person requesting such payment pays any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate (or Book-Entry Shares) or establishes to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.12, each Certificate and Book-Entry Shares shall, at any time after the Effective Time, be deemed to represent only the right to receive upon such surrender or receipt the Merger Consideration into which such shares of Company Common Stock have been converted pursuant to Section 2.8(c). No interest shall be paid or accrue on any cash payable upon surrender of any Certificate or receipt of any Book-Entry Shares.

(iii)        Notwithstanding the foregoing, the Company shall cause the ESOP to be terminated effective immediately prior to the Effective Time, and payment of Merger Consideration by the Exchange Agent with respect to shares of Company Common Stock held under the ESOP shall be made to the Trustee for further distribution in accordance with the terms of the ESOP and in a manner designed to permit the participants and beneficiaries thereunder to receive the distribution of Merger Consideration in a manner consistent with such beneficiary’s or participant’s election with respect to the tax treatment of such distribution in accordance with the terms of the ESOP and applicable Law.

(c)        No Further Ownership Rights in Company Common Stock; Closing of Transfer Books.    The Merger Consideration, when paid in accordance with the terms of this ARTICLE II, upon the surrender of the Certificates (or, upon receipt, in the case of the Book-Entry Shares), shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock previously pertaining to such Certificates (or Book-Entry Shares). After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this ARTICLE II.

(d)        Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the Company Shareholders for twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation (or its designee), upon demand, and any Company Shareholder who has not theretofore complied with this ARTICLE II shall thereafter look only to the Surviving Corporation (or its designee) for payment of its claim for the Merger Consideration.

(e)        No Liability.    None of Parent, Merger Sub, the Company, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any Person in respect of any cash from the Exchange Fund (including any amounts delivered to Surviving Corporation (or its designee) in accordance with Section 2.12(d)) properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)        Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, to the extent required by Parent, the posting by such Person of a bond in reasonable amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration that would be payable or deliverable in respect thereof pursuant to this Agreement had such lost, stolen or destroyed Certificate been surrendered as provided in this ARTICLE II.

(g)        Investment.    The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation (or its designee); provided that no losses on any investment made pursuant to this Section 2.12(g) shall affect the Merger Consideration payable to Company Shareholders entitled to receive such consideration and, following any such losses, Parent shall promptly provide (or shall cause to be provided) additional funds to the Exchange Agent for the benefit of Company Shareholders entitled to receive such consideration in the amount of any such losses.

(h)        Withholdings.    Each of Parent (or its designee), Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Company Shareholder and any holder of Company Options pursuant to this ARTICLE II such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign Tax Law. Any amount properly deducted or withheld pursuant to this Section 2.12(h) shall be treated for all purposes of this Agreement as having been paid to the Company Shareholder or holder of Company Options in respect of which such deduction or withholding was made. Parent (or its designee), Merger Sub, the Surviving Corporation or the Exchange Agent, as applicable, shall pay, or shall cause to be paid, all amounts so deducted or withheld to the appropriate Taxing Authority within the period required under applicable Law.

Section 2.13      Company Stock Options and the ESPP.

(a)        Each option to purchase shares of Company Common Stock granted under a Company Stock Incentive Plan that is outstanding immediately prior to the Acceptance Time (each, a “Company Option”), whether or not then vested and exercisable, shall, in the manner contemplated by Section 2.13(c), immediately prior to the Acceptance Time, and without any action on the part of any holder of a Company Option, become fully vested and exercisable and, with respect to all outstanding Company Options:

(i)        to the extent not exercised prior to the Acceptance Time, each such Company Option for which the Offer Price exceeds the exercise price per share shall be canceled at the Acceptance Time and, in exchange therefor, the Company shall pay (or cause to be paid) to each former holder of such Company Option as soon as practicable following the Acceptance Time, but in no event later than the later of (x) the Company’s first regular payroll date following the Acceptance Time and (y) the fifth (5) Business Day following the Acceptance Time, an amount in cash (without interest, and subject to deduction for any required withholding Tax) equal to the product of (1) the excess, if any, of the Offer Price over the exercise price per share under such Company Option and (2) the number of shares of Company Common Stock subject to such Company Option; and

(ii)        each Company Option that is outstanding immediately prior to the Acceptance Time for which the Offer Price does not exceed the exercise price per share shall be cancelled at the Acceptance Time without any cash payment being made in respect thereof.

(b)        With respect to the Amended and Restated Volunteer Capital Corporation 1982 Employee Stock Purchase Plan, effective January 1, 1996 (the “ESPP”), after the date of the Prior Agreement, (i) participation in the ESPP shall have been and shall be limited to those employees who were participants on the date of the Prior Agreement, (ii) except to the extent necessary to maintain the status of the ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the Treasury Regulations thereunder, participants shall not have and may not increase their payroll deduction elections or rate of contributions from those in effect on the date of the Prior Agreement, (iii) no contribution period shall have been or shall be commenced after the date of the Prior Agreement, and (iv) the ESPP shall be terminated as soon as practicable after the date of the Prior Agreement and prior to the Acceptance Time.

(c)        As soon as practicable following the date of this Agreement, but in any event prior to the Acceptance Time, the Company, the Company’s Board of Directors or the compensation committee of the Company’s Board of Directors, as applicable, shall adopt any resolutions and take any actions which are reasonably necessary in accordance with applicable Law and, as applicable, the Company Stock Incentive Plans and each agreement evidencing a grant of Company Options (a “Company Option Agreement”) (including obtaining necessary consents or amendments) to (i) effectuate the provisions of this Section 2.13 and (ii) terminate, upon the Acceptance Time, each Company Stock Incentive Plan and each Company Option Agreement, such that, at the Acceptance Time and upon the payments contemplated hereunder, no Person shall have any right to purchase or receive any equity or payment interest, or right convertible into or exercisable for any equity or payment interest or exit payment from or of the Company or the Surviving Corporation; provided, however, that, notwithstanding the foregoing clause (ii), the ESPP shall be terminated pursuant to Section 2.13(b) above.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (x) disclosed in the Company SEC Documents publicly filed with the SEC prior to the date of the Prior Agreement (but without giving effect to any amendment to any such Company SEC Documents filed on or after the date of the Prior Agreement and excluding any disclosures set forth under the headings “Risk Factors,” “Forward-looking Statements” and any other disclosures in any section contained or referenced in any such Company SEC Documents relating to any information, forward-looking statements or factors or risks that are predictive, cautionary or forward-looking in nature in any such Company SEC Documents), provided, that this clause (x) shall not be applicable to the Company Fundamental Representations, the Company Capitalization Representations or the representations and warranties set forth in Section 3.8(a) or (y) set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub immediately prior to the execution and delivery of the Prior Agreement, as amended on the date hereof solely to amend the numbering of the sections thereof to reflect the Section numbering of this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any section of this Agreement or any other section or subsection of the Company Disclosure Schedule to which the relevance of such disclosure is reasonably apparent on its face and that the mere inclusion of an item in such Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Company Material Adverse Effect), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1        Corporate Organization.

(a)        Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business, and is in good standing, in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing does not and would not reasonably be expected to have a Company Material Adverse Effect. The copies of the Charter of the Company and the Articles of Amendment thereto (the “Company Charter”) and the Amended and Restated Bylaws of the Company (the “Company Bylaws”) as delivered or made available to Parent, are true, complete and correct copies of such documents as in effect and as amended as of the date of the Prior Agreement. The Company Charter and the Company Bylaws are in full force and effect and the Company is not in violation of any of the provisions of the Company Charter or the Company Bylaws. The Company has made available to Parent true, complete and correct copies of the certificates of incorporation and bylaws (or comparable organizational documents) of each of the Company’s Subsidiaries, in each case as amended as of the date of the Prior Agreement. Such organizational documents are in full force and effect and none of the Company’s Subsidiaries is in violation in any material respect of any of the terms of its organizational documents. The Company has made available to Parent the true, complete and correct copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of shareholders and the Company’s Board of Directors and each committee thereof (other than any such minutes relating to or in connection with the Transactions) since December 29, 2008.

(b)        Section 3.1(b) of the Company Disclosure Schedule lists all of the Subsidiaries of the Company and, for each such Subsidiary, the state of formation or incorporation and each jurisdiction in which such Subsidiary is qualified or licensed to do business. The Company does not own, directly or indirectly, any capital stock of, or voting securities or equity interests in, any Person other than its Subsidiaries identified on Section 3.1(b) of the Company Disclosure Schedule.

Section 3.2        Capitalization.

(a)        The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, $0.05 par value per share (the “Company Preferred Stock”). As of June 20, 2012, (i) 5,999,235 shares of Company Common Stock (which number, for the avoidance of doubt, includes the shares described in clause (v) below) were issued and outstanding and no shares of Company Preferred Stock were issued and outstanding, (ii) 1,006,625 shares of Company Common Stock were issuable upon the exercise of outstanding Company Options, (iii) 19,119 shares of Company Common Stock remained available for future issuances under the Company Stock Incentive Plans, (iv) 75,547 shares of Company Common Stock remained available for future issuances under the ESPP, (v) 201,069 shares of Company Common Stock were held by the ESOP, and (vi) no shares of Company Common Stock were owned by the Company as treasury stock. All outstanding shares of capital stock of the Company have been, and all shares of Company Common Stock that may be issued pursuant to any of the Company Stock Incentive Plans, the ESPP or ESOP or as expressly permitted by this Agreement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares of Company Common Stock that have not yet been issued, will be) fully paid and nonassessable and are not subject to preemptive rights. Each Company Option has been granted in accordance with applicable Law, the terms of the applicable Company Stock Incentive Plan and pursuant, in all material respects, to the applicable Company Option Agreement, respectively, and true, complete and correct copies of all forms of Company Option Agreement pursuant to which Company Options have been granted have been made available to Parent or its counsel. No Subsidiary of the Company owns any shares of Company Common Stock.

(b)        Included in Section 3.2(b) of the Company Disclosure Schedule is a true, complete and correct list, as of the date of the Prior Agreement, of each outstanding Company Option, the number of shares of Company Common Stock subject thereto, the grant date, the expiration date, the exercise price, the vesting schedule thereof, and the name of the holder thereof.

(c)        Except as set forth above or in Section 3.2(c) of the Company Disclosure Schedule, as of the date of the Prior Agreement, there were no outstanding subscriptions, securities, options, warrants, calls, rights, commitments, agreements, derivative contracts, forward sale contracts or undertakings of any kind to which the Company or any of its Subsidiaries was a party, or by which the Company or any of its Subsidiaries was bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, equity interests or other voting securities of the Company or of any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking, or obligating the Company or any Subsidiary to make any payment based on or resulting from the value or price of Company Common Stock or of any such subscription, security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking. Except for acquisitions, or deemed acquisitions, of Company Common Stock or other equity securities of the Company in connection with (i) the payment of the exercise price of Company Options with Company Common Stock (including in connection with “net” exercises), (ii) Tax withholding in connection with the exercise of Company Options and (iii) forfeitures of Company Options, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock or other equity interests of any of its Subsidiaries, other than pursuant to the Company Benefit Plans. There are no outstanding or authorized stock appreciation rights, phantom stock awards or other rights that are linked in any way to the price of the Company Common Stock or the value of the Company, or any part thereof. Except as set forth on Section 3.2(c) of the Company Disclosure Schedule, there are no agreements requiring the Company or any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiary of the Company. There are no bonds, debentures, notes or other indebtedness or other securities of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Neither the Company nor any Subsidiary of the Company is party to any voting agreement with respect to any securities of the Company or any Subsidiary of the Company.

(d)        Except as set forth above or in Section 3.2(d) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each of its Subsidiaries, free and clear of any and all liens, pledges, mortgages, charges, encumbrances, adverse rights, restrictions or claims and security interests of any kind whatsoever (including any restriction on the right to vote or transfer the same), excluding restrictions imposed by securities laws (“Liens”), and all of such shares and equity interests are duly authorized, validly issued and free of preemptive rights and all such shares are fully paid and nonassessable.

Section 3.3        Corporate Power and Authorization.

(a)        The Company has all necessary corporate power and authority to execute and deliver the Transaction Agreements, to carry out its obligations under the Transaction Agreements and, subject only to the approval, if required by applicable Law, of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (collectively, the “Company Shareholder Approval”), to consummate the Transactions. The execution, delivery and performance by the Company of the Transaction Agreements and the consummation by the Company of the Transactions have been duly and validly authorized by the Company’s Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Agreements or to consummate the Transactions, subject, in the case of the Merger, to obtaining the Company Shareholder Approval and filing of the Articles of Merger with the Secretary of State of the State of Tennessee in accordance with the TBCA. Each of the Transaction Agreements has been duly executed and delivered by the Company and, assuming due power and authority of, and due execution and delivery by, Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at Law) (together, the “Bankruptcy and Equity Exception”).

(b)        The Company’s Board of Directors (or committee thereof), at a meeting duly called and held or in a written consent in lieu thereof (as applicable), has unanimously adopted resolutions (i) declaring that the Transaction Agreements and the Transactions are advisable, fair to and in the best interest of the Company and the Company Shareholders, (ii) adopting this Agreement and approving the other Transaction Agreements, the execution, delivery and performance of the Transaction Agreements by the Company and the consummation of the Transactions, (iii) directing that the approval of this Agreement be submitted to the holders of Company Common Stock unless the approval of this Agreement by the Company Shareholders is not required by applicable Law, (iv) recommending, subject to the ability of the Company to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.2(e), that the Company Shareholders accept the Offer and tender their shares of Company Common Stock pursuant to the Offer and, if required by applicable Law, approve the Merger and adopt this Agreement (such recommendation, the “Company Board Recommendation”) and (v) authorizing and approving the Top-Up Option, the issuance of the Top-Up Option Shares thereunder, the terms of payment (including the potential issuance of the promissory note in the form attached as Annex B) and acknowledging the consideration payable is sufficient. Subject to the ability of the Company to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.2(e), such resolutions remain in effect and have not been rescinded, modified or withdrawn.

(c)        If required by applicable Law to consummate the Merger, the Company Shareholder Approval is the only vote of the holders of capital stock of the Company or any of its Subsidiaries which is necessary to approve and adopt the Transaction Agreements and the Transactions.

Section 3.4        No Conflicts.    The execution and delivery of the Transaction Agreements by the Company do not, and the consummation by the Company of the Transactions and the compliance by the Company with any of the terms or provisions of the Transaction Agreements will not, (i) conflict with or violate any provision of the Company Charter or Company Bylaws or any of the similar organizational documents of any of its Subsidiaries or, (ii) assuming that the authorizations, consents and approvals referred to in Section 3.5 and the Company Shareholder Approval, if required by applicable Law, are obtained (in the case of the Company Shareholder Approval, in accordance with the TBCA), (x) except as set forth above in clause (ii) or in Section 3.4 of the Company Disclosure Schedule, violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, give rise to the termination of or a right of termination or cancellation under, require consent or notice under, accelerate the performance required by, or result in the creation of any Lien, other than any Permitted Liens, upon any of the respective properties or assets owned or operated by the Company or any of its Subsidiaries under, any note, bond, debenture, mortgage, indenture, deed of trust, license, lease, agreement or other contract, agreement, instrument or obligation (each, a “Contract”) to which the Company or any of its

Subsidiaries is a party, or by which they or any of their respective properties or assets are bound or affected or (y) conflict with or violate any Laws applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii)(x), any such violation, conflict, loss, default, termination, cancellation, acceleration, right or Lien that does not and would not reasonably be expected to have a Company Material Adverse Effect or materially impair the ability of the Company to perform its obligations hereunder or prevent or materially impede or delay the consummation of the Transactions by the Company.

Section 3.5        Governmental Approvals.    Other than in connection with or in compliance with (i) the TBCA, (ii) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) the Securities Act of 1933, as amended (the “Securities Act”), (iv) any other applicable federal or state securities Laws or “blue sky” Laws, (v) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (vi) the rules and regulations of the NASDAQ, or (vii) such other consent, approval, waiver, license, permit, franchise, authorization or Order (“Consents”) of, or registration, declaration, notice, report, submission or other filing (“Filings”) with, any Governmental Entity, the failure of which to obtain or make does not have and would not reasonably be expected to have a Company Material Adverse Effect, or materially impair the ability of the Company to perform its obligations hereunder or prevent or materially impede or delay the consummation of the Transactions by the Company, no Consents of, or Filings with, any federal, state or local court, administrative or regulatory agency or commission or other governmental authority, domestic or foreign (including any applicable stock exchange) (each a “Governmental Entity”), are necessary in connection with the execution, delivery and performance of the Transaction Agreements by the Company and the consummation of the Transactions by the Company.

Section 3.6        Company SEC Filings; Financial Statements; Controls.

(a)        The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act and the Securities Act since December 29, 2008 (collectively, and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act. The Company SEC Documents, as amended, complied as of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), and each of the Company SEC Documents filed subsequent to the date of the Prior Agreement will comply, in all material respects with the requirements of applicable Law, including the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (including its rules and regulations, “SOX”), as the case may be, applicable to such Company SEC Document, and none of the Company SEC Documents as of such respective dates or, if amended, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of the Prior Agreement, there were no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents. To the

Company’s Knowledge, as of the date of the Prior Agreement, none of the Company SEC Documents was the subject of ongoing SEC review or investigation.

(b)        The consolidated financial statements (including all related notes and schedules thereto) of the Company (the “Company SEC Financial Statements”) included in the Company SEC Documents (if amended, as of the date of the last such amendment) comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company SEC Financial Statements fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments, none of which, individually or in the aggregate, has been or will be material to the Company and its Subsidiaries taken as a whole, and to the absence of information or notes not required by GAAP to be included in interim financial statements) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes and schedules thereto).

(c)        Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, on the other hand, including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or any of its Subsidiaries’ published financial statements or any Company SEC Documents.

(d)        Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, in each case, with respect to the Company SEC Documents, and the statements contained in such certifications were complete, correct and accurate in all material respects on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

(e)        The Company has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) promulgated by the SEC under the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management or the Company’s Board of Directors and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets.

(f)        The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated by the SEC under the Exchange Act); such disclosure controls and procedures are reasonably designed to ensure that information (both financial and non-financial) relating to the Company and the Subsidiaries of the Company required to be disclosed in the Company’s periodic reports filed or submitted under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. The management of the Company has completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of SOX for the fiscal year ended January 1, 2012, and no significant deficiency or material weakness was identified. To the Company’s Knowledge, there are no facts or circumstances that would prevent its principal executive officer and principal financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

(g)        The Company is in compliance in all material respects with (i) all applicable rules and all current listing and corporate governance requirements of NASDAQ, and (ii) all applicable rules, regulations and requirements of SOX and the SEC.

Section 3.7        No Undisclosed Liabilities.    Except as disclosed on Section 3.7 of the Company Disclosure Schedules, as of the date of the Prior Agreement there were no liabilities or obligations of the Company or any of its Subsidiaries of any nature, whether accrued, contingent, absolute, known or otherwise, in each case, whether or not required by GAAP to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP or the notes thereto, other than: (a) liabilities or obligations as and to the extent reflected or reserved against in the Company’s audited consolidated balance sheet as of January 1, 2012 included in the Company SEC Documents or in the notes thereto, (b) liabilities or obligations that were incurred since January 1, 2012 in the Ordinary Course of Business, (c) liabilities or obligations that, individually and in the aggregate, are not and would not reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole, or (d) liabilities or obligations disclosed in the Company Disclosure Schedule.

Section 3.8        Information Supplied.

(a)        The Schedule 14D-9 and the information supplied (or to be supplied) in writing by the Company specifically for inclusion or incorporation by reference in the Offer Documents will not, at the respective times the Schedule 14D-9, the Offer Documents, and any amendments or supplements thereto are filed with the SEC, and/or at the time they are first published, sent or given to the Company Shareholders, and on the Expiration Date, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)        The Schedule 14D-9, and any amendments or supplements thereto will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act and all other applicable Laws. The Schedule 14D-9 will not, on the date it is first sent to the Company Shareholders, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied in writing by Parent or Merger Sub or any of their directors, officers, employees, Affiliates, agents or other representatives for inclusion or incorporation by reference in the Schedule 14D-9.

Section 3.9        Labor Matters.

(a)        Since December 29, 2008, (i) neither the Company nor any of its Subsidiaries is or has been a party to any collective bargaining agreement, labor union contract, trade union agreement, or any other labor-related agreements with any labor union, labor organization or works council (each a “Collective Bargaining Agreement”), (ii) no employees of the Company or any of its Subsidiaries are or have been represented by any labor union, labor organization or works council in connection with their employment with the Company or any Subsidiary, (iii) to the Company’s Knowledge, there currently are no, and there have not been any, activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries, (iv) no Collective Bargaining Agreement is being or has been negotiated by the Company or any of its Subsidiaries, and (v) there currently is no, and there has not been any, picketing, strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the Company’s Knowledge, threatened that may materially interfere with the respective business activities of the Company or any of its Subsidiaries.

(b)        Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance with applicable Laws and Orders with respect to hiring, employment, and termination of employment (including but not limited to applicable Laws regarding wage and hour requirements, tips, correct classification of independent contractors and of employees as exempt and non-exempt, unfair labor practices, work authorization status, immigration, discrimination in employment, harassment, retaliation and reasonable accommodation, leaves of absence, terms and conditions of employment, employee health and safety, collective bargaining and the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar state or local “mass layoff” or “plant closing” law), except where the failure to comply does not and would not reasonably be expected to have a Company Material Adverse Effect. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or any of its Subsidiaries since December 29, 2008. Except as has not had, and would not reasonably be expected to have a Company Material Adverse Effect, (i) there is no complaint, charge, claim or proceeding based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual now pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries, before any Governmental Entity or regulatory authority, and (ii) there is no complaint, charge, claim or proceeding before any Governmental Entity or regulatory authority with respect to a violation of any occupational safety or health standards that is now pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries.

(c)        Except as set forth in Section 3.9(c) of the Company Disclosure Schedule and except as do not and would not reasonably be expected to have a Company Material Adverse

Effect, neither the Company nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the Ordinary Course of Business).

Section 3.10      Absence of Certain Changes or Events.    Since January 1, 2012, except (a) as disclosed in the Company SEC Documents filed with or furnished to the SEC prior to the date of the Prior Agreement or as set forth in Section 3.10 of the Company Disclosure Schedule and (b) for liabilities or obligations incurred in connection with the Transactions, (i) there has not been any event, change, development, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, (ii) the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the Ordinary Course of Business and (iii) neither the Company nor any of its Subsidiaries has taken any action described in Section 5.1(a) hereof that, if taken after the date of the Prior Agreement and prior to the Effective Time without the prior written consent of Parent, would violate such provision.

Section 3.11      Compliance with Laws. Other than those violations or allegations that, individually and in the aggregate, are not and would not reasonably be expected to have a Company Material Adverse Effect or as set forth in Section 3.11 of the Company Disclosure Schedule, (a) the Company and its Subsidiaries are not in violation of, and since December 29, 2008 have not violated, any Laws and Orders applicable to the Company, any of its Subsidiaries or any assets owned or used by any of them and (b) neither the Company nor any of its Subsidiaries has received any written communication since December 29, 2008 from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any Law (except for violations that have been resolved).

Section 3.12      Permits.

(a)        The Company and each of its Subsidiaries have all required governmental licenses, franchises, permits, certificates, consents, orders, approvals and authorizations (“Permits”) necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and each of the Permits is valid, subsisting and in full force and effect, except where the failure to have or maintain any such Permit, individually and in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries are (and since December 29, 2008 have been) in compliance with the terms of all Permits, except where non-compliance does not or would not reasonably be expected to have a Company Material Adverse Effect. Since December 29, 2008, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Entity was considering the amendment, termination, revocation or cancellation of any Permit, except any such amendments, terminations, revocations or cancellations that, individually and in the aggregate, do not and would not reasonably be expected to have a Company Material Adverse Effect. The consummation of the Transactions by the Company, in and of themselves, will not cause the revocation or cancellation of any Permit that is not a Liquor License, except any such revocations and cancellations that, individually and in the aggregate, are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b)        Section 3.12(b) of the Company Disclosure Schedule sets forth a list as of the date of the Prior Agreement of all liquor licenses (including beer and wine licenses) held or used by the Company and its Subsidiaries (collectively, the “Liquor Licenses”) in connection with the operation of each restaurant operated by the Company or any of its Subsidiaries, along with the name and street, city and state address of each such restaurant, and the expiration date of each such Liquor License.

(c)        As of the date of the Prior Agreement, except as has not had and would not reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate:

(i)        to the extent required by applicable Law, each restaurant currently operated by the Company or any of its Subsidiaries possessed a Liquor License;

(ii)        each Liquor License was in full force and effect and was adequate for the current conduct of the operations at the restaurant for which it is issued;

(iii)        neither the Company nor any of its Subsidiaries had received any written notice of any pending or threatened modification, suspension, or cancellation of a Liquor License or any proceeding related thereto;

(iv)        since December 29, 2008, there had been no Proceedings relating to any of the Liquor Licenses; and

(v)        there were no pending disciplinary actions, unresolved citations, unsatisfied penalties, or past disciplinary actions relating to Liquor Licenses that would reasonably be expected to have any impact on any restaurant or the ability to maintain or renew any Liquor License.

Section 3.13      Litigation.    Except as set forth on Section 3.13 of the Company Disclosure Schedule, as of the date of the Prior Agreement, there were no Proceedings pending, or threatened in writing and received by the Company or any of its Subsidiaries, against the Company or any of its Subsidiaries or any of their respective properties or assets or any of their respective officers or directors (in their capacity as officers or directors of the Company or any of its Subsidiaries) before any Governmental Entity (other than insurance claims litigation or arbitration arising in the Ordinary Course of Business), which, if determined or resolved adversely in accordance with the plaintiff’s or claimant’s demands, individually or in the aggregate, were or would have reasonably been expected to be material and adverse to the Company and its Subsidiaries, taken as a whole. As of the date of the Prior Agreement, there was no material Order outstanding against the Company or any of its Subsidiaries.

Section 3.14      Taxes.    Except as set forth on Section 3.14 of the Company Disclosure Schedule and as has not had and would not reasonably be expected to have a Company Material Adverse Effect:

(a)        All Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been duly and timely filed

(including extensions) in accordance with all applicable Laws, and all such Tax Returns are true, complete and accurate in all material respects.

(b)        The Company and each of its Subsidiaries have duly and timely paid or have duly and timely withheld and remitted to the appropriate Taxing Authority all Taxes due and payable. All required estimated tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Company and each of its Subsidiaries.

(c)        The federal income Tax Returns of the Company and its Subsidiaries through the Tax year ended December 31, 2007 have been examined and the examinations have been closed or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.

(d)        There is no Proceeding pending, or threatened in writing and received by the Company or its Subsidiaries, against or with respect to the Company or any of its Subsidiaries in respect of any Tax.

(e)        Neither the Company nor any of its Subsidiaries nor any other Person on their behalf has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law or has any knowledge that any Taxing Authority has proposed any such adjustment, or has any application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to the Company or any of its Subsidiaries, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company or any of its Subsidiaries or (iii) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid.

(f)        There are no Liens on any of the assets, rights or properties of the Company or any of its Subsidiaries with respect to Taxes, other than Permitted Liens.

(g)        Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of the Prior Agreement or (ii) in a distribution that would otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

(h)        Neither the Company nor any of its Subsidiaries has been: (i) a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (ii) a party to a tax sharing, tax indemnity or tax allocation agreement (other than an agreement exclusively between or among the Company and its Subsidiaries).

(i)        Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” as defined in Treasury Regulation §1.6011-4(b)(2).

Section 3.15      Employee Benefit Plans and Related Matters; ERISA.

(a)        Section 3.15 of the Company Disclosure Schedule sets forth, as of the date of the Prior Agreement, a true and complete list of each Company Benefit Plan. With respect to each Company Benefit Plan, the Company has made available to Parent a true and complete copy of such written Company Benefit Plan, and, to the extent applicable, (i) all trust agreements, insurance contracts or other funding arrangements, (ii) the most recent trust reports for both ERISA funding and financial statement purposes, (iii) the most recent Form 5500 with all attachments filed with the Internal Revenue Service (“IRS”) or the Department of Labor, (iv) the most recent IRS determination letter (or opinion letter upon which the Company is entitled to rely), and (v) all material current summary plan descriptions. “Company Benefit Plan” means any employee benefit plan, program, policy or contract (including any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and each other pension, profit-sharing or other retirement, bonus, deferred compensation, incentive compensation, stock bonus, stock appreciation, stock purchase, stock ownership, restricted stock, restricted stock unit, stock option or other equity-based (whether real or phantom), employment, vacation, holiday, sick leave, welfare benefit, paid time off, leave of absence, tax gross up, disability, death benefit, cafeteria, hospitalization, material fringe benefit, medical, dental, vision, life or other insurance, termination, retention, change in control or severance plan, program, policy or contract) with respect to which the Company or any of its ERISA Affiliates has any obligation or liability, contingent or otherwise. As used in this Agreement, “ERISA Affiliate” means any Person which is (or at any relevant time was or will be) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliated service group” with the Company as such terms are defined in Section 414(b), (c), (m) or (o) of the Code.

(b)        Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS (or opinion letter upon which the Company is entitled to rely) that the Company Benefit Plan is so qualified, and, to the Company’s Knowledge, there are no existing circumstances or any events that, individually or in the aggregate, adversely affect or would reasonably be expected to adversely affect the qualified status of any such plan in a manner which does have or would reasonably be expected to have a Company Material Adverse Effect. Each Company Benefit Plan has been administered and operated in accordance with its terms and with applicable Law, except as, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All contributions or other amounts which the Company was required to make to Company Benefit Plans on or prior to the Closing Date have been paid, except where any failure to do so would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c)        No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and, to the Company’s Knowledge, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability (exclusive of the liability to pay insurance premiums to the Pension Benefit Guaranty Corporation (“PBGC”) under Title IV of ERISA), except as, individually and in the aggregate, does not have and would not reasonably be expected to have a Company Material Adverse Effect.

(d)        There are no pending actions or claims with respect to any of the Company Benefit Plans by any employee or otherwise involving any such plan or the assets of any such plan (other than routine claims for benefits), except as, individually and in the aggregate, do not have and would not reasonably be expected to have a Company Material Adverse Effect.

(e)        No Company Benefit Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or is a “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA. No Company Benefit Plan is an employee pension benefit plan that is subject to Title IV of ERISA.

(f)        Except as set forth in Section 3.15(f) of the Company Disclosure Schedule, no Company Benefit Plan provides for or promises medical, surgical, hospitalization, death, disability, life insurance or similar benefits coverage (whether or not insured) for current or former employees, officers, service providers or directors of the Company for periods extending beyond their retirement, other than coverage mandated by applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and the regulations issued thereunder.

(g)        Except as provided in this Agreement, as set forth in Section 3.15(g) of the Company Disclosure Schedule or as required by applicable Law, the consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former director, officer or employee of the Company or of any of its Subsidiaries to severance pay or any similar payment or (ii) result in any payment becoming due, accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such director, officer or employee. Except as set forth in Section 3.15(g) of the Company Disclosure Schedule, the Company is not a party to any contract or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code, and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by the Company to be non-deductible (in whole or in part) under Section 280G of the Code.

(h)        Except to the extent representations or warranties of the Company included in Sections 3.6, 3.7, 3.10 and 3.14 apply to Company Benefit Plans or ERISA matters, this Section 3.15 contains the sole and exclusive representations and warranties of the Company regarding Company Benefits Plans or ERISA matters, or liabilities or obligations, or compliance with Laws, relating thereto.

Section 3.16      Material Contracts.

(a)        For purposes of this Agreement, a “Company Material Contract” shall mean any Contract to which the Company or any of its Subsidiaries is a party:

(i)        that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii)       that contains (A) any exclusivity provision, (B) any right to develop or operate a business under any of the Company’s or any of its Subsidiaries’ brands, (C) any covenant that limits, curtails or restricts (x) in a material way the ability of the Company or any of its Subsidiaries or in any way any of their respective Affiliates to compete in any line of business, in any geographic location or with any Person, (y) the Persons to whom the Company or any of its Subsidiaries may sell products or deliver services or (z) the types of products or services that the Company or any of its Subsidiaries may sell or deliver or (D) any “non-solicitation,” “no hire” or similar provision which restricts the Company or any of its Subsidiaries from soliciting, hiring, engaging, retaining or employing such Person’s current or former employees in a manner or to an extent that would interfere with the Ordinary Course of Business, in each case other than any such Contracts (1) to purchase inventory and other products for immediate consumption to be used in the Ordinary Course of Business (unless such Contract is material to the business or the financial condition of the Company and its Subsidiaries, taken as a whole), (2) that may be cancelled without material liability to the Company or its Subsidiaries upon notice of thirty (30) days or less, (3) any such Contract for leased real property entered into in the Ordinary Course of Business that contains customary covenants that prohibit: (i) the Company or any of its Subsidiaries from using any trade names other than a trade name of the Company or its Subsidiaries, (ii) the Company or any of its Subsidiaries from using any leased real property to operate a different restaurant concept than the restaurant concept currently operated on such leased real property by the Company or its Subsidiary, or (iii) the Company or any of its Subsidiaries from operating other restaurant concepts of the Company or its Subsidiaries within a specified geographic area in relation to an existing restaurant of the Company or its Subsidiaries, or (4) that are not material to the Company and its Subsidiaries, taken as a whole;

(iii)      entered into after December 29, 2008 (A) relating to the disposition, acquisition (directly or indirectly) by the Company or any of its Subsidiaries of properties, assets or businesses (whether by merger, purchase or sale of stock or assets or otherwise) with a fair market value in excess of $500,000, or (B) pursuant to which the Company or any of its Subsidiaries will acquire any material interest in any other Person or other business enterprise for an amount in excess, in the aggregate, of $500,000, other than the Subsidiaries of the Company;

(iv)      relate to an acquisition, divestiture, merger, license or similar transaction and contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations), that are still in effect and, individually or in the aggregate, could reasonably be expected to result in payments by the Company or any of its Subsidiaries in excess of $500,000;

(v)      that relates to the formation, creation, operation, management or control of any legal partnership, strategic alliance or joint venture entity pursuant to which the Company has an obligation (contingent or otherwise) to make a material investment in or material extension of credit to any Person involving annual payments of at least $500,000;

(vi)      that involves or relates to indebtedness (including any guarantee thereto) for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) outside the Ordinary Course of Business or in a principal amount in excess of $2,500,000;

(vii)      that is a mortgage, pledge, security agreement, deed of trust, capital lease or similar agreement (other than any lease of real property) that creates or grants a Lien on any material property or asset of the Company or any of its Subsidiaries, in each case involving annual payments of more than $500,000;

(viii)      that is a settlement, conciliation or similar agreement (x) with any Governmental Entity that imposes on the Company any material obligations after the date of the Prior Agreement, or (y) which would require the Company or any of its Subsidiaries to pay consideration of more than $500,000 after the date of the Prior Agreement;

(ix)        with any of the Company’s directors or executive officers (including employment agreements), five percent or greater shareholders of the Company or any of their respective Affiliates (other than the Company or any of its Subsidiaries) or immediate family members;

(x)        with any labor union, including any Collective Bargaining Agreement;

(xi)      that (A) contains a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire (or agreed to cause any other Person not to acquire) assets or securities of a Person or (B) grants to any Person any right of first offer or right of first refusal to purchase, lease, sublease, use, possess or occupy all or a substantial part of the material assets of the Company or any of its Subsidiaries, taken as a whole;

(xii)      that is a voting or registration rights agreement;

(xiii)     that is a financial derivatives master agreement or confirmation, or futures account opening agreement and/or brokerage statement, evidencing financial hedging or similar trading activities;

(xiv)     that is a Contract that expressly restricts or limits the payment of dividends or other distributions on equity securities;

(xv)      to the extent material to the business or financial condition of the Company and its Subsidiaries, taken as a whole, that is a (w) consulting Contract, (x) Contract that contains requirements of minimum purchases by the Company or its Subsidiaries, (y) Contract that provides for the indemnification of any indemnitee outside the Ordinary Course of Business or (z) Contract granting a right of first refusal or first negotiation to any third party;

(xvi)    any Contract that relates to the employment of any individual on a full-time or part-time, consulting or other basis providing annual compensation in excess of $250,000;

(xvii)    that by its terms calls for aggregate payments by or to the Company or any of its Subsidiaries, of more than $500,000 in any 12-month period, except for any such Contract (x) that is a lease of real property, (y) that is an insurance policy of the Company entered into in the Ordinary Course of Business or (z) to purchase inventory and other products for immediate consumption to be used in the Ordinary Course of Business;

(xviii)  that contains a License granted to the Company or any of its Subsidiaries of any material Intellectual Property (other than in-licenses of commercially available, off-the-shelf or “click wrap” Software that by their terms call for aggregate payments by the Company and its Subsidiaries of less than $250,000 per year);

(xix)    that contains a License granted by the Company or any of its Subsidiaries to a third Person outside the Ordinary Course of Business, pursuant to which such third Person is authorized to use any Company or Subsidiary-owned, proprietary Intellectual Property;

(xx)    any Contract, or group of Contracts with a Person (or group of Affiliated Persons), the termination or breach of which would have a Company Material Adverse Effect, and is not disclosed pursuant to clauses (i) through (xix) above; or

(xxi)    that contains a commitment or agreement to enter into any of the foregoing.

(b)        Section 3.16 of the Company Disclosure Schedule contains a complete and accurate list of all Company Material Contracts to or by which the Company or any of its Subsidiaries was a party as of the date of the Prior Agreement. As of the date of the Prior Agreement, true and complete copies of all Company Material Contracts had been (i) publicly filed with the SEC or (ii) made available to Parent, together with any and all amendments and supplements thereto and material “side letters” and similar documentation relating thereto.

(c)        Each Company Material Contract listed on Section 3.16 of the Company Disclosure Schedule is (i) a valid and binding obligation of the Company or its Subsidiary party thereto and enforceable against the Company or its Subsidiary party thereto in accordance with its terms (except that (x) such enforcement may be subject to a Bankruptcy and Equity Exception and (y) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) and, to the Company’s Knowledge, except as set forth in Section 3.16(c) of the Company Disclosure Schedule, each other party thereto and (ii) in full force and effect, except in the case of clauses (i) and (ii) above, as do not and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries has performed its obligations required to be performed by it prior to the date of the Prior Agreement under each Company Material Contract to which it was or is a party and no condition exists that, with notice or lapse of time or both, would constitute a default thereunder by the Company and its Subsidiaries party thereto, except in each case as do not and would not reasonably be expected to have a Company Material Adverse Effect. To the Company’s Knowledge, each other party to each Company Material Contract has performed its obligations required to be performed by it under such Company Material Contract, and no condition exists that, with notice or lapse of time or both, would constitute a default thereunder by any such other party thereto except in each case as do not and would not reasonably be expected to have a Company Material Adverse Effect. To the Company’s Knowledge, since January 1, 2012 none of the Company or any of its Subsidiaries has received written notice of any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Company Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that do not and would not reasonably be expected to have a Company Material Adverse Effect. No party to any Company Material Contract has given the Company or any of its Subsidiaries written notice of its intention to terminate or cancel any Company Material Contract.

Section 3.17      Intellectual Property; Software.

(a)        Except as do not and would not reasonably be expected to have a Company Material Adverse Effect, (i) Section 3.17(a) of the Company Disclosure Schedule sets forth an accurate and complete list of all (A) patents and patent applications, (B) trademark or service mark applications and registrations, (C) domain name registrations, and (D) copyright registrations and applications, in each case, owned or filed by the Company or any of its Subsidiaries, and (ii) either the Company or a Subsidiary of the Company owns, free and clear of all Liens (other than Permitted Liens), or has a valid and continuing license to use, all Intellectual Property and Software used in connection with the business of the Company and its Subsidiaries as currently conducted.

(b)        Except as do not and would not reasonably be expected to have a Company Material Adverse Effect, (i) to the Company’s Knowledge as of the date of the Prior Agreement, the conduct of the business as then conducted by the Company and its Subsidiaries did not infringe, misappropriate, dilute or otherwise violate any Person’s Intellectual Property, (ii) as of the date of the Prior Agreement, there was no such claim pending or, to the Company’s Knowledge, threatened against the Company or its Subsidiaries, (iii) to the Company’s Knowledge as of the date of the Prior Agreement, except as set forth in Section 3.17(b) of the Company Disclosure Schedule, no Person had infringed, misappropriated or otherwise violated, or was infringing, misappropriating or otherwise violating, any Intellectual Property owned by the Company, and (iv) no such claims are pending or threatened in writing against any Person by the Company or its Subsidiaries.

(c)        The Company and its Subsidiaries have taken reasonably necessary steps to protect and preserve the confidentiality of all material trade secrets and other material confidential information owned by the Company and/or its Subsidiaries.

(d)        The Company maintains control of copies of the Software included in the Intellectual Property which the Company or its Subsidiaries license from third Persons or otherwise use and documentation (including user guides) reasonably necessary to use such Software, and the Company maintains control over the use of source code and/or such other documentation (including user guides and specifications) for all material proprietary Software developed or created by the Company and owned by the Company or any of its Subsidiaries (“Company Proprietary Software”) and/or such documentation (including user guides and specifications) reasonably necessary to use, maintain and modify the Company Proprietary Software. The Company Proprietary Software, and, to the Company’s Knowledge, the material Software included in the Intellectual Property which the Company or its Subsidiaries license from third Persons or otherwise use functions substantially in compliance with applicable written, published documentation and specifications, except as do not and would not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, “Software” means all computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code, object code or other form, software databases and compilations, including any and all data and collections of data, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing. Except as do not and would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries own, lease or license all Software, hardware, databases, computer equipment and other information technology necessary for the operations of the Company’s and its Subsidiaries’ businesses as currently conducted.

Section 3.18      Real Properties; Personal Properties.

(a)        Section 3.18(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of the Prior Agreement, of all real property owned by the Company or any of its Subsidiaries that was primarily used or held for use in the operation of the Company’s business as currently conducted as of the date of the Prior Agreement.

(b)        Section 3.18(b) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of the Prior Agreement, of all leases of real property under which the Company or any of its Subsidiaries was a tenant or a subtenant and that was primarily used or held for use in the operation of the Company’s business as currently conducted as of the date of the Prior Agreement.

(c)        As of the date of the Prior Agreement, except as set forth in Section 3.18(c) of the Company Disclosure Schedule and except for those matters that, individually and in the aggregate, did not and would not have reasonably been expected to have a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries had good marketable and valid title to, or good and valid leasehold or sublease interests or other comparable contract rights in or relating to all real property of the Company and its Subsidiaries free and clear of all Liens, except for Permitted Liens and minor defects in title, recorded easements, restrictive covenants and similar encumbrances of record that, individually and in the aggregate, did not and would not have reasonably been expected to detract from the value of such property, (ii) the Company and each of its Subsidiaries had complied with the terms of all leases of real property of the Company and its Subsidiaries and all such leases are in full force and effect, enforceable in accordance with their terms against the Company or any Subsidiary party thereto and, to the Company’s Knowledge, the counterparties thereto and (iii) neither the Company nor any of its Subsidiaries had received or been provided any written notice of any event or occurrence that had resulted or would have reasonably been expected to result (with or without the giving of notice, the lapse of time or both) in a default with respect to any such lease.

(d)        Except for those matters that do not and would not reasonably be expected to have a Company Material Adverse Effect, the restaurants owned or leased by the Company or any of its Subsidiaries or otherwise used by the Company or any of its Subsidiaries in connection with the operation of their businesses are (as to physical plant and structure) structurally sound, in good operating condition and repair (ordinary wear and tear excepted), and are adequate for the uses to which they are being put.

(e)        Except as does not and would not reasonably be expected to materially interfere with the ability of the Company to conduct its business as presently conducted, the machinery, equipment, furniture, fixtures, trade fixtures, improvements and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries (the “Assets”) are in good operating condition and repair (ordinary wear and tear excepted) and, in the aggregate, sufficient and adequate to carry on their respective businesses as presently conducted, and, except as set forth in Section 3.18(e) of the Company Disclosure Schedule, the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such Assets that are material to the Company and its Subsidiaries, taken as a whole, free and clear of all Liens other than Permitted Liens.

(f)    Section 3.18(f) of the Company Disclosure Schedule sets forth all leases of personal property (“Personal Property Leases”) involving annual payments in excess of $500,000 relating to personal property used in the business of the Company or any of its Subsidiaries as conducted as of the date of the Prior Agreement or to which the Company or any of its Subsidiaries was a party or by which the properties or assets of the Company or any of its Subsidiaries was bound.

(g)        Each of the Personal Property Leases is in full force and effect and neither the Company nor any Subsidiary has received or given any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or any Subsidiary under any of the Personal Property Leases and, to the Company’s Knowledge, no other party is in default thereof.

Section 3.19      Environmental Matters.    Except as do not and would not reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate:

(a)        Since January 1, 2005 the Company and its Subsidiaries have been and are in compliance with all applicable Environmental Laws, including, but not limited to, obtaining, possessing and complying with all Permits required for its operations under applicable Environmental Laws (“Environmental Permits”);

(b)        There is no pending or, to the Company’s Knowledge, threatened claim, investigation, legal or administrative proceeding against the Company or any of its Subsidiaries under or pursuant to any Environmental Law. Neither the Company nor any of its Subsidiaries has received written notice from any Person, including but not limited to any Governmental Entity, alleging any current or past violation of any applicable Environmental Law or Environmental Permit or otherwise may be liable under any applicable Environmental Law or Environmental Permit, which violation or liability is unresolved. Neither the Company nor any Subsidiary is a party or subject to any administrative or judicial order or decree pursuant to any Environmental Law;

(c)        Neither the Company nor any of its Subsidiaries has caused the release, spill or discharge of any Hazardous Substances, and with respect to real property that is currently, or, to the Company’s Knowledge, formerly owned, leased or operated by the Company or any of its Subsidiaries, there have been no releases, spills or discharges of Hazardous Substances on or underneath any of such real property that would be reasonably likely to result in a liability or obligation on the part of the Company or any of its Subsidiaries;

(d)        The Company and each of its Subsidiaries have provided Parent with access to all material environmental assessments, audits, reports and similar material documentation related to environmental matters or potentially material liabilities under any Environmental Law or Environmental Permit, including any related correspondence with Governmental Entities, that are in the possession, custody or reasonable control of the Company or any of its Subsidiaries.

(e)        Except to the extent representations or warranties of the Company included in Sections 3.6, 3.7 and 3.10 apply to compliance with or liability under any Environmental Law, the representations and warranties contained in this Section 3.19 constitute the sole and exclusive representations and warranties of the Company regarding compliance with or liability under Environmental Laws.

Section 3.20      Rights Plan; Takeover Statutes.

(a)        The Company’s Board of Directors has resolved and taken all other necessary action to (i) render the Rights Plan inapplicable to the Transaction Agreements and the Transactions and (ii) ensure that the execution or delivery of the Transaction Agreements and the consummation of the Transactions will not (A) cause Parent or Merger Sub or any of their Affiliates to be an Acquiring Person (as defined in the Rights Plan) pursuant to the Rights Plan, (B) cause a Distribution Date (as defined in the Rights Plan) to occur or (C) result in the distribution of Right Certificates (as defined in the Rights Plan) separate from the certificates representing the shares of Company Common Stock. Such resolutions and other actions remain in effect and have not been rescinded, modified or withdrawn.

(b)        Assuming the correctness of the representation of Parent and Merger Sub set forth in Section 4.10, no “business combination,” “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other similar state or federal anti-takeover statute or regulation (including the TBCA) (each a “Takeover Statute”) is applicable to the Company with respect to the Transactions or the shares of Company Common Stock.

(c)        Assuming that Parent conducts the Offer in accordance with the terms set forth in Section 1.1 and the Offer otherwise meets the requirements of Section 48-103-102(10)(B)(v) of the Tennessee Investor Protection Act, the Company’s Board of Directors has taken or will take (prior to the commencement of the Offer) such action as is necessary (including recommending acceptance of the Offer to the holders of the Company Common Stock) to assure that none of the Offer, the Merger, the Top-Up Option or the other Transactions will be a “takeover offer” under the Tennessee Investor Protection Act.

Section 3.21      Brokers’ and Finders’ Fees.    Except for Cary Street Partners LLC (“Cary Street”), there is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any fee, commission or reimbursement of expenses from the Company or any of its Subsidiaries in connection with the Transactions. The Company has made available to Parent a true, complete and correct copy of the Company’s engagement letter with Cary Street (and any amendments, modifications and supplements thereto), which letter describes all fees payable to Cary Street in connection with the Transactions, all agreements under which any such fees or any expenses are payable and all indemnification or other agreements related to the engagement of Cary Street.

Section 3.22      Opinion of Financial Advisor.    The Company’s Board of Directors has received an opinion from Cary Street to the effect that, as of the date of this Agreement and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Offer Price or the Merger Consideration, as applicable, to be received by the Company Shareholders (other than Parent, Merger Sub and any of their respective Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such Company Shareholders. The Company has delivered an accurate and complete copy of such opinion to Parent solely for informational purposes.

Section 3.23      Suppliers.    Section 3.23 of the Company Disclosure Schedule sets forth the ten (10) largest suppliers of the Company for the twelve (12) month period ending on January 1, 2012 (the “Material Suppliers”). To the Company’s Knowledge, since January 2, 2012, there has not been any material adverse change in the business relationship of the Company or any of its Subsidiaries with any Material Supplier, and neither the Company nor any of its Subsidiaries has received any written communication or notice from any Material Supplier to the effect that any such supplier (a) has changed, modified, amended or reduced, or intends to change, modify, amend or reduce, its business relationship with the Company or any of its Subsidiaries in a manner inconsistent with the Ordinary Course of Business, or (b) will fail to perform in any respect, or intends to fail to perform in any respect, its obligations under any of its Contracts with the Company or any of its Subsidiaries, except in each case of (a) and (b), as would not reasonably be expected to interfere materially with the ability of the Company and its Subsidiaries to conduct their businesses as presently conducted.

Section 3.24      Insurance.    Section 3.24 of the Company Disclosure Schedule sets forth a true, complete and correct list of all insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by the Company or any of its Subsidiaries (the “Policies”). Taken as a whole and in all material respects, the Policies (a) provided coverage for the operations conducted by the Company and its Subsidiaries as of the date of the Prior Agreement of a scope and coverage consistent with customary practice in the industries in which the Company and its Subsidiaries operate and (b) as of the date of the Prior Agreement were in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, of any of the Policies. No written notice of cancellation or termination has been received by the Company with respect to any of the Policies.

Section 3.25      Quality and Safety of Food and Beverage Products.    Since December 29, 2008, (a) there have been no recalls of any food or beverage product of the Company or any of its Subsidiaries, whether ordered by a Governmental Entity or undertaken voluntarily by the Company or any of its Subsidiaries and (b) none of the food or beverage products of the Company or any of its Subsidiaries have been adulterated, misbranded, mispackaged, or mislabeled in violation of applicable Law, or pose an inappropriate threat to the health or safety of a consumer when consumed in the intended manner, except in each case of (a) and (b), as would not, reasonably be expected to have a Company Material Adverse Effect.

Section 3.26      No Other Representations and Warranties; Disclaimers.

(a)        Except for the representations and warranties made by the Company in this ARTICLE III, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this ARTICLE III, neither the Company nor any other Person makes or has made any representation or warranty to Parent, Merger Sub or any of their Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to Parent, Merger Sub or any of their Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of the Transaction Agreements or the consummation of the Transactions.

(b)        Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that none of Parent, Merger Sub or any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly made by Parent and Merger Sub in ARTICLE IV hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent and Merger Sub and any of their respective Subsidiaries furnished or made available to the Company, or any of its Affiliates or Representatives. Without limiting the generality of the foregoing, the Company acknowledges and agrees that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company or any of its Affiliates or Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent to the Company immediately prior to the execution and delivery of the Prior Agreement, as amended on the date hereof solely to amend the numbering of the sections thereof to reflect the Section numbering of this Agreement (the “Parent Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall be deemed disclosure with respect to any section of this Agreement or any other section or subsection of the Parent Disclosure Schedule to which the relevance of such disclosure is reasonably apparent on its face and that the mere inclusion of an item in such Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Parent Material Adverse Effect), Parent and Merger Sub represent and warrant to the Company as follows:

Section 4.1        Corporate Organization.    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by management to be conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business, and is in good standing, in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing do not and would not reasonably be expected to have a Parent Material Adverse Effect. Parent has delivered or made available to the Company true, complete and correct copies of the certificate of incorporation (the “Parent Charter”) and bylaws (the “Parent Bylaws”) of Parent and the charter and bylaws of Merger Sub , in each case as amended as of the date of this Agreement.

Section 4.2        Corporate Power and Authorization.

(a)        Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver each of the Transaction Agreements and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of the Transaction Agreements, and the consummation of the Transactions by Parent and Merger Sub, have been duly and validly authorized and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the Transaction Agreements or to consummate the Transactions, subject, in the case of the Merger, to the filing of the Articles of Merger with the Secretary of State of the State of Tennessee in accordance with the TBCA. Each of the Transaction Agreements has been duly executed and delivered by Parent and Merger Sub and, assuming due power and authority of, and due execution and delivery by, the other parties thereto, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)        The Board of Directors of Merger Sub, in a written consent in lieu of a meeting, has adopted resolutions declaring it advisable for Merger Sub to enter into the Transaction Agreements and approving the Transaction Agreements, the execution, delivery and performance of the Transaction Agreements and the consummation by Merger Sub of the Transactions. Parent (or its relevant Subsidiary), in its capacity as the sole shareholder of Merger Sub, has adopted resolutions approving the execution, delivery and performance of this Agreement by Merger Sub and the consummation by Merger Sub of the Merger and the other Transactions. Subject to changes made in connection with Parent’s and Merger Sub’s exercise of their rights to terminate this Agreement in accordance with its terms, such resolutions have not been subsequently rescinded, modified or withdrawn.

Section 4.3        No Conflicts.    The execution and delivery of the Transaction Agreements by Parent and Merger Sub do not, the consummation of the Transactions by Parent and Merger Sub, and the compliance by Parent and Merger Sub with any of the terms or provisions of the Transaction Agreements will not, (i) conflict with or violate any provision of the Parent Charter or Parent Bylaws or the charter or bylaws of Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.4 are duly obtained, (x) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, give rise to the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien, other than any Permitted Liens, upon any of the respective properties or assets of Parent or Merger Sub under, any Contract to which Parent, Merger Sub or any of their respective Subsidiaries, is a party, or by which they or any of their respective properties or assets is bound or affected or (y) conflict with or violate any Laws applicable to Parent or Merger Sub or any of their respective properties or assets, other than, in the case of clause (ii)(x), any such violation, conflict, loss, default, right or Lien that does not and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4        Governmental Approvals.    Other than in connection with or in compliance with (i) the TBCA, (ii) the Exchange Act, (iii) the Securities Act, (iv) the rules and regulations of NASDAQ or (v) such other Consents of, or Filings with, any Governmental Entity, the failure of which to obtain or make has not had and would not reasonably be expected to have a Parent Material Adverse Effect, no Consents of, or Filings with, any Governmental Entity are necessary in connection with the execution and delivery of the Transaction Agreements by Parent and Merger Sub and the consummation of the Transactions.

Section 4.5        Information Supplied.

(a)        The information supplied (or to be supplied) in writing by Parent and Merger Sub for inclusion or incorporation by reference in the Schedule 14D-9 will not, at the respective times the Schedule 14D-9 and/or any amendments or supplements thereto, are filed with the SEC or at the time they are first published, sent or given to the Company Shareholders, or on the Expiration Date, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)        Subject to the accuracy of the representations and warranties of the Company set forth in Section 3.8, the Offer Documents and any amendments or supplements thereto that will be provided to the Company Shareholders in connection with the Offer will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act and all other applicable Laws. The Offer Documents will not, at the time the Offer Documents are filed with the SEC or at the time the Offer Documents are first sent to the Company Shareholders contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by Parent or Merger Sub with respect to information supplied in writing by the Company or any of their directors, officers, employees, Affiliates, agents or other representatives for inclusion or incorporation by reference in any of the Offer Documents.

Section 4.6        Merger Sub.    Merger Sub has been formed solely for the purpose of engaging in the Transactions and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Transaction Agreements.

Section 4.7        Litigation.    As of the date of the Prior Agreement, there were no Proceedings pending, or threatened in writing and received by Parent or any of its Subsidiaries, against Parent or any of its Subsidiaries before any Governmental Entity (other than insurance claims litigation or arbitration arising in the Ordinary Course of Business), which, if determined or resolved adversely in accordance with the plaintiff’s or claimant’s demands, would have reasonably been expected to have a Parent Material Adverse Effect. As of the date of the Prior Agreement, there was no Order outstanding against Parent or any of its Subsidiaries which would have reasonably been expected to have a Parent Material Adverse Effect.

Section 4.8        No Parent Vote Required.    No vote or other action of the shareholders of Parent is required by Law, the Parent Charter or the Parent Bylaws or otherwise in order for Parent and Merger Sub to consummate the Transactions.

Section 4.9        Available Funds.    The obligations of Parent and Merger Sub are not subject to any conditions regarding Parent’s, Merger Sub’s or any other Person’s ability to obtain financing for the Transactions. Parent and Merger Sub had as of the date of the Prior Agreement and will have as of the Acceptance Time and the Effective Time, sufficient cash (or the ability to draw funds down under its then-existing credit facilities) to pay all amounts to be paid by Parent and Merger Sub in connection with this Agreement and the Transactions, including Parent and Merger Sub’s costs and expenses and the aggregate Merger Consideration on the terms and conditions contained in this Agreement, and there is no restriction on the use of such cash for such purpose.

Section 4.10      No Ownership of Company Common Stock.    Neither Parent nor any of its Subsidiaries beneficially owns, directly or indirectly, or is the record holder of, any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Subsidiary of the Company and neither Parent nor any of its Subsidiaries has any rights to acquire, hold, vote or dispose of any shares of Company Common Stock except pursuant to this Agreement. There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries, alone or together with any other Person is, nor at any time during the last five (5) years has it been, an “interested shareholder” of the Company under the TBCA.

Section 4.11      No Other Representations and Warranties; Disclaimers.

(a)        Except for the representations and warranties made by Parent and Merger Sub in this ARTICLE IV, none of Parent, Merger Sub or any other Person makes any express or implied representation or warranty with respect to Parent, Merger Sub or any of their respective Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, and each of Parent and Merger Sub hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Parent and Merger Sub in this ARTICLE IV, none of

Parent, Merger Sub or any other Person makes or has made any representation or warranty to the Company or any of their Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent, Merger Sub, any of their respective Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to the Company or any of their Affiliates or Representatives in the course of their due diligence investigation of Parent and Merger Sub, the negotiation of the Transaction Agreements or in the course of the consummation of the Transactions.

(b)        (b) Notwithstanding anything contained in this Agreement to the contrary, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly made by the Company in ARTICLE III hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, Merger Sub or any of their respective Affiliates or Representatives. Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges and agrees that no representations or warranties other than in ARTICLE III are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent, Merger Sub or any of their respective Affiliates or Representatives.

ARTICLE V

CONDUCT OF BUSINESS

Section 5.1        Conduct of Business by the Company.

(a)        From the date of the Prior Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated in accordance with Section 8.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 5.1 of the Company Disclosure Schedule or (z) as otherwise contemplated, required or expressly permitted by this Agreement, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the Ordinary Course of Business in all material respects and, to the extent consistent therewith, use its commercially reasonable efforts to (i) preserve intact in all material respects its business organization, (ii) preserve its assets, rights and properties in good repair and condition, (iii) retain the services of its current officers, employees and consultants and (iv) preserve the goodwill and relationship of the Company and each of its Subsidiaries with customers, key employees, suppliers, licensors, licensees, lessors and other Persons with which it has material business dealings; provided, however, that no action or failure to take action by the Company or any of its Subsidiaries with respect to any matter specifically requiring Parent’s consent under any provision of Section 5.1(a) shall constitute a breach under this Section 5.1(a), unless such action or failure to take action would constitute a breach of such provision of Section 5.1(a).

(b)        Without limiting the generality of the foregoing (except as provided therein), from the date of the Prior Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 5.1 of the Company Disclosure Schedule or (z) as otherwise contemplated, required or permitted by this Agreement, unless Parent shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed as to matters reflected in clauses (ix), (x), (xvii), (xx), and (xxviii) of this Section 5.1(a)) in writing, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i)        amend or propose or agree to amend, in any material respect, the Company Charter or Company Bylaws;

(ii)        (A) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock and/or property) in respect of any of its capital stock or set any record date therefor, except for dividends or distributions by any wholly-owned Subsidiary of the Company to the Company or to any other wholly-owned Subsidiary of the Company, (B) adjust, split, combine, subdivide or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities (including options, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, shares of its capital stock, except with respect to the capital stock or securities of any Subsidiary, in connection with transactions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, (C) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries, or any other equity interests or any rights, warrants or options to acquire any such shares or interests, except (1) for repurchases of shares of Company Common Stock in connection with the exercise of Company Options (including in satisfaction of any amounts required to be deducted or withheld under applicable Law), in each case outstanding as of the date of the Prior Agreement or (2) with respect to the capital stock or securities of any Subsidiary, in connection with transactions among the Company and one or more of its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries;

(iii)        except as set forth on Section 5.1(b)(iii) of the Company Disclosure Schedule, issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, grant, disposition or pledge or other encumbrance of, any shares of its capital stock or other securities (including any options, warrants or any similar security exercisable for, or convertible into, such capital stock or similar security) or make any changes (by combination, merger, consolidation, reorganization, liquidation or otherwise) in the capital structure of the Company or any of its Subsidiaries, except for (A) the issuance of shares of Company Common Stock pursuant to Contracts in effect prior to the execution and delivery of this Agreement (true and complete copies of which have been provided to Parent prior to the date of the Prior Agreement), (B) issuance of shares of Company Common Stock in connection with the exercise of Company Options outstanding as of the date of the Prior Agreement, or (C) issuances by a wholly-owned Subsidiary of the Company of capital stock to such Subsidiary’s parent, the Company or another wholly-owned Subsidiary of the Company;

(iv)        enter into any agreement with respect to the voting of its capital stock;

(v)        merge or consolidate with any other Person or acquire any equity interests in or material assets of any Person, business or division thereof, or make any investment in excess of $500,000 in, any other Person, business or any division thereof (whether through the acquisition of stock, assets or otherwise);

(vi)        except as set forth on Section 5.1(b)(vi) of the Company Disclosure Schedule, sell, transfer, assign, abandon, lease, sublease, license, guarantee, subject to a Lien, except for a Permitted Lien, or otherwise dispose of or encumber, or authorize the sale, transfer, assignment, abandonment, lease, sublease, license, guarantee, lien, or other disposition or encumbrance of any material properties, rights, assets, product lines or businesses of the Company or any of its Subsidiaries (including capital stock or other equity interests of any Subsidiary) except (A) pursuant to Contracts in effect prior to the execution and delivery of the Prior Agreement (true and complete copies of which have been provided to Parent prior to the date of the Prior Agreement) and renewals thereof made in the Ordinary Course of Business, (B) any such transaction involving assets of the Company or any of its Subsidiaries not in excess of $1,000,000 or (C) sales, leases or licenses of inventory, equipment and other assets in the Ordinary Course of Business;

(vii)        except as set forth on Section 5.1(b)(vii) of the Company Disclosure Schedule, (A) make any loans, advances or capital contributions to any other Person; (B) create, incur, redeem, repurchase, defease, prepay, or otherwise acquire or modify the terms of, any indebtedness for borrowed money in excess of $1,000,000 or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligation of any Person for borrowed money, except for, in the case of each of clause (A) and clause (B), (1) transactions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, (2) any draw-down of funds under the Loan Agreement in the Ordinary Course of Business, (3) indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness on less favorable terms than such existing indebtedness (provided no such indebtedness provides for a prepayment penalty) or (4) indebtedness for borrowed money incurred pursuant to agreements in effect prior to the execution and delivery of this Agreement; (C) make or commit to make any capital expenditure or miscellaneous expenditure related to maintenance and additions during any twelve (12) month period following the date of the Prior Agreement, in excess of (a) $250,000 individually other than such expenditures which are set forth in the Company’s capital budget for fiscal 2012, a true and complete copy of which was made available to Parent prior to the date of the Prior Agreement or in the Company’s capital budget for fiscal 2013 when approved by the Company’s Board of Directors and made available to Parent or (b) $5,500,000 in the aggregate generally of the type set forth in the Company’s capital budget for fiscal 2012 (provided, however, that the Company may make any unscheduled capital expenditure for immediate repair of failed systems or machinery necessary to maintain or keep a restaurant open or as a result of natural disasters that have adversely affected a restaurant or are reasonably anticipated to adversely affect a restaurant unless such actions are taken); or (D) cancel any material debts of any Person to the Company or any Subsidiary of the Company or waive any claims or rights of material value;

(viii)        except as required pursuant to any Company Benefit Plan as in effect on the date of the Prior Agreement, as required by applicable Law or as set forth on Section 5.1(b)(viii) of the Company Disclosure Schedule, (A) increase the compensation or other benefits payable or provided to the Company’s directors or officers, (B) except for the employee salary and bonus review process and related adjustments substantially as conducted each year and promotions in the Ordinary Course of Business, materially increase the compensation or benefits payable or provided to the Company employees other than the Company’s officers, (C) enter into any employment, change of control, severance or retention agreement with any employee of the Company (except for (1) an agreement with a non-officer employee who has been hired to replace a similarly situated non-officer employee who was party to such an agreement, (2) renewals or replacements of existing agreements with current non-officer employees upon expiration of the term of the applicable agreement on substantially the same terms as the previous agreement or (3) for severance agreements entered into with non-officer employees in the Ordinary Course of Business in connection with terminations of employment, (D) establish, adopt, enter into or amend any collective bargaining agreement, Company Benefit Plan or any other plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their dependents or beneficiaries, except as required to comply with Section 409A of the Code or other applicable Law; provided, that the Company shall provide a copy of any such amendment to Parent at least five Business Days prior to adoption thereof for Parent to review and approve (such approval not to be unreasonably withheld or delayed), (E) hire or offer employment to any individual who would be an officer of the Company, or terminate the employment of any of the Company’s officers, or (F) except in the Ordinary Course of Business, hire or offer employment to any individual (other than any individual who would be an officer of the Company), or terminate the employment of any of the Company’s employees (other than the Company’s officers);

(ix)        other than the settlement, release, waiver or compromise of any pending or threatened claims, liabilities or obligations (x) set forth on Section 5.1(b)(ix) of the Company Disclosure Schedule or (y) in connection with any shareholder litigation against the Company and/or its officers, directors, employees and Representatives relating to the Agreement or the Transactions (which matters, for the avoidance of doubt, are addressed exclusively in Section 6.13), settle, release, waive or compromise any pending or threatened material claim for an amount in excess of the amount of the specifically corresponding reserve established on the consolidated balance sheet of the Company as reflected in the most recent applicable Company SEC Document plus any applicable third party insurance proceeds, or that entails (A) the incurrence of any obligation (other than the payment of money) to be performed by the Company or its Subsidiaries following the Effective Time that is, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, or (B) obligations that would impose any material restrictions on the business or operations of the Company or any of its Subsidiaries, except as already required by any Contract in effect prior to the execution and delivery of this Agreement (a true and complete copy of which was provided to Parent prior to the date of the Prior Agreement) in the Ordinary Course of Business;

(x)        except as set forth on Section 5.1(b)(x) of the Company Disclosure Schedule (i) enter into a Contract that involves payments to or from the Company or any of its Subsidiaries in excess of $500,000 or that would otherwise constitute a Company Material Contract hereunder had it been effective as of the date of the Prior Agreement, (ii) modify, amend or terminate any such Contract or any Company Material Contract or real property lease, in each case in a manner that would be material and adverse to the Company and its Subsidiaries, taken as a whole, (iii) waive, delay the exercise of, release or assign any material rights or claims under any Company Material Contract or real property lease outside the Ordinary Course of Business, (iv) enter into any Contract or real property lease which contains a change of control or similar provision that would require a payment to the other party or parties thereto in connection with the Transactions (including in combination with any other event or circumstance), or (v) enter into, terminate or amend any Company Material Contract for the purchase of inventory other than a Contract that provides for the purchase of inventory for immediate use or consumption in the Ordinary Course of Business;

(xi)        enter into or amend in any material manner any Contract, agreement or commitment with any former or present director, officer or employee of the Company or any of its Subsidiaries or with any Affiliate or associate (as defined under the Exchange Act) of any of the foregoing Persons except to the extent permitted under paragraph (viii) above;

(xii)        sell, assign, convey, abandon, encumber, transfer, license or otherwise dispose of, or otherwise extend, amend or modify, any rights to any Intellectual Property material or necessary to carry on the Company’s and its Subsidiaries’ business (other than licenses to the Company’s Subsidiaries);

(xiii)        alter or amend in any material respect any existing accounting methods, principles or practices, except as may be required by (or, in the reasonable good faith judgment of the Company, advisable under) GAAP or applicable Law;

(xiv)        make or change any material Tax election, change (or make a request to any Taxing Authority to change) any material aspect of its method of accounting for Tax purposes, or amend any income or other material Tax Return;

(xv)        settle or compromise any material income Tax claim or assessment, or enter into any closing agreement with any Taxing Authority other than as disclosed on Section 5.1(b)(xv) of the Company Disclosure Schedule;

(xvi)        propose, adopt or enter into a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(xvii)        intentionally defer the payment of any accounts payable beyond the date such payable is due without penalty, except where any such amount payable is being disputed in good faith;

(xviii)    permit any employee or other Person to remove any material Assets of the Company or its Subsidiaries from the corporate office, warehouses, restaurants of the Company or any of its Subsidiaries’ facilities other than in connection with the performance of employment responsibilities in the Ordinary Course of Business;

(xix)       (a) issue any coupons or complimentary rights for dining other than in the Ordinary Course of Business or (b) sell any coupons or gift certificates at less than eighty five percent (85%) of fair value;

(xx)        materially increase or decrease the average restaurant, corporate or warehouse facility inventory of the Company or any of its Subsidiaries other than in the Ordinary Course of Business or otherwise due to seasonality;

(xxi)      waive any rights under or amend the Rights Plan, except as expressly contemplated by this Agreement;

(xxii)     adopt, propose, effect or implement any “shareholder rights plan,” “poison pill” or similar arrangement, including the Rights Plan;

(xxiii)    fail to maintain in full force and effect material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice in all material respects;

(xxiv)    change its fiscal year;

(xxv)     enter into any new line of business outside of its existing business;

(xxvi)    implement or announce any material reductions in labor force, mass lay-offs or plant closings, early retirement programs, or new severance programs or policies concerning employees of the Company or any of its Subsidiaries (excluding routine employee terminations or severance as determined in the sole discretion of the Company);

(xxvii)  enter into any “non-compete,” exclusivity, non-solicitation or similar agreement that would restrict the businesses or operations of the Company, the Surviving Corporation or any of their Subsidiaries or that would in any way restrict the businesses or operations of Parent or its other Affiliates, or take any action that may impose new or additional regulatory requirements on Parent or any of its Affiliates;

(xxviii)  enter into, renew or modify any indemnification agreement with any indemnified Person, except for any agreement to provide indemnification in connection with any Contract to purchase inventory and other products for immediate consumption in the Ordinary Course of Business (that is not material to the Company and its Subsidiaries, taken as a whole);

(xxix)   (A) amend or modify the letter of engagement of Cary Street in a manner that increases the Company’s obligations thereunder or the fee or commission payable by the Company or (B) engage any other financial advisor in connection with the Transactions or other Acquisition Proposals; or

(xxx)    authorize or commit or agree to take any of the foregoing actions.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1        Shareholders Meeting; Company Board Recommendation.

(a)        If the approval of this Agreement by the Company Shareholders is required by applicable Law, the Company shall prepare and, as soon as practicable following the Acceptance Time (and in any event, within ten (10) Business Days thereof), file with the SEC the form of either (i) the information statement that will be provided to the Company Shareholders in connection with the Company Shareholder Meeting, if any, or (ii) the proxy statement in connection with the solicitation of proxies for use at the Company Shareholder Meeting, if any, solely in the event that Parent, in its sole discretion, requests that proxies be solicited from the Company Shareholders for use at the Company Shareholder Meeting (collectively, as amended or supplemented from time to time, the “Information/Proxy Statement”). The Company shall provide Parent, Merger Sub and their counsel a reasonable opportunity to review and comment on the Information/Proxy Statement sufficiently prior to the filing thereof with the SEC, and the Company shall give reasonable and good faith consideration to any comments made by Parent, Merger Sub and their counsel (it being understood that Parent, Merger Sub and their counsel shall provide any comments thereon as soon as reasonably practicable). Parent and Merger Sub shall furnish all information concerning themselves (and their respective Affiliates, if applicable) as the other party may reasonably request in connection with the preparation and filing with the SEC of the Information/Proxy Statement. The Company shall use its reasonable best efforts to cause the Information/Proxy Statement to be filed in definitive form with the SEC and to be mailed to the shareholders of the Company as promptly as practicable following the filing thereof with the SEC and confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Information/Proxy Statement (and, in any event, within five (5) Business Days of such confirmation from the SEC). With respect to the ESOP, the Company shall (solely if requested by Parent) cause the Trustee to solicit participants in and beneficiaries of the ESOP to direct the Trustee as to the voting of shares held in their respective accounts under the ESOP in accordance with the terms of the ESOP documents and applicable Law. No filing of, or amendment or supplement to, the Information/Proxy Statement will be made by the Company without providing Parent and Merger Sub a reasonable opportunity to review and comment thereon, and giving reasonable and good faith consideration to any comments made by Parent, Merger Sub and their counsel (it being understood that Parent, Merger Sub and their counsel shall provide any comments thereon as soon as reasonably practicable). If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Information/Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly prepared and (subject to the preceding sentence) filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company. The Company shall (i) notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Information/Proxy Statement or for additional information and shall supply Parent and Merger Sub with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Information/Proxy Statement or the Transactions, and (ii) provide Parent, Merger Sub and their counsel a reasonable opportunity to review and comment on any response to any such comments of the SEC or its staff, and the Company shall give reasonable and good faith consideration to any comments made by Parent, Merger Sub and their counsel, including to confirm that the parties are treating the SEC’s or its staff’s review and comments consistently (it being understood that Parent, Merger Sub and their counsel shall provide any comments thereon as soon as reasonably practicable).

(b)        If required by applicable Law in order to consummate the Merger, the Company, acting through the Company’s Board of Directors, shall, as soon as practicable following the Acceptance Time (and the expiration of any subsequent offering period), in accordance with applicable Law and the Company Charter and Company Bylaws, (A) within five (5) Business Days of such declaration, establish a record date for, duly call, and give notice of, a special meeting of the Company Shareholders for the purpose of obtaining the Company Shareholder Approval (the “Company Shareholders Meeting”) and (B) in each event, as soon as reasonably practicable thereafter, convene and hold the Company Shareholders Meeting and, (ii) subject to the ability of the Company to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.2(e), include in the Information/Proxy Statement the Company Board Recommendation. The Information/Proxy Statement shall include a copy of the Fairness Opinion and (subject to the ability of the Company to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.2(e)) the Company Board Recommendation.

(c)        Subject to the ability of the Company to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.2(e), if Parent so requests, then the Company shall take all action that is both reasonable and lawful to solicit from its shareholders proxies in favor of the proposal to adopt and approve this Agreement and the Merger and shall take all other reasonable actions necessary or advisable to secure the vote or consent of the shareholders of the Company that are required by the NASDAQ rules or the TBCA. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders Meeting with Parent’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), as necessary to ensure that any required supplement or amendment to the Information/Proxy Statement is provided to the Company’s shareholders within a reasonable amount of time in advance of the Company Shareholders Meeting.

Section 6.2        No Solicitation.

(a)        Go-Shop Period.  Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of the Prior Agreement and continuing until 11:59 p.m. (Nashville time) on the 30th calendar day after the date of the Prior Agreement (the

“Go-Shop Period”), the Company and its Subsidiaries and their respective directors, officers, employees, Affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) shall have the right to: (i) initiate, solicit, facilitate and encourage (publicly or otherwise) any inquiry or the making of any proposals or offers that could constitute Acquisition Proposals, including by way of providing access to non-public information to any Person and its Representatives, its Affiliates and its prospective equity and debt financing sources pursuant to (but only pursuant to) a confidentiality agreement that contains terms limiting the use and disclosure of non-public information and imposing standstill obligations that, in each case, are not materially less favorable individually and in the aggregate to the Company than those contained in the Confidentiality Agreement and that complies with the last sentence of this clause (a) (it being understood that such confidentiality agreement need not prohibit the making or amendment of an Acquisition Proposal privately, and that the Company may waive any such terms in any existing confidentiality agreements) (an “Acceptable Confidentiality Agreement”); provided that the Company shall make available Parent and Merger Sub (through an electronic data site or otherwise) concurrently with providing such information to any such Person(s), any non-public information concerning the Company or its Subsidiaries that the Company provides to any Person given such access that was not previously made available to Parent and Merger Sub, and (ii) engage or enter into, continue or otherwise participate in any discussions or negotiations with any Person or Group and their Representatives and their prospective equity and debt financing sources with respect to any Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposals. The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement or other agreement with any Person subsequent to the date of the Prior Agreement which prohibits the Company from providing any information to Parent and Merger Sub in accordance with this Section 6.2.

(b)        No Solicitation or Negotiation.  Except as expressly permitted by this Section 6.2 (including Section 6.2(c)) and except as may relate to any Excluded Party, the Company and its Subsidiaries and their respective officers and directors shall, and the Company shall cause the Company Representatives to, (i) at 12:00 a.m. (Nashville time) on the 31st calendar day after the date of the Prior Agreement (the “No-Shop Period Start Date”) immediately cease and terminate any solicitation, encouragement (including by way of providing access to non-public information or the business, properties, assets or personnel of the Company or any of its Subsidiaries to any Person and its Representatives, its Affiliates and its prospective equity and debt financing sources), discussions or negotiations (or any other actions permitted by Section 6.2(a)) with any Persons that may be ongoing with respect to any inquiry, proposal or Acquisition Proposal, and as promptly as practicable thereafter deliver a written notice to each such Person to the effect that the Company is ending all discussions and negotiations with such Person with respect to any inquiry, proposal or Acquisition Proposal, effective immediately, which notice shall also request such Person to return or destroy promptly all confidential information concerning the Company and its Subsidiaries, and the Company shall take all reasonably necessary actions to secure its rights and ensure the performance of any such Person’s obligations under any applicable confidentiality agreement (including enforcement of any applicable standstill provision), and (ii) from the No-Shop Period Start Date until the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE VIII, not directly or indirectly (A) initiate, solicit, knowingly facilitate or knowingly encourage (publicly or otherwise) (including by way of providing access to non-public information or the business, properties, assets or personnel of the Company or any of its Subsidiaries to any Person and its Representatives and its Affiliates) any inquiries regarding, or the making, submission or announcement of any proposal or offer that constitutes, or would reasonably be expected to lead to an Acquisition Proposal, (B) engage or enter into, continue or otherwise participate in any discussions or negotiations with respect to, or provide any non-public information or data concerning, the Company or its Subsidiaries to any Person relating to, or that would reasonably be expected to lead to, any Acquisition Proposal or otherwise cooperate with or assist or participate in, or knowingly facilitate such inquiries, proposals, discussions or negotiations, (C) grant to any Person any waiver, amendment or release under any standstill or confidentiality agreement, the Rights Agreement or any Takeover Statute (in each case, other than (if the Board first determines that the failure to take such action would be inconsistent with the Company directors’ fiduciary duties under Applicable Law) a limited waiver, amendment or release thereunder for the sole purpose of allowing any Person or Group to make an Acquisition Proposal or an offer that would reasonably be expected to lead to an Acquisition Proposal) or (D) otherwise facilitate any such inquiries, proposals, discussion or negotiations or any effort or attempt by any Person to make an Acquisition Proposal. A breach by any Subsidiary or Representative of the Company or any of its Subsidiaries of this Section 6.2 shall constitute a breach by the Company of this Section 6.2. Within twenty-four (24) hours following the No-Shop Period Start Date, the Company will notify Parent of the number and identity of Excluded Parties and, subject to the ability of the Company to make a Recommendation Withdrawal pursuant to and in accordance with this Section 6.2, the Company’s Board of Directors shall publicly expressly reaffirm the Company Board Recommendation.

(c)        Certain Permitted Conduct Following No-Shop Period Start Date. Notwithstanding anything in this Agreement to the contrary but subject to the last sentence of this Section 6.2(c), at any time following the No-Shop Period Start Date and prior to the Acceptance Time, if the Company receives an Acquisition Proposal from any Person or Group that did not result from a material breach of this Section 6.2:

(i)        the Company and its Representatives may contact such Person or Group solely to clarify the terms and conditions thereof;

(ii)        the Company and the Company Representatives may provide non-public information and data concerning the Company and its Subsidiaries to such Person or Group, their Representatives and their prospective equity and debt financing sources; provided that the Company shall make available to Parent and Merger Sub (through an electronic data site or otherwise), concurrently with providing such information to any such Person(s), any non-public information concerning the Company or its Subsidiaries that the Company made available to any such Person or Group, their Representatives and their prospective equity and debt financing sources if such information was not previously made available to Parent and Merger Sub; and

(iii)        the Company and its Representatives may engage or participate in any discussions or negotiations with such Person regarding such Acquisition Proposal;

provided that, prior to taking any action described in clauses (ii) or (iii) above, (x) such Person first executes an Acceptable Confidentiality Agreement with the Company and the Company’s Board of Directors determines in good faith (after consultation with its financial advisor and outside counsel) that (A) the failure to take such action would be inconsistent with the Company directors’ fiduciary duties under Applicable Law and (B) such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal, (y) the Company provides prompt notice to Parent of each such determination by the Company’s Board of Directors and of its intent to provide such information or engage in such negotiations or discussions, and (z) such Acquisition Proposal did not result from a material breach of this Section 6.2. For the avoidance of doubt, notwithstanding the occurrence of the No-Shop Period Start Date, the Company may continue to engage in the activities described in Section 6.2(a) with respect to any Excluded Parties, including with respect to any amended proposal that is submitted by any Excluded Parties following the No-Shop Period Start Date, and the restrictions in Section 6.2(b) shall not apply with respect thereto; provided that the provisions of Sections 6.2(e) and (g) shall apply.

Following the No-Shop Period Start Date and until the Acceptance Time or, if earlier, the termination of this Agreement, the Company shall notify Parent promptly of any Acquisition Proposal received by the Company, its Subsidiaries or any of their Representatives, and such notice shall include the identity of the Person or Group making such Acquisition Proposal and the material terms of any such Acquisition Proposal. From and after the date of the Prior Agreement, the Company shall keep Parent and its Representatives reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal (whether made before or after the No-Shop Period Start Date, and whether solicited in accordance with this Section 6.2 or unsolicited) on a current basis and shall update Parent on the status and terms of such Acquisition Proposal.

(d)        Definitions.  For purposes of this Agreement:

(i)        “Acquisition Proposal” means any bona fide inquiry, proposal or offer from any Person or Group other than Parent or any of its Subsidiaries for, in one transaction or a series of related transactions, (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company, (B) the acquisition in any manner, directly or indirectly, of twenty percent (20%) or more of the equity securities (or securities convertible into twenty percent (20%) or more of the equity securities) or assets (including capital stock of any Subsidiaries of the Company) of the Company or any of its Subsidiaries representing twenty percent (20%) or more of the consolidated assets of the Company (based on the fair market value thereof, as determined in good faith by the Board of Directors) or of the consolidated revenues, net income or operating cash flow of the Company, (C) any tender offer or exchange offer that results in or, if consummated, would result in any Person or Group, directly or indirectly, beneficially owning twenty percent (20%) or more of the equity securities (or securities convertible into twenty percent (20%) or more of the equity securities) of the Company or (D) any combination of the foregoing, in the case of each of clauses (A) through (D), other than the Transactions.

(ii)        “Excluded Party” means any Person or Group (including, with respect thereto, their Representatives, their Affiliates and their prospective equity and debt financing sources) from whom the Company or any of its Representatives has received during the Go-Shop Period a written Acquisition Proposal that the Company’s Board of Directors determines in its good faith judgment prior to the No-Shop Period Start Date, after consultation with the Company’s financial advisor and outside counsel, is bona fide and is, or would reasonably be expected to result in, a Superior Proposal; provided that any such Person or Group shall cease to be an “Excluded Party” if such Person or Group ceases to be engaged in active discussions concerning an acquisition of the Company.

(iii)        “Superior Proposal” means a bona fide written Acquisition Proposal (with the percentages set forth in the definition of such term changed from twenty percent (20%) to fifty percent (50%)) that did not result from a breach of Section 6.2 and that the Company’s Board of Directors has determined in its good faith judgment, after consultation with outside legal counsel and its financial advisor, is (i) reasonably likely to be, and reasonably capable of being, consummated in accordance with its terms, and, (ii) if consummated, would be more favorable to the Company’s shareholders from a financial point of view than the Transactions, taken as a whole (including changes to the terms and conditions of this Agreement proposed in response to such Acquisition Proposal or otherwise by Parent that, if accepted by the Company, would be binding upon Parent and Merger Sub), taking into account and without limitation, (a) all financial considerations, (b) the identity of the Person making such Acquisition Proposal, (c) the anticipated timing, conditions and prospects for completion of such Acquisition Proposal, (d) the other terms and conditions of such Acquisition Proposal and the implications thereof on the Company, including all relevant legal, regulatory and financial aspects of such Acquisition Proposal, and the Person making the proposal and (e) any other aspects of such Acquisition Proposal deemed relevant by the Company’s Board of Directors.

(e)        No Change in Recommendation or Alternative Acquisition Agreement. Except as set forth in this Section 6.2(e), the Company’s Board of Directors shall not:

(i)        (A) change, withhold, withdraw, qualify or modify (or resolve or publicly propose to change, withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (B) fail to include the Company Board Recommendation in the Schedule 14D-9 or the Information/Proxy Statement, (C) adopt, approve, authorize, declare advisable or recommend to propose to adopt, approve, authorize or declare advisable (whether publicly or otherwise) any Acquisition Proposal or (D) take formal action, make any recommendation or public statement in connection with, or fail to recommend against, any Acquisition Proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 relating thereto within ten (10) Business Days after the commencement of such Acquisition Proposal (any such action, a “Recommendation Withdrawal”); or

(ii)        approve or recommend, or resolve or publicly propose to approve or recommend, or cause or permit the Company or any of its Subsidiaries to enter into, any letter of intent, memorandum of understanding, acquisition agreement, merger agreement or similar definitive agreement relating to any Acquisition Proposal (other than an

Acceptable Confidentiality Agreement pursuant to Section 6.2(a) or Section 6.2(c)) (an “Alternative Acquisition Agreement”).

Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the Acceptance Time, but not after, so long as none of the Company, its Subsidiaries or their Representatives have breached in any material respect this Section 6.2, the Company’s Board of Directors may, if the Company’s Board of Directors determines in good faith (after consultation with its financial advisor and outside counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (x) effect a Recommendation Withdrawal in response to an Acquisition Proposal that the Company’s Board of Directors determines in good faith (after consultation with its financial advisor and outside counsel) is a Superior Proposal (including any Superior Proposal made by an Excluded Party) made after the date of the Prior Agreement (giving effect to all of the binding written adjustments, if any, offered by Parent pursuant to Section 6.2(g) or otherwise), (y) subject to prior or concurrent payment of the Termination Fee, terminate this Agreement under Section 8.1(d)(ii) if the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside counsel) that the Acquisition Proposal that is the subject of the Alternative Acquisition Agreement is a Superior Proposal or (z) effect a Recommendation Withdrawal in response to an Intervening Event. For purposes of this Agreement, “Intervening Event” means any event, fact, development or occurrence that affects the business, assets or operations of the Company that is unknown to, and is not reasonably foreseeable by, the Company’s Board of Directors as of the date of the Prior Agreement, that becomes known to the Company’s Board of Directors after the date of the Prior Agreement; provided, however, that in no event shall the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

(f)        Certain Permitted Disclosure.    Nothing contained in this Section 6.2 shall be deemed to prohibit the Company or the Company’s Board of Directors from (i) complying with its disclosure obligations under United States federal or state law with regard to an Acquisition Proposal, including taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to shareholders) or (ii) making any “stop-look-and-listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the shareholders of the Company); provided, that (x) this Section 6.2(f) shall not permit the Company’s Board of Directors to make a Recommendation Withdrawal or take any other actions contemplated by this Section 6.2, except, in each case, to the extent expressly permitted by, and on the terms and subject to the conditions of, Section 6.2, and (y) in any such disclosure or communication, the Company publicly states that there has been no change in the Company Board Recommendation.

(g)        Notice. The Company shall not be entitled to effect a Recommendation Withdrawal with respect to a Superior Proposal or an Intervening Event or to terminate this Agreement under Section 8.1(d)(ii) unless (i) the Company has provided a written notice to Parent at least five (5) Business Days in advance (the “Notice Period”), which notice in the case of (A) a Superior Proposal (a “Notice of Superior Proposal”) shall specify that the Company intends to take such action and include copies of all relevant documents relating to such Superior Proposal (including copies of the then-current form of acquisition agreement, together with copies of any commitment letters or similar material documents with respect to any financing for such Superior Proposal), or if either the Superior Proposal or financing terms were not made in writing, a description of the material terms and conditions of the Superior Proposal or financing, as applicable, that is the basis of such action (including the identity of the Person making such proposal), or (B) an Intervening Event (a “Notice of Intervening Event”) shall describe in reasonable detail such Intervening Event; (ii) if requested by Parent, the Company shall, and shall cause its financial advisor and outside counsel to, during the Notice Period, negotiate with Parent and Merger Sub and their Representatives in good faith to make amendments to the terms and conditions of this Agreement; (iii) following the end of the Notice Period, the Company’s Board of Directors shall have determined in good faith after consultation with its financial advisor and outside counsel, taking into account any written and complete amendments to the terms and conditions of this Agreement proposed by Parent and Merger Sub that, if accepted by the Company, would be binding upon Parent and Merger Sub in response to the Notice of Superior Proposal, the Notice of Intervening Event or otherwise, that (1) the Superior Proposal giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal or (2) such changes would not change the determination of the Company’s Board of Directors of the need for a Recommendation Withdrawal in response to such Intervening Event, as applicable. In the event of any material revisions to such Superior Proposal or material changes related to such Intervening Event, the Company shall be required to deliver a new written notice to Parent and Merger Sub and to comply with the requirements of this Section 6.2(g) with respect to such new written notice, except that the deadline for such new written notice shall be reduced to two (2) Business Days.

(h)        No Persons Qualify as Excluded Parties.    Notwithstanding anything to the contrary in this Agreement, the Company hereby (i) acknowledges and agrees that no Person currently qualifies or in the future will qualify as an Excluded Party for purposes of this Agreement and (ii) irrevocably waives any and all rights under this Agreement to treat any Person as an Excluded Party for purposes of this Agreement.

Section 6.3        Access to Information.    Upon reasonable advance notice and subject to applicable Law, the Company shall, and shall cause each of its Subsidiaries to, afford the Representatives of Parent and Merger Sub reasonable access during normal business hours to its and its Subsidiaries’ properties, books, records, Contracts, Permits, legal counsel, financial advisors, accountants, consultants and personnel, and shall furnish, and shall cause to be furnished, as promptly as practicable to Parent, all other information concerning the Company and its Subsidiaries’ business, properties and personnel as Parent may reasonably request for purposes of diligence, integration planning and facilitating the transfer of the ownership of the Company; provided, however, that the Company may restrict the foregoing access to those Persons who have entered into or are bound by a confidentiality agreement with it and to the extent required by applicable Law or Contract to which the Company or its respective Subsidiaries is a party (provided the Company uses reasonable efforts to obtain consent from the relevant counterparties and, failing that, redacts sensitive information). All such access shall be subject to reasonable restrictions imposed from time to time with respect to the provision of privileged communications or any applicable confidentiality agreement with any Person. In conducting any inspection of any properties of the Company and its respective Subsidiaries, Parent and its Representatives shall not unreasonably interfere with the business conducted at such property. All information obtained pursuant to this Section 6.3 shall continue to be governed by the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms.

Section 6.4        Consents, Approvals and Filings.

(a)        Upon the terms and subject to the conditions set forth in this Agreement, the parties shall, and shall cause their respective Subsidiaries to, (i) use reasonable best efforts to cause the conditions set forth in Annex A and ARTICLE VII to be satisfied as promptly as practicable, (ii) use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Transactions and, subject to the conditions set forth in Annex A and ARTICLE VII hereof, to consummate the Transactions, as promptly as practicable, and (iii) use reasonable best efforts to obtain as promptly as practicable any Consent of, or any exemption or waiver by, any Governmental Entity and any other third-party Consent which is required to be obtained by the parties or their respective Subsidiaries in connection with the Transactions, and to comply with the terms and conditions of any such Consent, provided, however, that the failure to obtain any or all such Consents (in and of itself) shall not constitute a Company Material Adverse Effect; provided, further, that the foregoing proviso shall not limit any remedies available to Parent or Merger Sub for a breach of the Company’s obligations under clause (iii) of this Section 6.4(a). The parties shall cooperate with the reasonable requests of each other in seeking to obtain as promptly as practicable any such Consent. Notwithstanding anything to the contrary herein, the Company shall not be required to pay, prior to the Effective Time, any consent or similar fee, “profit sharing” or other similar payment or other consideration (including increased rent or other similar payments or any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or the provision of additional security (including a guaranty) to obtain the Consent of any Person under any Contract.

(b)        None of the Company, Parent or Merger Sub shall, and each of them shall cause its Affiliates not to, after the date of the Prior Agreement directly or indirectly acquire, purchase, lease or license (or agree to acquire, purchase, lease or license), by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any Consent, or approval of any Governmental Entity necessary to consummate the Transactions or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the Transactions; (iii) materially increase the risk of not being able to remove any such Order on appeal or otherwise; or (iv) prevent or materially impede or delay the consummation of the Transactions.

(c)        In furtherance of the foregoing, the parties shall as promptly as practicable following the date of the Prior Agreement make all filings and notifications with all Governmental Entities that may be or may become reasonably necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Transactions, including: (i) not later than five (5) Business Days following the date of the Prior Agreement, the

Company and Parent each making an appropriate filing of a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the Merger and the other Transactions and requesting early termination of the initial waiting period under the HSR Act; (ii) the Company and Parent and their Subsidiaries each making any other filing that may be required under any other Antitrust Laws or by any Antitrust Authority; and (iii) the Company and Parent making any other filing that may be required under any applicable Law or by any Governmental Entity with jurisdiction over enforcement of any such Law. Each of the Company and Parent agrees to use reasonable best efforts to supply as promptly as practicable any additional information and documentary material that may be reasonably requested by a Governmental Entity pursuant to the HSR Act or other applicable Law.

(d)        The Company, Parent and Merger Sub shall (i) furnish each other and, upon request, any Governmental Entity, any information or documentation concerning themselves, their Affiliates, directors, officers, securityholders and debt financing sources, information or documentation concerning the Transactions and such other matters as may be reasonably requested and (ii) make available their respective personnel and advisers to each other and, upon request, any Governmental Entity, in connection with (A) the preparation of any statement, filing, notice or application made by or on their behalf to any Governmental Entity in connection with the Transactions or (B) any review or approval process.

(e)        Subject to applicable Law relating to the sharing of information, each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall promptly notify the other of any communication it or any of its Affiliates receives from any Governmental Entity relating to the matters that are the subject of this Agreement and, prior to submitting any substantive written communication, correspondence or filing by such party or any of its Representatives, on the one hand, to any Governmental Entity or members of its staff, on the other hand, the submitting party shall permit the other party and its counsel a reasonable opportunity to review in advance, and consider in good faith the views of the other party provided in a timely manner, in connection with any such communication. On the terms and subject to the conditions of the Confidentiality Agreement, the Company, Parent and Merger Sub shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing (including in seeking early termination of any applicable waiting periods under the HSR Act). To the extent practicable under the circumstances, none of the parties to this Agreement shall agree to participate in any substantive meeting with any Governmental Entity in respect of any filings, investigation (including any settlement of the investigation), litigation, or other inquiry unless it consults with the other party in advance and, where permitted, allows the other party to participate. Neither party shall be required to comply with any of the foregoing provisions of this Section 6.4(e) to the extent that such compliance would be prohibited by applicable Law. The parties further covenant and agree not to voluntarily extend any waiting period associated with any Consent of any Governmental Entity or enter into any agreement with any Governmental Entity not to consummate the Merger and the other Transactions, except with the prior written consent of the other party hereto.

(f)        Each of the Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this

Section 6.4 as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this Section 6.4, materials provided to the other party or its outside counsel may be redacted (1) to remove references concerning valuation, (2) as necessary to comply with contractual arrangements, (3) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns and (4) to remove references concerning pricing and other competitively sensitive terms from an antitrust perspective in the Contracts of the Company, Parent and their respective Subsidiaries.

Section 6.5        Employee Matters.

(a)        For a period of twelve (12) months following the Closing Date (the “Benefits Continuation Period”), Parent shall cause the Surviving Corporation to provide to employees of the Company and its Subsidiaries, while their employment continues during the Benefits Continuation Period (the “Continuing Employees”), (i) base salary and target cash bonus opportunities substantially comparable in the aggregate with employee compensation (but excluding equity opportunities, change in control bonuses and retention agreements) provided to similarly situated employees of the Operating Company and (ii) employee benefits substantially comparable in the aggregate with employee benefits (but excluding equity opportunities) provided to similarly situated employees of the Operating Company.

(b)        Parent shall cause the Surviving Corporation to (i) credit each Continuing Employee with his or her years of service with the Company and any predecessor entities solely for purposes of eligibility and vesting purposes (and not for the purpose of any benefit accrual) to the same extent as such Continuing Employee was entitled to credit immediately prior to the Closing Date for such service under any similar Company Benefit Plan, (ii) waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Surviving Corporation that a Continuing Employee is eligible to participate in following the Closing Date to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such Continuing Employee immediately prior to the Closing Date under the analogous Company Benefit Plan in which such Continuing Employee participated, and (iii) provide each Continuing Employee with credit for any co-payments and deductibles paid during the portion of the applicable plan year prior to the Closing Date (to the same extent such credit was given under the analogous Company Benefit Plan prior to the Closing Date) in satisfying any applicable deductible or out of pocket requirements.

(c)        No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of the Company or any of its Affiliates (including any beneficiary or dependent thereof) in respect of continued employment by the Company, the Surviving Corporation, any of their respective Affiliates or otherwise. Nothing herein shall (i) guarantee employment for any period or preclude the ability of Parent or the Surviving Corporation, as applicable, to terminate the employment of any employee of the Company or any Affiliate for any reason, (ii) require Parent or the Surviving Corporation to continue any

Company Benefit Plan or other employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Closing Date, or (iii) amend any Company Benefit Plan or other employee benefit plan or arrangement.

(d)        Notwithstanding any other provision of this Agreement to the contrary, Parent shall, and shall cause the Surviving Corporation and any of its Affiliates to, provide Continuing Employees whose employment terminates during the Benefits Continuation Period with severance benefits at levels no less than and pursuant to the terms set forth in Section 6.5(d) of the Company Disclosure Schedule.

Section 6.6        Expenses.    Except as otherwise provided in Section 8.3, whether or not the Transactions are consummated, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expenses. As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Transaction Agreements and the Transactions.

Section 6.7        Directors’ and Officers’ Indemnification and Insurance.

(a)        From and after the Acceptance Time, Parent shall, and shall cause the Company or the Surviving Corporation (as the case may be) to, to the fullest extent permitted by Law (including to the fullest extent authorized or permitted by any amendments to or replacements of the TBCA adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors), indemnify, defend and hold harmless (and advance expenses from time to time as incurred to the fullest extent permitted by Law, provided the Person to whom expenses are advanced complies with the provisions of Section 48-18-504 of the TBCA and provides statements and reasonable documentation therefor) the present and former directors and officers of the Company and any Person acting as director, officer, trustee, fiduciary, employee or agent of another entity or enterprise (including any Company Benefit Plan) at the request of the Company (each an “Indemnified Party”) from and against any and all actual, documented costs or expenses (including reasonable attorneys’ fees, expenses and disbursements), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative, arising out of, relating to, or in connection with, any circumstances, developments or matters in existence, or acts or omissions occurring or alleged to occur prior to or at the Effective Time, including the approval of the Transaction Agreements and the Transactions or arising out of or pertaining to the Transactions, whether asserted or claimed prior to, at or after the Effective Time; provided, that the Person to whom expenses are advanced provides written affirmation of the Indemnified Party’s good faith determination that any applicable standard of conduct required by the TBCA has been met. Any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under applicable Law, the Company Charter, the Company Bylaws or a written Contract between an Indemnified Party and the Company or one of its Subsidiaries, as the case may be, shall be made by independent special legal counsel selected by the Board of Directors of the Surviving Corporation or a committee thereof in the manner prescribed by Section 48-18-506 of the TBCA, the fees of which counsel shall be paid by the Surviving Corporation.

(b)        An Indemnified Party shall notify the Surviving Corporation in writing promptly upon learning of any claim, action, suit, proceeding, investigation or other matter in respect of which such indemnification may be sought. The Surviving Corporation shall have the right, but not the obligation, to assume and control the defense of any act or omission covered under this Section 6.7 (each, a “Claim”) with counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to the applicable Indemnified Party; provided, however, that such Indemnified Party shall be permitted to participate in the defense of such Claim at his or her own expense; and provided, further, that if the Surviving Corporation assumes the defense then the Surviving Corporation shall use its reasonable best efforts to conduct a vigorous defense of such matter. Notwithstanding anything to the contrary in this Agreement, neither Parent nor the Surviving Corporation shall, and Parent shall cause the Surviving Corporation not to, settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation for which indemnification may be sought under this Section 6.7 without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed, unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Parties from all liability arising out of such claim, action, suit proceeding or investigation, and does not include an admission of fault or wrongdoing by any Indemnified Party, in which case, no such consent shall be required.

(c)    Subject to the following sentence, the Company or the Surviving Corporation (or any successor), as the case may be, shall, and Parent shall cause the Company or the Surviving Corporation (or any successor), as the case may be, to purchase, at no expense to the beneficiaries, a six (6) year extended reporting period endorsement with respect to directors’ and officers’ liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to the Indemnified Parties as the Company’s currently existing directors’ and officers’ liability insurance and fiduciary liability insurance (a “Reporting Tail Endorsement”) and maintain this endorsement in full force and effect for its full term. To the extent purchased after the date of the Prior Agreement and prior to the Effective Time, such insurance policies shall be placed through such broker(s) and with such insurance carriers as may be specified by Parent and as are reasonably acceptable to the Company; provided, that such insurance carrier has at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance and fiduciary liability insurance. Notwithstanding the first sentence of this Section 6.7(c), but subject to the second and last sentence of this Section 6.7(c), the Company shall be permitted at its sole and exclusive option to purchase a Reporting Tail Endorsement prior to the Effective Time. Notwithstanding any of the foregoing, (i) in no event shall Parent or the Surviving Corporation be required to (or the Company be able to) expend for such policy an aggregate amount in excess of 300% of the annual premium currently payable by the Company, it being understood that if the premiums payable for such insurance coverage exceeds such amount, Parent and the Surviving Corporation shall be obligated to (or the Company may only) obtain a policy with the greatest coverage available for a cost equal to such amount.

(d)        Following the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the provisions in the Company Charter and the Company Bylaws as of the date of the Prior Agreement providing for indemnification, advancement and reimbursement of expenses and exculpation of Indemnified Parties, as applicable, with respect to the facts or circumstances occurring at or prior to the Effective Time, to the fullest extent permitted from time to time under applicable Law, which provisions shall not be amended in a manner that would adversely affect the rights thereunder of the Indemnified Parties, except as required by applicable Law.

(e)        If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provisions to be made prior to the consummation of any transaction of the type described in clause (i) or (ii) of this sentence so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.7.

(f)        From and after the Effective Time, Parent and the Surviving Corporation shall not, directly or indirectly, amend, modify, limit or terminate the advancement and reimbursement of expenses, exculpation, indemnification provisions of the agreements listed in Section 6.7(f) of the Company Disclosure Schedule between the Company and any of the Indemnified Parties, or any such provisions contained in the Surviving Corporation charter or bylaws.

(g)        This Section 6.7 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent and the Surviving Corporation. The obligations of Parent under this Section 6.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party unless (i) such termination or modification is required by applicable Law or (ii) the affected Indemnified Party shall have consented in writing to such termination or modification. It is expressly agreed that each Indemnified Party shall be a third-party beneficiary of this Section 6.7, and entitled to enforce the covenants contained in this Section 6.7. If any Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 6.7 that is denied by Parent and/or the Surviving Corporation, and a court of competent jurisdiction determines that the Indemnified Party is entitled to such indemnification, then Parent or the Surviving Corporation shall pay such Indemnified Party’s costs and expenses, including legal fees and expenses, incurred in connection with pursuing such claim against Parent and/or the Surviving Corporation. The rights of the Indemnified Parties under this Section 6.7 shall be in addition to, and not in substitution for, any rights such Indemnified Parties may have under the Company Charter and the Company Bylaws, the certificate of incorporation and bylaws (or comparable organizational documents) of any of the Company’s Subsidiaries or the charter or bylaws of the Surviving Corporation or under any applicable Contracts, insurance policies or Laws and Parent shall, and shall cause the Surviving Corporation (or its assignees) to, honor and perform under all indemnification agreements entered into by the Company or any of its Subsidiaries that are listed in Section 6.7(f) of the Company Disclosure Schedule.

(h)        Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its respective Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.7 is not prior to or in substitution for any such claims under such policies.

Section 6.8        Public Announcements.    The initial press release concerning this Agreement and the Transactions shall be a joint press release approved in advance by the Company and Parent. Following such initial press release and prior to the Effective Time, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; provided, however, that the restrictions set forth in this Section 6.8 shall not apply to any release or public statement (a) made or proposed to be made by the Company in accordance with Section 6.2(f) or (b) in connection with any dispute between the parties regarding the Transaction Agreements or the Transactions.

Section 6.9        Notification.    The Company shall promptly notify Parent, and Parent shall promptly notify the Company, of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, (b) any matter that would reasonably be expected to lead to the failure to satisfy any of the conditions to Closing in Annex A or ARTICLE VII or any material breach of any representation, warranty, covenant or agreement contained in this Agreement and (c) any action, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries, in each case which relates to the Transactions. This Section 6.9 shall not constitute a covenant or agreement for purposes of Item (e) of Annex A.

Section 6.10        State Takeover Laws.    The Company and its Board of Directors shall each use reasonable best efforts to ensure that no Takeover Statute is or becomes applicable to any of the Transaction Agreements or Transactions. If any Takeover Statute becomes applicable to any of the Transaction Agreements or Transactions, the Company and its Board of Directors shall each use reasonable best efforts to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements and otherwise to minimize the effect of such Law on the Transaction Agreements and the Transactions.

Section 6.11        Delisting.    Each of the parties agrees to cooperate with the others in taking, or causing to be taken, all actions necessary to cause the delisting of the Company Common Stock from NASDAQ as promptly as practicable after the Effective Time and terminate its registration under the Exchange Act as promptly as practicable after such delisting.

Section 6.12        Section 16(b).    The Company and its Board of Directors shall take all steps reasonably necessary to cause the Transactions and any other dispositions of equity securities of the Company (including derivative securities) in connection with the Transactions by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.13        Shareholder Litigation.    The Company shall provide Parent with the opportunity (but Parent shall not be obligated) to participate, at Parent’s sole expense, in the defense and/or settlement of any shareholder litigation against the Company and/or its directors and/or executive officers relating to the Transactions, this Agreement or the Prior Agreement, whether commenced prior to or after the execution and delivery of this Agreement, and the Company shall not settle or offer to settle any such litigation without the prior written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed.

ARTICLE VII

CONDITIONS

Section 7.1        Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Closing Date of the following conditions:

(a)        Company Shareholder Approval.  The Company Shareholder Approval shall have been obtained, if and to the extent required under applicable Law, and, if the Company Shareholder Approval is not required under applicable Law, at least one (1) month shall have passed since the date a copy of this Agreement was mailed to the Company Shareholders (to the extent required by Section 48-21-105(e) of the TBCA).

(b)        Purchase of Company Common Stock.  Parent or Merger Sub shall have accepted for payment and paid for shares of Company Common Stock pursuant to the Offer in accordance with the terms of this Agreement.

(c)        Statutes and Injunctions.  No (i) temporary restraining order or preliminary or permanent injunction or other Order by any federal or state court or other tribunal of competent jurisdiction preventing consummation of the Merger or (ii) applicable Law prohibiting consummation of the Merger (clauses (i) and (ii) collectively, a “Restraint”) shall be in effect.

(d)        HSR Act.  The early termination or expiration of the waiting period required under the HSR Act shall have occurred.

Section 7.2        Frustration of Closing Conditions.  None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in this ARTICLE VII to be satisfied if such failure was principally caused by such party’s breach of any material provisions of this Agreement, such party’s failure to act in good faith or such party’s failure to perform fully its obligations under Section 6.4.

ARTICLE VIII

TERMINATION

Section 8.1        Termination.  This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or (except as provided below) after obtaining the Company Shareholder Approval, if any (with any termination by Parent also being an effective termination by Parent and Merger Sub):

(a)        by mutual written consent of Parent and the Company;

(b)        by either Parent or the Company, if:

(i)        the Acceptance Time shall not have occurred on or prior to the close of banking business New York City time on the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations hereunder, and any such material breach or violation or failure has been the principal cause of or directly resulted in the failure of the Acceptance Time to occur on or before the Termination Date;

(ii)        any Restraint shall be in effect; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations hereunder, and any such material breach or violation or failure has been the principal cause of, or directly resulted in, such Restraint; or

(iii)        the Offer (as it may have been extended pursuant to Section 1.1(e)) expires as a result of the non-satisfaction of any Tender Offer Condition or is terminated or withdrawn pursuant to its terms in accordance with this Agreement without any shares of Company Common Stock being purchased thereunder and Parent and Merger Sub have not extended, and the Company has not otherwise requested that Parent and Merger Sub extend, the Offer in accordance with Section 2.1(e); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall not be available to any party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations hereunder, and any such material breach or violation or failure has been the principal cause of or directly resulted in the failure of any Tender Offer Condition or any shares of Company Common Stock to be purchased; or

(c)        by Parent, if:

(i)        prior to the Acceptance Time, (1) the Company shall have breached any of its representations or warranties contained in this Agreement or shall have failed to perform all of its obligations, covenants or agreements required to be performed under this Agreement, and, in either case, such that the conditions set forth in Item (d) or (e) of Annex A would not be satisfied; and (2) such breach or failure to perform is incurable or, if curable, is not cured by the earlier to occur of (x) the Termination Date and (y) the date that is thirty (30) days following the Company’s receipt of Parent’s written notice of such breach, which notice shall specify in reasonable detail the nature of such breach; provided, however, that the right to terminate this Agreement pursuant to this Section

8.1(c)(i) shall not be available to Parent if Parent or Merger Sub shall have materially breached any of their respective representations or warranties contained in this Agreement or shall have materially failed to perform all of their respective obligations, covenants or agreements required to be performed under this Agreement and, in either case, such that the conditions set forth in Section 7.1 would not be satisfied or such material breach or failure constitutes a Parent Material Adverse Effect; or

(ii)        prior to the Acceptance Time, (1) the Company’s Board of Directors or any committee thereof shall have effected a Recommendation Withdrawal; or (2) the Company shall have entered into an Alternative Acquisition Agreement; or

(iii)        prior to the Acceptance Time, there shall have occurred a Company Material Adverse Effect;

(d)        by the Company, if

(i)        (1) Parent or Merger Sub shall have breached any of their representations or warranties contained in this Agreement or shall have failed to perform all of their obligations, covenants or agreements required to be performed under this Agreement and, in either case, such material breach or failure constitutes a Parent Material Adverse Effect; and (2) such breach or failure to perform is incurable or, if curable, is not cured by the earlier to occur of (x) the Termination Date and (y) the date that is thirty (30) days following Parent’s receipt of the Company’s written notice of such breach, which notice shall specify in reasonable detail the nature of such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d)(i) shall not be available to the Company if it shall have breached any of its representations or warranties contained in this Agreement or shall have failed to perform all of its obligations, covenants or agreements required to be performed under this Agreement, in either case, such that the conditions set forth in Article VII or Item (d) or (e) of Annex A would not be satisfied; or

(ii)        prior to the Acceptance Time, (A) immediately prior to or concurrently with the termination of this Agreement, the Company, subject to complying with the terms of this Agreement, including Section 6.2, enters into one or more Alternative Acquisition Agreements with respect to a Superior Proposal and (B) the Company immediately prior to or concurrently with such termination pays to Parent or its designees any fees required to be paid pursuant to Section 8.3.

Section 8.2        Effect of Termination.  In the event of any termination of this Agreement as provided in Section 8.1, the obligations of the parties shall terminate and there shall be no liability on the part of any party with respect thereto, except for the confidentiality provisions of Section 6.3 and the provisions of Section 3.26, Section 4.11, Section 6.6, this Section 8.2, Section 8.3 and ARTICLE IX, each of which shall survive the termination of this Agreement and remain in full force and effect; provided, however, that none of Parent, Merger Sub or the Company shall be released from any liabilities or damages arising out of any breach of any representation or warranty, covenant or agreement under this Agreement or fraud, prior to such termination.

Section 8.3        Termination Fee.

(a)        If Purchaser terminates this Agreement pursuant to Section 8.1(c)(ii) or the Company terminates this Agreement pursuant to Section 8.1(d)(ii), then the Company shall pay to Parent (or its designee) a termination fee of $2,159,725.

(b)        If (i) Purchaser terminates this Agreement pursuant to Section 8.1(c)(i) or Purchaser or the Company terminates this Agreement pursuant to Section 8.1(b)(iii), (ii) prior to the date of such termination (but after the date hereof) an Acquisition Proposal is publicly announced or is otherwise communicated to the Company’s Board of Directors, and (iii) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to or otherwise consummates any Acquisition Proposal, then the Company shall pay to Parent (or its designee) a termination fee of $2,159,725 no later than two (2) Business Days after the execution of such definitive agreement or consummation of such Acquisition Proposal, as the case may be; provided, that solely for purposes of this Section 8.3(b), the term Acquisition Proposal shall have the meaning ascribed thereto in Section 6.2(c), except that all references to twenty percent (20%) shall be changed to fifty percent (50%).

(c)        If Purchaser terminates this Agreement pursuant to Section 8.1(c)(i) or Purchaser or the Company terminates this Agreement pursuant to Section 8.1(b)(iii), then the Company shall reimburse Parent (or its designee) for any Expenses incurred by or on behalf of the Purchaser Entities or any of their Affiliates, in an aggregate amount not to exceed $500,000 (“Expense Reimbursement”), no later than two (2) Business Days after the date of such termination.

(d)        The parties agree and understand that in no event shall the Company be required to pay any termination fee pursuant to this Section 8.3 (any such amount, the “Termination Fee”) on more than one occasion. Notwithstanding anything to the contrary in this Agreement, (i) if Parent (or its designee) receives the Termination Fee and/or Expense Reimbursement from the Company pursuant to this Section 8.3, such payment(s) shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates and Representatives, and none of the Company, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates or Representatives shall have any further liability or obligation relating to or arising out of the Transaction Agreements or the Transactions and, (ii) if Parent (or its designee) receives any Expense Reimbursement, and thereafter Parent (or its designee) is entitled to receive the Termination Fee under this Section 8.3, the amount of such Termination Fee shall be reduced by the aggregate amount of such Expense Reimbursement. The parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Transactions, and that, without these agreements, the parties would not enter into the Transaction Agreements, and that any amounts payable pursuant to this Section 8.3 do not constitute a penalty.

Section 8.4        Procedure for Termination. Termination of this Agreement prior to the Effective Time shall not require the approval of the shareholders of the Company. A terminating party shall provide written notice of termination to the other parties specifying the Section or Sections pursuant to which such party is terminating the Agreement. If more than one provision in Section 8.1 is available to a terminating party in connection with a termination, a terminating party may rely on any or all available provisions in Section 8.1 for any termination.

Section 8.5        Waiver.  At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) to the extent permitted by applicable Law waive compliance with any of the agreements of any other party or any conditions to its own obligations; provided, that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1        Non-Survival of Representations, Warranties, Covenants and Agreements.  The parties agree that the terms of the Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section 8.1. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained in this ARTICLE IX and otherwise contained herein and therein that by their terms apply or are to be performed in whole or in part after the Acceptance Time and this ARTICLE IX.

Section 9.2        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the first (1st) Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to any of Parent, Merger Sub, Operating Company, Purchaser or Old Merger Sub, to:

c/o Fidelity National Financial, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

Attention: Chief Legal Officer

Facsimile: (904) 357-1104

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael J. Aiello and Danielle D. Do

Facsimile No.: (212) 310-8007

If to the Company, to:

3401 West End Avenue, Suite 260

P.O. Box 24300

Nashville, Tennessee 37202

Attention: Chairman, President and Chief Executive

Facsimile No.: (615) 269-1939

with a copy to (which shall not constitute notice):

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Attention: F. Mitchell Walker, Jr.

Facsimile No.: (615) 742-2775

Section 9.3        Interpretation; Construction.

(a)        When a reference is made in this Agreement to a Section, clause, Annex or Schedule, such reference shall be to a Section or clause of, or Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, shall be deemed to refer to July 30, 2012, and the phrase “the date of the Prior Agreement” and terms of similar import shall be deemed to refer to June 22, 2012. Whenever the content of this Agreement permits, the masculine gender shall include the feminine and neuter genders, and a reference to singular or plural shall be interchangeable with the other.

(b)        References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to “$” and “dollars” are to the currency of the United States. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole (including any Schedules delivered herewith) and not merely to the specific section, paragraph or clause in which such word appears. Whenever the words “include,” or “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c)        The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(d)        Any references to an agreement or organizational document herein shall mean such agreement or organizational document, as may be amended, modified and/or supplemented

(and/or as any provision thereunder may be waived) from time to time in accordance with its terms.

(e)        No summary of this Agreement or any Annex attached hereto or Schedule delivered herewith prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement or any such Annex or Schedule.

Section 9.4        Counterparts; Effectiveness.    This Agreement may be executed in any number of counterparts, including by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each party has received counterparts thereof signed and delivered (by electronic communication, facsimile or otherwise) by all of the other parties.

Section 9.5        Entire Agreement; No Third-Party Beneficiaries.

(a)        This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and the Annexes attached hereto, the other Transaction Agreements and the Confidentiality Agreement collectively constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof and thereof. Each party hereto agrees that, except for the representations and warranties contained in such Transaction Agreements, none of Parent, Merger Sub or the Company makes any other representations or warranties, and each hereby disclaims any other representations or warranties, express or implied, or as to the accuracy or completeness of any other information made by, or made available by, itself or any of its Representatives, with respect to, or in connection with, the negotiation, execution or delivery of the Transaction Agreements or the Transactions, notwithstanding the delivery or disclosure to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing.

(b)        This Agreement shall be binding upon and inure solely to the benefit of each party except for: (i) only following the Effective Time, the right of the Company’s shareholders to receive (x) the Merger Consideration in respect of shares of Company Common Stock pursuant to Section 2.8(c) and (y) the aggregate consideration payable in respect of Company Options pursuant to Section 2.13 and (ii) the right of the Indemnified Parties to enforce the provisions of Section 6.7 only.

(c)        The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with Section 9.9 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the Knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.6        Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions are not affected in any manner materially adverse to any party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

Section 9.7        Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Parent and Merger Sub are expressly permitted to assign their rights under this Agreement to any Affiliate (including by way of a transfer of shares of capital stock of Merger Sub), and any such Person shall be entitled to assume Parent’s and/or Merger Sub’s obligations under this Agreement; provided, that no such assignment and assumption shall release Parent and/or Merger Sub from any of its obligations under this Agreement to the extent not performed. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 9.8        Modification or Amendment.    Subject to the provisions of applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

Section 9.9        Extension; Waiver.    The conditions to each of the parties’ obligations to consummate the Transactions are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws. At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 9.10        Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(a)        This Agreement (and all claims, controversies and causes of action relating thereto or arising therefrom or in connection therewith, whether in contract, tort or otherwise) shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and enforced in accordance with the Laws of the State of Tennessee without regard to the conflicts of laws rules thereof.

(b)        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

(c)        The parties acknowledge and agree that irreparable harm would occur and that the parties would not have any adequate remedy at law (i) for any actual or threatened breach of the provisions of this Agreement, or (ii) in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms. It is accordingly agreed that, except where this Agreement is validly terminated in accordance with Section 8.1, the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement and any other agreement or instrument executed in connection herewith. Each of the parties hereby agrees (i) that it shall not oppose the granting of such relief by reason of there being an adequate remedy at law, (ii) that it hereby irrevocably waives any requirement for the security or posting of any bond in connection with such relief, (iii) that such relief may be granted without the requirement that the party seeking such relief offer proof of actual damages and (iv) that the prevailing party in any such action or proceeding shall be entitled to reimbursement of all costs and expenses associated with seeking such relief, including all attorneys’ fees. The parties hereby further acknowledge and agree that such relief shall include the right of the Company to cause Parent and Merger Sub to consummate the Transactions, in each case, if each of the conditions set forth in Article VII and Annex A, as applicable, have been satisfied or waived (other than conditions which by their nature cannot be satisfied until Closing, but subject to the satisfaction or waiver of those conditions at Closing). The parties further agree that (x) by seeking the remedies provided for in this Section 9.10(c), a party shall not in any respect waive its right to seek any other form of relief, at law or in equity, that may be available to a party under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.10(c) are not available or otherwise are not granted and (y) nothing contained in this Section 9.10(c) shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.10(c) before exercising any termination right under Section 8.1 (and pursuing damages after such termination), nor shall the commencement of any Action pursuant to this Section 9.10(c) or anything contained in this

Section 9.10(c) restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 8.1 or pursue any other remedies under this Agreement that may be available then or thereafter; provided, however, that except as otherwise expressly provided in clause (iv) of this Section 9.10(c), in no event shall any party be entitled to monetary damages in the event of an Order of specific performance to close the Transactions, provided that such closing occurs.

(d)        Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the Transactions, on behalf of itself or its property, in accordance with Section 9.2 or in such other manner as may be permitted by Law, of copies of such process to such party, and nothing in this Section 9.10(d) shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) irrevocably and unconditionally consents and submits itself and its property in any action or proceeding to the exclusive general jurisdiction of the courts of the State of Tennessee or, if unavailable, the federal court in the State of Tennessee, in each case sitting in the City of Nashville in the State of Tennessee in the event any dispute arises out of this Agreement or the Transactions, or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any actions or proceedings arising in connection with this Agreement or the Transactions shall be brought, tried and determined only in the courts of the State of Tennessee or, if unavailable, the federal court in the State of Tennessee, in each case sitting in the City of Nashville in the State of Tennessee, (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any action relating to this Agreement or the Transactions in any court other than the aforesaid courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9.11        Transfer Taxes.    All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by Parent and Merger Sub when due, and Parent and Merger Sub shall indemnify the Company against liability for any such taxes.

Section 9.12        Definitions.    As used in this Agreement, the following terms and those set forth in the Index of Defined Terms, when used in this Agreement, and the Annexes, Schedules, and other documents delivered in connection herewith, shall have the meanings specified in this Section 9.12:

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 6.2(a).

“Acceptance Time” has the meaning set forth in Section 1.1(b).

“Acquisition Proposal” has the meaning set forth in Section 6.2(d)(i).

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, and “control” has the meaning specified in Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 6.2(e)(ii).

“Articles of Merger” has the meaning set forth in Section 2.3.

“Assets” has the meaning set forth in Section 3.18(e).

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.3(a).

“Benefits Continuation Period” has the meaning set forth in Section 6.5(a).

“Book-Entry Shares” has the meaning set forth in Section 2.8(c).

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or commercial banks in the City of New York are authorized or required by Law to be closed.

“Cary Street” has the meaning set forth in Section 3.21.

“Certificate” has the meaning set forth in Section 2.8(c).

“Claim” has the meaning set forth in Section 6.7(b).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” has the meaning set forth in Section 3.9(a).

“Company” has the meaning set forth in the Preamble.

“Company Benefit Plan” has the meaning set forth in Section 3.15(a).

“Company Board Recommendation” has the meaning set forth in Section 3.3(b).

“Company Bylaws” has the meaning set forth in Section 3.1(a).

“Company Capitalization Representations” means the representations and warranties of the Company in (i) the second sentence of Section 3.2(a), (ii) Section 3.2(b), and (iii) Section 3.2(c).

“Company Charter” has the meaning set forth in Section 3.1(a).

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Disclosure Schedule” has the meaning set forth in ARTICLE III.

“Company Fundamental Representations” means the representations and warranties of the Company in Sections 3.1, 3.2 (other than the Company Capitalization Representations), 3.3, 3.4(i), 3.4(ii)(y), 3.20, 3.21 and 3.22.

“Company Material Adverse Effect” means any event, change, effect, development or occurrence, circumstance or effect, that, individually or in the aggregate, (a) has or would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (b) prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation by the Company of any of the Transactions on a timely basis or the performance by the Company of its covenants and obligations hereunder; provided, however, that (subject to the next proviso) no event, change, effect, development or occurrence, shall be deemed (individually or in the aggregate) to constitute, nor shall any of the foregoing be taken into account in determining whether there has been, a Company Material Adverse Effect as described in clause (a) or (b) of this definition, to the extent that such event, change, effect, development or occurrence results from, arises out of, or relates to: (i) any general United States or global economic conditions, (ii) any conditions generally affecting the restaurant industry or the upscale casual dining segment of the restaurant industry, (iii) any decline in the market price or trading volume of Company Common Stock (it being understood that the foregoing shall not preclude Parent and Merger Sub from asserting that the facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (iv) any regulatory, legislative or political conditions or securities, credit, financial, debt or other capital markets conditions, or the economy in each case in the United States or any foreign jurisdiction, (v) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the foregoing shall not preclude Parent and Merger Sub from asserting that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (vi) the public announcement of this Agreement, the Transactions or the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective Subsidiaries, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers, suppliers, officers or employees, (vii) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any Governmental Entity, (viii) any change in applicable Law, regulation or GAAP (or authoritative interpretations thereof), (ix) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the Prior Agreement, (x) any taking of any action at the written request of Parent or Merger Sub, (xi) any reduction in the credit rating of the Company or any of its Subsidiaries to the extent attributable to the expected consummation of the Merger (it being understood and agreed that the foregoing shall not preclude Parent and Merger Sub from asserting that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect) or (xii) any hurricane, earthquake, flood or other natural disasters, acts of God or any change resulting from weather conditions; provided, however, that with respect to clauses (i), (ii), (iv), (vii) or (xii), any such event, change, effect, development or occurrence shall be taken into account if it is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, when compared to other, similarly-situated Persons operating in the geographies and industry in which the Company and its Subsidiaries operate.

“Company Material Contract” has the meaning set forth in Section 3.16(a).

“Company Option” has the meaning set forth in Section 2.13(a).

“Company Option Agreement” has the meaning set forth in Section 2.13(c).

“Company Preferred Stock” has the meaning set forth in Section 3.2(a).

“Company Proprietary Software” has the meaning set forth in Section 3.17(d).

“Company SEC Documents” has the meaning set forth in Section 3.6(a).

“Company SEC Financial Statements” has the meaning set forth in Section 3.6(b).

“Company Shareholder Approval” has the meaning set forth in Section 3.3(a).

“Company Shareholders” has the meaning set forth in the Recitals.

“Company Shareholders Meeting” has the meaning set forth in Section 6.1(b).

“Company Stock Incentive Plans” means the Company’s Amended and Restated 2004 Equity Incentive Plan and 1994 Employee Stock Incentive Plan, as amended, collectively.

“Confidentiality Agreement” means together, collectively, the confidentiality letter agreement, dated as of March 18, 2012, between the Company and Parent, and the Confidentiality Agreement, dated as of April 9, 2012, between the Company and the Operating Company, as each may be amended, supplemented or otherwise modified by the parties.

“Consents” has the meaning set forth in Section 3.5.

“Continuing Employees” has the meaning set forth in Section 6.5(a).

“Continuing Directors” has the meaning set forth in Section 1.4(b).

“Contract” has the meaning set forth in Section 3.4.

“Director Appointment Date” has the meaning set forth in Section 1.4(a).

“Effective Time” has the meaning set forth in Section 2.3.

“Environmental Laws” shall mean all applicable foreign, federal, state and local laws, regulations, rules, ordinances and other legal requirements (including common law) relating to pollution or protection of the environment and natural resources, including, without limitation, laws relating to exposure to releases or threatened releases of Hazardous Substances into the environment.

“Environmental Permits” has the meaning set forth in Section 3.19(a).

“ERISA Affiliate” has the meaning set forth in Section 3.15(a).

“ERISA” has the meaning set forth in Section 3.15(a).

“ESOP” means the Company’s Employee Stock Ownership Plan (as amended and restated), effective January 1, 2002.

“ESPP” has the meaning set forth in Section 2.13(b).

“Exchange Act” has the meaning set forth in Section 3.5.

“Exchange Agent” has the meaning set forth in Section 2.12(a).

“Exchange Fund” has the meaning set forth in Section 2.12(a).

“Excluded Party” has the meaning set forth in Section 6.2(d)(ii).

“Expense Reimbursement” has the meaning set forth in Section 8.3(c).

“Expenses” has the meaning set forth in Section 6.6.

“Expiration Date” has the meaning set forth in Section 1.1(e).

“Filings” has the meaning set forth in Section 3.5.

“GAAP” means generally accepted accounting principles in the United States.

“Go-Shop Period” has the meaning set forth in Section 6.2(a).

“Governmental Entity” has the meaning set forth in Section 3.5.

“Group” means “group” within the meaning of Section 13(d) of the Exchange Act.

“Hazardous Substances” means any chemicals, materials, substances or wastes defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “hazardous constituents,” restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants,” “pollutants,” “toxic pollutants,” or words of similar meaning and regulatory effect under any applicable Environmental Law including, without limitation, petroleum and asbestos.

“HSR Act” has the meaning set forth in Section 3.5.

“Indemnified Party” has the meaning set forth in Section 6.7(a).

“Information/Proxy Statement” has the meaning set forth in Section 6.1(a).

“Initial Expiration Date” has the meaning set forth in Section 1.1(e).

“Intellectual Property” means all intellectual property rights throughout the world, including rights in or arising from: (a) patents, patent applications, and the invention and discoveries therein; (b) processes, formulae, know-how and other technology, (c) trade secrets or proprietary confidential information; (d) copyrights and works of authorship (including copyrights in Software, data, databases, applications, code, systems, networks, website content, documentation and related items), and all registrations, renewals and applications for the foregoing; (e) trademarks, service marks, trade names, brand names, logos, emblems, signs, insignia, trade dress and other source indicators, and the goodwill of the business appurtenant thereto, and all applications, registrations and renewals in connection with the foregoing; and (f) Internet domain names.

“Intervening Event” has the meaning set forth in Section 6.2(e)(ii).

“IRS” has the meaning set forth in Section 3.15(a).

“Knowledge” means, with respect to the Company or Parent, the actual knowledge, of the Persons set forth in Section 9.12 of the Company Disclosure Schedule or Section 9.12 of the Parent Disclosure Schedule, respectively.

“Laws” means, any United States, federal, state or local or any foreign law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation (domestic or foreign), Order or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Entity.

“Liens” has the meaning set forth in Section 3.2(d).

“Liquor Licenses” has the meaning set forth in Section 3.12(b).

“Loan Agreement” means the loan agreement entered into on May 22, 2009, between the Company and Pinnacle National Bank, as lender, and any subsequent renewal on the same or similar terms thereof.

“Material Suppliers” has the meaning set forth in Section 3.23.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.8(c).

“Merger Sub” has the meaning set forth in the Preamble.

“Minimum Condition” has the meaning set forth on Annex A.

“NASDAQ” means The NASDAQ Stock Market LLC.

“No-Shop Period Start Date” has the meaning set forth in Section 6.2(b).

“Notice of Intervening Event” has the meaning set forth in Section 6.2(g).

“Notice of Superior Proposal” has the meaning set forth in Section 6.2(g).

“Notice Period” has the meaning set forth in Section 6.2(g).

“Offer” has the meaning set forth in the Recitals.

“Offer Documents” has the meaning set forth in Section 1.1(d).

“Offer Price” has the meaning set forth in the Recitals.

“Operating Company” has the meaning set forth in the Recitals.

“Order” means any order, writ, injunction, ruling, decree, judgment, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity (in each case, whether temporary, preliminary or permanent).

“Ordinary Course of Business” means the usual and ordinary course of normal day-to-day operations of the business, consistent (in scope, manner, amount and otherwise) with the Company’s and its Subsidiaries’ past practices through the date of the Prior Agreement.

“Parent Material Adverse Effect” means, with respect to Parent and Merger Sub, any event, change, effect, development or occurrence that, individually or in the aggregate, prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation by Parent or Merger Sub of any of the Transactions on a timely basis or the performance by Parent or Merger Sub of their respective covenants and obligations hereunder.

“Parent” has the meaning set forth in the Preamble.

“Parent Bylaws” has the meaning set forth in Section 4.1.

“Parent Charter” has the meaning set forth in Section 4.1.

“Parent Disclosure Schedule” has the meaning set forth in Article IV.

“PBGC” has the meaning set forth in Section 3.15(c).

“Permits” has the meaning set forth in Section 3.12(a).

“Permitted Lien” means (i) any Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and with respect to each of which adequate reserves have been taken on the most recent consolidated balance sheet of the Company or notes thereto included in the Company SEC Financial Statements, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens arising in the Ordinary Course of Business, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (iv) gaps in the chain of title evident from the records of the applicable Government Entity maintaining such records, easements, rights-of-way, covenants, restrictions and other encumbrances of record as of the date of the Prior Agreement that, in the aggregate, are not material in amount and that do not, in any case, materially detract from the value or the use of the property subject thereto, (v) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the Ordinary Course of Business that, individually and in the aggregate, are not material in amount and that do not, in any case, materially detract from the value or the use of the property subject thereto, (vi) statutory landlords’ liens and liens granted to landlords under any lease, (vii) nonexclusive licenses to Intellectual Property granted in the Ordinary Course of Business, (viii) any purchase money security interests, equipment leases or similar financing arrangements arising in the Ordinary Course of Business, (ix) any Liens which are disclosed on the most recent consolidated balance sheet of the Company or notes thereto included in the Company SEC Financial Statements and (x) any Liens for amounts not in excess of $100,000 individually or in the aggregate.

“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Property Leases” has the meaning set forth in Section 3.18(f).

“Policies” has the meaning set forth in Section 3.24.

“Prior Agreement” has the meaning set forth in the Preamble.

“Proceeding” means any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or, to the Knowledge of the Person in question, investigation (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

“Purchaser” has the meaning set forth in the Preamble.

“Recommendation Withdrawal” has the meaning set forth in Section 6.2(e)(i).

“Reporting Tail Endorsement” has the meaning set forth in Section 6.7(c).

“Representatives” has the meaning set forth in Section 6.2(a).

“Restraint” has the meaning set forth in Section 7.1(c).

“Rights Plan” means the Rights Agreement, dated March 5, 2012, between the Company and Computershare Trust Company, N.A., as rights agent.

“Schedule 14D-9” has the meaning set forth in Section 1.2(a).

“SEC” has the meaning set forth in Section 1.1(d).

“Securities Act” has the meaning set forth in Section 3.5.

“Short Form Threshold” has the meaning set forth in Section 1.3(a).

“Software” has the meaning set forth in Section 3.17(d).

“SOX” has the meaning set forth in Section 3.6(a).

“Subsequent Offering Period” has the meaning set forth in Section 1.1(g).

“Subsidiary” when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its Subsidiaries or (ii) that would be required to be consolidated in such party’s financial statements under generally accepted accounting principles as adopted (whether or not yet effective) in the United States.

“Superior Proposal” has the meaning set forth in Section 6.2(d)(iii).

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Takeover Statute” has the meaning set forth in Section 3.2(b).

“Tax” means (i) all income, gross receipts, capital, franchise, sales, use, ad valorem, property, payroll, withholding, excise, severance, transfer, employment, estimated, alternative or add-on minimum, value added, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest and any penalties (including penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions, additions to tax or additional amounts imposed by any and all federal, state, local, foreign or other taxing authority) and (ii) any liability in respect of any item described in clause (i) payable by reason of contract, assumption, successor or transferee liability, operation of Law, Treasury Regulations Section 1.1502-6(a) (or any similar provision of Law) or otherwise.

“Tax Return” means any statement, report, return, information return or claim for refund relating to Taxes (including any elections, declarations, schedules or attachments thereto,

and any amendments thereof), including, if applicable, any combined, consolidated or unitary return for any group of entities that includes the Company or any of its Subsidiaries.

“Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.

“TBCA” has the meaning set forth in Section 2.1.

“Tender Offer Conditions” has the meaning set forth in Section 1.1(b).

“Terminated Agreements” has the meaning set forth in Section 9.14(a).

“Termination Date” has the meaning set forth in Section 1.1(e).

“Termination Fee” has the meaning set forth in Section 8.3(a).

“Top-Up Option” has the meaning set forth in Section 1.3(a).

“Top-Up Option Shares” has the meaning set forth in Section 1.3(a).

“Transactions” means those transactions contemplated by any of the Transaction Agreements, including the Offer, the Merger and the Top-Up Option.

“Transaction Agreements” means, with respect to any Person, each of this Agreement, the promissory note contemplated by Section 1.3(c) and the other agreements, instruments and documents contemplated to be entered into in connection with any of the foregoing, to which such Person is a party.

“Treasury Regulations” means the income tax regulations promulgated under the Code.

“Trustee” means the Independence Trust Company.

“WARN” has the meaning set forth in Section 3.9(b).

Section 9.13        Parent Guarantee.    Parent agrees to take all action necessary to cause Merger Sub to perform all of its agreements, covenants and obligations under the Transaction Agreements. Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub under the Transaction Agreements and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub under the Transaction Agreements. Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 9.13.

Section 9.14        Termination of Certain Agreements; and Release.  Each of Parent, Merger Sub, the Operating Company, Purchaser, Old Merger Sub and the Company hereby acknowledges and agrees that, effective immediately upon execution and delivery of this Agreement:

(a)        each of (i) the Agreement and Plan of Restructuring by and among the Company, Parent and the Purchaser, dated as of June 22, 2012, (ii) the Asset Contribution Agreement by and among the Company and the Operating Company, dated as of June 22, 2012, and (iii) the Exchange Agreement by and among Purchaser, the Operating Company, the Company and the other parties thereto, dated as of June 22, 2012 (collectively, the “Terminated Agreements”), are being terminated and shall be of no further force and effect; and

(b)        the Company, on behalf of itself and its Affiliates, hereby (i) releases Purchaser, Old Merger Sub and the Operating Company from any and all obligations and liability under the Transaction Agreements, the Prior Agreement and the Terminated Agreements and (ii) waives any rights against Purchaser, Old Merger Sub and the Operating Company under the Transaction Agreements, the Prior Agreement and the Terminated Agreements.

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, Parent, Merger Sub, Purchaser, Old Merger Sub, the Operating Company and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

NEW ATHENA MERGER SUB, INC.

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED MERGER AGREEMENT

AMERICAN BLUE RIBBON HOLDINGS, INC. Solely for the purposes of Section 9.14

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED MERGER AGREEMENT

ATHENA MERGER SUB, INC. Solely for the purposes of Section 9.14

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED MERGER AGREEMENT

FIDELITY NEWPORT HOLDINGS, LLC Solely for the purposes of Section 9.14

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED MERGER AGREEMENT

J. ALEXANDER’S CORPORATION

By:	/s/ Lonnie J. Stout II
	Name:	Lonnie J. Stout II
	Title:	Chairman, President and Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED MERGER AGREEMENT

Annex A

CONDITIONS TO THE OFFER

Notwithstanding any other provisions of the Offer or the Agreement, neither Parent nor Merger Sub shall be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, pay for any tendered shares of Company Common Stock, unless:

(a)        Minimum Condition.    There shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer (as it may have been extended pursuant to Section 1.1(e) of the Agreement) the minimum number of shares of Company Common Stock which represents the number of shares of Company Common Stock required to approve the Agreement and the Merger pursuant to the Company Charter, the Company Bylaws and the TBCA at the Acceptance Time, determined on a fully-diluted basis (the number of shares of Company Common Stock on a “fully-diluted basis” shall equal the number of shares of Company Common Stock then issued and outstanding, plus the number of shares of Company Common Stock which the Company may be required to issue as of such date pursuant to options (whether or not then vested or exercisable), rights, convertible or exchangeable securities (only to the extent then convertible or exchangeable into shares of Company Common Stock) or similar obligations then outstanding) (such number of shares, the “Minimum Condition”);

(b)        HSR Act.    The early termination or expiration of the waiting period under the HSR Act shall have occurred;

(c)        Absence of Restraint.    There shall be no Restraint in effect.

(d)        Accuracy of Company Representations and Warranties.    (i) The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties of the Company set forth in Sections 3.2, 3.3, 3.4(i), 3.4(ii)(y), or 3.21) shall be true and correct in all respects (without giving effect to any materiality or Company Material Adverse Effect qualifier therein), as of the date of this Agreement and as of the Acceptance Time as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except to the extent that breaches thereof, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect; (ii) each of the representations and warranties of the Company set forth in Section 3.2 (other than the Company Capitalization Representations), Section 3.4(i), Section 3.4(ii)(y), Section 3.3 and Section 3.21 shall be true and correct in all material respects, as of the date of this Agreement and as of the Acceptance Time as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date); and (iii) each of the Company Capitalization Representations shall be true and correct in all respects (other than de minimis deviations therefrom), as of the date of this Agreement and as of the Acceptance Time as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date).

(e)        Compliance with Company Covenants.    The Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Acceptance Time.

(f)        Company Closing Certificate.    The Company shall have furnished Parent with a certificate dated as of the date of the Acceptance Time signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions set forth in clauses (c) and (d) above have been satisfied.

(g)        No Termination.    The Agreement shall not have been validly terminated in accordance with its terms.

The foregoing conditions are for the sole benefit of Parent and Merger Sub, may be asserted by either Parent or Merger Sub, regardless of the circumstances giving rise to any such conditions (provided, that nothing herein shall relieve any party hereto from any obligation or liability such party has under the Agreement), and, except for the Minimum Condition, may be waived by Parent or Merger Sub in whole or in part at any time and from time to time, on the terms and subject to the conditions of the Agreement and applicable Law. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

The capitalized terms used in this Annex A shall have the meanings set forth in the Agreement to which it is annexed, and the term “Agreement” shall be deemed to refer to the agreement to which this Annex A is annexed.

Annex B

FORM OF PROMISSORY NOTE FOR TOP-UP OPTION

[DATE]

FOR VALUE RECEIVED, the undersigned FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (“Purchaser”), promises to pay to J. ALEXANDER’S CORPORATION, a Tennessee corporation, 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202, in no event more than one (1) year after issuance, the principal sum of [                            ] ($[                    ]), together with simple interest from the date hereof on the principal amount from time to time unpaid at a per annum rate of 1.5%. Purchaser will pay such interest at maturity, except that all accrued but unpaid interest shall be due and payable at the stated or accelerated maturity hereof or upon the prepayment in full hereof. This note may be prepaid in whole or in part at any time, without premium, penalty or prior notice.

No failure by the holder to take action with respect to any default hereunder shall affect its subsequent rights to take action with respect to the same or any other default. In the event of default Purchaser agrees to pay all reasonable costs of collection, including reasonable attorneys’ fees, to the extent allowed by law.

All payments to the holder hereof shall be made at the address set forth above or at such other address as the holder hereof shall specify in writing to Purchaser.

This note shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the State of Tennessee.

Purchaser and all endorsers and guarantors of this note hereby waive presentment, demand, notice of nonpayment and protest except as provided in this note.

Purchaser accepts and agrees that this note is a full recourse promissory note. This note and the obligations of the Purchaser hereunder shall also be secured by the Top-Up Shares (as defined in the Amended and Restated Agreement and Plan of Merger by and among Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc., American Blue Ribbon Holdings, LLC and J. Alexander’s Corporation, dated as of July 30, 2012).

This note shall be nonnegotiable and nontransferable (except to affiliates).

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the undersigned Purchaser has caused this promissory note to be executed by its duly authorized officer.

PURCHASER:

FIDELITY NATIONAL FINANCIAL, INC.

By:
Name:
Title:

ANNEX 2

Execution Version

FIRST AMENDMENT TO

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT, dated as of September 5, 2012 (the “First Amendment”), to the AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the “Restated Merger Agreement”), dated as of July 30, 2012, made by and among FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (“Parent”), NEW ATHENA MERGER SUB, INC., a Tennessee corporation and an indirect, wholly-owned Subsidiary of Parent (“Merger Sub”), solely for purposes of Section 9.14 thereof FIDELITY NEWPORT HOLDINGS, LLC, a Delaware limited liability company and an indirect, majority-owned Subsidiary of Parent, solely for purposes of Section 9.14 thereof AMERICAN BLUE RIBBON HOLDINGS, INC., a Delaware corporation and an indirect, majority-owned Subsidiary of Parent, solely for purposes of Section 9.14 thereof ATHENA MERGER SUB, INC., a Tennessee corporation and a direct, wholly-owned Subsidiary of Purchaser, and J. ALEXANDER’S CORPORATION, a Tennessee corporation (the “Company”), is entered into by and among Parent, Merger Sub and the Company and amends the Restated Merger Agreement to the extent set forth herein. Capitalized terms used but not defined in this First Amendment shall have the respective meanings specified in the Restated Merger Agreement.

WHEREAS, in accordance with Section 9.8 of the Restated Merger Agreement, the parties to the Restated Merger Agreement desire to amend certain terms of the Restated Merger Agreement as set forth in this First Amendment so as to, among other things, increase the Offer Price from $13.00 to $14.50;

WHEREAS, the Company’s Board of Directors has unanimously (i) declared that this First Amendment, the Transaction Agreements, as amended by this First Amendment, and the Transactions, as amended by this First Amendment, are advisable, fair to and in the best interest of the Company and the Company Shareholders, (ii) adopted this First Amendment and approved the execution, delivery and performance of this First Amendment and the Transaction Agreements, as amended by this First Amendment, by the Company and the consummation of the Transactions, as amended by this First Amendment, (iii) directed that the Restated Merger Agreement, as amended by this First Amendment, be submitted to the Company Shareholders for approval to the extent required by applicable Law, (iv) subject to the ability to withdraw its recommendation pursuant to Section 6.2(e) of the Restated Merger Agreement, recommended that the Company Shareholders accept the Offer, as amended by this First Amendment, and tender their shares of Company Common Stock pursuant to the Offer, as amended by this First Amendment, and, to the extent required by applicable Law, approve the Merger and adopt the Restated Merger Agreement, as amended by this First Amendment, and (v) on the terms and subject to the conditions of the Restated Merger Agreement, as amended by this First Amendment, authorized and approved the Top-Up Option and the issuance of the Top-Up Option Shares thereunder;

WHEREAS, each of Parent and Merger Sub is authorized to execute, deliver and perform its obligations under this First Amendment, and the Transaction Agreements, as amended by this First Amendment, and to consummate the Transactions, as amended by this First Amendment;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Restated Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Per Share Amount Increased. The second Recital to the Restated Merger Agreement shall be amended by replacing the phrase “at a price per share equal to $13.00” with “at a price per share equal to $14.50”.

Section 2. Termination Fee Increased.

(a) Section 8.3(a) of the Restated Merger Agreement is amended by replacing the dollar amount of “$2,159,725” with “$3,800,000”.

(b) Section 8.3(b) of the Restated Merger Agreement is amended by replacing the dollar amount of “$2,159,725” with “$3,800,000”.

Section 3. Amendment to Offer Documents. Within one (1) Business Day after the date of this First Amendment, Parent shall, and shall cause Merger Sub to, file with the SEC all necessary amendments or supplements to the Schedule TO and the Offer Documents giving effect to this First Amendment and shall cause the Offer Documents to be disseminated to the Company Shareholders in accordance with the applicable requirements of the Exchange Act.

Section 4. Expiration Date. Parent shall, and shall cause Merger Sub to, cause the Offer, as amended by this First Amendment, to remain open for at least ten Business Days from the date of filing of an amendment by Parent and Merger Sub to the Schedule TO giving effect to this First Amendment as required by Rule 14e-1 under the Exchange Act, and as may be further extended in accordance with the terms of the Restated Merger Agreement or as may be required by any applicable rules and regulations of the SEC.

Section 5. References to the Restated Merger Agreement. After giving effect to this First Amendment, each reference in the Restated Merger Agreement to “this Agreement”, “hereof”, “hereunder”, “herein”, or words of like import referring to the Restated Merger Agreement shall refer to the Restated Merger Agreement as amended by this First Amendment.

Section 6. Miscellaneous. This First Amendment and the Restated Merger Agreement (including the documents or instruments referred to herein or therein, including any annex or disclosure schedule attached thereto or referred to therein, which annexes and disclosure schedules are incorporated therein by reference), together, embody the entire agreement and understanding among the parties and supersede any prior understandings, agreements, or representations by or among such parties or their representatives, written or oral, that may have related to such subject matters. Except as specifically amended by this First Amendment, all of the terms, covenants and other provisions the Restated Merger Agreement and the Transaction

2

Agreements, as amended by this First Amendment, are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms. The terms and provisions of Article IX of the Restated Merger Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this First Amendment.

3

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this First Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary

NEW ATHENA MERGER SUB, INC.

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary

J. ALEXANDER’S CORPORATION

By:	/s/ Lonnie J. Stout II
Name:	Lonnie J. Stout II
Title:	Chairman, President and Chief Executive Officer

Annex 3

AMENDED AND RESTATED

CHARTER

(FOR-PROFIT CORPORATION)

Of

J. ALEXANDER’S CORPORATION

J. Alexander’s Corporation (the “Corporation”), a corporation organized and existing under the Tennessee Business Corporation Act (the “TBCA”), does hereby certify as follows:

(1) The name of the Corporation is J. Alexander’s Corporation and its Tennessee corporate control number is 000033103.

(2) The date of filing the original Charter of the Corporation with the Secretary of State of the State of Tennessee is April 29, 1971, and Articles of Amendment were filed June 12, 1978; August 24, 1979; May 6, 1982; July 29, 1983; June 15, 1988; May 17, 1989; August 24, 1989; August 1, 1990; February 7, 1997; and March 5, 2012.

(3) This Amended and Restated Charter was duly adopted on                     , in accordance with the provisions of the TBCA and by unanimous written consent of the stockholders and directors of the Corporation. The original Charter is hereby amended and restated to read as follows:

1. The name of the corporation is J. Alexander’s Corporation.

2. The number of shares of stock the Corporation is authorized to issue is 1,000 shares of Common Stock, no par value per share.

3. The name and address of the Corporation’s registered agent and office located in the State of Tennessee is C T Corporation System, 800 South Gay Street, Suite 2021, Knoxville, Tennessee 37929, County of Knox.

4. The complete address of the Corporation’s principal office is: c/o Fidelity National Financial, 601 Riverside Avenue, Jacksonville, FL 32204.

5. The Corporation is for profit.

6. This document is to be effective upon filing with the Secretary of State.

7. Other provisions:

a) Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the TBCA, as amended from time to time.

b) Exculpation. To the fullest extent permitted by the TBCA, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the TBCA is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBCA. Any repeal or modification of this paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Charter on this      day of                     , 2012.

By:
Name:
Title:

[Signature Page to Amended and Restated Charter of J. Alexander’s Corporation]

ANNEX 4

September 5, 2012

CONFIDENTIAL

The Board of Directors

J. Alexander’s Corporation

3401 West End Avenue

Suite 260

Nashville, TN 37203

Members of the Board:

You have asked us to advise you with respect to the fairness to the holders of J. Alexander’s Corporation, a Tennessee corporation (“JAX”), common stock, par value $0.05 per share (“JAX Common Stock”), other than FNF, Merger Sub (each defined below), or any of their respective affiliates, from a financial point of view, of the Consideration (defined below) to be received by such holders of JAX Common Stock pursuant to the terms and subject to the conditions set forth in the Amended and Restated Agreement and Plan of Merger dated July 30, 2012, as to be amended by the First Amendment thereto (the “First Amendment” and together with the July 30, 2012 Amended and Restated Agreement and Plan of Merger, the “Amended and Restated Merger Agreement”) by and among JAX; Fidelity National Financial, Inc. (“FNF”), a Delaware corporation; New Athena Merger Sub, Inc. (“Merger Sub”), a Tennessee corporation and wholly-owned subsidiary of FNF; Fidelity Newport Holdings, LLC (“FNH”), a Delaware limited liability company and an indirect, majority-owned subsidiary of FNF; American Blue Ribbon Holdings, Inc. (“ABRH”), a Delaware corporation and an indirect, majority-owned subsidiary of FNF; and Athena Merger Sub, Inc. (“Old Merger Sub”), a Tennessee corporation and a direct, wholly-owned subsidiary of ABRH.

As more fully described in the Amended and Restated Merger Agreement, among other things:

(i)	FNF and Merger Sub shall amend and extend the cash tender offer to purchase all of the issued and outstanding shares of JAX Common Stock (the “Offer”) to increase the price per share to $14.50, subject to applicable tax withholding, net to the seller in cash (such amount per share, the “Consideration”); and

(ii)	Following the completion of the Offer, Merger Sub will merge with and into JAX, with JAX surviving the merger as an indirect, wholly-owned subsidiary of FNF (the “Merger” and together with the Offer, the “Transactions”). Pursuant to the Merger, each outstanding share of JAX Common Stock shall be converted into the right to

CARY STREET PARTNERS LLC  —  3060 PEACHTREE ROAD NW; SUITE 265  —  ATLANTA, GA 30305  —  TEL: (404) 974-4982  —  FAX: (404) 835-8120

Board of Directors of J. Alexander’s Corporation

September 5, 2012

receive the Consideration, except that (1) each share of JAX Common Stock owned by FNF will be converted into one share of the surviving corporation’s common stock, and (2) shares of JAX Common Stock owned by JAX or Merger Sub will be canceled and retired without payment of any consideration therefor.

In arriving at our opinion, Cary Street Partners has, among other things:

(i)	reviewed the July 30, 2012 Amended and Restated Agreement and Plan of Merger;

(ii)	reviewed a draft of the First Amendment dated September 5, 2012, which we have assumed is in substantially final form and from which we assume the final form will not vary in any respect material to our analysis;

(iii)	reviewed the financial terms of the Transactions as set forth in the Amended and Restated Merger Agreement, and such other terms as we deemed necessary and appropriate;

(iv)	examined certain publicly available business and financial information that we deemed relevant, such as annual reports, quarterly reports and other filings with the Securities and Exchange Commission relating to JAX;

(v)	visited the business offices of JAX in Nashville, Tennessee and conducted discussions with members of management of JAX concerning JAX’s business, operations and prospects and the Transactions;

(vi)	reviewed certain non-public historical financial statements and other non-public financial and operating data relating to JAX that were prepared, furnished to, and/or discussed with us by members of the management of JAX;

(vii)	reviewed certain non-public projected financial forecasts and other information and data relating to JAX, including its capitalization and financial condition, that were prepared, furnished to, and/or discussed with us by members of the management of JAX;

(viii)	reviewed the historical market price and trading volumes of JAX Common Stock, and the publicly traded securities of certain other companies that Cary Street Partners deemed relevant;

(ix)	compared the financial performance of JAX and the valuation multiples relating to the Transactions with the financial terms, to the extent publicly available, of certain other transactions which we considered relevant;

Board of Directors of J. Alexander’s Corporation

September 5, 2012

(x)	compared the financial performance of JAX and the valuation multiples relating to the Transactions with those of certain other publicly traded companies whose operations we considered relevant in evaluating the financial performance of JAX;

(xi)	compared the valuation implied by the Transactions to a discounted cash flow analysis for JAX; and

(xii)	in addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without performing or assuming any responsibility for independent verification, upon (1) the accuracy and completeness of all financial and other information, materials and data that were publicly available or provided to or otherwise reviewed by, discussed with, or made available to us and (2) the assurances of members of the management of JAX that they are not aware of any information or facts that have been omitted or that remain undisclosed to us that would make the information reviewed by us incomplete or misleading or that are otherwise relevant to our analysis.

With respect to financial forecasts, projections, and other information and data relating to JAX provided to or otherwise reviewed by or discussed with us, we have been advised by members of the management of JAX that such forecasts, projections, and other information and data were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of JAX as to the future financial performance of JAX, and we have assumed, with your consent, that the financial results reflected in such forecasts, projections and other information and data will be realized in the amounts and at the times projected. As such, we express no opinion or view as to any such forecasts and projections or the assumptions on which they are based.

We have assumed with your consent and without independent verification for purposes of rendering this opinion, that (1) there are no material liabilities (contingent or otherwise, known or unknown) of JAX other than those that have been set forth in the most recent financial statements of JAX provided to us or otherwise disclosed to us, and (2) there has been no adverse change (other than an immaterial change) in the assets, liabilities, businesses, operations, properties, financial condition, results or prospects of JAX in either case taken as a whole since the dates of the most recent financial statements of JAX provided to us.

We have also assumed, with your consent, that (1) the Transactions will be consummated in a timely manner in accordance with the terms described in the Amended and Restated Merger Agreement, without waiver, modification or amendment of any material term, condition, agreement, or obligation or any adjustment to the aggregate consideration to be delivered thereunder (whether by offset, reduction, indemnity, or otherwise), (2) the representations and warranties of the parties contained in the Amended and Restated Merger Agreement are true

Board of Directors of J. Alexander’s Corporation

September 5, 2012

and accurate (and we have not verified and assume no responsibility to verify the truth and accuracy of them), (3) each party will perform all of the covenants and agreements of such party under the Amended and Restated Merger Agreement, (4) all conditions to the consummation of the Transactions will be satisfied without material waiver or modification thereof, and (5) in the course of obtaining the necessary governmental or third party approvals, consents and releases for the Transactions, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on JAX or the contemplated benefits of the Transactions to the holders of the JAX Common Stock. Representatives of JAX have advised us, and we further have assumed, that the final terms of the Amended and Restated Merger Agreement will not vary materially from those set forth in the drafts reviewed by us.

Cary Street Partners does not provide legal, regulatory, tax or accounting advice, and we give no opinion as to legal, regulatory, tax or accounting matters, nor does our opinion contemplate how the Transactions might affect, directly or indirectly, JAX or its shareholders with regards to taxes. We are not expressing any opinion as to the prices or volume at which JAX Common Stock will trade at any time. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of JAX nor have we made any physical inspection of the properties or assets of JAX. Also, we have not evaluated the solvency or fair value of JAX or any of its affiliates under any state or federal laws relating to bankruptcy, insolvency, or similar matters. We have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which JAX or any of its affiliates is a party or may be subject.

Our opinion does not address the relative merits of the Transactions as compared to any alternative transaction or business strategies that might exist for JAX or the effect of any other transaction in which JAX might engage, nor does our opinion address JAX’s underlying decision to proceed with the Transactions as compared to any alternative transaction or business strategies. Also, we were not requested to opine as to, and our opinion does not address (1) the fairness of any portion or aspect of the Transactions not expressly addressed in our opinion, (2) the fairness of any portion or aspect of the Transactions to the holders of any class of security, creditors or other constituencies of JAX or any other parties other than the holders of JAX Common Stock, or (3) the fairness of the amount or nature of the compensation to any of JAX’s officers, directors, or employees or class of such persons, relative to compensation to JAX’s other shareholders.

Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions and circumstances existing, as of the date hereof. We assume no responsibility or obligation to update, revise, reaffirm, or withdraw our opinion based upon, or otherwise comment on or consider, events occurring or new facts or circumstances discovered after the date hereof. Subsequent events that could materially affect our opinion include, without limitation, adverse changes in industry performance or market conditions; changes to the business, financial condition or results of operation of JAX; changes in the terms of the Transactions; and the failure to consummate the Transactions within a reasonable period of time.

Board of Directors of J. Alexander’s Corporation

September 5, 2012

Cary Street Partners is currently acting as financial advisor to JAX in connection with the Transactions and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Transactions. We also will receive a fee in connection with the delivery of this opinion. JAX has also agreed to reimburse Cary Street Partners’ reasonable out-of-pocket expenses and to indemnify us against certain liabilities arising out of our engagement. In the ordinary course of our business, Cary Street Partners and our affiliates may actively trade or hold the securities of JAX, FNF, or their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates may maintain relationships with JAX, FNF, and their respective affiliates. During the two year period prior to the date hereof, Cary Street Partners has provided financial advisory services to JAX and has received fees for the rendering of these services, including the reimbursement of expenses. Cary Street Partners delivered fairness opinions to the Board of Directors of JAX, and received fees for the delivery of such opinions, in connection with the original Merger Agreement among JAX, FNF, FNH, ABRH, and Old Merger Sub dated as of June 22, 2012, and the Amended and Restated Agreement and Plan of Merger among JAX, FNF, Merger Sub, FNH, ABRH and Old Merger Sub dated July 30, 2012. During the two year period prior to the date hereof, no material relationship existed between Cary Street Partners and FNF, FNH, or any of their affiliates pursuant to which compensation was received or is intended to be received by Cary Street Partners as a result of such a relationship, and no such relationship is mutually understood to be contemplated. We may provide financial or other services to JAX, FNF, FNH, or any of their respective affiliates in the future, and in connection with any such services we may receive compensation.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of JAX in its evaluation of the Transactions, and our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Transactions or act on any matters relating to the Transactions. Further, our opinion has been prepared for the information of the Board of Directors of JAX in connection with the Transactions and shall not be reproduced, summarized, described or referred to, or provided to or relied upon by any other person, or otherwise made public or used for any other purpose without the prior written consent of Cary Street Partners, except this letter may be reproduced in full in any filing required to be made with the Securities and Exchange Commission relating to the Transactions and summarized or described in any such filing in a manner reasonably satisfactory to and approved by Cary Street Partners.

Our opinion has been reviewed and approved by a fairness committee of Cary Street Partners.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of JAX Common Stock, other than FNF

Board of Directors of J. Alexander’s Corporation

September 5, 2012

and Merger Sub (which are not receiving the Consideration pursuant to the Amended and Restated Merger Agreement) or any of their respective affiliates, pursuant to the Amended and Restated Merger Agreement is fair, from a financial point of view, to such holders of JAX Common Stock.

Sincerely,

/s/ Cary Street Partners LLC

CARY STREET PARTNERS LLC